                                              Filed Pursuing to Rule 424(b)(5)
                                              Registration No. 333-62911

PROSPECTUS SUPPLEMENT                                                 [LOGO]
(To Prospectus dated October 9, 1998)                        WELLS FARGO COMPANY

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                                  as Depositor
                     Wells Fargo Bank, National Association
                          as Master Servicer and Seller
                      Morgan Stanley Mortgage Capital Inc.
                                    as Seller
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1999-WF1

                               -------------------

      Morgan Stanley Capital I Inc. is offering certain classes of its Series 1999-WF1 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 274 mortgage loans secured by liens on commercial and multifamily properties. The Series 1999-WF1 Certificates are not obligations of Morgan Stanley Capital I Inc., Wells Fargo Bank, National Association or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

                               -------------------

      Morgan Stanley Capital I Inc. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

                               -------------------

      Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-23 of this Prospectus Supplement and page 15 of the Prospectus.

                               -------------------

      Certain characteristics of the offered certificates include:

                  Approximate Initial                                 Pass-Through             Ratings            Expected Final
                      Certificate               Initial                   Rate                  (DCR/              Distribution
     Class             Balance(1)         Pass-Through Rate(2)         Description           Moody's)(3)              Date(4)
     -----             ----------         --------------------         -----------           -----------              -------
Class A-1 .....       $269,000,000                5.91%                   Fixed                AAA/Aaa              April 2008
Class A-2 .....       $476,754,000                6.21%                   Fixed                AAA/Aaa            September 2008
Class B .......       $ 48,425,000                6.32%                   Fixed                 AA/Aa2             October 2008
Class C .......       $ 43,583,000                6.54%                   Fixed                  A/A2              October 2008
Class D .......       $  9,685,000                6.34%                 Variable                A-/A3              October 2008
Class E .......       $ 29,056,000                6.61%                 Variable               BBB/Baa2           November 2008
Class F .......       $ 16,949,000                6.61%                 Variable               BBB-/NR             August 2010

(Footnotes on page S-3)

                               -------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus Supplement or the accompanying Prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------

      Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. expect to deliver the offered certificates to purchasers on or about February 25, 1999. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $902,324,976, plus accrued interest from February 1, 1999, before deducting expenses payable by Morgan Stanley Capital I Inc.

                               -------------------

MORGAN STANLEY DEAN WITTER
                           GOLDMAN, SACHS & CO.
                                               NORWEST INVESTMENT SERVICES, INC.

           The date of this Prospectus Supplement is February 10, 1999

----------

(1)   Approximate; subject to a variance of plus or minus 5%.

(2) The pass-through rates for the Class A-1, Class A-2, Class B and Class C Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such pass-through rate will not exceed the NWAC Rate (as defined herein) for such distribution date. The pass-through rates for the Class D, Class E and Class F Certificates set forth in the table are the approximate initial pass-through rates for those classes. Subsequent to the initial distribution date, the pass-through rate on the Class D Certificates will be a per annum rate equal to the NWAC Rate for such distribution date minus 0.30% and the pass-through rate on the Class E and Class F Certificates will be a per annum rate equal to the NWAC Rate for such distribution date minus 0.03%. See "Description of the Certificates--Pass-Through Rates" in this Prospectus Supplement.

(3) See "Ratings" in this Prospectus Supplement. The rated final distribution date for each class of offered certificates is the distribution date in November 2031.

(4) The expected final distribution date for each class of offered certificates is the date on which such class is expected to be paid in full, assuming timely payments (and no principal prepayments) will be made on the Mortgage Loans (as defined herein) and otherwise based on the Maturity Assumptions and a 0% CPR (each, as defined in "Yield, Prepayment and Maturity Considerations--Weighted Average Life" in this Prospectus Supplement).

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this Prospectus Supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

      You should rely only on the information contained in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus Supplement and the Prospectus. The information in this Prospectus Supplement is accurate only as of the date of this Prospectus Supplement.

      This Prospectus Supplement and the accompanying Prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this Prospectus Supplement and the accompanying Prospectus identify the pages where these sections are located.

      Certain capitalized terms are defined and used in this Prospectus Supplement and the Prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this Prospectus Supplement are defined on the pages indicated under the caption "Index of Terms for Prospectus Supplement" beginning on page S-100 in this Prospectus Supplement. The capitalized terms used in the Prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 110 of the Prospectus.

                               -------------------

      In this Prospectus Supplement, the terms "Depositor," "we," "us" and "our" refer to Morgan Stanley Capital I Inc.

                               -------------------

      Until May 11, 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus Supplement and the accompanying Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus Supplement and the accompanying Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

EXECUTIVE SUMMARY............................................................S-7

SUMMARY OF TERMS.............................................................S-9

RISK FACTORS................................................................S-23

DESCRIPTION OF THE CERTIFICATES.............................................S-44

      General  .............................................................S-44
      Certificate Balances and Notional Amount..............................S-46
      Pass-Through Rates....................................................S-46
      Distributions.........................................................S-48
      Optional Termination..................................................S-57
      Advances..............................................................S-57
      Reports to Certificateholders; Available Information..................S-59
      Example of Distributions..............................................S-62
      The Trustee and the Fiscal Agent......................................S-63
      The Paying Agent, Certificate Registrar and Authenticating Agent......S-63
      Expected Final Distribution Date; Rated Final Distribution Date.......S-63

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...............................S-64

      General  .............................................................S-64
      Pass-Through Rates....................................................S-64
      Rate and Timing of Principal Payments.................................S-64
      Losses and Shortfalls.................................................S-65
      Certain Relevant Factors..............................................S-65
      Weighted Average Life.................................................S-66

DESCRIPTION OF THE MORTGAGE POOL............................................S-71

      General  .............................................................S-71
      Certain Terms and Characteristics of the Mortgage Loans...............S-72
      Assessments of Property Value and Condition...........................S-75
      Additional Mortgage Loan Information..................................S-76
      Standard Hazard Insurance.............................................S-78
      The Sellers...........................................................S-79
      Assignment of The Mortgage Loans......................................S-79
      Representations and Warranties........................................S-80
      Repurchases And Other Remedies........................................S-82
      Changes In Mortgage Pool Characteristics..............................S-82

SERVICING OF THE MORTGAGE LOANS.............................................S-83

      General  .............................................................S-83
      The Master Servicer...................................................S-85
      Master Servicer Events of Default.....................................S-86
      Rights Upon Event of Default..........................................S-86
      The Special Servicer..................................................S-87
      Termination of Special Servicer.......................................S-87
      The Operating Adviser.................................................S-88
      Mortgage Loan Modifications...........................................S-89
      Sale of Defaulted Mortgage Loans and REO Properties...................S-90
      Foreclosures..........................................................S-90

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................S-91

      General  .............................................................S-91
      Original Issue Discount and Premium...................................S-92
      Additional Considerations.............................................S-93

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA...............S-94

ERISA CONSIDERATIONS........................................................S-94

      Plan Assets...........................................................S-94
      Special Exemption Applicable to Class A Certificates..................S-95
      Insurance Company General Accounts....................................S-96
      General Investment Considerations.....................................S-96

LEGAL INVESTMENT............................................................S-97

USE OF PROCEEDS.............................................................S-97

PLAN OF DISTRIBUTION........................................................S-97

LEGAL MATTERS...............................................................S-98

RATINGS.....................................................................S-99

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT...................................S-100

APPENDIX I - MORTGAGE POOL INFORMATION (TABLES)..............................I-1

APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS.................II-1

APPENDIX III - SIGNIFICANT LOAN SUMMARIES..................................III-1

TERM SHEET...................................................................T-1

SAMPLE REMITTANCE REPORT.....................................................R-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the offered certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates and the underlying mortgage loans, read this entire Prospectus Supplement and the accompanying Prospectus carefully.

                                               Certificate Structure

--------------------------------------------------------------------------------------------------------------------
Approximate                                                     Initial           Ratings        Approximate
Credit                                                        Certificate          (DCR/         Percent of Total
Support                                        Class            Balance          Moody's)        Certificates
--------------------------------------------------------------------------------------------------------------------
                  Class X(2)
   23.00%(1)      $968,511,922            Class A-1          $269,000,000         AAA/Aaa             27.77%
----------------                          --------------------------------------------------------------------------
                  (Approximate Notional
   23.00%(1)      Amount)                 Class A-2          $476,754,000         AAA/Aaa             49.23%
----------------                          --------------------------------------------------------------------------
   18.00%         AAA/Aaa                 Class B             $48,425,000         AA/Aa2               5.00%
----------------                          --------------------------------------------------------------------------
   13.50%                                 Class C             $43,583,000          A/A2                4.50%
----------------                          --------------------------------------------------------------------------
   12.50%                                 Class D              $9,685,000          A-/A3               1.00%
----------------                          --------------------------------------------------------------------------
    9.50%                                 Class E             $29,056,000         BBB/Baa2             3.00%
----------------                          --------------------------------------------------------------------------
    7.75%                                 Class F             $16,949,000         BBB-/NR              1.75%
--------------------------------------------------------------------------------------------------------------------
   ---------                              Classes G-O(2)      $75,059,922        ---------             7.75%
--------------------------------------------------------------------------------------------------------------------

(1) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

(2)   Not offered hereby.

      The Series 1999-WF1 Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. Such certificates are not represented in this table and are not offered hereby.

                                      |___|      Offered Certificates

                                      |___|      Certificates not offered hereby

                                   Certificate Summary for Offered Certificates

======================================================================================================================
                         Approximate
                           Initial
                         Certificate                     Initial                              Weighted
 Approximate             Balance or                   Pass-Through                            Average
   Credit                 Notional     Approximate    Rate and Rate          Ratings            Life      Principal
   Support     Class     Amount (1)     % of Total   Description (2)     DCR/Moody's (3)     (Yrs.) (4)   Window (4)
======================================================================================================================

======================================================================================================================
   23.00% (5)   A-1     $269,000,000      27.77%      5.91% (Fixed)          AAA/Aaa             5.50       1-110
----------------------------------------------------------------------------------------------------------------------
   23.00% (5)   A-2     $476,754,000      49.23%      6.21% (Fixed)          AAA/Aaa             9.38      110-115
----------------------------------------------------------------------------------------------------------------------
   18.00%        B       $48,425,000       5.00%      6.32% (Fixed)          AA/Aa2              9.61      115-116
----------------------------------------------------------------------------------------------------------------------
   13.50%        C       $43,583,000       4.50%      6.54% (Fixed)           A/A2               9.64      116-116
----------------------------------------------------------------------------------------------------------------------
   12.50%        D        $9,685,000       1.00%      6.34% (Variable)        A-/A3              9.64      116-116
----------------------------------------------------------------------------------------------------------------------
    9.50%        E       $29,056,000       3.00%      6.61% (Variable)      BBB/Baa2             9.69      116-117
----------------------------------------------------------------------------------------------------------------------
    7.75%        F       $16,949,000       1.75%      6.61% (Variable)       BBB-/NR            10.48      117-138
======================================================================================================================

(1)   Approximate; subject to a variance of plus or minus 5%.

(2) The pass-through rates for the Class A-1, Class A-2, Class B and Class C Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such pass-through rate will not exceed the NWAC Rate (as defined herein) for such distribution date. The pass-through rates for the Class D, Class E and Class F Certificates set forth in the table are the approximate initial pass-through rates for those classes. Subsequent to the initial distribution date, the pass-through rate on the Class D Certificates will be a per annum rate equal to the NWAC Rate for such distribution date minus 0.30% and the pass-through rate on the Class E and Class F Certificates will be a per annum rate equal to the NWAC Rate for such distribution date minus 0.03%. See "Description of the Certificates--Pass-Through Rates" in this Prospectus Supplement.

(3)   See "Ratings" in this Prospectus Supplement. "NR" means not rated.

(4) The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the Mortgage Loans; (ii) no extensions of maturity dates of Mortgage Loans that do not have Anticipated Repayment Dates (as defined herein); and (iii) repayment in full on the Anticipated Repayment Date of each Mortgage Loan having such a date. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations--Weighted Average Life" in this Prospectus Supplement.

(5) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying Prospectus carefully.

                                            RELEVANT PARTIES AND DATES

Depositor........................   Morgan Stanley Capital I Inc. The
                                    Depositor's principal executive offices are located at 1585 Broadway, 37th Floor, New
                                    York, New York 10036. The Depositor's
                                    telephone number is (212) 761-4700.

Master Servicer..................   Wells Fargo Bank, National Association, a
                                    national banking association. See "Servicing of the Mortgage Loans--The Master Servicer" and "Description of the
                                    Certificates--Advances" in this Prospectus
                                    Supplement.

Special Servicer.................   GMAC Commercial Mortgage Corporation. See
                                    "Servicing of the Mortgage Loans--The
                                    Special Servicer" and "--General" in this Prospectus Supplement.

Trustee..........................   LaSalle National Bank, a national banking
                                    association. See "Description of the
                                    Certificates--The Trustee and the Fiscal
                                    Agent" in this Prospectus Supplement and "--Advances" in this Prospectus Supplement.

Fiscal Agent.....................   ABN AMRO Bank N.V., a Netherlands banking
                                    corporation. See "Description of the
                                    Certificates--The Trustee and the Fiscal
                                    Agent" and "--Advances" in this Prospectus
                                    Supplement.

Paying Agent.....................   Norwest Bank Minnesota, National
                                    Association, a national banking association.
                                    Norwest Bank Minnesota, National Association will also act as the Certificate Registrar and Authenticating Agent. See "Description of the Certificates--The Paying Agent,
                                    Certificate Registrar and Authenticating
                                    Agent" in this Prospectus Supplement.

Operating Adviser................   The holders of certificates representing
                                    more than 50% of the aggregate certificate balance of the most subordinate class of certificates outstanding at any time of determination (or, if the certificate balance of such class of certificates is less than 25% (or 35%, if the most subordinate Class of Certificates is the Class J Certificates or any Class senior thereto) of the initial certificate balance of such class, the next most subordinate class of certificates) may appoint a representative for the purposes described in this Prospectus Supplement. See "Servicing of the Mortgage Loans--The Operating
                                    Adviser" and "--General" in this Prospectus
                                    Supplement.

Mortgage Loan Sellers............   Wells Fargo Bank, National Association, as
                                    to 202 Mortgage Loans, representing 60.7% of the aggregate principal balance of the mortgage pool as of February 1, 1999 (the
                                    "Initial Pool Balance"); and Morgan Stanley
                                    Mortgage Capital Inc., as to 72 Mortgage
                                    Loans, representing 39.3% of the Initial
                                    Pool Balance. See "Description of the
                                    Mortgage Pool--The Sellers" in this
                                    Prospectus Supplement.

Underwriters.....................   Morgan Stanley & Co. Incorporated, Goldman,
                                    Sachs & Co. and Norwest Investment Services,
                                    Inc. See "Plan of Distribution" in this
                                    Prospectus Supplement.

Cut-Off Date.....................   February 1, 1999.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Closing Date.....................   On or about February 25, 1999.

Distribution Date................   The 15th day of each month, or, if such 15th
                                    day is not a business day, the business day immediately following such 15th day, commencing in March 1999.

Record Date......................   With respect to each distribution date, the
                                    close of business on the last business day of the preceding month.

                               OFFERED SECURITIES

General..........................   Morgan Stanley Capital I Inc. is offering
                                    the following seven classes of its Series
                                    1999-WF1 Commercial Mortgage Pass-Through
                                    Certificates (collectively, the "Offered
                                    Certificates"):


                                          o     Class A-l

                                          o     Class A-2

                                          o     Class B

                                          o     Class C

                                          o     Class D

                                          o     Class E

                                          o     Class F

                                    Series 1999-WF1 will consist of a total of 19 classes, the following twelve of which are not being offered by this Prospectus Supplement and the accompanying Prospectus:
                                    Class X, Class G, Class H, Class J, Class K,
                                    Class L, Class M, Class N, Class O, Class
                                    R-I, Class R-II, and Class R-III
                                    (collectively, the "Private Certificates").

                                    The Offered Certificates and the Private
                                    Certificates will represent beneficial
                                    ownership interests in a trust created by Morgan Stanley Capital I Inc. The trust's assets will primarily be 274 mortgage loans (the "Mortgage Loans") secured by liens on commercial and multifamily properties.

Certificate Balance..............   Your certificates will have the approximate
                                    aggregate initial certificate balance set forth below, subject to a variance of plus or minus 5%:

                                    --------------------------------------------
                                    Class A-1   $269,000,000 Certificate Balance
                                    --------------------------------------------
                                    Class A-2   $476,754,000 Certificate Balance
                                    --------------------------------------------
                                    Class B     $ 48,425,000 Certificate Balance
                                    --------------------------------------------
                                    Class C     $ 43,583,000 Certificate Balance
                                    --------------------------------------------
                                    Class D     $  9,685,000 Certificate Balance
                                    --------------------------------------------
                                    Class E     $ 29,056,000 Certificate Balance
                                    --------------------------------------------
                                    Class F     $ 16,949,000 Certificate Balance
                                    --------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Pass-Through Rates...............   Your certificates will accrue interest at an
                                    annual rate called a "Pass-Through Rate," which is set forth below for each Class of Offered Certificates:

                                    --------------------------------------------
                                    Class A-1                5.91%, but not in
                                                             excess of the NWAC
                                                             Rate (as defined
                                                             below)
                                    --------------------------------------------
                                    Class A-2                6.21%, but not in
                                                             excess of NWAC Rate
                                    --------------------------------------------
                                    Class B                  6.32%, but not in
                                                             excess of NWAC Rate
                                    --------------------------------------------
                                    Class C                  6.54%, but not in
                                                             excess of NWAC Rate
                                    --------------------------------------------
                                    Class D                  NWAC Rate minus
                                                             0.30%
                                    --------------------------------------------
                                    Class E                  NWAC Rate minus
                                                             0.03%
                                    --------------------------------------------
                                    Class F                  NWAC Rate minus
                                                             0.03%
                                    --------------------------------------------

                                    Interest on the Offered Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

                                    The "Weighted Average Net Mortgage Rate" or
                                    "NWAC Rate" for a particular distribution date is a weighted average of the interest rates on the Mortgage Loans minus a weighted average annual administrative cost rate (which includes the servicing fee rates and the trustee fee rate). The relevant weighting is based upon the respective principal balances of the Mortgage Loans as in effect immediately prior to such distribution date. For purposes of calculating the NWAC Rate, the Mortgage Loan interest rates will not reflect any default interest rate or any rate increase occurring after an Anticipated Repayment Date. The Mortgage Loan interest rates will also be determined without regard to any loan term modifications agreed to by the Special Servicer or resulting from the borrower's bankruptcy or insolvency. In addition, for purposes of calculating the NWAC Rate, if a Mortgage Loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that loan in that month.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Distributions

     A.  Amount and Order
          of Distributions.......   On each distribution date, funds available
                                    for distribution from the Mortgage Loans, net of specified trust expenses, will be distributed in the following amounts and priority:

                                    Step 1/Class A and Class X: To interest on
                                    Classes A-1, A-2 and X, pro rata, in
                                    accordance with their interest entitlements.

                                    Step 2/Class A: To the extent of the
                                    Principal Distribution Amount, to principal on Class A-1 and, if Class A-1 has been retired, to Class A-2, until each in turn is reduced to zero. If the principal amount of each class of certificates other than Classes A-1 and A-2 has been reduced to zero as a result of losses on the Mortgage Loans, the Principal Distribution Amount will be distributed to Classes A-1 and A-2, pro rata, rather than sequentially.

                                    Step 3/Class A: To reimburse Classes A-1 and
                                    A-2, pro rata, for any previously
                                    unreimbursed losses on the Mortgage Loans allocable to principal that were previously borne by those classes, together with interest thereon.

                                    Step 4/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of the Principal Distribution Amount, to principal on Class B until its principal amount is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the Mortgage Loans allocable to principal that were previously borne by that class, together with interest thereon.

                                    Step 5/Class C: To Class C in a manner
                                    analogous to the Class B allocations of Step
                                    4.

                                    Step 6/Class D: To Class D in a manner
                                    analogous to the Class B allocations of Step
                                    4.

                                    Step 7/Class E: To Class E in a manner
                                    analogous to the Class B allocations of Step
                                    4.

                                    Step 8/Class F: To Class F in a manner
                                    analogous to the Class B allocations of Step
                                    4.

                                    Step 9/Subordinate Private Certificates: In the amounts and order of priority described in "Description of the
                                    Certificates--Distributions" in this
                                    Prospectus Supplement.

                                    The "Principal Distribution Amount" for any distribution date will, in general, equal the sum of (i) the principal portion of all scheduled payments (other than balloon payments), whether or not received, due during the related collection period; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the Mortgage Loans received during the related collection period (i.e., liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned" property); and (iv) the principal portion of proceeds of Mortgage Loan repurchases received during the related collection period.

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     B.  Interest and Principal
          Entitlements...........   A description of each class's interest
                                    entitlement can be found in "Description of the Certificates--Distributions" in this
                                    Prospectus Supplement. As described in such section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount.

                                    The amount of principal required to be
                                    distributed to the classes entitled to
                                    principal on a particular distribution date also can be found in "Description of the Certificates--Distributions" in this
                                    Prospectus Supplement.

     C.  Prepayment
          Premiums...............   The manner in which any prepayment premiums
                                    received during a particular collection
                                    period will be allocated to the Class X
                                    Certificates, on the one hand, and the
                                    classes of certificates entitled to
                                    principal, on the other hand, is described in "Description of the
                                    Certificates--Distributions" in this
                                    Prospectus Supplement.

Subordination

     A.  General.................   The chart below describes the manner in
                                    which the rights of various classes will be senior to the rights of other classes.
                                    Entitlement to receive principal and
                                    interest on any distribution date is
                                    depicted in descending order. The manner in which Mortgage Loan losses are allocated is depicted in ascending order.

                                            ----------------------------
                                                Class A-1, Class A-2,
                                                       Class X
                                            ----------------------------

                                            ----------------------------
                                                       Class B
                                            ----------------------------

                                            ----------------------------
                                                       Class C
                                            ----------------------------

                                            ----------------------------
                                                       Class D
                                            ----------------------------

                                            ----------------------------
                                                       Class E
                                            ----------------------------

                                            ----------------------------
                                                       Class F
                                            ----------------------------

                                            ----------------------------
                                                     Classes G-O
                                            ----------------------------

                                    No other form of credit enhancement
                                    will be available for the benefit of the holders of the Offered Certificates.

                                    See "Description of the Certificates" in this Prospectus Supplement.

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     B.  Shortfalls in Available
          Funds..................   The following types of shortfalls in
                                    available funds will be allocated in the same manner as Mortgage Loan losses: (i) shortfalls resulting from compensation which the Special Servicer is entitled to receive;
                                    (ii) shortfalls resulting from interest on P&I Advances and Servicing Advances (each, as defined in this Prospectus Supplement, and collectively, "Advances") made by the Master Servicer, the Trustee or the Fiscal
                                    Agent (to the extent not covered by default interest and late payment charges paid by the borrower); (iii) shortfalls resulting from extraordinary expenses of the trust;
                                    and (iv) shortfalls resulting from other unanticipated or default-related expenses of the trust.

                                    Shortfalls in Mortgage Loan interest as a result of the timing of prepayments (net of the Master Servicer's or Special Servicer's servicing fee, as applicable, payable on the related distribution date) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.

                                    See "Description of the
                                    Certificates--Distributions" in this
                                    Prospectus Supplement.

                                THE MORTGAGE POOL

Characteristics of the
Mortgage Pool

     A.  General.................   For a more complete description of the
                                    Mortgage Loans, see the following sections in this Prospectus Supplement:

                                      o   Description of the Mortgage Pool;

                                      o   Appendix I (characteristics of the
                                          Mortgage Loans);

                                      o   Appendix II (characteristics of each
                                          Mortgage Loan on a
                                          property-by-property basis); and

                                      o   Appendix III (descriptions of
                                          significant Mortgage Loans).

                                    All numerical information provided in this Prospectus Supplement with respect to the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-Off Date. For purposes of the presentation of mortgage pool information herein, an aggregate amount of indebtedness that is evidenced by a single obligation for a particular borrower and secured by multiple mortgaged properties has been treated as multiple cross-collateralized and cross-defaulted
                                    Mortgage Loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness evidenced by such obligation.

     B.  Principal Balances......   The trust's primary assets will be 274
                                    Mortgage Loans with an initial principal balance of $968,511,922, subject to a permitted variance of plus or minus 5%. As of the Cut-Off Date, the outstanding principal balances of the Mortgage Loans in the mortgage pool ranged from $317,728 to $41,232,654, and the Mortgage Loans had an average

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

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                                    balance of $3,534,715. See "Description of
                                    the Mortgage Pool" in this Prospectus
                                    Supplement.

     C.  Non-Recourse............   Substantially all of the Mortgage Loans are
                                    non-recourse obligations. No Mortgage Loan will be insured or guaranteed by the Federal
                                    Deposit Insurance Corporation or any other governmental entity or private insurer, or by any other person.

     D.  Fee Simple/Leasehold....   Each Mortgage Loan is secured by a first
                                    mortgage lien on the borrower's fee simple
                                    (or, in 4 cases, which represent 1.7% of the Initial Pool Balance, leasehold) estate in an income-producing real property. In addition, two Mortgage Loans (representing
                                    1.1% of the Initial Pool Balance), are
                                    secured by a mortgage on both the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property.

     E.  Property Types..........

                   -------------------------------------------------------------
                                              Percentage of
                                               Initial Pool         Number of
                            Property Type        Balance          Mortgage Loans
                   -------------------------------------------------------------
                   Multifamily                     30.7                 86
                   -------------------------------------------------------------
                   Retail                          24.3                 52
                   -------------------------------------------------------------
                   Industrial                      16.9                 74
                   -------------------------------------------------------------
                   Office                          13.0                 36
                   -------------------------------------------------------------
                   Hospitality                      9.1                  6
                   -------------------------------------------------------------
                   Other                            2.2                  6
                   -------------------------------------------------------------
                   Mobile Home Park                 2.1                  6
                   -------------------------------------------------------------
                   Self-Storage                     1.8                  8
                   -------------------------------------------------------------

     F.  Property Location.......   The number of Mortgage Loans, and the
                                    approximate percentage of the Initial Pool
                                    Balance represented by such Mortgage Loans, that are secured by mortgaged properties located in the five states with the highest concentrations of mortgaged properties, are as set forth below:

                   -------------------------------------------------------------
                                         Percentage of
                                          Initial Pool              Number of
                      State                  Balance              Mortgage Loans
                   -------------------------------------------------------------
                   California                  45.6                    140
                   -------------------------------------------------------------
                   Texas                       10.9                     32
                   -------------------------------------------------------------
                   Illinois                     5.9                      6
                   -------------------------------------------------------------
                   Georgia                      4.7                      5
                   -------------------------------------------------------------
                   Arizona                      4.4                      7
                   -------------------------------------------------------------

                                    The remaining mortgaged properties are
                                    located throughout 24 other states. None of these states has a concentration of mortgaged

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                                    properties that represents security for more
                                    than 5% of the Initial Pool Balance. See
                                    Appendix I hereto.

     G.  Other Mortgage Loan
          Features...............   As of the Cut-Off Date, the Mortgage Loans
                                    had the following characteristics:

                                      o   No scheduled payment of principal and
                                          interest on any Mortgage Loan was
                                          thirty days or more past due, and no
                                          Mortgage Loan had been thirty days or
                                          more delinquent in the past year.

                                      o   Six (6) separate groups of Mortgage
                                          Loans are, within such group,
                                          cross-collateralized with each other,
                                          the largest group of which represents
                                          3.4% of the Initial Pool Balance. See
                                          Appendix II for further information
                                          with respect to such groups.

                                      o   Four (4) additional groups of Mortgage
                                          Loans are, in each case, evidenced by
                                          a single obligation for a particular
                                          borrower secured by one or more
                                          mortgages encumbering multiple real
                                          properties, the largest group of which
                                          represents 1.5% of the Initial Pool
                                          Balance. For purposes of the
                                          presentation of mortgage pool
                                          information herein, an aggregate
                                          amount of indebtedness that is
                                          evidenced by a single obligation for a
                                          particular borrower and secured by
                                          multiple mortgaged properties has been
                                          treated as multiple
                                          cross-collateralized and
                                          cross-defaulted Mortgage Loans, each
                                          secured by one of the related
                                          mortgaged properties and each having a
                                          principal balance in an amount equal
                                          to an allocated portion of the
                                          aggregate indebtedness evidenced by
                                          such obligation.

                                      o   Eighteen (18) groups of Mortgage
                                          Loans, other than those
                                          cross-collateralized or single
                                          obligation multi-property Mortgage
                                          Loan groups described above, were made
                                          to the same borrower or to borrowers
                                          that are affiliated with one another
                                          through partial or complete direct or
                                          indirect common ownership, the three
                                          largest of these groups representing
                                          2.9%, 1.4% and 1.1%, respectively, of
                                          the Initial Pool Balance.

                                      o   Fifty (50) Mortgage Loans,
                                          representing 11.8% of the Initial Pool
                                          Balance, are secured by a mortgaged
                                          property that is 100% leased to a
                                          single tenant.

                                      o   All Mortgage Loans bear interest at
                                          fixed rates.

                                      o   No Mortgage Loan permits negative
                                          amortization or, other than after the
                                          respective Anticipated Repayment Dates
                                          with respect to certain of the
                                          Hyper-Amortization Loans, the deferral
                                          of accrued interest.

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     H.  Balloon/Hyper-Amortization
          Loans..................

                                    Two hundred thirty-four (234) of the
                                    Mortgage Loans, representing 91.3% of the Initial Pool Balance, provide for one of the following:

                                      o   Monthly payments based on amortization
                                          schedules significantly longer than
                                          their respective terms to maturity
                                          (231 of such Mortgage Loans,
                                          representing 81.2% of the Initial Pool
                                          Balance); or

                                      o   Monthly payments of interest only for
                                          the term of the Mortgage Loan with a
                                          "balloon payment" due at maturity, (1
                                          of such Mortgage Loans, representing
                                          2.9% of the Initial Pool Balance); or

                                      o   Increases in the mortgage rate and/or
                                          rate of principal amortization at a
                                          date prior to stated maturity that
                                          create an incentive for the related
                                          borrower to prepay the loan on that
                                          date (2 of such Mortgage Loans,
                                          representing 7.2% of the Initial Pool
                                          Balance) (the "Hyper-Amortization
                                          Loans"); substantial principal
                                          payments on such Mortgage Loans are
                                          anticipated to be made on the date
                                          (which is prior to stated maturity)
                                          upon which these increases occur (the
                                          "Anticipated Repayment Date" or
                                          "ARD").

     I.  Prepayment Provisions;
          Defeasance Loans.......

                                    As of the Cut-Off Date, all of the Mortgage
                                    Loans restricted voluntary principal
                                    prepayments as follows:

                                      o   One hundred fifty-four (154) Mortgage
                                          Loans, representing 57.7% of the
                                          Initial Pool Balance, prohibit
                                          voluntary principal prepayments for a
                                          period ending on a date determined by
                                          the related mortgage note (the
                                          "Lock-out Period") but permit the
                                          related borrower (after an initial
                                          period of at least two years following
                                          the date of issuance of the
                                          Certificates) to defease the loan by
                                          pledging direct, non-callable United
                                          States Treasury obligations and
                                          obtaining the release of the mortgaged
                                          property from the lien of the
                                          mortgage.

                                      o   Sixty-three (63) Mortgage Loans,
                                          representing 25.6% of the Initial Pool
                                          Balance, prohibit voluntary principal
                                          prepayments during a Lock-out Period
                                          and thereafter provide for prepayment
                                          premiums calculated on the basis of
                                          the greater of a yield maintenance
                                          formula and 1% of the amount prepaid.

                                      o   Fifty-three (53) Mortgage Loans,
                                          representing 15.9% of the Initial Pool
                                          Balance, prohibit voluntary principal
                                          prepayments during a Lock-out Period
                                          and thereafter permit the related
                                          borrower to either (i) defease the
                                          loan by pledging direct, non-callable
                                          United States Treasury obligations and
                                          obtaining the release of the mortgaged
                                          property from the lien of the mortgage
                                          or (ii) pay a prepayment premium equal
                                          to the greater of a yield maintenance
                                          formula and 1% of the amount prepaid;
                                          provided that one (1) such Mortgage
                                          Loan, representing 1.7% of the Initial
                                          Pool Balance, prohibits voluntary
                                          principal prepayments for a Lock-out
                                          Period and thereafter permits the
                                          borrower to either (i) defease the
                                          loan by

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

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                                          pledging direct, non-callable
                                          United States Treasury obligations and
                                          obtaining the release of the mortgaged
                                          property from the lien of the Mortgage
                                          or (ii) pay a prepayment premium based
                                          upon a yield maintenance formula.

                                      o   Four (4) Mortgage Loans, representing
                                          0.8% of the Initial Pool Balance, do
                                          not provide for Lock-out Periods but
                                          impose prepayment premiums in
                                          connection with voluntary principal
                                          prepayments made prior to a specified
                                          date (which date is 3 to 6 months
                                          prior to maturity). One (1) of such
                                          Mortgage Loans, representing 0.3% of
                                          the Initial Pool Balance, permits
                                          voluntary principal prepayments of up
                                          to 10% of the original principal
                                          balance of the Mortgage Loan in any
                                          calendar year without the imposition
                                          of a prepayment premium.

     J.  Mortgage Loan Ranges and
          Weighted Averages......

                                    As of the Cut-Off Date, the Mortgage Loans had the following additional characteristics:

          i.  Mortgage Interest
              Rates Mortgage interest rates ranging from 6.240% per annum to 8.750% per annum, and a weighted average mortgage interest rate of 7.067% per annum;

          ii. Remaining Terms         Remaining terms to scheduled maturity (or,
                                      in the case of the Hyper-Amortization
                                      Loans, remaining terms to the Anticipated
                                      Repayment Date) ranging from 26 months to 236 months, and a weighted average remaining term to scheduled maturity of 122 months;

          iii. Remaining
              Amortization Terms      Remaining amortization terms ranging from
                                      111 months to 357 months, and a weighted average remaining amortization term of 308 months (for the amortizing loans);

          iv. Loan-to-Value Ratios    Loan-to-value ratios (determined according
                                      to the methodology set forth under
                                      "Description of the Mortgage
                                      Pool--Additional Mortgage Loan
                                      Information" in this Prospectus
                                      Supplement) ranging from 19.2% to 81.1%
                                      and a weighted average loan-to-value ratio
                                      (calculated as described in this
                                      Prospectus Supplement under "Description of the Mortgage Pool--Additional Mortgage
                                      Loan Information") of 64.9%; and

          v.  Debt Service
              Coverage Ratios         Debt service coverage ratios (determined
                                      according to the methodology set forth
                                      under "Description of the Mortgage
                                      Pool--Additional Mortgage Loan
                                      Information" in this Prospectus
                                      Supplement) ranging from 1.11x to 6.43x
                                      and a weighted average debt service
                                      coverage ratio (calculated as described in this Prospectus Supplement under
                                      "Description of the Mortgage
                                      Pool--Additional Mortgage Loan
                                      Information") of 1.63x.

                                    See "Description of the Mortgage
                                    Pool--Representations and Warranties" and
                                    "--Repurchases and Other Remedies" in this Prospectus Supplement.

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

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                                    The Mortgage Loans are more particularly
                                    described in this Prospectus Supplement
                                    under "Description of the Mortgage Pool," in the tables in Appendix I and in "Certain Characteristics of the Mortgage Loans" in Appendix II. In addition, a brief summary of the material terms of the eight largest Mortgage Loans is set forth in Appendix III.

Advances of Principal and Interest

     A.  General.................   The Master Servicer is required to advance
                                    delinquent monthly Mortgage Loan payments
                                    (each such advance, a "P&I Advance"). The
                                    Master Servicer will not be required to
                                    advance interest in excess of interest
                                    accrued at a Mortgage Loan's regular
                                    interest rate (i.e., not including excess interest accrued as a result of the imposition of any default rate or any increased rate imposed after an Anticipated
                                    Repayment Date). The Master Servicer also is not required to advance prepayment or yield maintenance premiums, or balloon payments.
                                    If a P&I Advance is made, the Master
                                    Servicer will defer rather than advance its servicing fee, but will advance the Trustee
                                    Fee.

                                    If the Master Servicer fails to make a
                                    required P&I Advance, the Trustee will be required to make the P&I Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent - ABN AMRO Bank N.V. - will be required to make such P&I Advance.

                                    Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance if it determines that such Advance would not be recoverable.

                                    See "Description of the
                                    Certificates--Advances" in this Prospectus
                                    Supplement.

     B.   Advances During an
          Appraisal Reduction
          Event..................   The occurrence of certain adverse events
                                    affecting a Mortgage Loan, called "Appraisal
                                    Reduction Events," will require the Special
                                    Servicer to obtain a new appraisal or other valuation of the related mortgaged property.
                                    Based on the value of the mortgaged property determined by such appraisal or other valuation, an "Appraisal Reduction" may be created as described in this Prospectus
                                    Supplement under "Description of the
                                    Certificates--Appraisal Reductions." If
                                    there exists an Appraisal Reduction for any Mortgage Loan, the amount of P&I Advances required to be made in respect of such Mortgage Loan will be proportionately reduced to the extent of such Appraisal
                                    Reduction. Due to the payment priorities described above, this will reduce the funds available to pay principal and interest on the most subordinate class or classes of certificates then outstanding.

                                    See "Description of the Certificates -
                                    Appraisal Reductions" in this Prospectus
                                    Supplement.

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

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                       ADDITIONAL ASPECTS OF CERTIFICATES

Ratings..........................   The Offered Certificates will not be issued
                                    unless each such class receives the
                                    following ratings from Duff & Phelps Credit
                                    Rating Co. and Moody's Investors Service,
                                    Inc.:

                                    --------------------------------------------
                                                                       Ratings
                                            Class                    DCR/Moody's
                                    --------------------------------------------
                                    Classes A-1 and A-2                AAA/Aaa
                                    --------------------------------------------
                                    Class B                            AA/Aa2
                                    --------------------------------------------
                                    Class C                            A/A2
                                    --------------------------------------------
                                    Class D                            A-/A3
                                    --------------------------------------------
                                    Class E                            BBB/Baa2
                                    --------------------------------------------
                                    Class F                            BBB-/NR
                                    --------------------------------------------

                                    A rating agency may lower or withdraw a
                                    security rating at any time.

                                    See "Ratings" in this Prospectus Supplement and in the Prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Optional Termination.............   On any distribution date on which the
                                    aggregate certificate balance of all classes of certificates is less than 1% of the Initial Pool Balance, the Depositor, Master
                                    Servicer, the Special Servicer, the majority holders of the Controlling Class and any holder of a majority interest in the Class
                                    R-I Certificates, each in turn, will have the option to purchase all of the remaining
                                    Mortgage Loans (and all property acquired through exercise of remedies in respect of any Mortgage Loan), at the price specified in this Prospectus Supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates.

                                    See "Description of the
                                    Certificates--Optional Termination" in this
                                    Prospectus Supplement.

Denominations....................   The Class A-1 and Class A-2 Certificates
                                    will be offered in minimum denominations of $25,000. The remaining Offered Certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance
   and Settlement................   Your certificates will be registered in the
                                    name of CEDE & Co., as nominee of The
                                    Depository Trust Company ("DTC"), and will not be registered in your name. You will not receive a definitive certificate representing your interest, except in very limited circumstances described in this
                                    Prospectus Supplement. As a result, you will not be a certificateholder of record, and you will receive distributions on your

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

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                                    certificates and reports relating to
                                    distributions only through DTC, Cedelbank,
                                    S.A. ("CEDEL") or The Euroclear System
                                    ("Euroclear") or, through participants in
                                    DTC, CEDEL or Euroclear.

                                    You may hold your Offered Certificates
                                    through (i) DTC in the United States, or
                                    (ii) Cedelbank or Euroclear in Europe.
                                    Transfers within DTC, CEDEL or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through DTC, CEDEL or Euroclear will be effected in DTC through the relevant depositories of CEDEL or Euroclear.

                                    The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

                                    See "Description of the
                                    Certificates--Book-Entry Certificates" in this Prospectus Supplement and "Description of the Certificates-General" in the Prospectus.

                                    We expect that the Offered Certificates will be delivered in book-entry form through the facilities of DTC, CEDEL or Euroclear on or about February 25, 1999.

Tax Status.......................   An election will be made to treat designated
                                    portions of the trust as three separate
                                    REMICs - - REMIC I, REMIC II and REMIC III
                                    - - for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment and each class of Offered
                                    Certificates will constitute "regular
                                    interests" in REMIC III.

                                    Pertinent federal income tax consequences of an investment in the Offered Certificates include:

                                      o   The regular interests will be treated
                                          as newly originated debt instruments
                                          for federal income tax purposes.

                                      o   Beneficial owners of Offered
                                          Certificates will be required to
                                          report income thereon in accordance
                                          with the accrual method of accounting.

                                      o   The Class F Certificates will, and the
                                          other Classes of Offered Certificates
                                          will not, be issued with original
                                          issue discount.

                                      See "Certain Federal Income Tax
                                      Consequences" in this Prospectus
                                      Supplement and "Certain Federal Income Tax
                                      Consequences-REMICs-Taxation of Owners of
                                      REMIC Regular Certificates" in the
                                      Prospectus.

ERISA Considerations.............   Subject to the satisfaction of important
                                    conditions described under "ERISA
                                    Considerations" in this Prospectus
                                    Supplement and in the accompanying
                                    Prospectus, the Class A-1 and Class A-2
                                    Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

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

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                                    The Class B, Class C, Class D, Class E and
                                    Class F Certificates may not be purchased by, or transferred to, a Plan or any person investing the assets of a Plan, unless such transaction is covered by a Prohibited Transaction Class Exemption issued by the U.S. Department of Labor.

Legal Investments................   The Offered Certificates will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                    Act of 1984, as amended ("SMMEA").

                                    No representation is made regarding the
                                    proper characterization of the Offered
                                    Certificates for purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes. Regulated entities should consult with their own advisors regarding these matters.

                                    See "Legal Investment" in this Prospectus
                                    Supplement and in the accompanying
                                    Prospectus.

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

                                  RISK FACTORS

      You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the Mortgage Loans. Therefore, you should carefully consider the risk factors relating to the Mortgage Loans and the mortgaged properties.

      The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      This Prospectus Supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this Prospectus Supplement.

Mortgage Loans Are                  Payments under the Mortgage Loans are not
Nonrecourse and Are Not             insured or guaranteed by any person or
Insured or Guaranteed               entity.

                                    Substantially all of the Mortgage Loans are nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Payment of amounts due under the Mortgage Loan prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the Mortgage Loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                    In certain limited circumstances, either of Wells Fargo Bank, National Association or Morgan Stanley Mortgage Capital Inc. may be obligated to repurchase or replace a Mortgage Loan as to which its representations and warranties concerning such Mortgage Loan are breached. However, we cannot assure you that either of such entities will be in a financial position to effect such repurchase or substitution. See "Description of the Mortgage Pool--The Sellers," "--Representations and Warranties" and "--Repurchases and Other Remedies" in this Prospectus Supplement.

                                    All of the Mortgage Loans were originated within 58 months prior to the Cut-Off Date with 98.9% (by Initial Pool Balance) of the Mortgage Loans originated within 12 months of the Cut-Off Date. Consequently, the Mortgage Loans do not have a long-standing payment history.

Commercial Lending Is               The Mortgage Loans are secured by various
Dependent Upon Net                  types of income-producing commercial
Operating Income                    properties. Commercial lending is generally
                                    thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                    The repayment of a commercial loan is
                                    typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                    The net operating income, cash flow and
                                    property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

                                      o   the age, design and construction
                                          quality of the property;

                                      o   perceptions regarding the safety,
                                          convenience and attractiveness of the
                                          property;

                                      o   the proximity and attractiveness of
                                          competing properties;

                                      o   the adequacy of the property's
                                          management and maintenance;

                                      o   increases in operating expenses at the
                                          property and in relation to competing
                                          properties;

                                      o   an increase in the capital
                                          expenditures needed to maintain the
                                          property or make improvements;

                                      o   the dependence upon a single tenant,
                                          or a concentration of tenants in a
                                          particular business or industry;

                                      o   a decline in the financial condition
                                          of a major tenant;

                                      o   an increase in vacancy rates; and

                                      o   a decline in rental rates as leases
                                          are renewed or entered into with new
                                          tenants.

                                    Others factors are more general in nature, such as:

                                      o   national, regional or local economic
                                          conditions (including plant closings,
                                          military base closings, industry
                                          slowdowns and unemployment rates);

                                      o   local real estate conditions (such as
                                          an oversupply of competing properties,
                                          space or multifamily housing);

                                      o   demographic factors;

                                      o   decreases in consumer confidence;

                                      o   changes in consumer tastes and
                                          preferences; and

                                      o   retroactive changes in building codes.

                                    The volatility of net operating income will
                                    be influenced by many of the foregoing
                                    factors, as well as by:

                                      o   the length of tenant leases;

                                      o   the creditworthiness of tenants;

                                      o   the level of tenant defaults;

                                      o   the rate at which new rentals occur;
                                          and

                                      o   the property's "operating leverage"
                                          (i.e., the percentage of total
                                          property expenses in relation to
                                          revenue, the ratio of fixed operating
                                          expenses to those that vary with
                                          revenues, and the level of capital
                                          expenditures required to maintain the
                                          property and to retain or replace
                                          tenants).

                                    A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under Mortgage Loans.

Some Mortgaged                      Some of the mortgaged properties may not be
Properties May Not Be               readily convertible to alternative uses if
Readily Convertible to              those properties were to become unprofitable
Alternative Uses                    for any reason. Converting commercial
                                    properties to alternate uses generally
                                    requires substantial capital expenditures.
                                    In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Property Value May Be               Various factors may adversely affect the
Adversely Affected Even             value of the mortgaged properties without
When Current Operating              affecting the properties' current net
Income Is Not                       operating income. These factors include,
                                    among others:

                                      o   changes in governmental regulations,
                                          fiscal policy, zoning or tax laws;

                                      o   potential environmental legislation or
                                          liabilities or other legal
                                          liabilities;

                                      o   the availability of refinancing; and

                                      o   changes in interest rate levels.

Tenant Concentration                A deterioration in the financial condition
Entails Risk                        of a tenant can be particularly significant
                                    if a mortgaged property is leased to a
                                    single tenant, or a small number of tenants.
                                    Mortgaged properties leased to a single
                                    tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                    Fifty (50) Mortgage Loans (representing
                                    11.8% of the Initial Pool Balance) are
                                    secured by mortgaged properties leased to single tenants and in certain cases, such tenant is related to the Borrower.

                                    Retail and office properties also may be adversely affected if there is a concentration of particular tenants or of tenants in a particular business or industry at the property or properties.

Mortgaged Properties                If a mortgaged property has multiple
Leased to Multiple                  tenants, re-leasing expenditures may be more
Tenants Have Special                frequent than in the case of mortgaged
Risks                               properties with fewer tenants, thereby
                                    reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Risks Relating to Loan              The effect of mortgage pool loan losses will
Concentration                       be more severe: (i) if the pool is comprised
                                    of a small number of loans, each with a
                                    relatively large principal amount; or (ii) if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The eight largest loans constitute 21.5% of the Initial Pool Balance. Losses on any of these loans may have a particularly adverse effect on the certificates.

                                    Each of the other Mortgage Loans represents less than 1.2% of the Initial Pool Balance.

                                    A concentration of mortgaged property types or of Mortgage Loans with the same borrower or related borrowers also can pose increased risks. The following property types represent the indicated percentage of the Initial Pool Balance:

                                      o   multifamily properties represent
                                          30.7%;

                                      o   retail properties represent 24.3%;

                                      o   industrial properties represent 16.9%;

                                      o   office properties represent 13.0%;

                                      o   hospitality properties represent 9.1%;

                                      o   other types of properties represent
                                          2.2%;

                                      o   mobile home park properties represent
                                          2.1%; and

                                      o   self storage properties represent
                                          1.8%.

                                    With respect to concentration of borrowers, eighteen (18) groups of Mortgage Loans (not including cross-collateralized or single obligation multi-property Mortgage Loan groups) are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The three largest of these groups represent 2.9%, 1.4% and 1.1% respectively of the Initial Pool Balance.

Geographic                          Concentrations of mortgaged properties in
Concentration Entails               geographic areas may increase the risk that
Risks                               adverse economic or other developments or a
                                    natural disaster affecting a particular
                                    region of the country could increase the frequency and severity of losses on Mortgage
                                    Loans secured by the properties. In recent periods, several regions of the United
                                    States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region.
                                    Other regional factors -- e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies -- also may adversely affect those mortgaged properties.

                                    The mortgaged properties are located
                                    throughout 29 states. In particular,
                                    investors should note that approximately
                                    45.6% of the mortgaged properties (based on the Initial Pool Balance) are located in California. Mortgaged properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The Mortgage Loans generally do not require any borrowers to maintain earthquake insurance. In addition, 10.9% and 5.9% of the mortgaged properties (based on the Initial Pool Balance) are located in Texas and Illinois, respectively, and concentrations of mortgaged properties (in each case, representing less than 5% of the Initial Pool Balance) also exist in several other states. See "Description of the Mortgage Pool" in this Prospectus Supplement.

Multifamily Properties Have         Multifamily properties secure 86 of the
Special Risks                       Mortgage Loans (representing 30.7% of the
                                    Initial Pool Balance).

                                    A large number of factors may affect the value and successful operation of a multifamily property, including:

                                      o   the physical attributes of the
                                          apartment building (e.g., its age,
                                          appearance and construction quality);

                                      o   the location of the property;

                                      o   the ability of management to provide
                                          adequate maintenance and insurance;

                                      o   the types of services and amenities
                                          provided at the property;

                                      o   the property's reputation;

                                      o   the level of mortgage interest rates
                                          (which may encourage tenants to
                                          purchase rather than rent housing);

                                      o   the presence of competing properties;

                                      o   local or national economic conditions;

                                      o   state and local regulations; and

                                      o   government assistance/rent subsidy
                                          programs.

                                    Multifamily properties known to have
                                    material concentrations of students secure six of the Mortgage Loans (representing 1.9% of the Initial Pool Balance).

Risks Relating to                   Four (4) of the Mortgage Loans (representing
Government Assisted                 1.3% of the Initial Pool Balance) are
Properties                          secured by multi-family properties believed
                                    to have tenants eligible for rental subsidy payments under certain federal housing assistance payment programs, including
                                    Section 8 of United States Housing Act of
                                    1937, as amended. Under that program,
                                    administered by the Department of Housing and Urban Development, a property must satisfy certain requirements to qualify for inclusion in the program. These requirements relate to, among other things, income limitations on tenants. The borrower under these Mortgage Loans may be adversely affected if it or the mortgaged property fails to qualify for inclusion in the program, if subsidies thereunder are reduced, or if the programs are otherwise terminated.

Retail Properties Have              Retail properties secure 52 of the Mortgage
Special Risks                       Loans (representing 24.3% of the Initial
                                    Pool Balance). The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their basic rent or other occupancy costs.

                                    The presence or absence of an "anchor store"
                                    in a shopping center also can be important
                                    because anchor stores play a key role in
                                    generating customer traffic and making a
                                    center desirable for other tenants.
                                    Consequently, the economic performance of an
                                    anchored retail property will be adversely
                                    affected by:

                                      o   an anchor store's failure to renew its
                                          lease;

                                      o   termination of an anchor store's
                                          lease;

                                      o   the bankruptcy or economic decline of
                                          an anchor store or self-owned anchor;
                                          or

                                      o   the cessation of the business of an
                                          anchor store at the shopping center,
                                          even if, as a tenant, it continues to
                                          pay rent.

                                    Certain of the anchor stores are permitted to cease operating if certain other stores are not operated at those locations. Furthermore, certain non-anchor tenants may also be permitted to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

                                    Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Industrial Properties               Industrial properties secure 74 of the
Have Special Risks                  Mortgage Loans (representing 16.9% of the
                                    Initial Pool Balance). Various factors may adversely affect the economic performance of an industrial property, including:

                                      o   reduced demand for industrial space
                                          because of a decline in a particular
                                          industry segment;

                                      o   a property becoming functionally
                                          obsolete;

                                      o   the unavailability of labor sources;

                                      o   changes in access to the property,
                                          energy prices, strikes, relocation of
                                          highways or the construction of
                                          additional highways;

                                      o   a change in the proximity of supply
                                          sources; and

                                      o   environmental hazards.

Office Properties Have              Office properties secure 36 of the Mortgage
Special Risks                       Loans (representing 13.0% of the Initial
                                    Pool Balance).

                                    A large number of factors affect the value of office properties, including:

                                      o   the quality of an office building's
                                          tenants;

                                      o   the diversity of an office building's
                                          tenants (or reliance on a single or
                                          dominant tenant);

                                      o   the physical attributes of the
                                          building in relation to competing
                                          buildings (e.g., age, condition,
                                          design, location, access to
                                          transportation and ability to offer
                                          certain amenities, such as
                                          sophisticated building systems);

                                      o   the desirability of the area as a
                                          business location; and

                                      o   the strength and nature of the local
                                          economy (including labor costs and
                                          quality, tax environment and quality
                                          of life for employees).

                                    Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Hospitality Properties              Hospitality properties secure 6 of the
Have Special Risks                  Mortgage Loans (representing 9.1% of the
                                    Initial Pool Balance). Various factors may adversely affect the economic performance of a hotel, including:

                                      o   adverse economic and social
                                          conditions, either local, regional,
                                          national or international (which may
                                          limit the amount that can be charged
                                          for a room and reduce occupancy
                                          levels);

                                      o   the construction of competing hotels
                                          or resorts;

                                      o   continuing expenditures for
                                          modernizing, refurbishing, and
                                          maintaining existing facilities prior
                                          to the expiration of their anticipated
                                          useful lives;

                                      o   a deterioration in the financial
                                          strength or managerial capabilities of
                                          the owner and/or operator of a hotel;
                                          and

                                      o   changes in travel patterns, increases
                                          in energy prices, strikes, relocation
                                          of highways or the construction of
                                          additional highways.

                                    Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                    Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

Risks Relating to                   Certain of the hospitality properties are
Affiliation with a                  operated as franchises of national hotel
Franchise or Hotel                  chains or managed by a hotel management
Management Company                  company. The performance of a hotel property
                                    operated as a franchise or by a hotel
                                    management company depends in part on:

                                      o   the continued existence and financial
                                          strength of the franchisor or hotel
                                          management company;

                                      o   the public perception of the franchise
                                          or hotel chain service mark; and

                                      o   the duration of the franchise license
                                          or management agreement.

                                    The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain Mortgage Loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

                                    Further, in the event of a foreclosure, the Trustee or a purchaser of such mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.

Risks Relating to Non-              Certain of the hospitality properties are
Affiliation with a                  not operated as franchises of national hotel
Franchise                           or motel chains and therefore do not have
                                    the benefits typically associated with being part of a chain (including, for example, reservation systems and marketing).

Tenant Bankruptcy                   The bankruptcy or insolvency of a major
Entails Risks                       tenant, or a number of smaller tenants, in
                                    retail and office properties may adversely affect the income produced by the property.
                                    Under the Bankruptcy Code, a tenant/debtor has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

Environmental Laws                  Various environmental laws may make a
Entail Risks                        current or previous owner or operator of
                                    real property liable for the costs of
                                    removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials
                                    ("ACMs") into the air or require the removal or containment of ACMs. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to hazardous substances related to the properties.

                                    The owner's liability for any required
                                    remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its Mortgage Loan.

                                    In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Legal Matters" in the Prospectus.

Environmental Risks                 All of the mortgaged properties securing the
Relating to Specific                Mortgage Loans have been subject to
Mortgaged Properties                environmental site assessments (or in some
                                    cases an update of a previous assessment) in connection with the origination or acquisition of the loans. The reports of such environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered material to the interests of the holders of the Offered Certificates. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or
                                    (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks). Environmental assessments on properties securing 38 of the Mortgage Loans (representing 20.8% of the
                                    Initial Pool Balance) are more than a year old as of the Cut-Off Date. In addition, four (4) such environmental assessments on Mortgage Loans representing 2.9% of the Initial Pool Balance were performed more than a year prior to the origination of the related Mortgage Loan.

                                    Before the Special Servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken). There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws.

Borrower May Be Unable              Two hundred thirty-four (234) of the
to Repay Remaining                  Mortgage Loans, representing 91.3% of the
Principal Balance on                Initial Pool Balance, are expected to have
Maturity Date                       substantial remaining principal balances
                                    (equal to or greater than 10% of the
                                    original principal balance of each Mortgage
                                    Loan) as of their respective Anticipated
                                    Repayment Dates or stated maturity dates.
                                    One (1) of the Mortgage Loans within this group, representing 2.9% of the Initial Pool
                                    Balance, is an interest-only loan and does not provide for any amortization of the principal balance thereof. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the Anticipated Repayment Dates or stated maturity dates, as the case may be. Mortgage
                                    Loans with substantial remaining principal balances at their stated maturity date
                                    (i.e., "balloon loans") or Anticipated
                                    Repayment Date, as the case may be, involve greater risk than fully amortizing loans.

                                    A borrower's ability to repay a loan on its Anticipated Repayment Date or stated maturity date, as the case may be, typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                      o   the availability of, and competition
                                          for, credit for commercial real estate
                                          projects;

                                      o   prevailing interest rates;

                                      o   the fair market value of the related
                                          mortgaged property;

                                      o   the borrower's equity in the related
                                          mortgaged property;

                                      o   the borrower's financial condition;

                                      o   the operating history and occupancy
                                          level of the property;

                                      o   tax laws; and

                                      o   prevailing general and regional
                                          economic conditions.

                                    The availability of funds in the credit
                                    markets fluctuates over time.

                                    We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date. Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Inc., GMAC Commercial Mortgage Corporation and their respective affiliates are not under any obligation to refinance any Mortgage Loan. See "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" in this Prospectus Supplement and "Risk Factors--Balloon Payments" and "--Obligor Default" in the Prospectus.

Authority to Effect Other           Four (4) of the Mortgage Loans (representing
Borrowings Entails Risks            1.7% of the Initial Pool Balance) permit the
                                    borrower, subject to certain maximum
                                    loan-to-value and minimum debt service
                                    coverage ratio restrictions, to utilize the mortgaged property as collateral for subordinated loans. See "Description of the Mortgage Pool--Certain Terms and
                                    Characteristics of the Mortgage
                                    Loans--Subordinate Financing" in this
                                    Prospectus Supplement. Generally, however, the borrower must satisfy certain conditions before such additional indebtedness may be incurred, such as maximum loan-to-value tests and the maintenance of minimum debt service coverage ratios. Substantially all of the Mortgage Loans also permit the related borrower to incur limited indebtedness in the ordinary course of business.

                                    When a Mortgage Loan borrower (or its
                                    constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the Mortgage Loan and may thus jeopardize repayment of the Mortgage Loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                    Additionally, if the borrower (or its
                                    constituent members) defaults on the
                                    Mortgage Loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                    Further, if another loan secured by the
                                    mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the Mortgage Loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings              Under the Bankruptcy Code, the filing of a
Entail Certain Risks                bankruptcy petition by or against a borrower
                                    will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the Mortgage Loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:
                                    (i) grant a debtor a reasonable time to cure a payment default on a Mortgage Loan; (ii) reduce monthly payments due under a Mortgage
                                    Loan; (iii) change the rate of interest due on a Mortgage Loan; or (iv) otherwise alter the Mortgage Loan's repayment schedule.
                                    Additionally, the borrower's trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                    The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                    As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                    In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of a general partner in partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Reliance on Property                The successful operation of a real estate
Managers Entails Risks              project depends upon the property manager's
                                    performance and viability. The property
                                    manager is generally responsible for:

                                      o   responding to changes in the local
                                          market;

                                      o   planning and implementing the rental
                                          structure;

                                      o   operating the property and providing
                                          building services;

                                      o   managing operating expenses; and

                                      o   assuring that maintenance and capital
                                          improvements are carried out in a
                                          timely fashion.

                                    Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                    A good property manager, by controlling
                                    costs, providing appropriate service to
                                    tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                    We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Risks Relating to                   Except in cases where the mortgaged property
Property Inspections                was newly constructed, licensed engineers or
                                    consultants inspected most of the mortgaged properties in connection with the origination of the Mortgage Loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. Engineering reports by licensed engineers or consultants were prepared with respect to all of the mortgaged properties in connection with the origination of the related Mortgage Loan, except for five (5) mortgaged properties representing 3.8% of the Initial Pool
                                    Balance.

Absence or Inadequacy of            The mortgaged properties may suffer casualty
Insurance Coverage                  losses due to risks that are not covered by
Entails Risks                       insurance or for which insurance coverage is
                                    not available at commercially reasonable rates. In addition, certain of the mortgaged properties are located in California and Texas and in coastal areas of Florida, areas that have historically been at greater risk of acts of nature for which adequate insurance is not generally available (such as earthquakes, hurricanes and floods). The
                                    Mortgage Loans generally do not require
                                    borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Limitations of Appraisals           An appraisal was conducted in respect of
                                    each mortgaged property in connection with the origination or acquisition of the related Mortgage Loan. The resulting estimates of value are the basis of the Cut-Off Date Loan-to-Value Ratios referred to herein. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. With the exception of one such appraisal on a Mortgage Loan representing
                                    0.5% of the Initial Pool Balance, appraisals on all of the Mortgaged Properties were performed within a year of the origination of the related Mortgage Loan. Information regarding the values of mortgaged properties available to the depositor as of the Cut-Off
                                    Date is presented for illustrative purposes only in Appendix I and Appendix II hereto.
                                    See "Description of the Mortgage

                                    Pool--Assessments of Property Value and
                                    Condition--Appraisals" in this Prospectus
                                    Supplement.

Timing of Mortgage Loan             As principal payments or prepayments are
Amortization Poses                  made on the Mortgage Loans, the remaining
Certain Risks                       mortgage pool may be subject to increased
                                    concentrations of property types, geographic locations and other pool characteristics of the Mortgage Loans and the mortgaged properties, some of which may be unfavorable. Classes that have a lower payment priority are more likely to be exposed to this concentration risk than are classes with a higher payment priority. This is so because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order (i.e., in alphabetical order), with such classes generally not being entitled to receive principal until the principal amount of the preceding class or classes entitled to receive principal have been retired.

Subordination of Subordinate        As described in this Prospectus Supplement,
Offered Certificates                the rights of the holders of each class of
                                    subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the Mortgage Loans will be allocated to the Class O, Class N, Class M, Class L, Class K,
                                    Class J, Class H, Class G, Class F, Class E,
                                    Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and Class A-2 Certificates. See "Description of the Certificates--Distributions" in this
                                    Prospectus Supplement and "Risk
                                    Factors--Subordination of the Subordinate
                                    Certificates; Effect of Losses on the
                                    Assets" in the Prospectus.

Tax Considerations Relating         If the trust acquires a mortgaged property
to Foreclosure                      pursuant to a foreclosure or deed in lieu of
                                    foreclosure, the special servicer will
                                    generally retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The
                                    Special Servicer may permit the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

State Law Limitations Entail        Some states (including California) have laws
Certain Risks                       prohibiting more than one "judicial action"
                                    to enforce a mortgage obligation. Some
                                    courts have construed the term "judicial action" broadly. In the case of a Mortgage
                                    Loan secured by mortgaged properties located in multiple states, the Master Servicer or Special Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the Mortgage Loans may be limited by the application of state laws.

Leasehold Interests Entail          Four (4) of the Mortgage Loans (representing
Certain Risks                       1.7% of the Initial Pool Balance) are
                                    secured solely by mortgages on borrowers' leasehold interests under ground leases. In addition, two Mortgage Loans (representing
                                    1.1% of the Initial Pool Balance), are
                                    secured by mortgages on both the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property.

                                    Leasehold Mortgage Loans are subject to
                                    certain risks not associated with Mortgage
                                    Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                    Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. As a result, the lender may lose its security. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage so that the lender would lose its security. Some of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Risks Relating to                   The mortgage pool includes ten (10) groups
Enforceability of Cross-            of Mortgage Loans, the largest of which
Collateralization                   collectively represents 3.4% of the Initial
                                    Pool Balance, under which an aggregate
                                    amount of indebtedness is evidenced by a single obligation and secured by multiple mortgaged properties or is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties. See
                                    Appendix II for further information with respect to such groups.

                                    Cross-collateralization arrangements
                                    involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower or its representative. Specifically, a lien granted by a borrower entity for the benefit of another borrower or borrowers in a cross-collateralization arrangement could be avoided if a court were to determine that:
                                    (i) such borrower entity was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and (ii) such borrower entity did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien benefiting the other borrowers. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower entity from the respective Mortgage Loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the pertinent Mortgage Loan to existing or future indebtedness of that borrower. The court also could recover payments made under that Mortgage Loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages that are subject to such cross-collateralization.

Risks Related to                    Eighteen (18) groups of Mortgage Loans (not
Affiliated Borrowers                including cross-collateralized or single
                                    obligation multi-property Mortgage Loan
                                    groups), the largest of which represents
                                    2.9% of the Initial Pool Balance, were made to borrowers which are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                    The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of the Mortgage Loans and the Leases-Bankruptcy Laws" in the Prospectus.

Absence of Attornment               In some jurisdictions, if tenant leases are
Provisions Entails Risks            subordinate to the liens created by the
                                    mortgage and do not contain attornment
                                    provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                    If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Certain of the leases at the retail properties included in the trust may not be subordinate to the related mortgage.

Risks Relating to                   There may be pending or threatened legal
Litigation                          proceedings against the borrowers and
                                    managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Risks Relating to                   Under the Americans with Disabilities Act of
Compliance with                     1990 ("ADA"), all public accommodations are
Americans with                      required to meet certain federal
Disabilities Act                    requirements related to access and use by
                                    disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Risks Relating to                   The Special Servicer is given considerable
Conflicts of Interest               latitude in determining whether and in what
                                    manner to liquidate or modify defaulted
                                    Mortgage Loans. The Operating Adviser will have the right to replace the Special
                                    Servicer upon satisfaction of certain
                                    conditions. At any given time, the Operating
                                    Adviser will be controlled generally by the holders of the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates (that is, the "Controlling Class") outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                    The Special Servicer or an affiliate may acquire certain of the most subordinated certificates (including those of the initial Controlling Class). Under such circumstances, the Special Servicer itself may have interests that conflict with the interests of the other holders of the certificates.

                                    Substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

Risks Relating to                   The yield to maturity on your certificates
Prepayments and                     will depend, in significant part, upon the
Repurchases                         rate and timing of principal payments on the
                                    Mortgage Loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a Seller's breaches of representations and warranties.

                                    The investment performance of your
                                    certificates may vary materially and
                                    adversely from your expectations if the
                                    actual rate of prepayment is higher or lower than you anticipate.

                                    Voluntary prepayments under certain of the Mortgage Loans require payment of a prepayment premium unless the prepayment occurs within generally two to six months prior to the Anticipated Repayment Date or stated maturity date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Prepayment Restrictions" in this Prospectus Supplement. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including:

                                      o   the terms of the Mortgage Loans;

                                      o   the length of any prepayment lockout
                                          period;

                                      o   the level of prevailing interest
                                          rates;

                                      o   the availability of mortgage credit;

                                      o   the applicable yield maintenance
                                          charges or prepayment premiums;

                                      o   the occurrence of casualties or
                                          natural disasters; and

                                      o   economic, demographic, tax or legal
                                          factors.

                                    Generally, no prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, if a Seller repurchases any Mortgage Loan from the trust due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the Mortgage Loan had been prepaid in part or in full, except that no prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

Risk of Uncertain Yield             The yield on any certificate will depend on
                                    (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                      o   the interest rate for such
                                          certificate;

                                      o   the rate and timing of principal
                                          payments (including principal
                                          prepayments) and other principal
                                          collections on or in respect of the
                                          Mortgage Loans and the extent to which
                                          such amounts are to be applied or
                                          otherwise result in a reduction of the
                                          certificate balance of such
                                          certificate;

                                      o   the rate, timing and severity of
                                          losses on or in respect of the
                                          Mortgage Loans or unanticipated
                                          expenses of the trust;

                                      o   the timing and severity of any
                                          interest shortfalls resulting from
                                          prepayments;

                                      o   the timing and severity of any
                                          Appraisal Reductions; and

                                      o   the extent to which prepayment
                                          premiums are collected and, in turn,
                                          distributed on such certificate. See
                                          "Description of the Mortgage Pool,"
                                          "Description of the
                                          Certificates-Distributions" and
                                          "Yield, Prepayment and Maturity
                                          Considerations" in this Prospectus
                                          Supplement. See also "Yield
                                          Considerations" and "Risk
                                          Factors-Average Life of Certificates;
                                          Prepayments; Yields" in the
                                          Prospectus.

Risks Relating to                   The rate and timing of delinquencies or
Borrower Default                    defaults on the Mortgage Loans will affect
                                    the following aspects of the Offered
                                    Certificates:

                                      o   the aggregate amount of distributions
                                          on them;

                                      o   their yields to maturity;

                                      o   their rates of principal payments; and

                                      o   their weighted average lives.

                                    The rights of holders of each class of
                                    subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. See "Description of the
                                    Certificates--Distributions" in this
                                    Prospectus Supplement. Losses on the
                                    Mortgage Loans will be allocated to the
                                    Class O, Class N, Class M, Class L, Class K,
                                    Class J, Class H, Class G, Class F, Class E,
                                    Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and Class A-2 Certificates.

                                    If losses on the Mortgage Loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

                                    If you calculate your anticipated yield
                                    based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                    Even if losses on the Mortgage Loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the Mortgage Loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining Mortgage Loans.

                                    Additionally, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of distributions by you on your certificates, unless Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                    Also, if the related borrower does not repay a Hyper-Amortization Loan by its Anticipated Repayment Date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

Risks Relating to                   To the extent described in this Prospectus
Servicing Compensation              Supplement, the Master Servicer, the Special
                                    Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a Mortgage Loan will be serviced by the Special Servicer, and the Special Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances and special servicing compensation is senior to the rights of certificateholders to receive distributions.

Risks of Limited                    Your certificates will not be listed on any
Liquidity and Market                securities exchange, and there is currently
Value                               no secondary market for the Offered
                                    Certificates. While Morgan Stanley & Co.
                                    Incorporated, Goldman, Sachs & Co. and
                                    Norwest Investment Services, Inc. each
                                    currently intends to make a secondary market in the Offered Certificates, none is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.
                                    Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity.

Risk of Limited Assets              The Offered Certificates will represent
                                    interests solely in the assets of the trust and will not represent an interest in or an obligation of or any other entity or person.
                                    Distributions on any of the certificates will depend solely on the amount and timing of payments on the Mortgage Loans.

Risks Associated with               We are aware of the issues associated with
Year 2000 Compliance                the programming code in existing computer
                                    systems as the year 2000 approaches. The
                                    "year 2000 problem" is pervasive and
                                    complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or otherwise fail.

                                    We have been advised by each of the Master
                                    Servicer, the Special Servicer and the
                                    Paying Agent that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquire computer systems that are year 2000 compliant, in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Paying Agent. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer, the Special Servicer or the Paying Agent are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect your investment.

Other Risks                         See "Risk Factors" in the Prospectus for a
                                    description of certain other risks and
                                    special considerations that may be
                                    applicable to your certificates.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Series 1999-WF1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about February 25, 1999 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent. Registered holders of the Certificates are herein referred to as "Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-Off Date (exclusive of principal prepayments received prior to the Cut-Off Date and scheduled payments of principal and interest due on or before the Cut-Off Date); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgaged Property, upon acquisition, an "REO Property"); and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

      The Certificates will consist of 19 classes (each, a "Class") thereof, to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class X Certificates (the "Interest Only Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "Residual Certificates").

      Only the Class A, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby. The Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and the Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

      The Class A Certificates will be issued in book-entry form in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class B, Class C, Class D, Class E and Class F Certificates will be issued in book-entry form in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

      Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

      Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC (in the United States) and may be made through the facilities of Cedelbank, societe anonyme ("CEDEL") or Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

      Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Cedel customer on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      DTC management is aware that some computer applications, systems, and the like for processing data (the "DTC Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program so that the DTC Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provisions of services, including telecommunication and electrical utility service providers, among others. DTC has informed its Participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the foregoing information with respect to DTC has been provided to its Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Certificate Balances and Notional Amount

      Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                    Approximate                  Approximate
                     Initial Aggregate           Percent of Initial               Percent of
     Class          Certificate Balance             Pool Balance                Credit Support
     -----          -------------------             ------------                --------------
Class A-1              $269,000,000                    27.77%                       23.00%
Class A-2               476,754,000                    49.23%                       23.00%
Class B                  48,425,000                     5.00%                       18.00%
Class C                  43,583,000                     4.50%                       13.50%
Class D                   9,685,000                     1.00%                       12.50%
Class E                  29,056,000                     3.00%                        9.50%
Class F                  16,949,000                     1.75%                        7.75%
Classes G-O              75,059,922                     7.75%                       ------

      The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of each Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance. Such Class of Certificates will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount").

      The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Scheduled Principal Balance of the Mortgage Loans outstanding from time to time. The Interest Only Certificates will have an initial aggregate Notional Amount of $968,511,922, subject to a permitted variance of plus or minus 5%. The Notional Amount of each Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

      The Residual Certificates will not have Certificate Balances or Notional Amounts.

Pass-Through Rates

      The rate per annum at which any Class of Certificates (other than the Residual Certificates) accrues interest is referred to herein as its "Pass-Through Rate."

      The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B and Class C Certificates for each Distribution Date will, at all times, be equal to 5.91%, 6.21%, 6.32% and 6.54% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

      The Pass-Through Rates on the Class D, Class E and the Class F Certificates for the initial Distribution Date will equal approximately 6.34%, 6.61% and 6.61% per annum, respectively. For each subsequent Distribution Date, the Pass-Through Rate on the Class D Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.30%. For each subsequent Distribution Date, the Pass-Through

Rate on the Class E Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.03%. For each subsequent Distribution Date, the Pass-Through Rate on the Class F Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.03%.

      The Pass-Through Rates applicable to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, which are Private Certificates, for each Distribution Date will each, at all times, be equal to 5.91% per annum; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

      The Pass-Through Rate applicable to the Class X Certificates, which are Private Certificates, for the initial Distribution Date will equal approximately 0.50% per annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

      The "Weighted Average Net Mortgage Rate" or "NWAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (in the case of each Mortgage Loan that is a Non-30/360 Mortgage Loan, adjusted as described below), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

      The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of each Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (each a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference. However, with respect to each Non-30/360 Loan (also referred to herein as "Interest Reserve Loans"), (i) the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount and (ii) the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2000) will be adjusted to take into account the applicable Interest Reserve Amount for the preceding January (if applicable) and February.

      The "Administrative Cost Rate" for any Mortgage Loan in any month will equal the sum of the related Servicing Fee and the Trustee Fee for such month (in each case, expressed as a per annum rate). The Administrative Cost Rate for each Mortgage Loan is set forth in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each Mortgage Loan outstanding from time to time. The Administrative Cost Rate applicable to a Mortgage Loan in any month will be determined using the same interest accrual basis (i.e., a 360-day year consisting of twelve 30-day months or a 360 day year and actual days elapsed) on which interest accrues under the terms of such Mortgage Loan.

      The "Scheduled Principal Balance" of any Mortgage Loan on any Distribution Date will generally equal the Cut-Off Date Balance, as defined below, thereof, reduced (to not less than zero) by (a) any payments or other collections of principal (or Advances in lieu thereof) on such Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (b) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during any preceding Collection Period.

      The "Cut-Off Date Balance" of any Mortgage Loan will generally equal its principal balance outstanding as of the Cut-Off Date, after application of all payments of principal due on or before such date, whether or not received.

Distributions

General

      Distributions on or with respect to the Certificates will be made by the Paying Agent, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in March, 1999. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

      The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any REMIC Regular Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (described below) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

            (i) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

            (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the Master Servicer, the Special Servicer and the Trustee as compensation or in reimbursement of outstanding Advances);

            (iv) amounts deposited in the Certificate Account in error; and

            (v) if such Distribution Date occurs during January or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

      (b) to the extent not already included in clause (a), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

      (c) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

      The "Determination Date" with respect to any Distribution Date will be the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day, and (ii) the 4th business day prior to the related Distribution Date. The "Collection Period" with respect to any Distribution Date will be the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date) and ending with the Determination Date occuring in the month in which such Distribution Date occurs.

      The Master Servicer has established and will maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to the Distribution Date occurring in each January (other than a leap year) and each February, there will be deposited to the Interest Reserve Account in respect of each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Net Mortgage Rate (without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described above) on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited with respect to Scheduled Payments due in any applicable January and February, the "Interest Reserve Amount"). With respect to the Distribution Date occurring in March of each year (commencing in 2000), an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January (if applicable) and February, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional Termination" below, for so long as any Class of Offered Certificates remains outstanding, the Paying Agent will apply the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds, if any) for such date for the following purposes and in the following order of priority:

      (i) to the holders of the Class A-1, Class A-2 and Class X Certificates, the Distributable Certificate Interest Amount in respect of each such Class of Certificates for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

      (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

      (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A-1 Certificates), until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero;

      (iv) to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause (iv), to reimburse them for any Realized Losses previously allocated to such Classes of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

      (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

      (vi) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A Certificates), until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero;

      (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

      (viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

      (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates), until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero;

      (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

      (xi) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

      (xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates), until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero;

      (xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

      (xiv) to the holders of the Class E Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

      (xv) upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C and Class D Certificates), until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero;

      (xvi) to the holders of the Class E Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

      (xvii) to the holders of the Class F Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

      (xviii) upon payment in full of the aggregate Certificate Balance of the Class E Certificates, to the holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C, Class D and Class E Certificates), until the aggregate Certificate Balance of the Class F Certificates has been reduced to zero;

      (xix) to the holders of the Class F Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate; and

      (xx) to make payments to the holders of the Private Certificates (other than the Class X Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and, second, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

      On each Distribution Date, following the above-described distributions on the Offered Certificates and the Class X Certificates, the Paying Agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates (other than the Class X Certificates and Residual Certificates), in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class G Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates):

      (1) to pay interest to the holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

      (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

      (3) to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, compounded monthly, at one-twelfth the Pass-Through Rate of such Classes.

      Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

      Excess Interest, if any, will be paid to the holders of the Class O Certificates and Excess Liquidation Proceeds will be deposited to the Reserve Account.

      The "Excess Interest" in respect of each Hyper-Amortization Loan that does not repay on its Anticipated Repayment Date is the excess, if any, of interest accrued at the rate of interest applicable to such loan after the Anticipated Repayment Date over interest accrued at the rate of interest applicable to such loan before the Anticipated Repayment Date. Excess Interest on a Mortgage Loan is not due and payable until the Mortgage Loan is paid in full.

      "Excess Liquidation Proceeds" are defined to be the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such Mortgage Loan on the date such proceeds were received.

      The "Reserve Account" will be an account set up in the name of the Trustee by the Paying Agent for the deposit of any Excess Liquidation Proceeds. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses or Expense Losses previously allocated to them; second, to pay amounts that would otherwise constitute Realized Losses or Expense Losses in the future; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer compensation.

Distributable Certificate Interest Amount

      The "Distributable Certificate Interest Amount" in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the sum of (a) Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls and (ii) Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement and
(b) the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate (such amount, "Unpaid Interest"). The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The "Interest Accrual Period" for each class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount

      The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

      (a) the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

      (b) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of Mortgage Loan repurchases) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

      Payments and collections with respect to principal of the Mortgage Loans include all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates ("Principal Prepayments"), all amounts paid by an insurer in connection with a Mortgage Loan, other than any amounts required to be paid to the related borrower ("Insurance Proceeds"), Liquidation Proceeds and income received in connection with the operation of an REO Property, net of certain expenses ("REO Income").

      "Liquidation Proceeds" are proceeds from the sale or liquidation of a Mortgage Loan or related REO Property (exclusive of Excess Liquidation Proceeds), net of expenses and any related Advances and interest thereon.

      The "Scheduled Payment" for any Mortgage Loan on any Due Date will, in general, be the amount of the scheduled payment of principal and interest (or interest only) due thereon on such date (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan subsequent to the Closing Date, whether agreed to by the Special Servicer or occurring in connection with a bankruptcy proceeding involving the related borrower).

      An "Assumed Scheduled Payment" is an amount deemed due in respect of (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Scheduled Payment deemed due on any such Balloon Mortgage Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the Trust Fund, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of Prepayment Premiums

      Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal. Any portion of the Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates will be distributed to the holders of the Class X Certificates.

      For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

      Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

      Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the Certificates, as well as the amount of Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" and "Mortgage Loans" in the definitions of "Weighted Average Net Mortgage Rate" and "Principal Distribution Amount" are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.

Appraisal Reductions

      Not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided that such petition or appointment remains in effect, (iii) the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months, and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and (iv), an "Appraisal Event"), the Special Servicer is required to have obtained an MAI appraisal (if the Scheduled Principal Balance of the Mortgage Loan is greater than $1,000,000) or an internal valuation (if the Scheduled Principal Balance of the Mortgage Loan is equal to or less than $1,000,000) of the related Mortgaged Property or REO Property, as the case may be, unless such an appraisal or valuation had been obtained within the prior twelve months; provided, that if the Special Servicer is required to obtain an MAI appraisal of a Mortgaged Property after receipt of the notice described in
(ii) above, such appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 30 days after receipt of such notice. As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

      The Appraisal Reduction for any Mortgage Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of (a) the sum of (i) the Scheduled Principal Balance of such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on the Mortgage Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed for such item), over (b) 90% of the value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such appraisal or internal valuation. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (a) the amount calculated in the preceding sentence and (b) 25% of the Scheduled Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months (and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of). An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction.

      The existence of an Appraisal Reduction will proportionately reduce the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, obligation to make P&I Advances in respect of the related Mortgage Loan, which will generally result in a reduction in current distributions of interest in respect of the then most subordinate Class of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees (in alphabetical order of Class designation), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates (other than the Class O Certificates, which do not have the benefit of any effective subordination) of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

      Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of that Class at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates. Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

      Realized Losses of principal and interest on the Mortgage Loans and Expense Losses for any Distribution Date (to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account) will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates and, solely with respect to Realized Losses and Expense Losses of interest, to the Class X Certificates, pro rata, in each case reducing principal and/or interest otherwise payable thereon.

      "Realized Losses" are losses arising from the inability of the Master Servicer, the Trustee or the Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of any modifications to the terms of a Mortgage Loan, bankruptcy of the related borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated Mortgage Loan (or related REO Property) will generally equal the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses). If the Mortgage Rate on any Mortgage Loan is reduced or a portion of the debt due under any Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

      "Expense Losses" include, among other things: (i) any interest paid to the Master Servicer, Trustee, Fiscal Agent and/or Special Servicer in respect of unreimbursed Advances; (ii) all Special Servicer Compensation payable to the Special Servicer from amounts that are part of the Trust Fund; (iii) any of certain other expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification payments to the Trustee, the Paying Agent and certain related persons, certain reimbursements and indemnification payments to the Depositor, the Master Servicer, the Special Servicer and certain related persons, certain taxes payable from the assets of the Trust Fund, the costs and expenses of any tax audits with respect to the Trust Fund and certain other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund; and (iv) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from the borrower.

      Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any Class of Certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

      For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if the related borrower makes a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in such Collection Period. Such a shortfall arises because the amount of interest (net of the Servicing Fee or Special Servicing Fee, as applicable, the Trustee Fee and any Excess Interest) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made over
(b) the aggregate interest that did so accrue through the date such payment was made.

      In any other case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such Mortgage Loan, a "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made (net of the Servicing Fee or Special Servicing Fee, as applicable, the Trustee Fee and any Excess Interest).

      To the extent that the aggregate Prepayment Interest Shortfalls on all Mortgage Loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such Mortgage Loans for the Collection Period related to a Distribution Date, the Servicing Fee (other than the portion thereof payable to Sub-Servicers) will be reduced by the amount of such excess. Likewise, to the extent that the aggregate Prepayment Interest Shortfalls on all Specially Serviced Mortgage Loans that result from voluntary Principal Prepayments (and not from Liquidations Proceeds or from modifications to Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such Mortgage Loans for the Collection Period related to a Distribution Date, the Special Servicing Fee will be reduced by the amount of such excess. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" and "--The Special Servicer--Special Servicer Compensation" in this Prospectus Supplement. Any such reduction of the Servicing Fee or the Special Servicing Fee to cover such shortfalls will constitute a "Compensating Interest Payment" by the Master Servicer or the Special Servicer, as applicable. The aggregate of all Prepayment Interest Shortfalls incurred in respect of all of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment paid by the Master Servicer or Special Servicer will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each Class of Certificates, pro rata, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" in this Prospectus Supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all Mortgage Loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such

Mortgage Loans for such Distribution Date, the excess amount will be payable to the Master Servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, the excess amount will be payable to the Special Servicer as additional servicing compensation.

Optional Termination

      The Depositor, the Master Servicer, the Special Servicer and the holder of the majority interest in the Class R-I Certificates, each in turn, will have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the Mortgage Loans (other than any Mortgage Loans as to which the Master Servicer has determined that all payments or recoveries with respect thereto have been made), plus accrued and unpaid interest at the Mortgage Rate (or the Mortgage Rate less the Servicing Fee Rate if the Master Servicer is the purchaser) to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Trust Fund; provided, however, that if Wells Fargo or any of its affiliates is the purchaser, the purchase price will be the greater of the foregoing amount and the fair market value of the Mortgage Loans and any other property remaining in the Trust Fund. The optional termination of the Trust Fund must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code. Upon any such termination, the purchase price for the Mortgage Loans and the other property in the Trust Fund will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement. Notice of any optional termination must be mailed by the Trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the Trustee and the Paying Agent.

      Any such termination will have an adverse effect on the yield of any outstanding Offered Certificates purchased at a premium. See "Yield, Prepayment And Maturity Considerations" in this Prospectus Supplement.

Advances

P&I Advances

      On the business day prior to each Distribution Date, the Master Servicer will be obligated to make an advance (each, a "P&I Advance") in the amount of any Scheduled Payments (net of the related Servicing Fees), other than any Balloon Payment, on the Mortgage Loans that are delinquent as of the close of business on the preceding Determination Date, but only to the extent that the Master Servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections (including Insurance Proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan, and only until the Mortgage Loan has been liquidated; provided, however, that the amount of any P&I Advance required to be made by the Master Servicer with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced by the Master Servicer without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such Mortgage Loan and the denominator of which is the Scheduled Principal Balance of the Mortgage Loan as of such Determination Date; and provided, further, that with respect to Scheduled Payments on any Mortgage Loan that has been modified for which the Master Servicer is obligated to make a P&I Advance, the amount of any such P&I Advance shall be adjusted in conformity with the modification.

      With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment), P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Servicing Fee, subject to the same conditions and limitations (as described above) that apply to P&I Advances of other Scheduled Payments.

      The Master Servicer will be entitled to interest on P&I Advances, which interest will accrue at a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time (the "Advance Rate").

      P&I Advances (and interest accrued thereon at the Advance Rate) will be reimbursable (or payable) from recoveries on the related Mortgage Loans and, to the extent the Master Servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the Master Servicer be required to make aggregate P&I Advances with respect to any Mortgage Loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance (plus all overdue amounts) thereof, less any Appraisal Reductions with respect thereto. Such right of the Master Servicer to reimbursement (or payment) out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any Mortgage Loan. If the Master Servicer fails to make a required P&I Advance, the Trustee is required to make such P&I Advance, and if the Trustee fails to make any required P&I Advance, the Fiscal Agent is required to make such P&I Advance.

Servicing Advances

      In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer in connection with the servicing of a Mortgage Loan after a default (whether or not a payment default), delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable as described below. The Master Servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to Mortgage Loans, the Master Servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums not paid by the related borrower on a timely basis and for collection or foreclosure costs (including reasonable attorneys fees). With respect to REO Properties, the Master Servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for (i) insurance premiums, (ii) real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien, (iii) any ground rents in respect of such REO Property and (iv) costs and expenses necessary to maintain, manage or operate such REO Property. Notwithstanding the foregoing, the Master Servicer will be obligated to make such Servicing Advances only to the extent that the Master Servicer determines that the amount so advanced will be recoverable from subsequent payments or collections (including Insurance Proceeds, Liquidation Proceeds and REO Income) in respect of such Mortgage Loan or REO Property. Servicing Advances (including interest accrued thereon at the Advance Rate) will be reimbursable from recoveries or collections on the related Mortgage Loan or REO Property. However, if the Master Servicer determines (as described below) that any Servicing Advance previously made (and accrued interest thereon at the Advance Rate) will not be ultimately recoverable from such related recoveries, such advances will be reimbursable from any amounts on deposit in the Certificate or Distribution Account. If the Master Servicer fails to make a required Servicing Advance, the Trustee is required to make such Servicing Advance, and if the Trustee fails to make any such Servicing Advance, the Fiscal Agent is required to make such Servicing Advance.

Nonrecoverable Advances

      The determination by the Master Servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the Master Servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the Trustee and the Paying Agent and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The Master Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the Trustee and the Fiscal Agent. The Trustee and the Fiscal

Agent shall be entitled to rely conclusively on any determination by the Master Servicer of nonrecoverability with respect to such Advance and shall have no obligation (but will be entitled) to make a separate determination of recoverability.

Reports to Certificateholders; Available Information

Paying Agent Reports

      Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee and the Paying Agent, the Paying Agent will be required to provide or make available to each Certificateholder on each Distribution Date:

            (a) A statement setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

                  (ii) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums;

                  (iii) the number of outstanding Mortgage Loans and the
            aggregate principal balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

                  (iv) the number and aggregate Scheduled Principal Balance of
            Mortgage Loans (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 days or more, or (d) as to which foreclosure proceedings have been commenced;

                  (v) with respect to any REO Property included in the Trust
            Fund, the principal balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof;

                  (vi) as of the related Determination Date (a) as to any REO
            Property sold during the related Collection Period, the date of the related determination by the Special Servicer or Master Servicer, as the case may be, that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (b) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made
            during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each Class of REMIC
            Regular Certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the Master
            Servicer and the Special Servicer;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense
            Losses, if any, incurred with respect to the Mortgage Loans;

                  (xii) the aggregate amount of Servicing Advances and P&I
            Advances outstanding that have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent separately stated;

                  (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

                  (xiv) such other information and in such form as shall be
            specified in the Pooling and Servicing Agreement.

            (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

      The Paying Agent will make available each month, to any interested party, the foregoing reports via its website, initially located at "www.ctslink.com/cmbs" (the "Paying Agent's Website"), electronic bulletin board and its fax-on-demand service. The Paying Agent's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above-mentioned services, Certificateholders may call (301) 815-6600. In addition, the Paying Agent will also make Mortgage Loan information as presented in the CSSA loan setup file format, the CSSA loan periodic update file format, the Special Servicer Reports (as defined herein) and the Annual Report (as defined herein) available each month to any Certificateholder, any Certificate Owner, the Rating Agencies or any other interested party via the Paying Agent's Website. In addition, pursuant to the Pooling and Servicing Agreement, the Paying Agent will make available as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and the Prospectus Supplement via the Paying Agent's Website. The Trustee and the Paying Agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee and the Paying Agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the Paying Agent's Website or electronic bulletin board, the Paying Agent may require registration and the acceptance of a disclaimer. The Trustee and the Paying Agent shall not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the Master Servicer is required to deliver to the Trustee and the Paying Agent, who will deliver such report to the Underwriters, the Certificateholders, the Depositor and anyone the Depositor or any Underwriter reasonably designates, the Special Servicer and the Rating Agencies, a report for each Mortgage Loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower (to the extent such information is provided to the Master Servicer) containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement (the "Annual Report").

      On a monthly basis, the Paying Agent is required to make available to the Underwriters, the Rating Agencies, the Depositor, the Operating Adviser and anyone the Depositor or any Underwriter reasonably designates, and upon request to any Certificateholder, a report (in electronic format) substantially in the form of the data file contained on the diskette attached to the inside back cover of this Prospectus Supplement with the information contained therein updated to the date of such report.

Special Servicer Reports

      On or about each Determination Date, the Special Servicer will prepare, or provide the Master Servicer with the information to prepare, reports with respect to Specially Serviced Mortgage Loans as required by the Pooling and Servicing Agreement (collectively, the "Special Servicer Reports"). Such reports generally will include a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period. Such reports will be delivered, no later than the business day prior to each Distribution Date, to the Underwriters, the Rating Agencies and the Depositor; provided that certain limitations will be imposed on such recipients with respect to the use and further dissemination of the information in such reports to the extent described in the Pooling and Servicing Agreement.

Other Information

      The Pooling and Servicing Agreement generally requires that the Master Servicer make available, at its offices primarily responsible for servicing the Mortgage Loans or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder of a Certificate, each Rating Agency or the Depositor, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents):

      (i) the Pooling and Servicing Agreement and any amendments thereto;

      (ii) all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

      (iii) all officer's certificates delivered to the Trustee or the Paying Agent since the Closing Date;

      (iv) all accountants' reports delivered to the Trustee or the Paying Agent since the Closing Date;

      (v) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property;

      (vi) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer;

      (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer; and

      (viii) any and all officer's certificates and other evidence delivered to the Trustee or the Paying Agent to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the Master Servicer upon request; however, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the Certificates by such recipient.

Book-Entry Certificates

      Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the Paying Agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special

Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

Example of Distributions

      The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued in February, 1999:

          The close of business on
          February 1                (A)    Cut-Off Date.
          February 26               (B)    Record Date for all Classes of
                                           Certificates.
          February 1 - March 9      (C)    The Collection Period. The Master
                                           Servicer receives Scheduled Payments
                                           due on February 1 and any Principal
                                           Prepayments made after the Cut-Off
                                           Date and on or prior to March 9.
          March 9                   (D)    Determination Date.
          March 12                  (E)    Master Servicer Remittance Date.
          March 15                  (F)    Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

      (A) The outstanding principal balance of the Mortgage Loans will be the aggregate outstanding principal balance of the Mortgage Loans at the close of business on February 1, 1999 (after deducting principal payments due on or before such date, whether or not received). Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

      (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

      (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-Off Date and on or prior to March 9, 1999 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

      (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      (E) The Master Servicer will remit to the Paying Agent on the business day preceding the related Distribution Date all amounts held by the Master Servicer, and any P&I Advances required to be made by the Master Servicer, that together constitute the Available Distribution Amount for such Distribution Date.

      (F) The Paying Agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

The Trustee and the Fiscal Agent

The Trustee

      LaSalle National Bank ("LaSalle") will act as Trustee. LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be: (i) an institution insured by the FDIC, (ii) a corporation or national bank, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" by DCR and "Aa" by Moody's (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention:
Asset-Backed Securities Trust Services Group--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF1. As of June 30, 1998, the Trustee had assets of approximately $19 billion. See "Description of the Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

      As compensation for the performance of its duties, the Trustee will be paid a monthly fee as set forth in the Pooling and Servicing Agreement (the "Trustee Fee").

The Fiscal Agent

      ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it determines, in its sole discretion, exercised in good faith, to be a Nonrecoverable Advance. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of June 30, 1998, the Fiscal Agent had consolidated assets of approximately $490.8 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

The Paying Agent, Certificate Registrar and Authenticating Agent

      Norwest Bank Minnesota, National Association ("Norwest Bank"), will serve as the paying agent (in such capacity, the "Paying Agent"). In addition, Norwest Bank Minnesota, National Association will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent"). Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Norwest Bank is an affiliate of the Master Servicer. As compensation for the performance of its duties as Paying Agent, Certificate Registrar and Authenticating Agent, Norwest Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

Expected Final Distribution Date; Rated Final Distribution Date

      The Expected Final Distribution Date for each Class of Certificates is the date on which such Class is expected to be paid in full, assuming timely payments (and no Principal Prepayments) will be made on the Mortgage Loans in accordance with their terms and otherwise based on the Maturity Assumptions (as defined herein).

      The Rated Final Distribution Date of each Class of Certificates is the Distribution Date in November 2031. The "Rated Final Distribution Date" is the first Distribution Date that follows by at least 36 months the end of the amortization term of the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

      The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects on assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including Principal Prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance of such Certificate, (iii) the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance of such Certificate, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such Certificate. In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

Pass-Through Rates

      The Pass-Through Rates on the Class D, Class E and Class F Certificates will be based on the Weighted Average Net Mortgage Rate. Accordingly, the yields on the Class D, Class E and Class F Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and any unscheduled collections of principal (and/or any experience of Realized Losses) as a result of liquidations of Mortgage Loans. In general, the effect of any such changes on such yields and Pass-Through Rates will be particularly adverse to the extent that Mortgage Loans with relatively higher Mortgage Rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections (or Realized Losses) than Mortgage Loans with relatively lower Mortgage Rates.

Rate and Timing of Principal Payments

      The yield to maturity on any Class of Offered Certificate purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties and purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust Fund as described herein under "Description Of the Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this Prospectus Supplement.

      The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance of its Class. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, if an Offered Certificate is purchased at a discount or premium, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of the related Class, the greater will be the effect on the yield to maturity of such Certificate. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E and Class F Certificates, the allocation of a portion of collected Prepayment Premiums to the Certificates as described herein is intended to mitigate those risks; however, such allocation (if any) may be insufficient to offset fully the adverse effects on yield that such prepayments may have. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls

      The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Realized Losses and Expense Losses will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending (that is, from N to A) alphabetical order of Class designation, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of Certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults (to the extent the Master Servicer determines that P&I Advances would be nonrecoverable), Appraisal Reductions, Expense Losses and Realized Losses generally will result in (among other things) a shortfall in current distributions of interest payable to the most subordinate Class of Certificates outstanding.

Certain Relevant Factors

      The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums, and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors and Other Special Considerations" in this Prospectus Supplement and "Risk Factors" in the Prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Life

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such Certificate.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans. The Depositor makes no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

      The following tables indicate the percent of the initial Certificate Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

      (i) the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as set forth herein;

      (ii) the settlement date for the sale of the Certificates is February 25, 1999;

      (iii) distributions on the Certificates are made on the 15th day of each month, commencing in March, 1999;

      (iv) there are no delinquencies, defaults or Realized Losses with respect to the Mortgage Loans;

      (v) Scheduled Payments on the Mortgage Loans are timely received on the first day of each month;

      (vi) the Trust Fund does not experience any Expense Losses;

      (vii) no Principal Prepayment on any Mortgage Loan is made during its Lock-out Period (if any) or during any period when Principal Prepayments on such Mortgage Loans are required to be accompanied by a Yield Maintenance Premium, each Mortgage Loan with an Anticipated Repayment Date is paid in full on such date and otherwise Principal Prepayments are made on the Mortgage Loans at the indicated levels of CPR (notwithstanding any limitations in the Mortgage Loans on partial prepayments);

      (viii) any Prepayment Premiums are allocated as described elsewhere in this Prospectus Supplement;

      (ix) no Prepayment Interest Shortfalls occur; and

      (x) no Mortgage Loan is the subject of a repurchase or substitution by the Seller and no optional termination of the Trust Fund occurs.

      The Mortgage Loans do not have all of the characteristics assumed above. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables. The Mortgage Loans generally do not permit partial prepayments and do not prepay at any constant rate. Accordingly, it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the Maturity Assumptions. Furthermore, it is unlikely that the Mortgage Loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a Certificate is determined by (A) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Certificate to the related Distribution Date, (B) summing the results and (C) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.

           Percent of Initial Certificate Balance Outstanding for the Class A-1 Certificates at the Respective Percentages of CPR

Distribution Date                  0%      3%      5%      7%     10%     15%
-----------------               -----   -----   -----   -----   -----   -----
Initial                          100%    100%    100%    100%    100%    100%

February, 2000                    95      95      95      95      95      95

February, 2001                    89      89      89      89      89      89

February, 2002                    83      83      82      82      82      82

February, 2003                    75      75      75      75      75      75

February, 2004                    54      54      54      54      54      54

February, 2005                    47      47      47      47      47      46

February, 2006                    29      28      28      28      28      28

February, 2007                    20      20      20      20      20      20

February, 2008                     9       8       8       8       8       7

February, 2009                     0       0       0       0       0       0

Weighted average life (years)   5.50    5.48    5.47    5.47    5.46    5.44

           Percent of Initial Certificate Balance Outstanding for the Class A-2 Certificates at the Respective Percentages of CPR

Distribution Date                  0%      3%      5%      7%     10%     15%
-----------------               -----   -----   -----   -----   -----   -----
Initial                          100%    100%    100%    100%    100%    100%

February, 2000                   100     100     100     100     100     100

February, 2001                   100     100     100     100     100     100

February, 2002                   100     100     100     100     100     100

February, 2003                   100     100     100     100     100     100

February, 2004                   100     100     100     100     100     100

February, 2005                   100     100     100     100     100     100

February, 2006                   100     100     100     100     100     100

February, 2007                   100     100     100     100     100     100

February, 2008                   100     100     100     100     100     100

February, 2009                     0       0       0       0       0       0

Weighted average life (years)   9.38    9.38    9.38    9.38    9.37    9.37

           Percent of Initial Certificate Balance Outstanding for the
            Class B Certificates at the Respective Percentages of CPR

Distribution Date                  0%      3%      5%      7%     10%     15%
-----------------               -----   -----   -----   -----   -----   -----
Initial                          100%    100%    100%    100%    100%    100%

February, 2000                   100     100     100     100     100     100

February, 2001                   100     100     100     100     100     100

February, 2002                   100     100     100     100     100     100

February, 2003                   100     100     100     100     100     100

February, 2004                   100     100     100     100     100     100

February, 2005                   100     100     100     100     100     100

February, 2006                   100     100     100     100     100     100

February, 2007                   100     100     100     100     100     100

February, 2008                   100     100     100     100     100     100

February, 2009                     0       0       0       0       0       0

Weighted average life (years)   9.61    9.61    9.61    9.60    9.60    9.60

           Percent of Initial Certificate Balance Outstanding for the
            Class C Certificates at the Respective Percentages of CPR

Distribution Date                  0%      3%      5%      7%     10%     15%
-----------------               -----   -----   -----   -----   -----   -----
Initial                          100%    100%    100%    100%    100%    100%

February, 2000                   100     100     100     100     100     100

February, 2001                   100     100     100     100     100     100

February, 2002                   100     100     100     100     100     100

February, 2003                   100     100     100     100     100     100

February, 2004                   100     100     100     100     100     100

February, 2005                   100     100     100     100     100     100

February, 2006                   100     100     100     100     100     100

February, 2007                   100     100     100     100     100     100

February, 2008                   100     100     100     100     100     100

February, 2009                     0       0       0       0       0       0

Weighted average life (years)   9.64    9.64    9.64    9.64    9.64    9.64

           Percent of Initial Certificate Balance Outstanding for the
            Class D Certificates at the Respective Percentages of CPR

Distribution Date                  0%      3%      5%      7%     10%     15%
-----------------               -----   -----   -----   -----   -----   -----
Initial                          100%    100%    100%    100%    100%    100%

February, 2000                   100     100     100     100     100     100

February, 2001                   100     100     100     100     100     100

February, 2002                   100     100     100     100     100     100

February, 2003                   100     100     100     100     100     100

February, 2004                   100     100     100     100     100     100

February, 2005                   100     100     100     100     100     100

February, 2006                   100     100     100     100     100     100

February, 2007                   100     100     100     100     100     100

February, 2008                   100     100     100     100     100     100

February, 2009                     0       0       0       0       0       0

Weighted average life (years)   9.64    9.64    9.64    9.64    9.64    9.64

           Percent of Initial Certificate Balance Outstanding for the
            Class E Certificates at the Respective Percentages of CPR

Distribution Date                  0%      3%      5%      7%     10%     15%
-----------------               -----   -----   -----   -----   -----   -----
Initial                          100%    100%    100%    100%    100%    100%

February, 2000                   100     100     100     100     100     100

February, 2001                   100     100     100     100     100     100

February, 2002                   100     100     100     100     100     100

February, 2003                   100     100     100     100     100     100

February, 2004                   100     100     100     100     100     100

February, 2005                   100     100     100     100     100     100

February, 2006                   100     100     100     100     100     100

February, 2007                   100     100     100     100     100     100

February, 2008                   100     100     100     100     100     100

February, 2009                     0       0       0       0       0       0

Weighted average life (years)   9.69    9.68    9.68    9.68    9.68    9.68

           Percent of Initial Certificate Balance Outstanding for the
            Class F Certificates at the Respective Percentages of CPR

Distribution Date                  0%      3%      5%      7%     10%     15%
-----------------               -----   -----   -----   -----   -----   -----
Initial                          100%    100%    100%    100%    100%    100%

February, 2000                   100     100     100     100     100     100

February, 2001                   100     100     100     100     100     100

February, 2002                   100     100     100     100     100     100

February, 2003                   100     100     100     100     100     100

February, 2004                   100     100     100     100     100     100

February, 2005                   100     100     100     100     100     100

February, 2006                   100     100     100     100     100     100

February, 2007                   100     100     100     100     100     100

February, 2008                   100     100     100     100     100     100

February, 2009                    75      72      71      69      68      66

February, 2010                    24      21      20      18      17      15

February, 2011                     0       0       0       0       0       0

Weighted average life (years)  10.48   10.43   10.41   10.38   10.36   10.33

      The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the tables above, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will experience neither defaults nor losses, and neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. Therefore, there can be no assurance that the Mortgage Loans will prepay at any particular rate.

                        DESCRIPTION OF THE MORTGAGE POOL

General

      The Mortgage Pool will consist of 274 fixed-rate mortgage loans (the "Mortgage Loans" and collectively, the "Mortgage Pool"), with aggregate Cut-Off Date Balances of $968,511,922 (the "Initial Pool Balance") subject to a permitted variance of plus or minus 5%. The Cut-Off Date Balances of the Mortgage Loans range from $317,728 to $41,232,654, and the Mortgage Loans have an average Cut-Off Date Balance of $3,534,715. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. For purposes of the presentation of certain Mortgage Pool Information herein, each Mortgage Loan is deemed to be secured by a mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property.

      A brief summary of the material terms of the significant Mortgage Loans in the Mortgage Pool is set forth on Appendix III attached hereto.

      As of the Cut-Off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-Off Date.

      Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple estate income-producing real property (a "Mortgaged Property"), except that in six (6) cases, representing 2.8% of the Initial Pool Balance, the Mortgage Loan is secured by a Mortgage on a leasehold estate in the Mortgaged Property or on both a leasehold interest in a portion of the Mortgaged Property and a fee simple interest in the remainder of the Mortgaged Property.

      The Mortgaged Properties are located throughout twenty-nine (29) states, with the largest concentration in California (140 Mortgaged Properties, which represent security for 45.6% of the Initial Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 10.9% of the Initial Pool Balance. See Appendix II for a more detailed description of the Mortgage Loans.

      Two hundred and two (202) of the Mortgage Loans, or 60.7% of the Initial Pool Balance (the "Wells Fargo Loans"), were originated by Wells Fargo. Seventy-two (72) of the Mortgage Loans or 39.3% of the Initial Pool Balance (the "Morgan Stanley Loans"), were originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, were originated directly by MSMC or were purchased in the secondary market.

      On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Sellers, in each case pursuant to a mortgage loan purchase agreement to be entered into between the Depositor and the particular Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans" below.

      The Mortgage Loans were originated between March 15, 1994 and December 4, 1998.

Certain Terms and Characteristics of the Mortgage Loans

Mortgage Rates; Calculations of Interest

      The Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms. Ninety-one (91) of the Mortgage Loans, representing 21.4% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. One hundred eighty-three (183) of the Mortgage Loans, representing 78.6% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

      The Mortgaged Properties consist of the following property types:

      o Eighty-six (86) of the Mortgaged Properties, which represent security for 30.7% of the Initial Pool Balance, are multifamily apartment properties;

      o Fifty-two (52) of the Mortgaged Properties, which represent security for 24.3% of the Initial Pool Balance, are retail properties;

      o Seventy-four (74) of the Mortgaged Properties, which represent security for 16.9% of the Initial Pool Balance, are industrial properties;

      o Thirty-six (36) of the Mortgaged Properties, which represent security for 13.0% of the Initial Pool Balance, are office properties;

      o Six (6) of the Mortgaged Properties, which represent security for 9.1% of the Initial Pool Balance, are hospitality properties, three (3) of which are affiliated with national hotel/motel franchisors;

      o Six (6) of the Mortgaged Properties, which represent security for 2.2% of the Initial Pool Balance, are categorized as other properties;

      o Six (6) of the Mortgaged Properties, which represent security for 2.1% of the Initial Pool Balance, are mobile home park properties; and

      o Eight (8) of the Mortgaged Properties, which represent security for 1.8% of the Initial Pool Balance, are self-storage properties.

      Six (6) of the multifamily apartment properties, which represent security for 1.9% of the Initial Pool Balance, are known to have material concentrations of students and four (4) of the multifamily apartment properties, which represent security for 1.3% of the Initial Pool Balance, are believed to have tenants eligible for subsidy payment under certain federal housing assistance programs, including Section 8 of the National Housing Act.

Property Location

      The number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, located in the three states with the highest concentrations of Mortgaged Properties, are as follows:

      o One hundred-forty (140) of the Mortgaged Properties, representing 45.6% of the Initial Pool Balance, are located in California;

      o Thirty-two (32) of the Mortgaged Properties, representing 10.9% of the Initial Pool Balance, are located in Texas; and

      o Six (6) of the Mortgaged Properties, representing 5.9% of the Initial Pool Balance, are located in Illinois.

      The remaining Mortgaged Properties are located throughout 26 other states. None of these states has a concentration of Mortgaged Properties that represents security for more than 5% of the Initial Pool Balance. See Appendix I hereto.

Due Dates

      All of the Mortgage Loans have dates upon which the related Scheduled Payments are due ("Due Dates") that occur on the first day of each month.

Amortization

      Two hundred thirty-four (234) of the Mortgage Loans, which represent 91.3% of the Initial Pool Balance, have the following amortization features.

      o Two hundred thirty-one (231) of the Mortgage Loans, which represent 81.2% of the Initial Pool Balance, provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity (the "Balloon Loans") and, as a result, will have substantial principal payments due and payable (each such amount, together with scheduled interest, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. The amount of the Balloon Payments on those Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year will be greater, and the actual amortization terms will be longer, than would be the case if such Mortgage Loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such Mortgage Loans over time. See "Risk Factors And Other Special Considerations--The Mortgage Loans--Balloon Payments."

      o Two (2) of the Mortgage Loans, which represent 7.2% of the Initial Pool Balance, are fully-amortizing but each provides for, among other things, significant increases in the Mortgage Rate and/or principal amortization of the respective Mortgage Loan at a date (the "Anticipated Repayment Date") prior to stated maturity, thereby providing an increased incentive to prepay the Mortgage Loan (the "Hyper-Amortization Loans"). As a result, the Hyper-Amortization Loans will have substantial principal payments due and payable on their Anticipated Repayment Dates, unless prepaid prior thereto.

      o One (1) Mortgage Loan, representing 2.9% of the Initial Pool Balance, is an interest-only loan and does not provide for any amortization of the principal balance thereof.

Prepayment Restrictions; Defeasance Provisions

      One hundred fifty-four (154) Mortgage Loans, representing 57.7% of the Initial Pool Balance, prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage note (the "Lock-out Period") but permit the related borrower (after an initial period of at least two years following the date of issuance of the Certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

      Sixty-three (63) Mortgage Loans, representing 25.6% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

      Fifty-three (53) Mortgage Loans, representing 15.9% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter permit the related borrower to either (i) defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage or (ii) pay a prepayment premium equal to the greater of a yield maintenance formula and 1% of the amount prepaid; provided that one (1) such Mortgage Loan, representing 1.7% of the Initial Pool Balance, prohibits voluntary principal prepayments for a Lock-out Period and thereafter permits the borrower to either (i) defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the Mortgage or
(ii) pay a prepayment premium based upon a yield maintenance formula.

      Four (4) Mortgage Loans, representing 0.8% of the Initial Pool Balance, do not provide for Lock-out Periods but impose prepayment premiums in connection with voluntary principal prepayments made prior to a specified date (which date is 3 to 6 months prior to maturity). One (1) of such Mortgage Loans, representing 0.3% of the Initial Pool Balance, permits voluntary principal prepayments of up to 10% of the original principal balance of the Mortgage Loan in any calendar year without the imposition of a prepayment premium.

Non-recourse Obligations

      Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or any other person.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the Mortgage Loans generally permit transfers of the related Mortgaged Property, subject to reasonable approval of the proposed transferee by the holder of the Mortgage, payment of an assumption fee (which may be waived by the Master Servicer or the Special Servicer, as the case may be, or, if collected, will be paid to the Master Servicer or the Special Servicer as additional servicing compensation) and


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

certain other conditions. In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer. The Master Servicer or the Special Servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property in accordance with the Pooling and Servicing Agreement.

Cross-Collateralization; Related Parties

      The Mortgage Pool includes four (4) groups of Mortgage Loans, the largest of which collectively represents 1.5% of the Initial Pool Balance, under which an aggregate amount of indebtedness is evidenced by a single obligation secured by multiple Mortgaged Properties. Generally, for purposes of the presentation of Mortgage Pool information herein, such Mortgage Loans have been treated as multiple cross-collateralized and cross-defaulted Mortgage Loans, each secured by one of the related Mortgaged Properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.

      In addition, the Mortgage Pool includes six (6) groups of Mortgage Loans, the largest of which collectively represents 3.4% of the Initial Pool Balance, under which an aggregate amount of indebtedness is evidenced by multiple obligations and is secured by mortgages on multiple Mortgaged Properties. Each such Mortgage Loan is cross-defaulted and cross-collateralized with the other Mortgage Loan or Loans in such group. See Appendix II for further information with respect to such groups.

      There are also eighteen (18) groups of Mortgage Loans other than those groups that are either cross-defaulted and cross-collateralized, or those that are treated as cross-defaulted and cross-collateralized for disclosure purposes, the largest of which represents 2.9% of the Initial Pool Balance, where the borrowers are affiliated through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed.

Subordinate and Other Financing

      Generally the Mortgage Loans prohibit the borrower from incurring subordinate indebtedness or require the consent of the holder of the Mortgage prior to doing so. However, with respect to four (4) of the Mortgage Loans, representing 1.7% of the Initial Pool Balance, the related borrower may incur secured subordinate debt, subject to the maintenance of certain maximum combined loan to value and minimum debt-service coverage ratios. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the Prospectus.

Assessments of Property Value and Condition

Appraisals

      In connection with the origination or acquisition of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-Off Date is presented herein for illustrative purposes only.

Environmental Assessments

      An environmental site assessment was performed with respect to each Mortgaged Property generally within the twelve-month period preceding the origination of the related Mortgage Loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the Mortgaged Property. In certain cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property, abate or remediate the condition and/or provide additional security.

Property Condition Assessments

      Except in cases where the mortgaged property was newly constructed, most of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loan, by a representative of the related Seller or by a third party professional engaged by such Seller. Furthermore, in most cases, a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In certain cases where material deficiencies were observed, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency. Engineering reports by licensed engineers or consultants were prepared with respect to all of the Mortgaged Properties in connection with the origination of the related Mortgage Loan, except for five (5) Mortgaged Properties representing 3.8% of the Initial Pool Balance.

Seismic Review Process

      For Wells Fargo Loans, loan requests secured by properties located in California are screened using a software system to perform a preliminary probable maximum loss ("PML") analysis. Properties with any one of the following characteristics are subject to a third party seismic survey performed by an approved seismic engineering firm: a property with a preliminary PML over 20% of the estimated replacement cost of the improvements, a loan of more than $10,000,000, a property located in an Alquist Priolo Zone (a zone surrounding active California earthquake faults, as established under California law), a property of three or more stories, a property constructed of non-reinforced masonry, a property found to exhibit indications of significant seismic stress during the completion of the property condition assessment or a property located in a county having special inspection or retrofit requirements.

      For the Morgan Stanley Loans, loan requests secured by properties in California are subject to a third party seismic report.

      Generally, any of the Mortgage Loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading, be conditioned on satisfactory earthquake insurance or be declined.

      The Mortgage Pool contains 12 Mortgage Loans, representing 4.7% of the Initial Pool Balance, that have PMLs in excess of 20% of the estimated replacement costs of the improvements and are subject to the above-described mitigants.

Additional Mortgage Loan Information

      Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto, and for a brief summary of the significant Mortgage Loans in the Mortgage Pool, see Appendix III hereto. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "Risk Factors and

Other Special Considerations--The Mortgage Loans", elsewhere in this "Description of the Mortgage Pool" section and under "Certain Legal Aspects of Mortgage Loans and the Leases" in the Prospectus.

      For purposes of the tables in Appendix I and for the information set forth in Appendix II and Appendix III:

            (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of cross-collateralized Mortgage Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or that group of cross-collateralized Mortgage Loans). "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and
                  (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritable Cash Flow for a Mortgaged Property, the applicable Seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the Seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable Seller made certain changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the Seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties. Several Mortgage Loans are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Seller in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related

                  Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

            (2) References in the tables to "Cut-Off Date Loan-to-Value" or "Cut-Off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or the aggregate principal balance of a group of cross-collateralized Mortgage Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal (as described above under "--Assessments of Property Value and Condition--Appraisals") of such Mortgaged Property. References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Balloon Loan or a Hyper-Amortization Loan, as the case may be, anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or on the Anticipated Repayment Date, as applicable, (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

            (3) References to "Years Built/Renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which such Mortgaged Property was substantially renovated.

            (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the Mortgage Loans require the borrowers to provide the related lender with annual operating statements.

Standard Hazard Insurance

      To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the Master Servicer will require each borrower to maintain a fire and hazard insurance policy with extended coverage. The coverage of each such policy will be in an amount (subject to a deductible customary in the related geographic area) that is not less than the lesser of the full replacement cost of the improvements that represent security for such Mortgage Loan, with no deduction for depreciation, and the outstanding principal balance owing on such Mortgage Loan, but in any event, unless otherwise specified in the applicable Mortgage or Mortgage Note, in an amount sufficient to avoid the application of any coinsurance clause. If, on the date of origination of a Mortgage Loan, the related Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property, but only to the extent such Mortgage Loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard. If a borrower fails to maintain such hazard insurance, the Master Servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The Special Servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. In addition, the Master Servicer may require any borrower to maintain other forms of insurance as the Master Servicer may be permitted to require under the related Mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The Master Servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its

Mortgage Loan to maintain earthquake insurance. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders.

The Sellers

Wells Fargo Bank, National Association

      A description of Wells Fargo is contained under "Servicing of the Mortgage Loans--The Master Servicer" in this Prospectus Supplement.

Morgan Stanley Mortgage Capital Inc.

      MSMC is a subsidiary of Morgan Stanley & Co., Inc. formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the Morgan Stanley Loans was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, was originated directly by MSMC or was purchased in the secondary market. All Morgan Stanley Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

Assignment of The Mortgage Loans

      On or prior to the Closing Date, Wells Fargo Bank, National Association ("Wells Fargo") and Morgan Stanley Mortgage Capital Inc. ("MSMC," and each of Wells Fargo and MSMC, a "Seller") will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignments, each Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any Mortgage Loan, a "Mortgage File") to the Trustee:

      (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of Trustee;

      (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      (c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      (d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form;

      (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form;

      (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and

      (g) when relevant, the related ground lease or a copy thereof.

      The Trustee will be required to review the documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust. Within 90 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

Representations and Warranties

      In each Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of its Mortgage Loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

      (1) the information set forth in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

      (2) such Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances;

      (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date;

      (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

      (5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

      (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the Mortgaged Property;

      (7) the Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part;

      (8) except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan;

      (9) to the Seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property;

      (10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to certain permitted encumbrances;

      (11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

      (12) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report;

      (13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and to the knowledge of the Seller there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

      (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

      (15) to such Seller's knowledge, there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

      (16) the related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

      (17) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property:

            (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage;

            (b) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder;

            (c) such ground lease is in full force and effect and, to the knowledge of the Seller, no material default has occurred thereunder;

            (d) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage, and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder;

            (e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease;

            (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan;

      (18) the Mortgage Loan is not cross-collateralized with any loan other than one or more other Mortgage Loans;

      (19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except, upon payment in full of the Mortgage Loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and

      (20) to such Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

      Notwithstanding the foregoing, in lieu of making certain of the foregoing representations and warranties with respect to twelve (12) Mortgage Loans (representing 8.8% of the Initial Pool Balance) sold by it to the

Depositor, MSMC will assign to the Trustee, for the benefit of the Certificateholders, its right to require General American Life Insurance Company ("GAL") to either (i) cure a material breach of the representations and warranties made by GAL to MSMC in connection with GAL's sale of such Mortgage Loans to MSMC, which representations and warranties are substantially similar to those listed above, or (ii) repurchase such Mortgage Loans affected by any such breach.

Repurchases And Other Remedies

      If any Mortgage Loan document required to be delivered to the Trustee by a Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, is not properly executed or is defective on its face (any such omission or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by a Seller (which term, for purposes of this and the following two paragraphs, includes in general, GAL) regarding the characteristics of any of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or such breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), then the Seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Trust Fund at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), (A) replace such Mortgage Loan with a mortgage loan having certain payment terms comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency (a "Qualifying Substitute Mortgage Loan") and (B) pay an amount generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase must occur within 90 days from the date the Seller was notified of the defect and substitution must occur within the sooner of (i) 90 days from the date the Seller was notified of the defect or (ii) two years from the Closing Date.

      For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days.

      The foregoing obligations of each Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, the other Seller or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

Changes In Mortgage Pool Characteristics

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage

Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

General

      The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans with the higher of the following standards of care (the "Servicing Standard"):

      (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; and

      (b) the care, skill, prudence and diligence the Master Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are substantially the same as the Mortgage Loans, giving due consideration to the maximization of the net present value of the mortgage loans.

      Each of the Master Servicer and the Special Servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled and any relationship it may have with any borrower, and without regard to the different payment priorities among the Classes of Certificates. Each of the Master Servicer and the Special Servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not the Master Servicer or a Special Servicer, as the case may be. Any such interest of the Master Servicer or the Special Servicer in the Certificates will not be taken into account when evaluating whether actions of the Master Servicer or the Special Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer or the Special Servicer. In addition, the Master Servicer or the Special Servicer may, under certain limited circumstances, lend money on an unsecured basis, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the Master Servicer or the Special Servicer were not a party to the transactions contemplated hereby.

      Each of the Master Servicer and the Special Servicer is permitted to enter into a sub-servicing agreement with a sub-servicer (a "Sub-Servicer"), and any such Sub-Servicer will receive a fee for the services specified in such sub-servicing agreement. However, the Master Servicer or the Special Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer or the Special Servicer, as the case may be, will be required to pay any servicing compensation due to any Sub-Servicer out of its own funds.

      The Master Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the Trustee, provided that (a) a successor servicer is available and willing to assume the obligations of the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation; (b) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (c) the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal or downgrade of the then current ratings on the Certificates. Furthermore, the Master Servicer may resign as Master Servicer if it determines that the Master Servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the Master Servicer ceases to serve as such and shall not have been replaced by a qualified successor, the Trustee will assume the Master Servicer's duties and obligations under the Pooling and Servicing Agreement. If the Special Servicer shall cease to serve as such and a qualified successor shall not have been engaged, the Master Servicer will assume the Special Servicer's duties and obligations and, if the Master Servicer fails to so assume such duties and responsibilities, the Trustee will assume the duties and obligations of the Special Servicer. The relationship of each of the Master Servicer and the Special Servicer to the Trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement, and the Special Servicer will have no responsibility for the performance by the Master Servicer of its duties under the Pooling and Servicing Agreement.

      The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the Special Servicer will be responsible for servicing and administering:

      (i) any Mortgage Loan as to which a Balloon Payment is past due, and the Master Servicer has determined that payment is unlikely to be made on or before the second Due Date succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

      (ii) any Mortgage Loan as to which, to the Master Servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 60 days;

      (iii) any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

      (iv) any Mortgage Loan as to which the Master Servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which in the judgement of the Master Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days);

      (v) any Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and

      (vi) any Mortgage Loan as to which, in the judgment of the Master Servicer, a default has occurred or in the judgment of the Master Servicer is imminent or is likely to occur within 60 days (any of the foregoing events, a "Servicing Transfer Event," and any Mortgage Loan as to which any of the foregoing events has occurred, a "Specially Serviced Mortgage Loan").

      In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer will be required to transfer its principal servicing responsibilities with respect thereto to the Special Servicer in accordance with certain procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances to the Paying Agent and prepare certain reports to the Trustee and the Paying Agent with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans."

      A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Rehabilitated Mortgage Loan" as to which the Master Servicer will re-assume all servicing responsibilities) when (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), (ii) no other Servicing Transfer Event has occurred and is continuing with respect to such

Mortgage Loan and (iii) the Trust Fund has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

      The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description Of The Certificates--Advances--Servicing Advances" in this Prospectus Supplement.

The Master Servicer

      Wells Fargo will be responsible for servicing the Mortgage Loans as Master Servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The Master Servicer is an affiliate of the Paying Agent.

      Founded in 1852, Wells Fargo & Company is the holding company for Wells Fargo. For the years ended December 31, 1998 and 1997, Wells Fargo & Company reported, on a consolidated basis, total assets of $202.5 billion and $185.7 billion, respectively, and total capital (Tier 1 and 2) of $10.9 billion and $11.2 billion, respectively. For the years ended December 31, 1998 and 1997, respectively, Wells Fargo & Company reported, on a consolidated basis, net income of $1,950 million and $2,499 million, respectively.

      On November 2, 1998, the former Wells Fargo & Company merged with WFC Holdings Corporation, a wholly-owned subsidiary of Norwest Corporation. In connection with such merger, Norwest Corporation changed its name to Wells Fargo & Company. Such merger was accounted for as a pooling of interests. The total assets, total capital and net income indicated above for Wells Fargo & Company reflect the consolidated assets, capital and income of such merged companies for the periods set forth above.

      As of December 31, 1998, Wells Fargo and its subsidiaries serviced approximately $25.9 billion of multifamily and commercial mortgage loans, including approximately $5.4 billion for third parties.

      Commercial and multifamily mortgage loans originated for securitization by Wells Fargo and its subsidiaries are currently serviced by Wells Fargo.

      The information set forth herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, the Depositor makes no representations or warranty as to the accuracy or completeness of such information. Wells Fargo has been approved as a servicer by all nationally recognized statistical rating organizations.

Master Servicer Compensation

      The Master Servicer will be entitled to receive each month a servicing fee (the "Servicing Fee") equal to the portion of a specified rate per annum (the "Servicing Fee Rate") applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for each Mortgage Loan for such month) applied to the outstanding Scheduled Principal Balance of each Mortgage Loan (including REO Properties) as compensation for servicing the Mortgage Loans. The Master Servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account, and (in each case to the extent not payable to the Special Servicer or any Sub-Servicer as provided in the Pooling and Servicing Agreement or any sub-servicing agreement) late payment charges, assumption fees, modification fees, extension fees and default interest payable at a rate above the related Mortgage Rate. However, the amount of the related Servicing Fee (but not the fee payable to the Trustee or, in general, the portion of the Servicing Fee payable to Sub-Servicers) will be reduced (to not less than zero) on each Distribution Date by the amount (if any) of Compensating Interest paid by the Master Servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this Prospectus Supplement. If Prepayment Interest Excesses for all Mortgage Loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such Mortgage Loans as of any Distribution Date, such excess amount will be payable to the Master Servicer as additional servicing compensation.

Master Servicer Events of Default

      An "Event of Default" with respect to the Master Servicer under the Pooling and Servicing Agreement will include any one of the following events:

            (i) any failure by the Master Servicer to remit to the Paying Agent any payment required to be remitted by the Master Servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which notice shall have been given by the Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

            (iii) any breach of the representations and warranties of the Master Servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after notice shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further that such cure period may not exceed 90 days; or

            (iv) the Trustee shall receive notice from any Rating Agency to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates; or

            (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

      If an Event of Default described in clauses (ii), (iii) or (iv) above has occurred, the obligations and responsibilities of the Master Servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated. If an Event of Default described in clauses (i) or (v) above has occurred, the obligations and responsibilities of the Master Servicer under the Pooling and Servicing Agreement will terminate immediately upon the date on which the Trustee or the Depositor gives written notice to the Master Servicer that the Master Servicer is terminated. After any Event of Default, the Trustee may elect to terminate the Master Servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the Trustee. On such date, all authority, power and rights of the Master Servicer under the Pooling and Servicing Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate; provided that in no event shall the termination of the Master Servicer be effective until a successor servicer shall have succeeded the Master Servicer as successor servicer, notified the Master Servicer of such designation, and such successor servicer shall have assumed the Master Servicer's obligations and responsibilities with respect to the Mortgage Loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied certain provisions specified in the Pooling and Servicing Agreement. However, if the Master Servicer is terminated as a result of an Event of Default described in clause (v) of the definition thereof, the Trustee shall act as successor servicer immediately and shall use its best efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions.

The Special Servicer

      The initial Special Servicer will be GMAC Commercial Mortgage Corporation (the "Special Servicer"). The Special Servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the Master Servicer, the Trustee and the Paying Agent. As of June 30, 1998, the Special Servicer was responsible for performing certain servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $46 billion. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a significant portion of certain Classes of the Subordinate Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044.

      The information set forth herein concerning the Special Servicer has been provided by the Special Servicer. Accordingly, the Depositor makes no representations or warranty as to the accuracy or completeness of such information.

Special Servicer Compensation

      The Special Servicer will be entitled to receive (i) a special servicing fee (the "Special Servicing Fee") equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for each Specially Serviced Mortgage Loan for such month) of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan; (ii) a fee (the "Workout Fee"), payable with respect to any Rehabilitated Mortgage Loan, equal to the product of (x) 1.0% and (y) the amount of each collection of interest and principal received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan; and
(iii) a fee (the "Liquidation Fee") equal to the product of (x) 1.0% and (y) the related Liquidation Proceeds (collectively, such fees payable to the Special Servicer, the "Special Servicer Compensation"). The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. The Special Servicer is also permitted to retain, in general, certain assumption fees, modification fees and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the Trust Fund and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Servicing Fee payable to the Master Servicer. In addition, the Special Servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The Special Servicer will be entitled to approve assumptions with respect to all Mortgage Loans. The amount of the Special Servicing Fee (but not the fee payable to the Trustee) will be reduced (to not less than zero) on each Distribution Date by the amount (if any) of Compensating Interest paid by the Special Servicer on such Distribution Date. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such Mortgage Loans as of any Distribution Date, such excess amount will be payable to the Special Servicer as additional servicing compensation.

      As described in this Prospectus Supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of certain actions of the Special Servicer, subject to the limitations described herein.

Termination of Special Servicer

      The Trustee may terminate the Special Servicer due to (i) any failure by the Special Servicer to remit to the Paying Agent or the Master Servicer when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement; (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; provided, however, that to the extent that the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended for up to an additional 60 days; (iii) any breach by the Special Servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that to the extent that the Special Servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended for up to an additional 60 days; (iv) the Trustee shall receive notice from a Rating Agency to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates; (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property; or (vii) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing. In addition to the above events of termination, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the Trustee will remove the Special Servicer from its duties as Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates.

The Operating Adviser

      An operating adviser (the "Operating Adviser") appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the Special Servicer in regard to certain actions. The Special Servicer will be required to notify the Operating Adviser of, among other things, (i) any proposed modification of a Money Term of a Mortgage Loan other than an extension of the original maturity date for two years or less, (ii) any foreclosure or comparable conversion of the ownership of a Mortgaged Property, (iii) any proposed sale of a Specially Serviced Mortgage Loan (other than in connection with the termination of the Trust Fund as described in this Prospectus Supplement under "Description of the Certificates--Optional Termination"), (iv) any proposal to bring an REO Property into compliance with applicable environmental laws, and (v) any acceptance of substitute or additional collateral for a Mortgage Loan. In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates.

      The "Controlling Class" will be the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than 25% (or 35%, if the most subordinate Class of Certificates is the Class J Certificates or any Class senior thereto) of the initial aggregate Certificate Balance of such Class, the Controlling Class shall be the next most subordinate Class of Certificates.

      At any time, the holders of a majority of the Controlling Class may direct the Trustee in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter or upon (i) the resignation or removal of the person acting as Operating Adviser or (ii) upon a determination by the Trustee, based upon a written notice from the Certificate Registrar, that the Controlling Class has changed. After such receipt or determination, the Trustee is required to call a meeting of the holders of the Controlling Class (which may be held by telephone) in the manner specified in the Pooling and Servicing Agreement. The meeting will be held in accordance with the procedures specified in the Pooling and Servicing Agreement. At the meeting, each such holder will be entitled to nominate one person to act as Operating Adviser.

Mortgage Loan Modifications

      Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Master Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date. A "Money Term" means with respect to any Mortgage Loan, the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium, Yield Maintenance Premium or Percentage Premium in connection with a Principal Prepayment (but shall not include late fees or default interest provisions).

      Subject to any restrictions applicable to REMICs, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

      (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium;

      (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;

      (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan;

      (iv) extend the maturity date of any Specially Serviced Mortgage Loan; and/or

      (v) accept a Principal Prepayment during any Lock-out Period;

      provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing to the Trustee and the Paying Agent.

      In no event, however, will the Special Servicer be permitted to:

      (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date;

      (ii) extend the maturity date of a Specially Serviced Mortgage Loan and provide for an interest rate during such extension period below the then prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Specially Serviced Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification);

      (iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease;

      (iv) reduce the Mortgage Rate of a Specially Serviced Mortgage Loan to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer; or

      (v) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Scheduled Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the related Mortgage Rate.

      Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan whose borrower failed to make the Balloon Payment at scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may agree to up to three one-year extensions of the maturity of the Mortgage Loan, in each case at the existing Mortgage Rate.

      Modifications that forgive principal or interest of a Mortgage Loan will result in Realized Losses on such Mortgage Loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" in this Prospectus Supplement.

      The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement.

Sale of Defaulted Mortgage Loans and REO Properties

      The Special Servicer may, with notification to the Operating Adviser, offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in default or as to which the Special Servicer has made a determination that default is imminent. The Special Servicer is required to give the Operating Adviser, the Trustee and the Paying Agent not less than five days' prior written notice of its intention to sell any such defaulted Mortgage Loan or REO Property, to offer such defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and to accept the highest cash bid received in such auction or other procedure from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

      In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard and with notification to the Operating Adviser, that such sale at such price is in the best interest of Certificateholders; provided that the Special Servicer may not accept such bid if made by the Trustee in its individual capacity, any of the Trustee's affiliates, or any interested person (as described in the Pooling and Servicing Agreement), except in limited circumstances described in the Pooling and Servicing Agreement, including the ability of the Special Servicer to purchase a defaulted Mortgage Loan or REO Property only if it is the highest bidder and at least three offers are received from independent third parties.

Foreclosures

      The Special Servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any Mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a Mortgaged Property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred but subject, in all cases, to certain limitations concerning environmental matters and, in certain cases, the receipt of an opinion of counsel relating to certain REMIC requirements.

      If any Mortgaged Property is acquired as described in the preceding paragraph, the Special Servicer is required to sell the REO Property within three years after the end of the year in which it was acquired, or any applicable extension period, unless the Special Servicer has previously delivered to the Trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust Fund subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the Special Servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

      In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and
(ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property, but is particularly an issue as to an REO Property operated as a hotel or skilled health care facility. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

General

      For United States federal income tax purposes, the Trust Fund will be a "tiered REMIC structure" described in the Prospectus. See "Certain Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the Prospectus. Three separate REMIC elections will be made with respect to designated portions of the Trust Fund. Upon the issuance of the Offered Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming (i) the making of proper elections, (ii) ongoing compliance with all provisions of the Pooling and Servicing Agreement and (iii) continuing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code. For federal income tax purposes, the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "Certain Federal Income Tax

Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

      The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) (formerly, Section 856(c)(5)(A)) and 856(c)(5)(B) (formerly, Section 856(c)(6)(B)) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a financial asset securitization investment trust (a "FASIT") generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institution will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

      The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C)(v) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool is 30.7%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" in this Prospectus Supplement and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

Original Issue Discount and Premium

      The Class F Certificates will, and the other Offered Certificates will not, be treated as having been issued with "original issue discount" ("OID") for federal income tax reporting purposes. Certain Classes of Offered Certificates may be issued with premium depending on the price at which such Classes of Certificates are sold. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required (and the further assumption that each Hyper-Amortization Loan is repaid in full on its Anticipated Repayment Date). For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans will only prepay during any such period or that they will prepay at any particular rate before or during any such period.

      The IRS has issued OID Regulations under Section 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to prepayable securities such as the Offered Certificates. Moreover, the OID Regulations include an antiabuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

      If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

      Certain Classes of Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC such as the Offered Certificates, and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

      To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale Exchange or Redemption" in the Prospectus.

      The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Paying Agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such Certificates.

      Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holders of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which the holders of such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

Additional Considerations

      The Special Servicer is authorized, under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosure" in this Prospectus Supplement.

      Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Paying Agent, and not of the Master Servicer. See "Certain Federal Income Tax Consequences REMICs--Information Reporting and Backup Withholding" in the Prospectus.

      For further information regarding the tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the Prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                              LOCATED IN CALIFORNIA

      The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in California (approximately 45.6% of the Initial Pool Balance) which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

      Mortgage Loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale and (ii) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. In certain circumstances, the lender may have a receiver appointed.

                              ERISA CONSIDERATIONS

      ERISA and the Code impose certain restrictions on employee benefit and other plans ("Plans") that are subject to ERISA and/or Section 4975 of the Code and on persons that have certain specified relationships to such Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the
Code) (collectively, "Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

Plan Assets

      A final regulation (the "DOL Regulation") promulgated by the Department of Labor (the "DOL") defining the term "plan assets" provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless certain exceptions apply. There can be no assurance, however, that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates. Accordingly, a Plan's investment in Certificates may cause the Mortgage Loans or other assets constituting, or underlying the assets of, the Trust Fund to be deemed plan assets. If the Mortgage Loans or other Trust Fund assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the Mortgage Loans and other Trust Fund assets. Certain affiliates of the Depositor, the Underwriters, the Master Servicer, the Special Servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Paying Agent, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust Fund or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" (within the meaning of ERISA and Section 4975 of the Code) could arise if Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the Subordinate Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

Special Exemption Applicable to Class A Certificates

      With respect to the acquisition and holding of Class A Certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions (collectively, the "Exemptions"), which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to (i) the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts and (ii) transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such Loans.

      Among the conditions that must be satisfied for the Exemptions to apply are the following:

            (1) The acquisition of the Certificates by a Plan must be on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

            (3) The Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Ratings Services, Fitch IBCA, Inc., Moody's or DCR;

            (4) The sum of all payments made to the Underwriters in connection with the Distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer, the Special Servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

            (5) The Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements, (i) the investing Plan fiduciary (or its affiliates) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (ii) the Plan's investment in certificates does not exceed 25 percent of all of the certificates outstanding at the time of the acquisition; and (iii) immediately after the acquisition, no more than 25 percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The Depositor believes that the Exemptions will apply to the acquisition and holding of Class A Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans (or Plan investors), have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the Certificates a list identifying each borrower that is the obligor under each Mortgage Loan that constitutes more than five percent of the aggregate principal balance of the assets of the Trust Fund.

      Because the characteristics of the Class B, Class C, Class D, Class E and Class F Certificates do not meet the requirements of the Exemptions, the purchase or holding of such Certificates by, on behalf of or with "plan assets" of any Plan may result in a non-exempt prohibited transaction or the imposition of excise taxes or civil penalties under ERISA and/or Section 4975 of the Code. Accordingly, such Certificates may not be purchased by, transferred to or held by a Plan or any person using "plan assets" of any Plan to effect such acquisition or holding. Each person that acquires or holds any Class B, Class C, Class D, Class E or Class F Certificate shall be deemed to have represented and warranted to the Depositor, the Trustee, the Paying Agent and the Master Servicer that it satisfies the foregoing limitation, provided that an insurance company investing solely assets of its general account may acquire and hold such Certificates subject to the limitations described in "--Insurance Company General Accounts" below.

Insurance Company General Accounts

      The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA ("Section 401(c)"), which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) required the DOL to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 to provide guidance for purposes of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute "plan assets" of any Plan, except (i) as otherwise provided by the DOL in the 401(c) Regulations to prevent avoidance of the Regulations or (ii) as determined in an action brought by the DOL for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

      Accordingly, any insurance company that acquires or holds any Class B, Class C, Class D, Class E or Class F Certificate shall be deemed to have represented and warranted to the Depositor, the Trustee, the Paying Agent and the Master Servicer that (i) such acquisition and holding is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Paying Agent or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and (ii) the source of funds used to acquire and hold such Certificates is an "insurance company general account" (as defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

      The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                 USE OF PROCEEDS

      The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans from the Sellers and to the payment of certain expenses in connection with the issuance of the Certificates.

                              PLAN OF DISTRIBUTION

      The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co., Incorporated, an affiliate of the Depositor, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively, the "Underwriters"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from the Depositor, the percentage of the respective aggregate Certificate Balance of each Class of Offered Certificates set forth below.

Underwriter            Class A-1  Class A-2  Class B   Class C   Class D  Class E  Class F
-----------            ---------  ---------  -------   -------   -------  -------  -------
Morgan Stanley
& Co. Incorporated         70%       70%       100%      100%      100%     100%     100%

Goldman, Sachs & Co.       25%       25%         0%        0%        0%       0%       0%

Norwest Investment
Services, Inc.              5%        5%         0%        0%        0%       0%       0%
                          ===       ===        ===       ===       ===      ===      ===

       Total........      100%      100%       100%      100%      100%     100%     100%

      The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $902,324,976, plus accrued interest.

      The Underwriters have advised the Depositor that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

      The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about February 25, 1999, which is the tenth business day following the date of pricing of the Certificates. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

      The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

      The Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

      The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Sidley & Austin, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Sidley & Austin, New York, New York. Certain legal matters will be passed upon for Wells Fargo by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and for MSMC by Sidley & Austin, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Duff & Phelps Credit Rating Co. ("DCR") and Moody's Investors Service, Inc. ("Moody's," and collectively, the "Rating Agencies"):

CLASS                                                          DCR       Moody's
-----                                                          ---       -------
Class A-1..............................................        AAA         Aaa
Class A-2..............................................        AAA         Aaa
Class B................................................         AA          Aa2
Class C................................................         A           A2
Class D................................................         A-          A3
Class E................................................        BBB         Baa2
Class F................................................        BBB-         NR

      The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the distribution date in November 2031 (the "Rated Final Distribution Date"). That date is the first Distribution Date that follows by at least 36 months the end of the amortization term of the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums or default interest will be received or (iv) the allocation of Net Aggregate Prepayment Interest Shortfalls. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

      There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

                                                                Page(s) on which
                                                                term is defined
                                                               in the Prospectus
Term                                                               Supplement
----                                                           -----------------

Accrued Certificate Interest.........................................S-52
Administrative Cost Rate.............................................S-47
Advance Rate.........................................................S-58
Advances.............................................................S-58
Anticipated Repayment Date.....................................S-17, S-74
Appraisal Event......................................................S-54
Appraisal Reduction..................................................S-54
Assumed Scheduled Payment............................................S-53
Authenticating Agent.................................................S-63
Available Distribution Amount........................................S-48
Balloon LTV..........................................................S-78
Balloon LTV Ratio....................................................S-78
CEDEL..........................................................S-21, S-45
Certificate Balance..................................................S-46
Certificate Owner....................................................S-44
Certificate Registrar................................................S-63
Certificateholders...................................................S-44
Certificates.........................................................S-44
Class................................................................S-44
Class A Certificates.................................................S-44
Closing Date.........................................................S-44
Compensating Interest Payment........................................S-56
Controlling Class....................................................S-88
Corporate Trust Office...............................................S-63
Debt Service Coverage Ratios.........................................S-77
Definitive Certificate...............................................S-44
Discount Rate........................................................S-53
Distributable Certificate Interest Amount............................S-52
Distribution Date....................................................S-48
Document Defect......................................................S-82
DOL..................................................................S-94
DOL Regulation.......................................................S-94
DSCR.................................................................S-77
DTC............................................................S-20, S-44
Due Dates............................................................S-73
Euroclear......................................................S-21, S-45
Excess Interest......................................................S-51
Excess Liquidation Proceeds..........................................S-51
Expense Losses.......................................................S-55
FASIT................................................................S-92
Hyper-Amortization Date..............................................S-74
Hyper-Amortization Loans.......................................S-17, S-74
Initial Pool Balance..................................................S-9
Insurance Proceeds...................................................S-52
Interest Accrual Period..............................................S-52
Interest Only Certificates...........................................S-44
Interest Reserve Account.............................................S-49
Interest Reserve Amount..............................................S-49
Interest Reserve Loans...............................................S-49

LaSalle..............................................................S-63
Liquidation Fee......................................................S-87
Loan-to-Value........................................................S-78
Lock-out Period................................................S-17, S-74
LTV..................................................................S-78
Material Breach......................................................S-82
Material Document Defect.............................................S-82
Money Term...........................................................S-89
Morgan Stanley Loans.................................................S-72
Mortgage.............................................................S-72
Mortgage File........................................................S-79
Mortgage Loan Purchase Agreement.....................................S-72
Mortgage Loans.......................................................S-71
Mortgage Note........................................................S-72
Mortgaged Property...................................................S-72
MSMC.................................................................S-79
Net Aggregate Prepayment Interest Shortfall..........................S-56
Net Mortgage Rate....................................................S-47
Non-30/360 Loan......................................................S-47
Norwest Bank.........................................................S-63
Notional Amount......................................................S-46
NWAC Rate............................................................S-11
Offered Certificates...........................................S-10, S-44
OID..................................................................S-92
Operating Adviser....................................................S-88
P&I Advance....................................................S-19, S-57
Participants.........................................................S-44
Parties in Interest..................................................S-94
Pass-Through Rate....................................................S-46
Paying Agent.........................................................S-63
Paying Agent's Website...............................................S-60
Percentage Interest..................................................S-48
Permitted Cure Period................................................S-82
Plans................................................................S-94
Prepayment Interest Excess...........................................S-56
Prepayment Interest Shortfall........................................S-56
Principal Balance Certificates.......................................S-46
Principal Distribution Amount..................................S-12, S-52
Principal Prepayments................................................S-52
Private Certificates...........................................S-10, S-44
PTCE.................................................................S-96
Purchase Price.......................................................S-82
Qualifying Substitute Mortgage Loan..................................S-82
Rated Final Distribution Date........................................S-99
Realized Losses......................................................S-55
Record Date..........................................................S-48
Rehabilitated Mortgage Loan..........................................S-84
REMIC Regular Certificates...........................................S-44
REO Income...........................................................S-52
REO Property...................................................S-44, S-84
REO Tax..............................................................S-91
Reserve Account......................................................S-52
Residual Certificates................................................S-44
Scheduled Payment....................................................S-53
Scheduled Principal Balance..........................................S-47
Senior Certificates..................................................S-44

Servicing Advances...................................................S-58
Servicing Fee........................................................S-85
Servicing Fee Rate...................................................S-85
Servicing Standard...................................................S-83
Servicing Transfer Event.............................................S-84
SMMEA..........................................................S-22, S-97
Special Servicer.....................................................S-87
Special Servicer Compensation........................................S-87
Special Servicing Fee................................................S-87
Specially Serviced Mortgage Loan.....................................S-84
Specially Serviced Mortgage Loans....................................S-84
Subordinate Certificates.............................................S-44
Sub-Servicer.........................................................S-83
Treasury Rate........................................................S-53
Trust Fund...........................................................S-44
Trustee Fee..........................................................S-63
Underwritable Cash Flow..............................................S-77
Underwriters.........................................................S-97
Underwriting Agreement...............................................S-97
Unpaid Interest......................................................S-52
Weighted Average Net Mortgage Rate.............................S-11, S-47
Wells Fargo..........................................................S-79
Wells Fargo Loans....................................................S-72
Workout Fee..........................................................S-87

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                              CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------
                                                                                Weighted
                            Number                    Percent by    Weighted     Average                 Weighted     Weighted
                              of        Aggregate      Aggregate     Average    Remaining     Weighted   Average      Average
                           Mortgage   Cut-Off Date   Cut-Off Date   Mortgage     Term to      Average     Cut-Off     Balloon
Cut-Off Date Balance ($)     Loans     Balance ($)    Balance (%)   Rate (%)  Maturity (mos)  DSCR (x)  Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                50        39,411,512        4.07       7.125        140           2.03        53.3       31.1
1,000,001 to 2,000,000        81       116,334,697       12.01       7.215        128           1.66        62.6       43.6
2,000,001 to 3,000,000        42       103,017,431       10.64       7.069        130           1.66        62.8       43.6
3,000,001 to 4,000,000        34       117,016,226       12.08       7.070        121           1.62        67.0       51.6
4,000,001 to 5,000,000        16        73,743,162        7.61       6.978        133           1.68        66.2       50.2
5,000,001 to 6,000,000        14        77,972,519        8.05       7.048        125           1.56        64.8       52.4
6,000,001 to 7,000,000         9        57,526,269        5.94       7.065        156           1.43        69.5       36.6
7,000,001 to 8,000,000         7        52,498,548        5.42       6.966        123           1.59        67.4       54.4
8,000,001 to 9,000,000         6        50,860,263        5.25       6.938        124           1.57        66.2       50.8
9,000,001 to 10,000,000        2        19,832,806        2.05       7.017         83           2.03        51.0       44.5
10,000,001 to 15,000,000       6        66,337,756        6.85       6.937        112           1.78        61.9       52.5
15,000,001 to 20,000,000       2        36,213,567        3.74       7.569        110           1.59        67.3       57.5
20,000,001 to 25,000,000       1        24,935,425        2.57       7.190         80           1.43        71.2       66.0
25,000,001 and above           4       132,811,741       13.71       6.981        101           1.51        68.0       59.2
------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:   274     $ 968,511,922      100.00%      7.067%       122           1.63x       64.9%      49.7%
==============================================================================================================================

      Min:        $317,728
      Max:        $41,232,654
      Average:    $3,534,715

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                     STATES

--------------------------------------------------------------------------------------------------------------------------------
                                                     Percent by                Weighted
                                         Aggregate   Aggregate     Weighted     Average                  Weighted     Weighted
                          Number of      Cut-Off      Cut-Off       Average    Remaining      Weighted   Average       Average
                           Mortgage        Date         Date       Mortgage     Term to       Average    Cut-Off       Balloon
State                       Loans       Balance ($)  Balance (%)   Rate (%)  Maturity (mos)   DSCR (x)  Date LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
California                    140       441,499,972     45.59        7.014        116           1.71       62.1          48.7
Texas                          32       105,159,866     10.86        7.125        128           1.80       61.4          42.7
Illinois                        6        56,964,719      5.88        7.066        120           1.44       72.6          57.5
Georgia                         5        45,888,047      4.74        7.142         96           1.43       70.8          62.8
Arizona                         7        42,762,844      4.42        6.951        126           1.44       72.1          56.5
Colorado                        5        40,442,863      4.18        7.372        114           1.59       63.9          51.1
Florida                        14        32,776,093      3.38        7.079        111           1.45       73.2          62.5
Maryland                        8        26,084,735      2.69        6.857        190           1.55       63.9          19.1
Washington                     11        24,860,187      2.57        7.222        124           1.39       68.9          55.1
Oregon                          7        17,158,203      1.77        7.004        144           1.86       52.5          34.2
Massachusetts                   4        16,866,069      1.74        7.579        115           1.50       67.0          57.7
Nevada                          6        15,288,669      1.58        6.720        132           1.48       72.9          53.3
Utah                            4        13,543,125      1.40        7.111         99           1.50       65.0          53.5
Virginia                        1        10,395,375      1.07        7.340        112           1.27       79.4          70.2
Oklahoma                        3        10,305,898      1.06        6.992        114           1.64       69.1          59.3
Wisconsin                       2        10,196,732      1.05        6.940        116           1.34       76.0          66.3
Ohio                            3         8,272,299      0.85        6.947        186           2.87       44.8          25.1
Michigan                        1         6,909,501      0.71        7.030        199           1.22       69.1           0.0
Pennsylvania                    2         6,128,216      0.63        7.268        115           1.41       74.2          60.3
Indiana                         1         6,096,683      0.63        6.740        116           1.46       59.8          47.7
New York                        1         5,737,324      0.59        7.250        114           1.32       74.5          65.7
Connecticut                     2         5,672,955      0.59        7.283        166           1.39       73.4          55.9
Delaware                        1         4,186,837      0.43        7.320        117           1.41       74.8          60.6

                           MORTGAGE POOL INFORMATION

                                     STATES
                                   (continued)

--------------------------------------------------------------------------------------------------------------------------------
                                                     Percent by                Weighted
                                         Aggregate   Aggregate     Weighted     Average                  Weighted     Weighted
                          Number of      Cut-Off      Cut-Off       Average    Remaining      Weighted   Average       Average
                           Mortgage        Date         Date       Mortgage     Term to       Average    Cut-Off       Balloon
State                       Loans       Balance ($)  Balance (%)   Rate (%)  Maturity (mos)   DSCR (x)  Date LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
New Jersey                      1         3,988,942      0.41        6.940        116           1.61       69.4          60.6
Alaska                          2         3,588,169      0.37        7.270        235           1.56       66.1           2.3
Kansas                          2         3,362,704      0.35        6.980        114           1.54       64.9          44.0
Idaho                           1         1,951,864      0.20        7.570        233           1.35       73.9          47.4
South Carolina                  1         1,429,195      0.15        8.500         42           1.40       65.0          60.6
North Carolina                  1           993,835      0.10        7.450        114           1.61       45.2          36.9
--------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:    274      $968,511,922    100.00%       7.067%       122           1.63x      64.9%         49.7%
================================================================================================================================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Weighted                Weighted
                                                Aggregate   Percent by    Weighted     Average                 Average     Weighted
                                  Number of      Cut-Off    Aggregate     Average     Remaining     Weighted   Cut-Off     Average
                                   Mortgage       Date     Cut-Off Date   Mortgage     Term to       Average     Date      Balloon
Property Type                       Loans      Balance ($)  Balance (%)   Rate (%)  Maturity (mos)  DSCR (x)   LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily                            86     297,627,262      30.73        6.898        119          1.67        65.2       53.1
     Garden                            81     282,066,382      29.12        6.915        119          1.68        65.2       52.9
     High-Rise                          2       6,378,142       0.66        6.287        116          1.77        61.9       53.1
     Senior Housing                     1       4,700,721       0.49        6.780        113          1.35        74.6       65.0
     Low-Rise                           2       4,482,016       0.46        6.850        108          1.41        63.4       55.6
-----------------------------------------------------------------------------------------------------------------------------------
         Subtotal:                     86    $297,627,262      30.73%       6.898%       119          1.67x       65.2%      53.1%
Retail                                 52     235,072,705      24.27        7.198        128          1.53        68.2       52.1
     Anchored                          26     140,666,381      14.52        7.232        128          1.53        68.4       52.4
     Unanchored                        21      47,097,116       4.86        7.262        142          1.61        63.9       43.5
     Regional Mall                      1      41,232,654       4.26        7.010        113          1.43        73.6       61.8
     Big Box                            4       6,076,554       0.63        7.178        122          1.58        60.5       47.4
-----------------------------------------------------------------------------------------------------------------------------------
         Subtotal:                     52    $235,072,705      24.27%       7.198%       128          1.53x       68.2%      52.1%
Industrial                             74     163,796,815      16.91        7.049        130          1.66        63.2       42.6
     Warehouse                         33      86,117,935       8.89        7.085        131          1.48        67.6       45.2
     Flex                              23      42,753,141       4.41        6.985        130          1.95        58.5       41.2
     Light                             17      32,554,107       3.36        7.046        129          1.77        56.8       36.9
     Bulk                               1       2,371,631       0.24        6.905        114          1.27        71.9       48.4
-----------------------------------------------------------------------------------------------------------------------------------
         Subtotal:                     74    $163,796,815      16.91%       7.049%       130          1.66x       63.2%      42.6%
Office                                 36     125,831,434      12.99        7.031        120          1.59        61.1       42.8
     Suburban                          32      79,586,175       8.22        7.091        139          1.57        62.2       37.5
     Urban                              3      41,268,465       4.26        6.952         84          1.61        57.9       51.2
     Garden                             1       4,976,794       0.51        6.720        116          1.64        71.1       56.6
-----------------------------------------------------------------------------------------------------------------------------------
         Subtotal:                     36    $125,831,434      12.99%       7.031%       120          1.59x       61.1%      42.8%

                            MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES
                                   (continued)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Weighted                Weighted
                                                Aggregate   Percent by    Weighted     Average                 Average     Weighted
                                  Number of      Cut-Off    Aggregate     Average     Remaining     Weighted   Cut-Off     Average
                                   Mortgage       Date     Cut-Off Date   Mortgage     Term to       Average     Date      Balloon
Property Type                       Loans      Balance ($)  Balance (%)   Rate (%)  Maturity (mos)  DSCR (x)   LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Hospitality                             6      87,639,765       9.05        7.326        105          1.71        63.8       52.3
     Full Service                       3      43,281,413       4.47        7.227         97          1.83        64.1       53.7
     Resort                             1      34,704,501       3.58        7.390        112          1.59        64.0       52.3
     Limited Service                    1       6,164,172       0.64        7.490        112          1.81        64.0       45.0
     Extended Stay                      1       3,489,679       0.36        7.625        117          1.36        58.2       47.6
-----------------------------------------------------------------------------------------------------------------------------------
         Subtotal:                      6     $87,639,765       9.05%       7.326%       105          1.71x       63.8%      52.3%
Other                                   6      21,021,513       2.17        7.294        114          1.56        69.1       58.7
     Mixed Use (Marina)                 1       7,527,592       0.78        7.125        116          1.72        65.5       52.8
     Mixed Use (Retail/Office)          3       7,522,260       0.78        7.066        115          1.51        69.9       61.3
     Mixed Use (Office/Industrial)      1       4,781,086       0.49        8.000        111          1.40        73.6       64.9
     Mixed Use (Retail/MF)              1       1,190,576       0.12        6.970        114          1.56        68.4       55.0
-----------------------------------------------------------------------------------------------------------------------------------
         Subtotal:                      6     $21,021,513       2.17%       7.294%       114          1.56x       69.1%      58.7%
Mobile Home Park                        6      20,056,298       2.07        6.987        116          1.77        62.4       52.2
-----------------------------------------------------------------------------------------------------------------------------------
         Subtotal:                      6     $20,056,298       2.07%       6.987%       116          1.77x       62.4%      52.2%
Self Storage                            8      17,466,131       1.80        7.161        113          1.79        63.3       48.1
-----------------------------------------------------------------------------------------------------------------------------------
         Subtotal:                      8     $17,466,131       1.80%       7.161%       113          1.79x       63.3%      48.1%
-----------------------------------------------------------------------------------------------------------------------------------
       Total or Weighted Average:       274  $968,511,922     100.00%       7.067%       122          1.63x       64.9%      49.7%
===================================================================================================================================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                 MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------------
                                                      Percent by                 Weighted
                               Number    Aggregate     Aggregate    Weighted      Average                   Weighted     Weighted
                                of        Cut-Off       Cut-Off     Average      Remaining     Weighted     Average      Average
                              Mortgage     Date          Date       Mortgage      Term to      Average      Cut-Off      Balloon
Mortgage Rate (%)              Loans    Balance ($)   Balance (%)   Rate (%)   Maturity (mos)   DSCR (x)  Date LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
6.001 to 6.500                     5     19,140,736      1.98        6.346          116          1.77        59.3         50.8
6.501 to 7.000                   109    414,589,862     42.81        6.790          121          1.74        62.4         48.2
7.001 to 7.500                   133    460,108,733     47.51        7.212          120          1.56        67.1         51.8
7.501 to 8.000                    22     60,935,102      6.29        7.758          142          1.43        67.8         44.4
8.001 to 8.500                     3      9,061,498      0.94        8.435           91          1.39        65.7         57.2
8.501 to 9.000                     2      4,675,991      0.48        8.750          150          1.54        55.1         21.3
---------------------------------------------------------------------------------------------------------------------------------
  Total or Weighted Average:     274   $968,511,922    100.00%       7.067%         122          1.63x       64.9%        49.7%
=================================================================================================================================

     Min:                6.240%
     Max:                8.750%
     Weighted Average:   7.067%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                        ORIGINAL TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                                                          Percent by                 Average
                                                          Aggregate     Weighted    Remaining                Weighted     Weighted
                              Number of     Aggregate      Cut-Off       Average     Term to    Weighted     Average      Average
Original Term to Stated        Mortgage   Cut-Off Date      Date        Mortgage    Maturity    Average      Cut-Off      Balloon
Maturity (mos)                  Loans      Balance ($)    Balance (%)    Rate (%)     (mos)     DSCR (x)   Date LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1 to 60                            3        38,652,722       3.99         6.712         53        1.77        58.3          56.9
61 to 120                        217       766,805,970      79.17         7.081        111        1.63        65.6          54.7
121 to 180                        27        96,295,297       9.94         6.996        154        1.53        64.3          37.9
181 to 240                        27        66,757,933       6.89         7.219        230        1.68        61.9           4.7
----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:       274      $968,511,922     100.00%        7.067%       122       1.63x        64.9%         49.7%
==================================================================================================================================

     Min:                  59
     Max:                  240
     Weighted Average:     128

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                       REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------
                                                                                  Weighted
                                         Aggregate     Percent by    Weighted     Average                    Weighted    Weighted
                            Number of     Cut-Off       Aggregate    Average     Remaining      Weighted     Average     Average
Remaining Term to Stated     Mortgage      Date       Cut-Off Date   Mortgage     Term to        Average     Cut-Off     Balloon
Maturity (mos)                Loans     Balance ($)    Balance (%)   Rate (%)  Maturity (mos)   DSCR (x)   Date LTV (%)  LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 to 60                           6      43,609,391       4.50         6.912         52           1.74         58.9        57.3
61 to 120                       216     791,914,463      81.77         7.065        112           1.62         65.9        55.0
121 to 180                       25      66,230,135       6.84         7.043        171           1.58         59.8        25.9
181 to 240                       27      66,757,933       6.89         7.219        230           1.68         61.9         4.7
---------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      274    $968,511,922     100.00%        7.067%       122           1.63x        64.9%       49.7%
=================================================================================================================================

     Min:                 26
     Max:                 236
     Weighted Average:    122

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                           ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------
                                                        Percent by              Weighted
                                                        Aggregate               Average
                                Number                   Cut-Off    Weighted   Remaining                 Weighted     Weighted
                                  of        Aggregate     Date      Average     Term to     Weighted     Average      Average
Original Amortization Term     Mortgage   Cut-Off Date   Balance    Mortgage   Maturity     Average      Cut-Off      Balloon
(mos)                           Loans      Balance ($)     (%)      Rate (%)     (mos)      DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------
Balloon Loan                      234      $883,915,263   91.27%     7.060%       113         1.62x       65.6%        54.4%
    Interest Only                   1        28,000,000    2.89      6.525         54         1.67        58.3         58.3
    180                             5        11,894,241    1.23      6.986        110         1.80        42.3         20.6
    192                             2         5,388,875    0.56      7.500        116         1.44        70.4         37.8
    240                            21        57,803,784    5.97      7.070        128         1.69        61.6         38.2
    300                            94       318,253,055   32.86      7.198        112         1.62        64.4         52.1
    324                             1        41,232,654    4.26      7.010        113         1.43        73.6         61.8
    360                           110       421,342,654   43.50      6.991        115         1.63        67.3         58.6

Fully-Amortizing Loan              40       $84,596,660    8.73%     7.146%       211         1.71x       57.9%         0.2%
    120                             2         2,386,449    0.25      7.221        112         2.05        30.9          0.0
    144                             1         1,016,948    0.11      7.110        137         1.18        63.6          0.0
    180                            12        21,609,388    2.23      6.987        175         1.70        51.0          0.2
    204                             1         6,909,501    0.71      7.030        199         1.22        69.1          0.0
    240                            24        52,674,373    5.44      7.224        234         1.77        60.4          0.3
------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:        274      $968,511,922  100.00%     7.067%       122         1.63x       64.9%        49.7%
==============================================================================================================================

     Min:                 120
     Max:                 360
     Weighted Average:    315

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                          DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                           Aggregate     Percent by    Weighted    Average                     Weighted    Weighted
                            Number of       Cut-Off      Aggregate     Average    Remaining       Weighted     Average      Average
Debt Service                 Mortgage        Date      Cut-Off Date   Mortgage      Term to       Average      Cut-Off      Balloon
Coverage Ratio (x)            Loans       Balance ($)   Balance (%)    Rate (%)  Maturity (mos)   DSCR (x)   Date LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1.01 to 1.15                      2        2,826,048       0.29         7.780         232           1.12        70.7         1.9
1.16 to 1.25                      9       26,106,459       2.70         7.018         180           1.21        68.9        10.4
1.26 to 1.35                     26       88,263,191       9.11         7.336         119           1.31        73.6        61.1
1.36 to 1.50                     76      323,070,799      33.36         7.155         124           1.43        71.1        54.5
1.51 to 1.75                     76      311,629,987      32.18         7.019         115           1.64        64.6        52.1
1.76 to 2.00                     45      122,266,678      12.62         6.895         123           1.86        56.1        42.6
2.01 and above                   40       94,348,760       9.74         6.894         118           2.43        47.1        35.8
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      274     $968,511,922     100.00%        7.067%        122           1.63x       64.9%       49.7%
===================================================================================================================================

     Min:                1.11x
     Max:                6.43x
     Weighted Average:   1.63x

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Weighted
                               Number      Aggregate     Percent by    Weighted      Average                   Weighted     Weighted
                                of          Cut-Off       Aggregate    Average      Remaining     Weighted     Average      Average
Cut-Off Date Loan-to-Value    Mortgage       Date       Cut-Off Date   Mortgage      Term to      Average      Cut-Off      Balloon
Ratio (%)                      Loans      Balance ($)    Balance (%)   Rate (%)  Maturity (mos)   DSCR (x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
10.1 to 20.0                      2        1,540,952        0.16         7.026        142           5.41        19.5          8.9
20.1 to 30.0                      9       10,835,732        1.12         7.033        177           3.49        27.5          7.9
30.1 to 40.0                     13       23,209,493        2.40         6.889        131           2.43        34.8         16.2
40.1 to 50.0                     19       36,453,606        3.76         6.868        131           2.02        43.8         27.3
50.1 to 60.0                     51      183,697,024       18.97         6.938        109           1.79        56.0         45.2
60.1 to 70.0                     93      338,319,182       34.93         7.157        129           1.59        65.5         47.5
70.1 to 80.0                     86      370,399,172       38.24         7.079        118           1.43        73.9         59.4
80.1 to 90.0                      1        4,056,762        0.42         7.300        173           1.31        81.1         63.2
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      274     $968,511,922      100.00%       7.067%        122           1.63x       64.9%        49.7%
====================================================================================================================================

     Min:                19.2%
     Max:                81.1%
     Weighted Average:   64.9%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                          BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                         Percent by                  Weighted
                                Number                   Aggregate      Weighted      Average                  Weighted     Weighted
                                  of        Aggregate      Cut-Off      Average      Remaining     Weighted    Average      Average
Balloon Loan-to-Value Ratio    Mortgage   Cut-Off Date      Date       Mortgage       Term to      Average     Cut-Off      Balloon
(%)                             Loans      Balance ($)   Balance (%)    Rate (%)  Maturity (mos)   DSCR (x)  Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.0                               34       73,098,734       7.55         7.148         212           1.71       58.2          0.0
0.1 to 10.0                        6       11,497,926       1.19         7.132         207           1.70       56.1          1.7
10.1 to 20.0                       3        7,155,138       0.74         6.818         114           2.82       32.7         16.5
20.1 to 30.0                      18       35,254,177       3.64         7.020         143           2.02       49.1         25.3
30.1 to 40.0                      16       37,872,384       3.91         7.079         131           1.88       51.5         36.5
40.1 to 50.0                      55      155,797,315      16.09         6.970         121           1.77       58.2         45.6
50.1 to 60.0                      72      319,383,234      32.98         7.047         105           1.63       65.1         55.0
60.1 to 70.0                      67      314,832,276      32.51         7.113         111           1.45       73.5         63.8
70.1 to 80.0                       3       13,620,738       1.41         7.329         109           1.30       79.2         70.3
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:       274     $968,511,922     100.00%        7.067%        122           1.63x      64.9%        49.7%
====================================================================================================================================

     Min:                 0.0%
     Max:                70.7%
     Weighted Average:   49.7%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                         PREPAYMENT RESTRICTION ANALYSIS

                                        Percentage of Mortgage Pool by Prepayment Restriction
                                                    Assuming No Prepayments(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restriction   Current    12 Mo.    24 Mo.    36 Mo.    48 Mo.    60 Mo.    72 Mo.    84 Mo.    96 Mo.   108 Mo.   120 Mo.
------------------------------------------------------------------------------------------------------------------------------------
Locked Out/Defeasance     99.19%    99.19%    99.10%    73.33%    66.04%    56.13%    55.98%    57.49%    57.49%    41.22%   44.33%
Yield Maintenance          0.33%     0.33%     0.09%    26.05%    29.54%    43.57%    43.55%    42.21%    42.22%    19.42%   53.47%
Penalty Points
    5.00% and greater      0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%    0.00%
    4.00% to 4.99%         0.48%     0.30%     0.30%     0.29%     0.29%     0.30%     0.29%     0.30%     0.29%     0.00%    0.00%
    3.00% to 3.99%         0.00%     0.18%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.29%    2.20%
    2.00% to 2.99%         0.00%     0.00%     0.33%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%    0.00%
    1.00% to 1.99%         0.00%     0.00%     0.00%     0.18%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%    0.00%
Open                       0.00%     0.00%     0.18%     0.15%     4.13%     0.00%     0.18%     0.00%     0.00%    39.07%    0.00%
------------------------------------------------------------------------------------------------------------------------------------
              Totals     100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%  100.00%
====================================================================================================================================

Mortgage Pool Balance
  Outstanding
  (in millions)          $968.51   $954.49   $939.60   $921.80   $901.55   $845.46   $826.00   $776.39   $754.40   $723.40   $87.80
                        --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------
% of Initial Pool
  Balance                100.00%    98.55%    97.02%    95.18%    93.09%    87.30%    85.29%    80.16%    77.89%    74.68%    9.07%

Notes:      (1)   For 53 of the Mortgage Loans (15.9% of the Cut-Off Date
                  Balance) which allow borrowers to choose between Defeasance and Yield Maintenance, Yield Maintenance is assumed.
            (2)   The above analysis is based on Maturity Assumptions and a 0%
                  CPR as discussed in the Prospectus Supplement.

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

-------------------------------------------------------------------------------------------------------------------------------

                                                                Related Borrower       Aggregate         Cut-Off
Loan                                                               Loan Groups          Cut-Off        Date Balance/   Mortgage
No.    Seller(1)  Property Name(2)                                (by Loan No.)      Date Balance(3)   Unit or SF(4)     Rate
-------------------------------------------------------------------------------------------------------------------------------
    1     MS      Golf Mill Shopping Center                                            $41,232,654            $55       7.010%
    2     MS      Silvertree Hotel and Wildwood Lodge                                  $34,704,501        $84,645       7.390%
    3     MS      Mission Valley Hilton Hotel (A)                                      $19,531,446        $43,576       7.200%
    4     MS      Hanalei Hotel (A)                                                    $13,847,977        $43,576       7.300%
    5     MS      Galleria Palms Apartments                                            $28,874,586        $50,836       6.890%
    6     WF      55 Hawthorne & 631 Howard                                            $28,000,000           $119       6.525%
    7     WF      Dunwoody Club Apartments                                             $24,935,425        $46,871       7.190%
    8     MS      Grapevine Town Shopping Center                                       $16,682,121            $89       8.000%
    9     WF      Ward - Bel Air Professional Ctr (I)                                   $6,002,684            $99       6.920%
   10     WF      Ward - Bel Air Retail (I)                                             $4,489,611            $99       6.920%
   11     WF      Ward - Bright Oaks Office (I)                                         $2,802,906            $99       6.920%
   12     WF      Ward - Blue Spruce (I)                                                  $892,961            $99       6.920%
   13     WF      Ward - Hayes/Thomas Office (I)                                          $793,743            $99       6.920%
   14     WF      Central Park Apartments                             (107)            $10,890,971        $58,554       6.535%
   15     WF      Boca Industrial (B)                                                   $5,782,357            $52       6.575%
   16     WF      South Congress Industrial (B)                                         $4,967,276            $52       7.145%
   17     WF      North Los Altos Shopping Center                                      $10,644,644            $82       6.815%
   18     WF      International Residence-Austin (IRA)              (23), (27)         $10,534,893        $20,657       6.705%
   19     MS      Crossway Commons Shopping Center                                     $10,395,375            $68       7.340%
   20     MS      La Veta Grand Apartments                                             $10,023,895        $40,096       6.830%
   21     WF      1 Lombard St. & 150 Greenwich St.                                     $9,930,816            $83       6.855%
   22     WF      Vintage Court Hotel                                                   $9,901,990        $92,542       7.180%
   23     WF      Wimberly Park                                     (18), (27)          $8,745,949        $19,877       6.705%
   24     WF      Federal Express Building                                              $8,597,635            $72       7.366%
   25     MS      Merrimac Plaza Shopping Center                                        $8,519,179            $74       6.950%
   26     WF      Stockton Center                                                       $8,413,848            $55       7.135%
   27     WF      International Residence San Antonio               (18), (23)          $8,348,406        $23,990       6.705%
   28     WF      Corporate Drive, Sugarland, TX                                        $8,235,245            $58       6.760%
   29     WF      Weatherly Walk                                                        $7,868,658        $40,560       6.560%
   30     WF      Office Depot - Long Beach, CA                                         $7,628,252            $41       6.835%
   31     WF      Hurst Harbor Marina                                                   $7,527,592        $14,645       7.125%
   32     MS      Casady Square Shopping Center                                         $7,468,307            $37       6.980%
   33     WF      Commonwealth Building                                                 $7,409,265            $38       7.340%
   34     WF      Coyote Creek Mobile Home Park                                         $7,350,957        $40,169       7.080%
   35     MS      Mountainview Marketplace Shopping Center                              $7,245,516            $59       6.870%
   36     WF      Hurley's Children & Family Medical Ctr.                               $6,909,501           $110       7.030%
   37     MS      Druid Pointe Office Building                                          $6,834,406            $68       7.375%
   38     WF      Nohl Plaza Shopping Center                                            $6,563,119            $64       7.225%
   39     WF      Monterey Park II Apts.                                                $6,475,013        $47,610       6.690%
   40     WF      Spring Hill Market Place                                              $6,463,219            $60       7.000%
   41     MS      Hampton Inn Hotel                                                     $6,164,172        $49,711       7.490%
   42     WF      Crestview Apartments                                                  $6,096,683        $28,095       6.740%
   43     WF      Fiesta Shopping Center                                                $6,017,471            $65       7.090%
   44     WF      Sierra Crest Shopping Center                                          $5,971,766            $63       7.115%
   45     WF      Casa Del Rey Apartments                                               $5,915,181        $24,243       6.820%
   46     WF      Alameda Business Centre                                               $5,882,685            $12       6.790%
   47     MS      58 Charles Street Office Building                                     $5,859,200           $123       8.500%

---------------------------------------------------------------------------------------------------------
                                    Term to    Rem. Term               Scheduled
                                   Maturity   to Maturity    Amort.    Balance at
Loan     Note      Maturity Date    or ARD      or ARD       Term       Maturity      Balloon    Security
No.      Date         or ARD(5)      (mos)       (mos)     (mos)(6)      or ARD        LTV(4)      Type
---------------------------------------------------------------------------------------------------------
    1   6/23/98         7/1/08        120         113         324      $34,588,117      61.8%       Fee
    2   5/12/98         6/1/08        120         112         300      $28,340,948      52.3%       Fee
    3   3/20/98         4/1/08        120         110         300      $15,900,544      53.3%       Fee
    4   3/20/98         4/1/08        120         110         300      $11,305,833      53.3%       Fee
    5   7/30/98        10/1/08        122         116         360      $25,134,074      64.8%       Fee
    6    7/8/98         8/1/03         60          54           0      $28,000,000      58.3%       Fee
    7    9/1/98        10/1/05         84          80         360      $23,085,023      66.0%       Fee
    8    5/1/98         5/1/08        120         111         360      $14,998,197      62.5%       Fee
    9   9/25/98        10/1/18        240         236         240               $0       0.0%       Fee
   10   9/25/98        10/1/18        240         236         240               $0       0.0%       Fee
   11   9/25/98        10/1/18        240         236         240               $0       0.0%       Fee
   12   9/25/98        10/1/18        240         236         240               $0       0.0%       Fee
   13   9/25/98        10/1/18        240         236         240               $0       0.0%       Fee
   14   5/22/98         6/1/08        120         112         300       $8,671,830      43.4%       Fee
   15   9/15/98        10/1/08        120         116         360       $5,000,967      64.0%       Fee
   16   7/22/98         8/1/08        120         114         300       $4,018,361      64.0%       Fee
   17   6/29/98         8/1/08        120         114         360       $9,141,572      45.1%       Fee
   18    5/8/98         6/1/08        120         112         360       $9,173,004      47.4%       Fee
   19    5/6/98         6/1/08        120         112         360       $9,196,576      70.2%       Fee
   20    6/4/98         7/1/08        120         113         360       $8,749,331      56.4%       Fee
   21   6/25/98         8/1/08        120         114         300       $7,964,311      33.9%       Fee
   22    5/4/98         5/1/03         59          51         300       $9,154,145      55.1%       Fee
   23    5/8/98         6/1/08        120         112         360       $7,615,325      52.9%       Fee
   24    4/6/98         5/1/08        120         111         300       $6,910,472      59.6%       Fee
   25   8/28/98         9/1/08        120         115         360       $7,446,871      65.3%       Fee
   26   8/28/98        10/1/08        120         116         300       $6,788,680      46.0%       Fee
   27    5/8/98         6/1/08        120         112         360       $7,269,175      50.1%       Fee
   28   12/4/98         1/1/14        180         179         240       $3,355,487      29.8%       Fee
   29   8/10/98         9/1/08        120         115         360       $6,808,143      65.5%       Fee
   30    9/1/98        10/1/08        120         116         360       $6,643,205      55.8%       Fee
   31    9/1/98        10/1/08        120         116         300       $6,071,786      52.8%  Fee/Leasehold
   32   7/15/98         8/1/08        120         114         360       $6,538,495      61.1%       Fee
   33   5/22/98         7/1/13        180         173         240       $3,171,388      21.5%       Fee
   34    7/1/98         8/1/08        120         114         300       $5,935,228      58.2%       Fee
   35    3/3/98         4/1/08        120         110         360       $6,345,793      65.1%       Fee
   36   8/17/98         9/1/15        204         199         204               $1       0.0%       Fee
   37   5/21/98         6/1/08        120         112         300       $5,482,054      54.8%       Fee
   38   5/28/98         7/1/08        120         113         360       $5,693,237      65.4%    Leasehold
   39   8/14/98         9/1/08        120         115         360       $5,621,750      68.6%       Fee
   40   7/15/98         9/1/13        180         175         300       $4,110,084      44.7%       Fee
   41    5/5/98         6/1/08        120         112         240       $4,330,961      45.0%       Fee
   42   8/27/98        10/1/08        120         116         300       $4,860,220      47.7%       Fee
   43    6/9/98         7/1/18        240         233         240               $2       0.0%       Fee
   44   6/19/98         7/1/08        120         113         360       $5,250,250      60.3%       Fee
   45   7/30/98         9/1/08        120         115         300       $4,732,770      57.4%       Fee
   46   5/14/98         8/1/08        120         114         180       $2,701,603      16.2%    Leasehold
   47   9/14/98        10/1/08        120         116         300       $4,914,803     55.0%       Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

---------------------------------------------------------------------------------------------------------------------------------

                                                                   Related Borrower      Aggregate         Cut-Off
Loan                                                                  Loan Groups         Cut-Off        Date Balance/   Mortgage
No.    Seller(1)  Property Name(2)                                   (by Loan No.)     Date Balance(3)   Unit or SF(4)     Rate
---------------------------------------------------------------------------------------------------------------------------------
   48     MS      Syosset Plaza Shopping Center                                           $5,737,324           $183       7.250%
   49     WF      Silver Creek Shopping Center                                            $5,684,909            $90       7.100%
   50     WF      Martin Woodworking                                                      $5,566,019            $28       7.530%
   51     MS      Park Bank Office Building                               (68)            $5,559,588            $84       6.940%
   52     MS      Consolidated Technology Warehouse (II)                                  $3,169,736            $12       7.500%
   53     MS      Consolidated Technology Industrial Building (II)                        $2,219,139            $12       7.500%
   54     WF      1155 Jones Street                                                       $5,382,128        $89,702       6.240%
   55     WF      Kramer - 6 Arcata Apartments (III)                                      $3,457,952        $24,117       7.560%
   56     WF      Kramer - Eureka Apartments (III)                                        $1,505,903        $24,117       7.560%
   57     WF      Kramer - Fields Landing (III)                                             $317,728        $24,117       7.560%
   58     WF      Vista Oaks Apartment                                                    $5,222,195        $48,354       7.290%
   59     MS      Nash Finch Distribution Warehouse                                       $5,179,070            $14       6.500%
   60     WF      Syracuse Center - Phase I                                               $5,153,767            $66       7.190%
   61     WF      Amador II Building                                      (63)            $5,076,330            $79       6.720%
   62     MS      Catalina Apartments                                                     $4,978,762        $50,291       6.960%
   63     WF      4670 Willow Road                                        (61)            $4,976,794           $108       6.720%
   64     WF      Hamilton House Apartments                                               $4,950,153        $12,406       6.780%
   65     WF      Sacramento Place Apartments                            (121)            $4,834,067        $24,790       6.270%
   66     MS      Zycon R&D Building                                                      $4,781,086            $81       8.000%
   67     MS      Rudolph-Hendrickson Senior Apartments                                   $4,700,721        $27,980       6.780%
   68     MS      Holborn Village Apartments                              (51)            $4,637,145        $53,301       6.940%
   69     WF      100 E. Tujunga                                                          $4,540,722            $98       6.890%
   70     WF      Rancho Anita Industrial Park                                            $4,523,250            $33       6.795%
   71     MS      Beverly Hills Tower Apartments (C)                                      $3,083,429        $87,883       6.850%
   72     MS      Beverly Hills Regency Apartments (C)                                    $1,398,587        $87,883       6.850%
   73     WF      Chico Town & Country Shopping Ctr.                                      $4,476,107            $53       7.335%
   74     MS      Windsor Court Apartments                                                $4,464,735        $23,133       6.670%
   75     MS      Pathmark Super Center-Wilmington, DE                    (90)            $4,186,837            $85       7.320%
   76     MS      New Villa Valencia Mobile Home Park                                     $4,179,135        $28,237       6.910%
   77     MS      Veterans Plaza Shopping Center                                          $4,056,762            $56       7.300%
   78     MS      150 Sylvan Avenue Shopping Center                                       $3,988,942            $95       6.940%
   79     WF      Reynolds Industries Bldg                                                $3,980,644            $71       7.010%
   80     MS      Strada Da Valle Office Building                                         $3,833,191            $71       7.390%
   81     WF      Conrad Villas Apts.                                                     $3,821,586        $34,121       7.100%
   82     WF      Ocean Business Park                                                     $3,782,164            $40       7.395%
   83     MS      Westwood Village Shopping Center                                        $3,679,102            $45       7.010%
   84     WF      Enclave Apartments                                     (140)            $3,662,478        $48,833       6.765%
   85     MS      Westside Shopping Center                                                $3,592,977            $58       7.250%
   86     MS      Riverside Country Club Mobile Home Park                                 $3,584,866        $26,167       7.000%
   87     WF      3030 Bridgeway Boulevard                                                $3,584,020           $134       7.330%
   88     WF      Food 4 Less                                                             $3,572,461            $71       7.105%
   89     MS      Suburban Lodge Hotel                                                    $3,489,679        $25,288       7.625%
   90     MS      Pathmark Super Center-Upper Darby, PA                   (75)            $3,489,031            $66       7.320%
   91     WF      The Ladco Building                                                      $3,454,597            $45       6.780%
   92     MS      Hickory Plaza                                                           $3,438,025            $75       7.100%
   93     WF      College Way Marketplace                                                 $3,410,750            $67       7.040%
   94     WF      Grove Business Joint Venture                                            $3,409,776            $28       6.950%

---------------------------------------------------------------------------------------------------------
                                    Term to    Rem. Term               Scheduled
                                   Maturity   to Maturity    Amort.    Balance at
Loan     Note      Maturity Date    or ARD      or ARD       Term       Maturity      Balloon    Security
No.      Date         or ARD(5)      (mos)       (mos)     (mos)(6)      or ARD        LTV(4)      Type
---------------------------------------------------------------------------------------------------------
   48   7/15/98         8/1/08        120         114         360       $5,057,235     65.7%       Fee
   49   8/14/98        10/1/13        180         176         360       $4,381,224     42.1%       Fee
   50   6/24/98         8/1/08        120         114         300       $4,553,527     58.4%       Fee
   51   9/22/98        10/1/08        120         116         360       $4,854,955     63.9%       Fee
   52   9/29/98        10/1/08        120         116         192       $1,702,536     37.8%       Fee
   53   9/29/98        10/1/08        120         116         192       $1,191,949     37.8%       Fee
   54   9/11/98        10/1/08        120         116         360       $4,612,232     54.1%       Fee
   55   6/11/98         7/1/18        240         233         240               $0      0.0%       Fee
   56   6/11/98         7/1/18        240         233         240               $0      0.0%       Fee
   57   6/11/98         7/1/18        240         233         240               $0      0.0%       Fee
   58   5/14/98         6/1/18        240         232         360       $3,284,275     39.7%       Fee
   59    9/1/98         9/1/08        120         115         360       $4,473,828     52.6%       Fee
   60   8/11/98         9/1/05         84          79         240       $4,184,460     58.1%       Fee
   61   9/10/98        10/1/08        120         116         300       $4,044,298     45.4%       Fee
   62    7/8/98         8/1/08        120         114         360       $4,356,676     59.7%       Fee
   63   9/10/98        10/1/08        120         116         300       $3,964,997     56.6%       Fee
   64   7/28/98         9/1/18        240         235         240               $1      0.0%       Fee
   65    9/1/98        10/1/08        120         116         360       $4,146,036     54.8%       Fee
   66    5/1/98         5/1/08        120         111         360       $4,220,370     64.9%       Fee
   67   6/19/98         7/1/08        120         113         360       $4,097,722     65.0%       Fee
   68   9/22/98        10/1/08        120         116         360       $4,049,424     69.2%       Fee
   69   5/19/98         7/1/08        120         113         240       $3,119,702     41.6%       Fee
   70    8/3/98         9/1/08        120         115         300       $3,616,315     49.5%       Fee
   71   1/15/98         2/1/08        120         108         360       $2,702,861     55.6%       Fee
   72   1/15/98         2/1/08        120         108         360       $1,225,967     55.6%       Fee
   73   7/24/98         9/1/08        120         115         300       $3,636,968     53.5%       Fee
   74    3/2/98         4/1/08        120         110         360       $3,890,566     55.6%       Fee
   75   10/2/98        11/1/08        120         117         300       $3,392,823     60.6%       Fee
   76   6/30/98         7/1/08        120         113         360       $3,655,233     46.3%       Fee
   77    6/5/98         7/1/13        180         173         360       $3,161,700     63.2%       Fee
   78    9/9/98        10/1/08        120         116         360       $3,483,376     60.6%       Fee
   79   5/11/98         7/1/08        120         113         360       $3,490,477     61.2%       Fee
   80    6/5/98         7/1/08        120         113         360       $3,392,972     60.6%       Fee
   81   4/24/98         6/1/08        120         112         300       $3,094,758     56.3%       Fee
   82   4/28/98         6/1/08        120         112         360       $3,350,452     68.1%       Fee
   83   8/20/98         9/1/08        120         115         300       $2,960,653     50.5%       Fee
   84   6/18/98         7/1/08        120         113         360       $3,144,487     52.1%       Fee
   85  10/22/98        11/1/08        120         117         360       $3,160,179     61.1%       Fee
   86   7/27/98         8/1/08        120         114         360       $3,140,145     58.7%       Fee
   87    5/6/98         7/1/08        120         113         360       $3,167,782     63.4%       Fee
   88    6/8/98         7/1/08        120         113         300       $2,890,139     57.5%       Fee
   89   10/8/98        11/1/08        120         117         300       $2,853,349     47.6%       Fee
   90   10/2/98        11/1/08        120         117         300       $2,827,353     60.2%       Fee
   91    9/2/98        10/1/13        180         176         180               $0      0.0%       Fee
   92   8/31/98         9/1/08        120         115         360       $3,016,813     65.6%       Fee
   93    7/2/98         8/1/08        120         114         360       $2,990,664     61.7%       Fee
   94   6/25/98         7/1/08        120         113         360       $2,939,894     47.3%       Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------

                                                             Related Borrower         Aggregate         Cut-Off
Loan                                                            Loan Groups            Cut-Off        Date Balance/   Mortgage
No.    Seller(1)  Property Name(2)                             (by Loan No.)        Date Balance(3)   Unit or SF(4)     Rate
------------------------------------------------------------------------------------------------------------------------------
   95     WF      Edison Way Industrial Center                                        $3,406,539            $40        6.620%
   96     WF      Pacific Terrace Apartments                                          $3,344,725        $34,130        7.073%
   97     MS      4700-4800 SW 51 St Warehouse              (135), (158), (195)       $3,338,490            $37        7.140%
   98     MS      Brookside Villas Apartments                                         $3,322,620        $29,404        6.770%
   99     WF      Castaic Apartments                                                  $3,316,651        $39,484        7.080%
  100     WF      La Habra Hills                               (106), (219)           $3,286,765        $23,991        6.515%
  101     WF      5251 - 5271 East 2nd St.                                            $3,268,752           $239        7.400%
  102     WF      Montgomery Business Park                                            $3,219,985            $27        7.440%
  103     MS      Atherton Park Apartments                                            $3,218,428        $22,350        7.060%
  104     WF      Let's Store It II - Brookhurst                   (105)              $3,175,553            $32        6.895%
  105     WF      Torrance Western Self Storage                    (104)              $3,175,553            $36        6.895%
  106     WF      Sierra Gardens                               (100), (219)           $3,163,108        $32,949        6.650%
  107     WF      Shelter Creek Apartments                          (14)              $3,149,946        $25,403        6.535%
  108     MS      Design Row Shopping Center                (168), (213), (232)       $3,143,706           $102        7.160%
  109     WF      Veteran Plaza                                                       $2,986,411       $110,608        6.545%
  110     WF      Rolling Hills Apartments                                            $2,984,265        $27,890        6.700%
  111     WF      Four Corners Shopping Center                                        $2,957,010            $82        7.750%
  112     MS      Rimrock Plaza Shopping Center                                       $2,921,621            $35        8.750%
  113     WF      Orchard View Apartments                                             $2,885,869        $24,049        7.140%
  114     WF      Secure Self Storage of Old Town                                     $2,781,904            $49        7.210%
  115     MS      Waterford Place Condominiums                                        $2,759,877        $76,663        7.180%
  116     WF      Nimitz Point Apartments                                             $2,712,573        $42,384        7.100%
  117     WF      Physician's Plaza                                                   $2,688,941           $131        7.100%
  118     WF      Artesia Mobile Home Estates                                         $2,688,159        $28,296        6.835%
  119     WF      Del Prado Apartments                                                $2,684,418        $47,936        6.895%
  120     WF      Concord Villas                                                      $2,684,173        $38,345        6.980%
  121     WF      San Mateo Office Complex                          (65)              $2,651,477            $77        6.370%
  122     MS      Colonial Arms Apartments                                            $2,639,185        $21,993        7.200%
  123     WF      Westport Apartments                                                 $2,633,457        $13,860        7.060%
  124     WF      Marina Self Storage                                                 $2,631,182            $46        7.630%
  125     MS      Americana Palos Verdes Apartments            (127), (187)           $2,490,437        $24,416        6.710%
  126     MS      Grand York Shopping Center                                          $2,485,734            $42        6.880%
  127     MS      Brooktree Estates Apartments                 (125), (187)           $2,483,094        $20,692        6.760%
  128     WF      Daily California Building                                           $2,422,990            $31        7.220%
  129     MS      The Regent-Chicago                                                  $2,386,701           $265        7.520%
  130     WF      Lyons Shopping Center                                               $2,385,950           $103        7.410%
  131     WF      Renaissance Tech                                                    $2,385,849            $29        6.950%
  132     WF      Columbian Steel Tank Co.                                            $2,371,631            $15        6.905%
  133     MS      Barbur Place Center                                                 $2,293,084            $76        6.620%
  134     WF      Samoan Sea Apartments                                               $2,268,285        $15,022        6.930%
  135     MS      4759 51 Street Warehouse                  (97), (158), (195)        $2,241,869            $31        6.940%
  136     WF      20650 Prairie                                                       $2,207,002            $22        7.060%
  137     WF      Sierra West Business Park                                           $2,200,358            $62        7.720%
  138     WF      PetsMart-Sand City                                                  $2,169,356            $95        6.845%
  139     MS      Mesa Breeze Apartments                                              $2,136,648        $34,462        6.660%
  140     WF      Palm Garden Apartments                                (84)          $2,130,542        $40,972        6.815%
  141     MS      Harvard Apartments                                                  $2,109,935        $49,068        7.040%

---------------------------------------------------------------------------------------------------------
                                    Term to    Rem. Term               Scheduled
                                   Maturity   to Maturity    Amort.    Balance at
Loan     Note      Maturity Date    or ARD      or ARD       Term       Maturity      Balloon    Security
No.      Date         or ARD(5)      (mos)       (mos)     (mos)(6)      or ARD        LTV(4)      Type
---------------------------------------------------------------------------------------------------------
   95   8/31/98        10/1/13        180         176         180          $57,140      0.7%       Fee
   96   4/29/98         6/1/08        120         112         300       $2,706,450     60.1%       Fee
   97   8/28/98         9/1/08        120         115         360       $2,932,436     69.8%       Fee
   98   7/15/98         8/1/08        120         114         360       $2,893,247     66.5%       Fee
   99   5/14/98         6/1/08        120         112         300       $2,640,116     60.0%       Fee
  100    8/7/98         9/1/08        120         115         360       $2,840,349     53.6%       Fee
  101   5/15/98         6/1/08        120         112         300       $2,623,624     48.0%       Fee
  102   7/20/98         8/1/08        120         114         300       $2,627,429     60.8%       Fee
  103  12/23/97         1/1/08        120         107         360       $2,837,995     45.8%       Fee
  104   6/25/98         8/1/08        120         114         300       $2,508,829     50.4%       Fee
  105   6/25/98         8/1/08        120         114         300       $2,508,829     54.2%       Fee
  106   5/26/98         7/1/08        120         113         360       $2,748,033     64.8%       Fee
  107   5/22/98         6/1/08        120         112         240       $2,141,483     20.6%       Fee
  108  10/30/98        11/1/08        120         117         360       $2,758,714     65.7%       Fee
  109   8/11/98         9/1/08        120         115         360       $2,546,148     52.3%       Fee
  110   5/14/98         7/1/08        120         113         360       $2,596,051     37.1%       Fee
  111   5/26/98         6/1/18        240         232         240               $0      0.0%    Leasehold
  112   9/19/97        10/1/17        240         224         240               $0      0.0%       Fee
  113   8/26/98        10/1/13        180         176         300       $1,776,606     40.8%       Fee
  114    7/9/98         8/1/08        120         114         300       $2,254,788     60.9%  Fee/Leasehold
  115   5/22/98         6/1/08        120         112         360       $2,432,082     65.7%       Fee
  116   4/24/98         6/1/08        120         112         300       $2,196,669     61.0%       Fee
  117   6/24/98         8/1/08        120         114         360       $2,361,334     65.6%       Fee
  118   7/15/98         8/1/08        120         114         360       $2,344,731     45.7%       Fee
  119   7/28/98         9/1/08        120         115         300       $2,152,726     59.3%       Fee
  120   5/15/98         7/1/08        120         113         360       $2,315,842     63.1%       Fee
  121    9/1/98        10/1/08        120         116         360       $2,280,398     42.6%       Fee
  122   4/25/98         6/1/08        120         112         300       $2,143,479     60.4%       Fee
  123    5/8/98         6/1/08        120         112         180       $1,260,900     25.2%       Fee
  124   5/20/98         6/1/08        120         112         240       $1,819,554     49.2%       Fee
  125   8/18/98         9/1/08        120         115         360       $2,163,396     60.1%       Fee
  126   8/12/98         9/1/13        180         175         180          $44,266      0.0%       Fee
  127   4/23/98         5/1/09        132         123         360       $2,119,280     51.1%       Fee
  128   3/12/98         4/1/08        120         110         300       $1,973,685     49.0%       Fee
  129    4/6/98         5/1/08        120         111         360       $2,122,147     66.0%       Fee
  130   7/13/98         9/1/08        120         115         300       $1,908,604     57.5%       Fee
  131   6/25/98         7/1/08        120         113         360       $2,057,068     44.7%       Fee
  132   6/15/98         8/1/08        120         114         240       $1,597,531     48.4%       Fee
  133   9/25/98        10/1/08        120         116         360       $1,985,614     64.1%       Fee
  134    6/1/98         7/1/08        120         113         240       $1,532,239     47.9%       Fee
  135   8/28/98         9/1/08        120         115         360       $1,959,181     65.3%       Fee
  136    7/8/98         8/1/13        180         174         180               $0      0.0%       Fee
  137   4/15/98         5/1/08        120         111         300       $1,815,798     58.6%       Fee
  138   5/28/98         7/1/08        120         113         240       $1,461,480     36.5%       Fee
  139    5/5/98         6/1/08        120         112         360       $1,858,266     51.6%       Fee
  140   6/18/98         7/1/08        120         113         300       $1,681,787     42.6%       Fee
  141    7/9/98         8/1/08        120         114         360       $1,850,065     65.5%       Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

                                                                  Related Borrower         Aggregate         Cut-Off
Loan                                                                 Loan Groups            Cut-Off        Date Balance/   Mortgage
No.    Seller(1)  Property Name(2)                                  (by Loan No.)        Date Balance(3)   Unit or SF(4)     Rate
-----------------------------------------------------------------------------------------------------------------------------------
  142     MS      Safeworks Warehouse                                                      $2,092,986            $38        7.250%
  143     MS      Garden Brook Apartments                              (144)               $2,090,375        $17,420        6.660%
  144     MS      Lynmarie Apartments                                  (143)               $2,090,375        $12,296        6.660%
  145     WF      Storey Plastics Building                                                 $2,083,476            $52        6.960%
  146     WF      Casa de Jerado                                       (147)               $2,073,107        $17,276        6.935%
  147     WF      Palm Central South                                   (146)               $2,073,107        $18,185        6.935%
  148     WF      Barnes - 380 Tennant Ave (D)                                               $993,877            $54        7.485%
  149     WF      Barnes - 6550 Brem Lane (D)                                                $646,020            $54        7.485%
  150     WF      Barnes - Santa Cruz (D)                                                    $422,398            $54        7.485%
  151     WF      Arctic Business Park III                                                 $2,031,974            $43        7.270%
  152     MS      Savannah Gardens Apartments                                              $1,992,520        $16,604        7.440%
  153     WF      Markison Vista                                                           $1,988,207            $23        6.950%
  154     WF      London Press Building                                                    $1,961,812            $24        7.070%
  155     WF      Canal Park Apartments                                                    $1,951,864        $27,109        7.570%
  156     WF      Hayvenhurst Airport Business Park                                        $1,933,264            $39        7.305%
  157     WF      Bashas' Shopping Center                                                  $1,896,520            $35        7.780%
  158     MS      15th & 16th Street Warehouse                   (97), (135), (195)        $1,893,638            $36        7.240%
  159     WF      Raintree Apartments                                                      $1,884,642        $13,088        6.820%
  160     MS      Lindys Town Lake Apartments                                              $1,841,071        $18,050        7.020%
  161     MS      Discount Mini Storage North                          (194)               $1,809,141            $38        7.240%
  162     WF      1207-15 Pearl Street Mall                                                $1,791,150           $132        7.570%
  163     WF      Midway Park North                                                        $1,774,475            $27        6.950%
  164     MS      Winchester House Apartments                                              $1,773,104        $23,330        8.170%
  165     WF      740 W. Knox                                                              $1,767,114            $43        7.090%
  166     MS      Normandie Apartments                                                     $1,754,370        $15,949        8.750%
  167     WF      Oakmont Shopping Center                                                  $1,737,283            $95        7.365%
  168     MS      Coral Place Pilgrim Building Shopping Center   (108), (213), (232)       $1,721,553            $83        7.160%
  169     WF      1730 I Street                                                            $1,690,982            $92        7.340%
  170     WF      Western Digital Building                                                 $1,688,971            $69        7.190%
  171     WF      Casa Alegre Apartments                                                   $1,676,307        $22,057        6.840%
  172     WF      Rodeo Plaza                                                              $1,663,852            $40        7.770%
  173     WF      Casa Del Sol North (E)                                                     $859,550        $18,261        6.770%
  174     WF      Casa Del Sol South (E)                                                     $765,691        $18,261        6.770%
  175     WF      Staples-Southington                                                      $1,616,194            $92        7.240%
  176     WF      55 th & Wadsworth Retail Center                                          $1,593,034           $133        7.400%
  177     WF      OMA Building                                                             $1,589,740            $59        7.250%
  178     WF      Cleator Corp Buildings                                                   $1,587,652            $34        7.060%
  179     WF      Hidden Village Apartments                                                $1,575,128        $12,116        7.070%
  180     WF      Arctic Business Park II                                                  $1,556,195            $39        7.270%
  181     WF      Eckerd Drug Store No. 816R                                               $1,534,840           $118        6.940%
  182     WF      Willow Glen Mobile Home Park                                             $1,517,454        $17,244        6.925%
  183     WF      940 E. Diehl Road                                                        $1,493,271            $76        6.595%
  184     WF      Gateway Office Center                                                    $1,491,827            $60        7.200%
  185     WF      Laguna Hills Property                                                    $1,491,544            $57        7.020%
  186     WF      Rancho Dominguez                                                         $1,491,512            $28        7.000%
  187     MS      The Hampton Apartments                         (125), (127)              $1,490,358        $35,485        6.960%
  188     WF      Redwood Self Storage                                                     $1,486,865            $22        7.200%

---------------------------------------------------------------------------------------------------------
                                    Term to    Rem. Term               Scheduled
                                   Maturity   to Maturity    Amort.    Balance at
Loan     Note      Maturity Date    or ARD      or ARD       Term       Maturity      Balloon    Security
No.      Date         or ARD(5)      (mos)       (mos)     (mos)(6)      or ARD        LTV(4)      Type
---------------------------------------------------------------------------------------------------------
  142    9/1/98         9/1/08        120         115         360       $1,843,499     65.8%       Fee
  143   7/28/98         8/1/08        120         114         360       $1,815,002     40.1%       Fee
  144   7/28/98         8/1/08        120         114         360       $1,815,002     27.8%       Fee
  145   6/12/98         7/1/08        120         113         300       $1,678,311     45.4%       Fee
  146   5/27/98         7/1/08        120         113         240       $1,426,569     41.1%       Fee
  147   5/27/98         7/1/08        120         113         240       $1,426,569     39.8%       Fee
  148   7/10/98         8/1/08        120         114         300         $812,034     52.3%       Fee
  149   7/10/98         8/1/08        120         114         300         $527,822     52.3%       Fee
  150   7/10/98         8/1/08        120         114         300         $345,114     52.3%       Fee
  151   8/11/98         9/1/18        240         235         240          $71,419      2.4%       Fee
  152   7/31/98         8/1/08        120         114         360       $1,764,542     70.6%       Fee
  153   6/25/98         7/1/08        120         113         360       $1,714,223     50.0%       Fee
  154   5/29/98         8/1/13        180         174         180               $0      0.0%       Fee
  155   5/26/98         7/1/18        240         233         360       $1,251,302     47.4%       Fee
  156    5/4/98         6/1/08        120         112         300       $1,574,925     55.7%       Fee
  157   4/24/98         5/1/18        240         231         240          $80,360      2.9%       Fee
  158   8/28/98         9/1/08        120         115         360       $1,667,498     69.5%       Fee
  159   5/29/98         7/1/08        120         113         300       $1,511,786     52.4%       Fee
  160   6/18/98         7/1/08        120         113         360       $1,614,774     59.8%       Fee
  161    5/8/98         6/1/08        120         112         300       $1,471,043     51.4%       Fee
  162   4/28/98         6/1/08        120         112         360       $1,593,345     49.3%       Fee
  163   6/25/98         7/1/08        120         113         360       $1,529,945     43.3%       Fee
  164   1/19/96         2/1/03         84          48         300       $1,636,505     61.8%       Fee
  165   7/10/98         8/1/13        180         174         180          $33,939      1.2%       Fee
  166   3/15/94         4/1/01         84          26         300       $1,678,408     56.9%       Fee
  167   6/23/98         7/1/08        120         113         300       $1,416,179     51.5%       Fee
  168  10/30/98        11/1/08        120         117         360       $1,510,724     65.7%       Fee
  169   7/17/98         9/1/08        120         115         300       $1,374,174     60.3%       Fee
  170    7/2/98         8/1/08        120         114         300       $1,368,137     54.7%       Fee
  171    6/5/98         7/1/08        120         113         240       $1,129,136     47.6%       Fee
  172    6/8/98         8/1/08        120         114         300       $1,344,807     55.1%       Fee
  173    7/1/98         8/1/08        120         114         240         $576,500     40.4%       Fee
  174    7/1/98         8/1/08        120         114         240         $513,549     40.4%       Fee
  175   5/14/98         7/1/11        156         149         300       $1,130,527     37.7%       Fee
  176    6/8/98         7/1/08        120         113         360       $1,410,425     60.5%       Fee
  177    7/3/98         8/1/08        120         114         300       $1,290,031     58.6%       Fee
  178   6/22/98         7/1/08        120         113         300       $1,282,713     53.4%       Fee
  179   5/11/98         6/1/18        240         232         240               $0      0.0%       Fee
  180   8/11/98         9/1/18        240         235         240          $54,700      2.2%       Fee
  181   8/20/98         9/1/18        240         235         240               $2      0.0%       Fee
  182   6/10/98         7/1/08        120         113         360       $1,327,733     60.4%       Fee
  183   7/17/98         9/1/08        120         115         360       $1,274,657     51.8%       Fee
  184   8/18/98         9/1/08        120         115         300       $1,207,339     61.3%       Fee
  185   8/19/98         9/1/08        120         115         300       $1,200,644     50.0%       Fee
  186    7/7/98         9/1/08        120         115         300       $1,199,896     53.0%       Fee
  187   4/21/98         5/1/13        180         171         360       $1,146,124     52.1%       Fee
  188   4/23/98         6/1/08        120         112         300       $1,207,594     36.6%       Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

-------------------------------------------------------------------------------------------------------------------------------

                                                                Related Borrower       Aggregate         Cut-Off
Loan                                                               Loan Groups          Cut-Off        Date Balance/   Mortgage
No.    Seller(1)  Property Name(2)                                (by Loan No.)      Date Balance(3)   Unit or SF(4)     Rate
-------------------------------------------------------------------------------------------------------------------------------
  189     WF      Hewlett Packard Bldg.                                                $1,486,281             $32       6.970%
  190     WF      Spenwick Industrial Park                                             $1,486,139             $15       7.555%
  191     WF      Lancaster Medical Office Building                                    $1,468,452             $82       7.780%
  192     MS      Dorchester Gardens Apartments                                        $1,429,195         $12,537       8.500%
  193     WF      Safeway-Marlow Center                                                $1,421,512             $38       7.330%
  194     MS      Keylock Mini Storage                               (161)             $1,414,861             $19       7.240%
  195     MS      53rd Court Warehouse                         (97), (135), (158)      $1,395,066             $30       7.040%
  196     WF      Stadium Court                                                        $1,387,938             $38       7.285%
  197     MS      Oakhurst Drive Apartments                                            $1,371,130        $114,261       6.960%
  198     WF      4602 North Avenue                                                    $1,347,885             $31       7.110%
  199     WF      Cal Plate, Inc. Buildings                                            $1,337,797             $42       7.620%
  200     WF      McKinley Business Center                                             $1,334,901             $27       7.200%
  201     WF      Rite Aid - Cleveland                                                 $1,329,627            $119       6.830%
  202     MS      77 Rumford Avenue Office Building                                    $1,295,922             $56       7.490%
  203     WF      Herndon/West Office II (F)                                             $644,994             $64       7.070%
  204     WF      Herndon/West Office I (F)                                              $644,746             $64       6.820%
  205     WF      Daisy I Apartments                              (240), (253)         $1,283,186         $49,353       7.300%
  206     WF      Sunset East Apartments                                               $1,282,645         $32,066       6.960%
  207     WF      Overlook Terrace Apts.                                               $1,266,436         $26,384       7.010%
  208     WF      2275 East Bayshore Road                                              $1,234,953             $99       7.375%
  209     WF      Darant Industrial                                                    $1,233,478             $28       6.560%
  210     WF      354 S. La Fayette Park Place                                         $1,232,844         $30,069       7.060%
  211     WF      22322 Gilberto                                                       $1,212,506             $38       7.160%
  212     WF      Parkview                                                             $1,202,865             $21       6.950%
  213     MS      Las Olas Shopping Center                     (108), (168), (232)     $1,197,602            $160       7.160%
  214     WF      1841 Fuller Apartments                                               $1,195,082         $44,262       7.060%
  215     MS      Brighton Avenue Plaza Shopping Center                                $1,191,768             $42       7.650%
  216     WF      Tiffany Building                                                     $1,190,576             $54       6.970%
  217     WF      Ballinger Trace Apts.                                                $1,166,073         $43,188       7.330%
  218     WF      Freeway Industrial Center                                            $1,164,795             $25       7.080%
  219     WF      Villa Monaco                                    (100), (106)         $1,139,147         $28,479       6.800%
  220     WF      Cheyenne Mountain Blockbuster                                        $1,120,700            $122       7.360%
  221     WF      Sunset Hill Apartments                                               $1,106,814         $19,418       7.220%
  222     WF      Le Med Apartments                                                    $1,093,993         $12,432       6.410%
  223     WF      Kerner Automotive Center                                             $1,093,880             $41       7.090%
  224     WF      Bachman Glen Apartments                                              $1,093,539         $14,389       6.800%
  225     WF      Westview Plaza                                                       $1,088,514             $44       7.310%
  226     WF      Fairmont Apartments                                                  $1,082,779         $25,780       7.010%
  227     WF      Commerce-Executive                                                   $1,078,603             $13       6.950%
  228     WF      St. Andrews Apartments                                               $1,074,760         $29,854       7.000%
  229     WF      Dunbar Amored Building                                               $1,058,825             $34       7.025%
  230     WF      631 Giguere Court                                                    $1,044,219             $43       7.145%
  231     WF      Woodfront Condominiums                                               $1,043,388         $21,294       7.040%
  232     MS      Coral Shopping Center                        (108), (168), (213)     $1,022,670             $68       6.660%
  233     WF      Morally Wholesale                                                    $1,016,948             $44       7.110%
  234     WF      Emerald Court Apartments                                             $1,002,461         $35,802       7.060%
  235     WF      1500 International Parkway                                             $999,074             $22       6.950%

---------------------------------------------------------------------------------------------------------
                                    Term to    Rem. Term                Scheduled
                                   Maturity   to Maturity    Amort.     Balance at
Loan     Note      Maturity Date    or ARD      or ARD       Term        Maturity     Balloon    Security
No.      Date         or ARD(5)      (mos)       (mos)     (mos)(6)       or ARD       LTV(4)      Type
---------------------------------------------------------------------------------------------------------
  189   5/12/98         6/1/08        120         112         300       $1,199,012     43.8%       Fee
  190   4/30/98         6/1/08        120         112         300       $1,197,516     54.4%       Fee
  191    6/3/98         7/1/13        180         173         180               $2      0.0%    Leasehold
  192   7/18/95         8/1/02         84          42         300       $1,333,956     60.6%       Fee
  193   4/22/98         5/1/08        120         111         120               $0      0.0%       Fee
  194    5/8/98         6/1/08        120         112         180         $682,383     20.3%       Fee
  195   8/28/98         9/1/08        120         115         360       $1,222,284     61.1%       Fee
  196   4/20/98         6/1/08        120         112         300       $1,130,025     47.7%       Fee
  197    4/3/98         5/1/08        120         111         360       $1,202,646     61.7%       Fee
  198    5/1/98         6/1/08        120         112         300       $1,091,851     45.9%       Fee
  199   6/22/98         7/1/18        240         233         240               $0      0.0%       Fee
  200   6/19/98         7/1/08        120         113         300       $1,082,960     49.9%       Fee
  201   6/17/98         7/1/08        120         113         360       $1,143,280     50.1%       Fee
  202   8/10/98         9/1/08        120         115         360       $1,148,213     47.8%       Fee
  203   4/27/98         7/1/08        120         113         300         $521,264     47.2%       Fee
  204   4/27/98         7/1/08        120         113         300         $517,190     47.2%       Fee
  205    5/4/98         6/1/08        120         112         360       $1,134,107     62.1%       Fee
  206   7/31/98         9/1/08        120         115         300       $1,030,623     51.8%       Fee
  207   6/25/98         8/1/08        120         114         300       $1,020,400     59.3%       Fee
  208    6/4/98         7/1/08        120         113         240         $862,805     29.1%       Fee
  209    8/3/98        10/1/13        180         176         180               $0      0.0%       Fee
  210   6/25/98         7/1/05         84          77         360       $1,131,278     70.7%       Fee
  211   6/10/98         7/1/08        120         113         180         $566,323     26.3%       Fee
  212   6/25/98         7/1/08        120         113         360       $1,037,105     35.8%       Fee
  213  10/30/98        11/1/08        120         117         360       $1,050,939     61.8%       Fee
  214   8/10/98         9/1/13        180         175         360         $890,288     46.9%       Fee
  215    6/2/98         7/1/08        120         113         300         $979,441     27.2%       Fee
  216   6/15/98         8/1/08        121         114         300         $956,635     55.0%       Fee
  217   4/15/98         5/1/13        180         171         180               $0      0.0%       Fee
  218   5/29/98         7/1/08        120         113         300         $926,010     57.9%       Fee
  219   5/26/98         7/1/08        120         113         360         $993,534     60.2%       Fee
  220   6/25/98         8/1/08        120         114         360         $990,537     60.0%       Fee
  221   7/20/98         8/1/08        120         114         300         $897,359     57.9%       Fee
  222   7/21/98        10/1/08        120         116         300         $850,359     28.3%       Fee
  223   7/30/98         9/1/08        120         115         300         $882,386     38.4%       Fee
  224   7/29/98         9/1/08        120         115         300         $874,413     58.3%       Fee
  225    7/1/98         8/1/13        180         174         240         $463,921     23.2%       Fee
  226   5/15/98         6/1/08        120         112         240         $734,753     43.7%       Fee
  227   6/23/98         7/1/08        120         113         360         $929,967     25.5%       Fee
  228   6/17/98         7/1/08        120         113         360         $942,178     69.8%       Fee
  229   7/13/98         9/1/08        120         115         360         $927,331     63.5%       Fee
  230   7/30/98         9/1/08        120         115         300         $843,709     48.2%       Fee
  231   4/23/98         5/1/08        120         111         360       $917,005       70.0%       Fee
  232  10/30/98        11/1/08        120         117         360       $885,753       63.3%       Fee
  233   6/10/98         7/1/10        144         137         144             $0        0.0%       Fee
  234   4/22/98         5/1/08        120         111         360       $867,925       51.1%       Fee
  235   6/25/98         7/1/08        120         113         360       $861,397       31.9%       Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION


-------------------------------------------------------------------------------------------------------------------------------

                                                                Related Borrower       Aggregate         Cut-Off
Loan                                                               Loan Groups          Cut-Off        Date Balance/   Mortgage
No.    Seller(1)  Property Name(2)                                (by Loan No.)      Date Balance(3)   Unit or SF(4)     Rate
-------------------------------------------------------------------------------------------------------------------------------
  236     WF      4801 W. 147th                                                            $995,288            $34      7.110%
  237     WF      7225 & 7235 Bermuda Road                        (238), (254)             $991,826            $45      6.550%
  238     WF      150 North Gibson Road                           (237), (254)             $991,826            $30      6.550%
  239     WF      San Carlos Apartments                                                    $996,014        $26,211      6.540%
  240     WF      Daisy III Apartments                            (205), (253)             $994,718        $45,214      7.300%
  241     WF      Evergreen Garden Apts.                                                   $994,006        $14,618      6.690%
  242     WF      Albermarle Center                                                        $993,835            $24      7.450%
  243     WF      The Village at Weber Ranch                                               $991,159            $94      7.150%
  244     MS      U-Stor George Washington                                                 $991,072            $19      7.160%
  245     WF      1410 W. 10th Pl.                                                         $987,406            $65      7.055%
  246     WF      Memorial Hills Townhomes                                                 $986,647        $24,666      7.200%
  247     WF      Espalier Square                                                          $984,378            $40      7.250%
  248     WF      Mission Plaza                                                            $969,251            $25      6.950%
  249     WF      Huebner Road Office Buildings                                            $964,937            $35      7.060%
  250     WF      Kickapoo Plaza Shopping Center                                           $952,949            $22      7.430%
  251     WF      Cascade Optical Buildings                                                $929,529            $44      7.780%
  252     WF      The 3700 Building                                                        $918,970            $67      7.165%
  253     WF      Daisy IV Apartments                             (205), (240)             $895,246        $44,762      7.300%
  254     WF      2201 Sturgis                                    (237), (238)             $892,765            $25      6.690%
  255     WF      Petal Street                                                             $889,723            $10      6.950%
  256     WF      Thrifty Payless, Laguna Niguel (IV)                                      $443,950            $22      7.360%
  257     WF      Thrifty Payless, Bellflower (IV)                                         $443,950            $22      7.360%
  258     WF      Jam Pharmaceutical                                                       $877,727            $35      7.460%
  259     WF      Sonora Court                                                             $839,585            $43      7.250%
  260     WF      Parkway Square                                                           $805,224            $10      6.950%
  261     WF      Glenbrook Place Apartments                                               $750,732         $8,531      7.500%
  262     WF      4625 West Jennifer Avenue                                                $744,770            $38      7.570%
  263     WF      Commercial Building West Lake Village                                    $738,483            $36      7.450%
  264     WF      South Park Apartments                                                    $736,217        $35,058      6.800%
  265     WF      Reseda Mobile Homes                                                      $735,728         $6,812      7.110%
  266     WF      Murphy Avenue                                   (268), (269)             $723,836            $34      7.260%
  267     WF      10925 Kinross Avenue                                                     $693,230            $43      7.265%
  268     WF      4 Wrigley Street                                (266), (269)             $640,346            $37      7.260%
  269     WF      9 Marconi Street                                (266), (268)             $634,596            $38      7.260%
  270     WF      Westridge Commerce Center                                                $497,523            $31      7.690%
  271     WF      Centennial Green                                                         $477,170            $29      6.950%
  272     WF      Bowser Tech                                                              $467,229            $12      6.950%
  273     WF      1720 Greenville Avenue                                                   $452,317            $16      6.950%
  274     WF      Taco Bell/ Scottsdale                                                    $416,574            $87      7.480%

                  Total/Weighted Average                                               $968,511,922                     7.067%

---------------------------------------------------------------------------------------------------------
                                    Term to    Rem. Term               Scheduled
                                   Maturity   to Maturity    Amort.    Balance at
Loan     Note      Maturity Date    or ARD      or ARD       Term       Maturity      Balloon    Security
No.      Date         or ARD(5)      (mos)       (mos)     (mos)(6)      or ARD        LTV(4)      Type
---------------------------------------------------------------------------------------------------------
  236    6/3/98         7/1/10        144         137         360       $837,095       54.4%       Fee
  237   8/24/98        10/1/18        240         236         240             $0        0.0%       Fee
  238   8/24/98        10/1/18        240         236         240             $0        0.0%       Fee
  239   8/21/98         9/1/08        120         115         360       $861,311       47.9%       Fee
  240   5/11/98         6/1/08        120         112         360       $879,152       57.6%       Fee
  241   8/14/98         9/1/08        120         115         300       $792,143       41.7%       Fee
  242   6/25/98         8/1/08        120         114         300       $811,179       36.9%       Fee
  243   5/20/98         6/1/08        120         112         300       $803,824       45.8%       Fee
  244   8/26/98         9/1/08        120         115         240       $684,592       33.4%       Fee
  245    6/3/98         7/1/08        120         113         240       $682,306       50.5%       Fee
  246    6/4/98         7/1/18        240         233         240             $2        0.0%       Fee
  247   7/31/98         9/1/13        180         175         180             $0        0.0%       Fee
  248   6/25/98         7/1/08        120         113         360       $835,684       37.1%       Fee
  249   7/22/98         8/1/08        120         114         120             $0        0.0%       Fee
  250    5/5/98         6/1/08        120         112         300       $779,102       58.4%       Fee
  251   5/14/98         7/1/18        240         233         240             $0        0.0%       Fee
  252   7/23/98         8/1/08        120         114         300       $743,856       53.1%       Fee
  253   5/12/98         6/1/08        120         112         360       $791,237       68.8%       Fee
  254   8/24/98        10/1/18        240         236         240             $0        0.0%       Fee
  255   6/25/98         7/1/08        120         113         360       $767,116       29.5%       Fee
  256  12/16/97         2/1/08        120         108         300       $363,768       24.5%       Fee
  257  12/16/97         2/1/08        120         108         300       $363,768       24.5%       Fee
  258   5/22/98         6/1/08        120         112         240       $616,070       44.0%       Fee
  259   6/17/98         7/1/18        240         233         240        $30,258        0.9%       Fee
  260   6/25/98         7/1/08        120         113         360       $694,260       17.0%       Fee
  261   8/14/98        10/1/03         60          56         180       $593,529       30.8%       Fee
  262    5/1/98         7/1/08        120         113         300       $610,693       61.1%       Fee
  263   7/28/98         9/1/13        180         175         180             $0        0.0%       Fee
  264   5/26/98         7/1/08        120         113         360       $642,108       60.3%       Fee
  265    7/1/98         8/1/13        180         174         180             $0        0.0%       Fee
  266   5/29/98         7/1/08        120         113         300       $578,175       48.2%       Fee
  267   5/13/98         6/1/08        120         112         300       $554,488       21.0%       Fee
  268   5/29/98         8/1/08        120         114         300       $510,852       44.4%       Fee
  269   5/29/98         7/1/08        120         113         300       $506,892       45.3%       Fee
  270   7/28/98         9/1/08        120         115         300       $408,423       22.7%       Fee
  271   6/25/98         7/1/08        120         113         360       $411,414       42.9%       Fee
  272   6/24/98         7/1/08        120         113         360       $402,842       19.9%       Fee
  273   6/23/98         7/1/08        120         113         360       $389,986       28.9%       Fee
  274   5/21/98         7/1/05         84          77         300       $367,191       42.7%       Fee

                                      128         122         315                      49.7%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan
 No.    Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------
 1      Golf Mill Shopping Center                          239 Golf Mill Center
 2      Silvertree Hotel and Wildwood Lodge                40-100 Elbert Lane
 3      Mission Valley Hilton Hotel (A)                    901 Camino Del Rio South
 4      Hanalei Hotel (A)                                  2270 Hotel Circle North
 5      Galleria Palms Apartments                          1600 West La Jolla Drive
 6      55 Hawthorne & 631 Howard                          55 Hawthorne Street & 631 Howard Street
 7      Dunwoody Club Apartments                           7700 Colquitt Road
 8      Grapevine Town Shopping Center                     1217 State Highway 114 West
 9      Ward - Bel Air Professional Ctr (I)                2012 Tollgate Road
 10     Ward - Bel Air Retail (I)                          16 Bel Air South Parkway
 11     Ward - Bright Oaks Office (I)                      2021 Emmorton Road
 12     Ward - Blue Spruce (I)                             2 Bel Air South Parkway
 13     Ward - Hayes/Thomas Office (I)                     112 Hayes St/209 Thomas St
 14     Central Park Apartments                            1750 Stokes Street
 15     Boca Industrial (B)                                3100 N.W. Boca Raton Boulevard
 16     South Congress Industrial (B)                      1101-1141 Holland Drive
 17     North Los Altos Shopping Center                    2210-2244 & 2280-2290 Bellflower Blvd.
 18     International Residence-Austin (IRA)               9815 Copper Creek
 19     Crossway Commons Shopping Center                   1589/91/93 Crossway Blvd.
 20     La Veta Grand Apartments                           401 W. La Veta Ave
 21     1 Lombard St. & 150 Greenwich St.                  1 Lombard St. & 150 Greenwich St.
 22     Vintage Court Hotel                                650 Bush Street
 23     Wimberly Park                                      800 Link Drive and Jellison Blvd.
 24     Federal Express Building                           2000 San Fernando Road
 25     Merrimac Plaza Shopping Center                     180 Haverhill Street
 26     Stockton Center                                    1880 E. Hammer Lane
 27     International Residence San Antonio                8702 - 8722 Cinnamon Creek Drive
 28     Corporate Drive, Sugarland, TX                     SWC Corporate Drive and Executive Drive
 29     Weatherly Walk                                     100 Knight Way
 30     Office Depot - Long Beach, CA                      3500 East Willow Street
 31     Hurst Harbor Marina                                16045 Marina Point
 32     Casady Square Shopping Center                      9207 N Pennsylvania Ave
 33     Commonwealth Building                              421 S.W. Sixth Street
 34     Coyote Creek Mobile Home Park                      2580 Senter Road
 35     Mountainview Marketplace Shopping Center           3131 East Thunderbird Road
 36     Hurley's Children & Family Medical Ctr.            1085 & 1125 South Linden Road
 37     Druid Pointe Office Building                       2751 Buford Highway
 38     Nohl Plaza Shopping Center                         1440 - 1628 E. Lincoln Ave., 2634 - 2756 N. Tustin
 39     Monterey Park II Apts.                             5200 West Pioneer Avenue
 40     Spring Hill Market Place                           142-212 South Western Avenue
 41     Hampton Inn Hotel                                  3908 West Braker Lane
 42     Crestview Apartments                               270 Littleton
 43     Fiesta Shopping Center                             5334 Ross Ave.
 44     Sierra Crest Shopping Center                       3800-3870 La Sierra Avenue
 45     Casa Del Rey Apartments                            526 East Barstow Avenue
 46     Alameda Business Centre                            2501 - 3187 S. Alameda Street & 1791-1837 MLK Blvd
 47     58 Charles Street Office Building                  58 Charles Street
 48     Syosset Plaza Shopping Center                      603-641 Jericho Turnpike
 49     Silver Creek Shopping Center                       Capitol Expressway and Silver Creek Road

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Property                  Property                          Year Built/
 No.    City                   State     Zip Code        Type                    Sub-Type              Units/NSF   Renovated(7)
--------------------------------------------------------------------------------------------------------------------------------
 1      Niles                    IL       60714          Retail                Regional Mall             750,682      1998
 2      Snowmass Village         CO       81615        Hospitality                 Resort                    410      1992
 3      San Diego                CA       92108        Hospitality              Full Service                 350      1988
 4      San Diego                CA       92108        Hospitality              Full Service                 416      1997
 5      Tempe                    AZ       85282        Multifamily                 Garden                    568      1997
 6      San Francisco            CA       94105          Office                    Urban                 235,912      1988
 7      Atlanta                  GA       30350        Multifamily                 Garden                    532      1998
 8      Grapevine                TX       76051          Retail                   Anchored               186,984      1995
 9      Bel Air                  MD       21015          Office                   Suburban                64,389      1996
 10     Bel Air                  MD       21015          Retail                  Unanchored               26,773      1995
 11     Bel Air                  MD       21015          Office                   Suburban                39,684      1991
 12     Bel Air                  MD       21015          Retail                  Unanchored                6,698      1993
 13     Bel Air                  MD       21014          Office                   Suburban                14,100      1998
 14     San Jose                 CA       95126        Multifamily                 Garden                    186      1997
 15     Boca Raton               FL       33431        Industrial                   Flex                  87,670      1998
 16     Boca Raton               FL       33487        Industrial                Warehouse               118,800      1981
 17     Long Beach               CA       90815          Retail                   Anchored               129,241      1996
 18     Austin                   TX       78729        Multifamily                 Garden                    510      1996
 19     Chesapeake               VA       23320          Retail                   Anchored               152,686      1997
 20     Orange                   CA       92866        Multifamily                 Garden                    250      1995
 21     San Francisco            CA       94111          Office                   Suburban               119,955      1994
 22     San Francisco            CA       94108        Hospitality              Full Service                 107      1982
 23     Duncanville              TX       75116        Multifamily                 Garden                    440      1981
 24     Los Angeles              CA       90039        Industrial                Warehouse               119,381      1998
 25     Methuen                  MA       01844          Retail                   Anchored               114,964      1984
 26     Stockton                 CA       95210          Retail                   Anchored               152,919      1998
 27     San Antonio              TX       78240        Multifamily                 Garden                    348      1985
 28     Sugar Land               TX       77478        Industrial                Warehouse               143,175      1998
 29     Fayetteville             GA       30214        Multifamily                 Garden                    194      1988
 30     Long Beach               CA       90815        Industrial                Warehouse               187,500      1997
 31     Austin                   TX       78734           Other                    Marina                    514      1994
 32     Oklahoma City            OK       73120          Retail                   Anchored               200,999      1997
 33     Portland                 OR       97204          Office                    Urban                 192,551      1995
 34     San Jose                 CA       95101     Mobile Home Park          Mobile Home Park               183      1973
 35     Phoenix                  AZ       85032          Retail                   Anchored               123,184      1988
 36     Flint                    MI       48532          Office                   Suburban                62,942      1994
 37     Atlanta                  GA       30324          Office                   Suburban               100,511      1996
 38     Orange                   CA       92865          Retail                   Anchored               102,961      1989
 39     Las Vegas                NV       89102        Multifamily                 Garden                    136      1988
 40     Carpentersville          IL       60110          Retail                   Anchored               108,416      1989
 41     Austin                   TX       78759        Hospitality            Limited Service                124      1996
 42     West Lafayette           IN       47906        Multifamily                 Garden                    217      1997
 43     Dallas                   TX       75206          Retail                   Anchored                92,641      1996
 44     Riverside                CA       92505          Retail                   Anchored                94,734      1979
 45     Fresno                   CA       93710        Multifamily                 Garden                    244      1972
 46     Los Angeles              CA       90058        Industrial                  Light                 509,301      1978
 47     Cambridge                MA       02141          Office                    Urban                  47,793      1987
 48     Syosset                  NY       11791          Retail                  Unanchored               31,278      1989
 49     San Jose                 CA       95111          Retail                  Unanchored               63,365      1990

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan
 No.    Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------
 50     Martin Woodworking                                 7757 Saint Andrews Avenue
 51     Park Bank Office Building                          2810 Crossroads Drive
 52     Consolidated Technology Warehouse (II)             815 Reasor Road
 53     Consolidated Technology Industrial Building (II)   400 West Delaware
 54     1155 Jones Street                                  1155 Jones Street
 55     Kramer - 6 Arcata Apartments (III)                 599 Ridge Rd
 56     Kramer - Eureka Apartments (III)                   2520-2590 Hubbard Lane
 57     Kramer - Fields Landing (III)                      6682 Second Ave/363 Railroad Ave
 58     Vista Oaks Apartment                               3883 Vista Oaks Drive
 59     Nash Finch Distribution Warehouse                  3601 Washington Boulevard
 60     Syracuse Center - Phase I                          SEC of 1000 West St & 1700 South St.
 61     Amador II Building                                 4480 Willow Road
 62     Catalina Apartments                                3912 & 3930 Laurel Canyon Blvd.
 63     4670 Willow Road                                   4670 Willow Road
 64     Hamilton House Apartments                          200 & 250 Chatham Way
 65     Sacramento Place Apartments                        4337 Norwood Avenue
 66     Zycon R&D Building                                 425 El Camino Real
 67     Rudolph-Hendrickson Senior Apartments              6618 Amethyst Street
 68     Holborn Village Apartments                         2802-2999 Holborn Circle
 69     100 E. Tujunga                                     100 E. Tujunga
 70     Rancho Anita Industrial Park                       753-775 Anita Street & 1616 Industrial Boulevard
 71     Beverly Hills Tower Apartments (C)                 125 North Doheny Drive
 72     Beverly Hills Regency Apartments (C)               135 North Doheny Drive
 73     Chico Town & Country Shopping Ctr.                 110-236 W. East Avenue
 74     Windsor Court Apartments                           900-1000 West Zeering Road
 75     Pathmark Super Center-Wilmington, DE               3901 Lancaster Pike
 76     New Villa Valencia Mobile Home Park                14092 Browning Ave.
 77     Veterans Plaza Shopping Center                     1 Kent Road
 78     150 Sylvan Avenue Shopping Center                  150 Sylvan Avenue
 79     Reynolds Industries Bldg                           5005 McConnell Ave
 80     Strada Da Valle Office Building                    2300-2500 East Valley Rd
 81     Conrad Villas Apts.                                3917-25 Conrad Drive
 82     Ocean Business Park                                1945 Placentia Avenue
 83     Westwood Village Shopping Center                   2600 West 4700 South
 84     Enclave Apartments                                 7917 Selma Ave.
 85     Westside Shopping Center                           2000-2010 Harrison Ave. N.W.
 86     Riverside Country Club Mobile Home Park            9391 California Avenue
 87     3030 Bridgeway Boulevard                           3030 Bridgeway Boulevard
 88     Food 4 Less                                        3434 Manthey Road
 89     Suburban Lodge Hotel                               106 Woodpark Boulevard
 90     Pathmark Super Center-Upper Darby, PA              421 South 69th Street
 91     The Ladco Building                                 7900 Washington Avenue
 92     Hickory Plaza                                      10801 & 10805 Hickory Ridge Road
 93     College Way Marketplace                            1808 Market Street
 94     Grove Business Joint Venture                       777-797 Grove Road
 95     Edison Way Industrial Center                       3475-3517 Edison Way
 96     Pacific Terrace Apartments                         15000 Pacific Street
 97     4700-4800 SW 51 St Warehouse                       4700-4800 SW 51 Street
 98     Brookside Villas Apartments                        1850 Idlewild Drive

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Property                  Property                          Year Built/
 No.    City                   State     Zip Code        Type                    Sub-Type              Units/NSF   Renovated(7)
--------------------------------------------------------------------------------------------------------------------------------
 50     San Diego                CA       92173        Industrial                Warehouse               200,800      1998
 51     Madison                  WI       53707          Office                   Suburban                66,201      1997
 52     Charleston               IL       46041        Industrial                Warehouse               259,205      1981
 53     Casey                    IL       62420        Industrial                  Light                 187,874      1996
 54     San Francisco            CA       94114        Multifamily               High-Rise                    60      1924
 55     Arcata                   CA       95521        Multifamily                 Garden                    159      1986
 56     Eureka                   CA       95503        Multifamily                 Garden                     49      1994
 57     Fields Landing           CA       95537        Multifamily                 Garden                     11      1997
 58     Martinez                 CA       94553        Multifamily                 Garden                    108      1988
 59     Baltimore                MD       21227        Industrial                Warehouse               380,432      1941
 60     Syracuse                 UT       84075          Retail                   Anchored                77,600      1997
 61     Pleasanton               CA       94566        Industrial                   Flex                  63,934      1984
 62     Studio City              CA       91604        Multifamily                 Garden                     99      1989
 63     Pleasanton               CA       94588          Office                    Garden                 46,130      1997
 64     Mayfield Heights         OH       44124        Multifamily                 Garden                    399      1969
 65     Sacramento               CA       95838        Multifamily                 Garden                    195      1987
 66     Santa Clara              CA       95050           Other          Mixed (Office/Industrial)        59,000      1996
 67     Rancho Cucamonga         CA       91737        Multifamily             Senior Housing                168      1987
 68     Madison                  WI       53718        Multifamily                 Garden                     87      1994
 69     Burbank                  CA       91502          Office                   Suburban                46,545      1991
 70     Chula Vista              CA       91911        Industrial                  Light                 137,745      1982
 71     Los Angeles              CA       90048        Multifamily                Low-Rise                    35      1996
 72     Los Angeles              CA       90048        Multifamily                Low-Rise                    16      1988
 73     Chico                    CA       95926          Retail                  Unanchored               84,630      1988
 74     Turlock                  CA       95382        Multifamily                 Garden                    193      1997
 75     Wilmington               DE       19805          Retail                   Anchored                49,200      1988
 76     Tustin                   CA       92680     Mobile Home Park          Mobile Home Park               148      1994
 77     New Milford              CT       06776          Retail                   Anchored                72,209      1965
 78     Englewood Cliffs         NJ       07632          Retail                   Anchored                42,200      1986
 79     Los Angeles              CA       90066        Industrial                   Flex                  56,300      1992
 80     Renton                   WA       98055          Office                   Suburban                53,736      1989
 81     Spring Valley            CA       91977        Multifamily                 Garden                    112      1997
 82     Costa Mesa               CA       92627        Industrial                Warehouse                94,448      1990
 83     Taylorsville City        UT       84118          Retail                   Anchored                80,909      1992
 84     Los Angeles              CA       90046        Multifamily                 Garden                     75      1986
 85     Olympia                  WA       98502          Retail                   Anchored                62,038      1992
 86     Riverside                CA       92503     Mobile Home Park          Mobile Home Park               137      1995
 87     Sausalito                CA       94965          Office                   Suburban                26,734      1970
 88     Stockton                 CA       95206          Retail                   Big Box                 50,039      1998
 89     Woodstock                GA       30188        Hospitality             Extended Stay                 138      1997
 90     Upper Darby              PA       19082          Retail                   Anchored                52,900      1988
 91     Houston                  TX       77007        Industrial                Warehouse                76,600      1997
 92     Columbia                 MD       21044           Other            Mixed (Retail/Office)          45,666      1988
 93     Mount Vernon             WA       98273          Retail                   Anchored                50,675      1998
 94     Richardson               TX       75081        Industrial                  Light                 123,364      1983
 95     Menlo Park               CA       94025        Industrial                   Flex                  84,539      1985
 96     Midway City              CA       92655        Multifamily                 Garden                     98      1976
 97     Davie                    FL       33314        Industrial                Warehouse                89,396      1988
 98     Reno                     NV       89509        Multifamily                 Garden                    113      1997

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan
 No.    Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------
 99     Castaic Apartments                                 31657 Ridge Route Road
100     La Habra Hills                                     841 W. La Habra Blvd.
101     5251 - 5271 East 2nd St.                           5251 - 5271 East 2nd St.
102     Montgomery Business Park                           9922 E. Montgomery St. & 10021 E. Knox Ave.
103     Atherton Park Apartments                           4545 South Atherton Drive
104     Let's Store It II - Brookhurst                     850 N. Brookhurst
105     Torrance Western Self Storage                      22011 Western Avenue
106     Sierra Gardens                                     16235 - 45 Lakewood Blvd.
107     Shelter Creek Apartments                           2050 Southwest Expressway
108     Design Row Shopping Center                         7365-7446, 7655-7679 W. Sample Road
109     Veteran Plaza                                      1508 Veteran Avenue
110     Rolling Hills Apartments                           25935 Rolling Hills Road
111     Four Corners Shopping Center                       1701, 1803, 1853, 1955, & 1991 Monument Blvd
112     Rimrock Plaza Shopping Center                      4733 Palm Canyon Drive
113     Orchard View Apartments                            3509 South Orchard Street
114     Secure Self Storage of Old Town                    3865 Rosecrans
115     Waterford Place Condominiums                       393 Oconee Street
116     Nimitz Point Apartments                            2401 Seaside Street
117     Physician's Plaza                                  2120 Professional Drive
118     Artesia Mobile Home Estates                        19172 South Pioneer Blvd.
119     Del Prado Apartments                               9150-9160 East Florence Avenue
120     Concord Villas                                     3738 Harrison Street
121     San Mateo Office Complex                           3130 La Selva
122     Colonial Arms Apartments                           151 Milne Drive
123     Westport Apartments                                1700 Dairy Ave.
124     Marina Self Storage                                2600 W. Wooley Road
125     Americana Palos Verdes Apartments                  4060 Palos Verdes Road
126     Grand York Shopping Center                         1815 York & Ridgely Road
127     Brooktree Estates Apartments                       13535 Valerio Street
128     Daily California Building                          1000, 1044 Pioneer Way & 500, 550 Fesler Street
129     The Regent-Chicago                                 180-190 E. Walton Street
130     Lyons Shopping Center                              23640 Lyons Avenue
131     Renaissance Tech                                   1751 International Parkway
132     Columbian Steel Tank Co.                           5400 Kansas Avenue
133     Barbur Place Center                                9202-9220 SW Barbur Boulevard
134     Samoan Sea Apartments                              661 N. Harbor Boulevard
135     4759 51 Street Warehouse                           4759 SW 51 Street
136     20650 Prairie                                      20650 Prairie Street
137     Sierra West Business Park                          11702-34 Enterprise Drive
138     PetsMart-Sand City                                 2020 California Avenue
139     Mesa Breeze Apartments                             867 W. 19th Street
140     Palm Garden Apartments                             954-958 Palm Ave. and 975 Hancock Ave.
141     Harvard Apartments                                 330 S. Harvard Boulevard
142     Safeworks Warehouse                                365 Upland Drive
143     Garden Brook Apartments                            3950 SW 102nd Avenue
144     Lynmarie Apartments                                11570 SW Center Street
145     Storey Plastics Building                           3333 West Pacific Avenue
146     Casa de Jerado                                     7500-7598 Orchard St.
147     Palm Central South                                 6655 Palm Avenue

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Property                  Property                          Year Built/
 No.    City                   State     Zip Code        Type                    Sub-Type              Units/NSF   Renovated(7)
--------------------------------------------------------------------------------------------------------------------------------
 99     Castaic                  CA       91384        Multifamily                 Garden                     84      1990
100     La Habra                 CA       90631        Multifamily                 Garden                    137      1997
101     Long Beach               CA       90803          Retail                  Unanchored               13,688      1988
102     Spokane                  WA       99206        Industrial                   Flex                 118,128      1996
103     Taylorsville             UT       84123        Multifamily                 Garden                    144      1997
104     Anaheim                  CA       92801       Self Storage              Self Storage              99,741      1978
105     Torrance                 CA       90501       Self Storage              Self Storage              87,925      1986
106     Bellflower               CA       90706        Multifamily                 Garden                     96      1997
107     San Jose                 CA       95126        Multifamily                 Garden                    124      1996
108     Coral Springs            FL       33065          Retail                  Unanchored               30,931      1997
109     Los Angeles              CA       90024        Multifamily                 Garden                     27      1990
110     Torrance                 CA       90505        Multifamily                 Garden                    107      1970
111     Concord                  CA       94520          Retail                  Unanchored               35,921      1993
112     Palm Springs             CA       92264          Retail                   Anchored                84,182      1981
113     Tacoma                   WA       98466        Multifamily                 Garden                    120      1980
114     San Diego                CA       92110       Self Storage              Self Storage              56,585      1994
115     Athens                   GA       30601        Multifamily                 Garden                     36      1992
116     San Diego                CA       92107        Multifamily                 Garden                     64      1995
117     Roseville                CA       95661          Office                   Suburban                20,458      1990
118     Artesia                  CA       90701     Mobile Home Park          Mobile Home Park                95      1984
119     Downey                   CA       90240        Multifamily                 Garden                     56      1969
120     Riverside                CA       92503        Multifamily                 Garden                     70      1988
121     San Mateo                CA       94403          Office                   Suburban                34,417      1980
122     Center Township          PA       15061        Multifamily                 Garden                    120      1998
123     Corcoran                 CA       93212        Multifamily                 Garden                    190      1987
124     Oxnard                   CA       93035       Self Storage              Self Storage              56,771      1990
125     Las Vegas                NV       89119        Multifamily                 Garden                    102      1997
126     Timonium                 MD       21098          Retail                   Anchored                58,902      1973
127     Los Angeles              CA       90405        Multifamily                 Garden                    120      1996
128     El Cajon                 CA       92020        Industrial                   Flex                  79,404      1998
129     Chicago                  IL       60611          Retail                  Unanchored                9,000      1997
130     Santa Clarita            CA       91321          Retail                   Anchored                23,125      1991
131     Richardson               TX       75081        Industrial                   Flex                  81,231      1984
132     Kansas City              KS       66106        Industrial                   Bulk                 155,500      1958
133     Portland                 OR       97219           Other            Mixed (Retail/Office)          30,324      1988
134     San Pedro                CA       90731        Multifamily                 Garden                    151      1997
135     Davie                    FL       33314        Industrial                Warehouse                72,000      1987
136     Chatsworth               CA       91311        Industrial                Warehouse               102,534      1981
137     Auburn                   CA       95603          Office                   Suburban                35,628      1987
138     Sand City                CA       93955          Retail                   Anchored                22,809      1997
139     Costa Mesa               CA       92627        Multifamily                 Garden                     62      1985
140     West Hollywood           CA       90069        Multifamily                 Garden                     52      1969
141     Los Angeles              CA       90020        Multifamily                 Garden                     43      1990
142     Tukwila                  WA       98188        Industrial                Warehouse                54,668      1992
143     Beaverton                OR       97005        Multifamily                 Garden                    120      1973
144     Beaverton                OR       97005        Multifamily                 Garden                    170      1997
145     Burbank                  CA       91505        Industrial                Warehouse                40,250      1986
146     Riverside                CA       92506        Multifamily                 Garden                    120      1968
147     Riverside                CA       92506        Multifamily                 Garden                    114      1971

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan
 No.    Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------
148     Barnes - 380 Tennant Ave (D)                       380 Tennant Avenue
149     Barnes - 6550 Brem Lane (D)                        6550 Brem Lane
150     Barnes - Santa Cruz (D)                            335 North Santa Cruz Ave
151     Arctic Business Park III                           500-521 West 41st Street
152     Savannah Gardens Apartments                        1906 Savannah Way
153     Markison Vista                                     10410-10430 Vista Park Road and 10510-10515 Markison Road
154     London Press Building                              24811 Avenue Rockefeller
155     Canal Park Apartments                              2410 - 2490 Canal Street
156     Hayvenhurst Airport Business Park                  7625 Hayvenhurst Avenue
157     Bashas' Shopping Center                            170 Yavapai Street
158     15th & 16th Street Warehouse                       3685 NW 15th Street and 3698 NW 16th Street
159     Raintree Apartments                                100 David Lane
160     Lindys Town Lake Apartments                        2215 Town Lake Circle
161     Discount Mini Storage North                        4105 W. Hillsborough Ave.
162     1207-15 Pearl Street Mall                          1207-1215 Pearl Street
163     Midway Park North                                  15900-15960 Midway Road
164     Winchester House Apartments                        5960 NW 38th Street
165     740 W. Knox                                        740 W. Knox
166     Normandie Apartments                               8610 McCullough Avenue
167     Oakmont Shopping Center                            19940 - 19990 Homestead Rd.
168     Coral Place Pilgrim Building Shopping Center       10150-10200 W. Sample Rd.
169     1730 I Street                                      1730 I Street
170     Western Digital Building                           5101 Lafayette Street
171     Casa Alegre Apartments                             13020 Doty Avenue
172     Rodeo Plaza                                        2825 - 2829 South Rodeo Gulch Road
173     Casa Del Sol North (E)                             13931 Chadron Avenue
174     Casa Del Sol South (E)                             14037 Chadron Avenue
175     Staples-Southington                                33 Spring Street
176     55 th & Wadsworth Retail Center                    5545 Wadsworth Blvd
177     OMA Building                                       1125 West 190th Street
178     Cleator Corp Buildings                             8745 Production Avenue
179     Hidden Village Apartments                          8605 N. 59th Avenue
180     Arctic Business Park II                            4011 Arctic Boulevard
181     Eckerd Drug Store No. 816R                         1101 North Beach Street
182     Willow Glen Mobile Home Park                       225 North Akers Road
183     940 E. Diehl Road                                  940 E. Diehl
184     Gateway Office Center                              155 South 300 West
185     Laguna Hills Property                              22921-41 Triton Way
186     Rancho Dominguez                                   18420 Santa Fe Avenue
187     The Hampton Apartments                             7545 Hampton Avenue
188     Redwood Self Storage                               425 Houser Street
189     Hewlett Packard Bldg.                              15890 Bernardo Center Drive
190     Spenwick Industrial Park                           2550 Spenwick
191     Lancaster Medical Office Building                  43860 N. 10th Street West
192     Dorchester Gardens Apartments                      5500 Dorchester Road
193     Safeway-Marlow Center                              1791-1793 Marlow Road
194     Keylock Mini Storage                               4750 62nd Ave. North
195     53rd Court Warehouse                               3560-3570 NW 53 Court
196     Stadium Court                                      1717 South State College Blvd.

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Property                  Property                          Year Built/
 No.    City                   State     Zip Code        Type                    Sub-Type              Units/NSF   Renovated(7)
--------------------------------------------------------------------------------------------------------------------------------
148     Morgan Hill              CA       95037        Industrial                   Flex                  19,939      1982
149     Gilroy                   CA       95020        Industrial                  Light                  15,800      1980
150     Los Gatos                CA       95030          Office                   Suburban                 2,500      1984
151     Anchorage                AK       99503        Industrial                  Light                  46,715      1997
152     Cincinnati               OH       45224        Multifamily                 Garden                    120      1973
153     Garland                  TX       75041        Industrial                  Light                  86,481      1987
154     Valencia                 CA       91355        Industrial                Warehouse                81,850      1989
155     Boise                    ID       83705        Multifamily                 Garden                     72      1994
156     Van Nuys                 CA       91406        Industrial                  Light                  49,486      1987
157     Wickenburg               AZ       85390          Retail                   Anchored                53,814      1995
158     Lauderhill               FL       33311        Industrial                Warehouse                52,400      1988
159     Muskogee                 OK       74403        Multifamily                 Garden                    144      1984
160     Austin                   TX       78741        Multifamily                 Garden                    102      1995
161     Tampa                    FL       33614       Self Storage              Self Storage              47,918      1990
162     Boulder                  CO       80302           Other            Mixed (Retail/Office)          13,536      1995
163     Addison                  TX       75006        Industrial                   Flex                  66,568      1984
164     Virgnia Gardens          FL       33166        Multifamily                 Garden                     76      1965
165     Tempe                    AZ       85284        Industrial                Warehouse                41,415      1997
166     San Antonio              TX       78216        Multifamily                 Garden                    110      1964
167     Cupertino                CA       95014          Retail                  Unanchored               18,241      1969
168     Coral Springs            FL       33065          Retail                  Unanchored               20,719      1975
169     Sacramento               CA       95814          Office                   Suburban                18,435      1986
170     Santa Clara              CA       95054        Industrial                   Flex                  24,500      1996
171     Hawthorne                CA       90250        Multifamily                 Garden                     76      1973
172     Soquel                   CA       95073        Industrial                  Light                  41,760      1983
173     Hawthorne                CA       90250        Multifamily                 Garden                     40      1970
174     Hawthorne                CA       90250        Multifamily                 Garden                     49      1969
175     Southington              CT       06489          Retail                   Big Box                 17,646      1995
176     Arvada                   CO       80002          Retail                  Unanchored               11,995      1997
177     Gardena                  CA       90248          Office                   Suburban                26,795      1998
178     San Diego                CA       92121        Industrial                Warehouse                46,820      1976
179     Phoenix                  AZ       85302        Multifamily                 Garden                    130      1983
180     Anchorage                AK       99503        Industrial                   Flex                  39,608      1978
181     Fort Worth               TX       76111          Retail                   Anchored                13,050      1997
182     Visalia                  CA       93291     Mobile Home Park          Mobile Home Park                88      1968
183     Naperville               IL       60563          Office                   Suburban                19,668      1996
184     Salt Lake City           UT       84101          Office                   Suburban                24,764      1995
185     Laguna Hills             CA       92653          Office                   Suburban                25,984      1982
186     Compton                  CA       90221        Industrial                Warehouse                54,000      1998
187     West Hollywood           CA       90046        Multifamily                 Garden                     42      1963
188     Cotati                   CA       94931       Self Storage              Self Storage              68,325      1984
189     Rancho Bernardo          CA       92128        Industrial                Warehouse                46,324      1991
190     Houston                  TX       77055        Industrial                Warehouse               101,376      1976
191     Lancaster                CA       93534          Office                   Suburban                18,000      1998
192     North Charleston         SC       29437        Multifamily                 Garden                    114      1984
193     Santa Rosa               CA       95401          Retail                  Unanchored               37,834      1985
194     Pinellas Park            FL       33781       Self Storage              Self Storage              76,320      1988
195     Fort Lauderdale          FL       33309        Industrial                Warehouse                46,950      1987
196     Anaheim                  CA       92806          Office                   Suburban                36,755      1974

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan
 No.    Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------
197     Oakhurst Drive Apartments                          316 North Oakhurst Drive
198     4602 North Avenue                                  4602 North Avenue
199     Cal Plate, Inc. Buildings                          17110 Jersey Avenue
200     McKinley Business Center                           2175 & 2185 Sampson Ave.
201     Rite Aid - Cleveland                               3402 Clark Avenue
202     77 Rumford Avenue Office Building                  77 Rumford Avenue
203     Herndon/West Office II (F)                         6770 N. West Avenue
204     Herndon/West Office I (F)                          6760 N. West Avenue
205     Daisy I Apartments                                 1780 Placentia Avenue
206     Sunset East Apartments                             4400 N.E. Sunset Blvd.
207     Overlook Terrace Apts.                             4820 110th Ave. Court East
208     2275 East Bayshore Road                            2275 East Bayshore Road
209     Darant Industrial                                  1832 E. 68th Avenue
210     354 S. La Fayette Park Place                       354 S. La Fayette Park Place
211     22322 Gilberto                                     22322 Gilberto
212     Parkview                                           1819 Firman Drive
213     Las Olas Shopping Center                           1501 E. Las Olas Blvd.
214     1841 Fuller Apartments                             1841 Fuller Avenue
215     Brighton Avenue Plaza Shopping Center              177-193 Brighton Avenue
216     Tiffany Building                                   795 Willamette Street
217     Ballinger Trace Apts.                              7610-36 230th Street SW
218     Freeway Industrial Center                          6250-55 Inez Street
219     Villa Monaco                                       1051 Stearns Avenue
220     Cheyenne Mountain Blockbuster                      1795-1805 Cheyenne Mountain Blvd.
221     Sunset Hill Apartments                             2804 West 7th Avenue
222     Le Med Apartments                                  1200 West 40th Street
223     Kerner Automotive Center                           3241 A&B Kerner Blvd.
224     Bachman Glen Apartments                            2555 Webb Chapel Extension
225     Westview Plaza                                     10725 SW Barbur Blvd.
226     Fairmont Apartments                                665 Fairmont Avenue
227     Commerce-Executive                                 1100-1198 Commerce Drive
228     St. Andrews Apartments                             4201 Linebaugh
229     Dunbar Amored Building                             4208 Alameda Boulevard
230     631 Giguere Court                                  631 Giguere Court
231     Woodfront Condominiums                             5411 Columbia
232     Coral Shopping Center                              10260-10322 Sample Road
233     Morally Wholesale                                  3250 West Harmon Avenue
234     Emerald Court Apartments                           1600 Garfield Street
235     1500 International Parkway                         1500 International Parkway
236     4801 W. 147th                                      14695 Ingelwood Ave.
237     7225 & 7235 Bermuda Road                           7225 & 7235 Bermuda Road
238     150 North Gibson Road                              150 N. Gibson Road
239     San Carlos Apartments                              831 S.W. Vista Avenue
240     Daisy III Apartments                               687 W. 18th Street
241     Evergreen Garden Apts.                             291 Jamacha Road
242     Albermarle Center                                  4822 Albemarle Road
243     The Village at Weber Ranch                         5066 North West Lane
244     U-Stor George Washington                           1775 S. George Washington Blvd.
245     1410 W. 10th Pl.                                   1410 W. 10th Pl.

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Property                  Property                          Year Built/
 No.    City                   State     Zip Code        Type                    Sub-Type              Units/NSF   Renovated(7)
--------------------------------------------------------------------------------------------------------------------------------
197     Beverly Hills            CA       90210        Multifamily                 Garden                     12      1987
198     Oceanside                CA       92056        Industrial                Warehouse                43,084      1986
199     Artesia                  CA       90701        Industrial                   Flex                  32,234      1993
200     Corona                   CA       91719        Industrial                  Light                  50,130      1991
201     Cleveland                OH       44109          Retail                   Anchored                11,190      1998
202     Waltham                  MA       02154          Office                   Suburban                23,292      1985
203     Fresno                   CA       93711          Office                   Suburban                10,085      1986
204     Fresno                   CA       93711          Office                   Suburban                10,122      1986
205     Costa Mesa               CA       92627        Multifamily                 Garden                     26      1974
206     Renton                   WA       98059        Multifamily                 Garden                     40      1993
207     Edgewood                 WA       98372        Multifamily                 Garden                     48      1977
208     Palo Alto                CA       94303          Office                   Suburban                12,421      1979
209     Denver                   CO       80229        Industrial                Warehouse                44,160      1994
210     Los Angeles              CA       90057        Multifamily                 Garden                     41      1970
211     Rancho Santa Margarita   CA       92688        Industrial                Warehouse                31,918      1988
212     Richardson               TX       75081        Industrial                   Flex                  56,353      1981
213     Fort Lauderdale          FL       33301          Retail                  Unanchored                7,500      1995
214     Hollywood                CA       90046        Multifamily                 Garden                     27      1991
215     Boston                   MA       02135          Retail                  Unanchored               28,489      1984
216     Eugene                   OR       97401           Other          Mixed (Retail/Multifamily)       22,231      1992
217     Edmonds                  WA       98020        Multifamily                 Garden                     27      1992
218     Ventura                  CA       93003        Industrial                  Light                  46,044      1997
219     La Habra                 CA       90631        Multifamily                 Garden                     40      1997
220     Colorado Springs         CO       80901          Retail                  Unanchored                9,190      1997
221     Spokane                  WA       99224        Multifamily                 Garden                     57      1979
222     Austin                   TX       78734        Multifamily                 Garden                     88      1994
223     San Rafael               CA       94901        Industrial                  Light                  26,770      1977
224     Dallas                   TX       75220        Multifamily                 Garden                     76      1996
225     Portland                 OR       97219          Office                   Suburban                24,549      1983
226     Glendale                 CA       91203        Multifamily                 Garden                     42      1971
227     Richardson               TX       75081        Industrial                   Flex                  84,383      1975
228     Tampa                    FL       33624        Multifamily                 Garden                     36      1985
229     Vernon                   CA       90058        Industrial                   Flex                  31,497      1998
230     San Jose                 CA       95113        Industrial                  Light                  24,432      1989
231     Dallas                   TX       75214        Multifamily                 Garden                     49      1996
232     Coral Springs            FL       33065          Retail                  Unanchored               15,000      1981
233     Las Vegas                NV       89103        Industrial                Warehouse                22,948      1997
234     Enumclaw                 WA       98022        Multifamily                 Garden                     28      1989
235     Richardson               TX       75081        Industrial                   Flex                  45,865      1986
236     Hawthorne                CA       90250        Industrial                Warehouse                29,600      1997
237     Las Vegas                NV       89119        Industrial                  Light                  22,080      1993
238     Henderson                NV       89014        Industrial                  Light                  32,820      1997
239     Portland                 OR       97205        Multifamily               High-Rise                    38      1992
240     Costa Mesa               CA       92627        Multifamily                 Garden                     22      1977
241     El Cajon                 CA       92019        Multifamily                 Garden                     68      1972
242     Charlotte                NC       28205          Office                   Suburban                41,210      1970
243     Stockton                 CA       95210          Retail                  Unanchored               10,578      1989
244     Wichita                  KS       67218       Self Storage              Self Storage              53,150      1995
245     Tempe                    AZ       85281        Industrial                   Flex                  15,215      1997

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan
 No.    Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------
246     Memorial Hills Townhomes                           1819 Briarcreek Blvd.
247     Espalier Square                                    5300 Orange Avenue
248     Mission Plaza                                      1201 Richardson Drive
249     Huebner Road Office Buildings                      19206-10 Huebner Road
250     Kickapoo Plaza Shopping Center                     1510 N. Kickapoo Street
251     Cascade Optical Buildings                          1213 Hunter Avenue
252     The 3700 Building                                  3700 Campus Drive
253     Daisy IV Apartments                                122 S. Ohio Street
254     2201 Sturgis                                       2201 Sturgis
255     Petal Street                                       11110-11140 Petal Street
256     Thrifty Payless, Laguna Niguel (IV)                30222 Crown Valley Pkwy.
257     Thrifty Payless, Bellflower (IV)                   15924 Bellflower Blvd.
258     Jam Pharmaceutical                                 1748 W. Business Center Drive
259     Sonora Court                                       1171 Sonora Court
260     Parkway Square                                     801 E. Plano Parkway
261     Glenbrook Place Apartments                         2120 & 2121 S. Glenbrook Drive
262     4625 West Jennifer Avenue                          4625 W. Jennifer Avenue
263     Commercial Building West Lake Village              31238 Via Colinas
264     South Park Apartments                              514-16 E. South Street
265     Reseda Mobile Homes                                6545 Wilbur Avenue
266     Murphy Avenue                                      17352 Murphy Avenue
267     10925 Kinross Avenue                               10925 Kinross Avenue
268     4 Wrigley Street                                   4 Wrigley Street
269     9 Marconi Street                                   9 Marconi Street
270     Westridge Commerce Center                          430-446 Westridge Drive
271     Centennial Green                                   850 S. Greenville Avenue
272     Bowser Tech                                        990 N Bowser Road
273     1720 Greenville Avenue                             1720 Greenville
274     Taco Bell/ Scottsdale                              7153-7155 East Thomas Road

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Property                  Property                          Year Built/
 No.    City                   State     Zip Code        Type                    Sub-Type              Units/NSF   Renovated(7)
--------------------------------------------------------------------------------------------------------------------------------
246     Houston                  TX       77073        Multifamily                 Garden                     40      1984
247     Cypress                  CA       90630          Office                   Suburban                24,600      1977
248     Richardson               TX       75080          Office                   Suburban                38,715      1983
249     San Antonio              TX       78258          Office                   Suburban                27,875      1994
250     Shawnee                  OK       74801          Retail                  Unancored                43,774      1983
251     Santa Ana                CA       92705        Industrial                Warehouse                20,900      1983
252     Newport Beach            CA       92660          Office                   Suburban                13,658      1978
253     Anaheim                  CA       92805        Multifamily                 Garden                     20      1976
254     Oxnard                   CA       93030        Industrial                Warehouse                35,371      1997
255     Dallas                   TX       75238        Industrial                  Light                  92,222      1983
256     Laguna Niguel            CA       92677          Retail                   Big Box                 20,100      1972
257     Bellflower               CA       90706          Retail                   Big Box                 20,100      1970
258     Orange                   CA       92867        Industrial                Warehouse                25,254      1985
259     Sunnyvale                CA       94086        Industrial                   Flex                  19,512      1976
260     Plano                    TX       75074        Industrial                   Flex                  82,022      1982
261     Garland                  TX       75041        Multifamily                 Garden                     88      1968
262     Fresno                   CA       93722        Industrial                  Light                  19,504      1988
263     Westlake Village         CA       91362        Industrial                   Flex                  20,480      1986
264     Anaheim                  CA       92805        Multifamily                 Garden                     21      1997
265     Reseda                   CA       91335     Mobile Home Park          Mobile Home Park               108      1960
266     Irvine                   CA       92614        Industrial                Warehouse                21,320      1997
267     Los Angeles              CA       90024          Retail                  Unanchored               16,300      1998
268     Irvine                   CA       92618        Industrial                Warehouse                17,360      1980
269     Irvine                   CA       92618        Industrial                Warehouse                16,489      1980
270     Watsonville              CA       95067        Industrial                   Flex                  16,248      1991
271     Richardson               TX       75081          Office                   Suburban                16,466      1982
272     Richardson               TX       75081        Industrial                   Flex                  37,850      1985
273     Richardson               TX       75081        Industrial                   Flex                  28,177      1990
274     Scottsdale               AZ       85257          Retail                  Unanchored                4,789      1975

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                        Underwritable    Monthly                 Appraised      Valuation
 No.    Property Name(2)                                      Cash Flow     Payment(8)     DSCR(4)     Value          Date
-----------------------------------------------------------------------------------------------------------------------------
   1    Golf Mill Shopping Center                            $4,886,425      $285,714       1.43    $56,000,000      7/28/98
   2    Silvertree Hotel and Wildwood Lodge                  $4,886,890      $256,148       1.59    $54,200,000      2/18/98
   3    Mission Valley Hilton Hotel (A)                      $3,149,408      $142,119       1.75    $28,500,000       1/7/98
   4    Hanalei Hotel (A)                                    $1,961,436      $101,644       1.75    $22,500,000       1/9/98
   5    Galleria Palms Apartments                            $3,180,389      $190,800       1.39    $38,800,000      7/17/98
   6    55 Hawthorne & 631 Howard                            $3,088,108      $154,365       1.67    $48,000,000      7/22/98
   7    Dunwoody Club Apartments                             $2,908,214      $169,528       1.43    $35,000,000       8/1/98
   8    Grapevine Town Shopping Center                       $2,088,083      $123,003       1.41    $24,000,000       1/7/98
   9    Ward - Bel Air Professional Ctr (I)                    $812,419       $46,616       1.47     $8,500,000      7/14/98
  10    Ward - Bel Air Retail (I)                              $609,107       $34,865       1.47     $6,700,000      7/14/98
  11    Ward - Bright Oaks Office (I)                          $396,088       $21,767       1.47     $4,700,000      7/14/98
  12    Ward - Blue Spruce (I)                                 $123,916        $6,935       1.47     $1,250,000      7/21/98
  13    Ward - Hayes/Thomas Office (I)                         $112,489        $6,164       1.47     $1,420,000      7/21/98
  14    Central Park Apartments                              $1,690,692       $74,514       1.89    $20,000,000       5/1/98
  15    Boca Industrial (B)                                    $651,296       $36,946       1.42     $7,300,000      7/14/98
  16    South Congress Industrial (B)                          $584,990       $35,803       1.42     $6,800,000      7/12/98
  17    North Los Altos Shopping Center                      $1,725,308       $69,863       2.06    $20,250,000       6/8/98
  18    International Residence-Austin (IRA)                 $1,678,310       $68,435       2.04    $19,350,000      3/31/98
  19    Crossway Commons Shopping Center                     $1,094,925       $71,926       1.27    $13,100,000      12/8/97
  20    La Veta Grand Apartments                             $1,333,221       $65,883       1.69    $15,500,000      1/30/98
  21    1 Lombard St. & 150 Greenwich St.                    $1,647,637       $69,756       1.97    $23,500,000       6/2/98
  22    Vintage Court Hotel                                  $1,798,184       $71,830       2.09    $16,600,000      4/21/98
  23    Wimberly Park                                        $1,220,026       $56,814       1.79    $14,400,000      4/24/98
  24    Federal Express Building                             $1,086,986       $63,536       1.43    $11,600,000       2/2/98
  25    Merrimac Plaza Shopping Center                       $1,026,803       $56,597       1.51    $11,400,000      7/22/98
  26    Stockton Center                                      $1,207,586       $60,453       1.66    $14,750,000       6/5/98
  27    International Residence San Antonio                  $1,175,052       $54,231       1.81    $14,500,000       4/3/98
  28    Corporate Drive, Sugarland, TX                         $925,576       $62,779       1.23    $11,250,000      3/25/98
  29    Weatherly Walk                                         $959,236       $50,246       1.59    $10,400,000       7/9/98
  30    Office Depot - Long Beach, CA                          $962,441       $50,051       1.60    $11,900,000       8/6/98
  31    Hurst Harbor Marina                                  $1,112,184       $54,037       1.72    $11,500,000      6/24/98
  32    Casady Square Shopping Center                          $988,696       $49,797       1.65    $10,700,000      2/18/98
  33    Commonwealth Building                                $1,169,404       $59,688       1.63    $14,750,000      4/28/98
  34    Coyote Creek Mobile Home Park                          $887,110       $52,680       1.40    $10,200,000      5/13/98
  35    Mountainview Marketplace Shopping Center               $877,023       $47,931       1.52     $9,750,000       2/9/98
  36    Hurley's Children & Family Medical Ctr.                $865,670       $58,897       1.22    $10,000,000      6/23/98
  37    Druid Pointe Office Building                           $762,728       $50,431       1.26    $10,000,000       4/6/98
  38    Nohl Plaza Shopping Center                             $744,235       $44,912       1.38     $8,700,000       4/6/98
  39    Monterey Park II Apts.                                 $715,754       $41,900       1.42     $8,190,000      7/30/98
  40    Spring Hill Market Place                               $802,259       $45,941       1.46     $9,200,000       5/6/98
  41    Hampton Inn Hotel                                    $1,090,083       $50,311       1.81     $9,625,000      2/10/98
  42    Crestview Apartments                                   $739,376       $42,280       1.46    $10,190,000       8/3/98
  43    Fiesta Shopping Center                                 $845,034       $47,623       1.48     $8,350,000      3/26/98
  44    Sierra Crest Shopping Center                           $798,400       $40,383       1.65     $8,700,000      3/27/98
  45    Casa Del Rey Apartments                                $701,558       $41,373       1.41     $8,250,000       6/3/98
  46    Alameda Business Centre                              $1,367,695       $53,228       2.14    $16,650,000      1/27/98
  47    58 Charles Street Office Building                      $752,840       $47,331       1.33     $8,940,000      8/27/98
  48    Syosset Plaza Shopping Center                          $623,146       $39,293       1.32     $7,700,000      2/18/98
  49    Silver Creek Shopping Center                           $892,074       $38,306       1.94    $10,400,000       7/6/98
  50    Martin Woodworking                                     $663,570       $41,493       1.33     $7,800,000      4/14/98

-----------------------------------------------------------------------------------------------------------------------------
Loan                Percent Leased(9)                   Tenant Information(10)              Tax      Insurance   Replacement
 No.      LTV(4)    Leased      Date      Largest Tenant                           % NSF  Escrow       Escrow    Reserves(11)
-----------------------------------------------------------------------------------------------------------------------------
   1      73.6%      86.9%      2/1/99    JCPenney                                 24.6%    Yes         Yes          Yes
   2      64.0%      57.8%     3/31/98                                                      Yes         Yes          Yes
   3      65.4%      81.2%    12/31/98                                                      Yes         Yes          Yes
   4      65.4%      67.8%    12/31/98                                                      Yes         Yes          Yes
   5      74.4%      98.4%     9/25/98                                                      Yes         Yes          Yes
   6      58.3%      91.0%     6/10/98                                                      No          No           No
   7      71.2%      93.8%     6/30/98                                                      Yes         No           Yes
   8      69.5%     100.0%      7/1/98                                                      Yes         No           No
   9      66.4%      95.3%      9/1/98    Battelle Memorial Institute              32.0%    Yes         No           Yes
  10      66.4%     100.0%      9/1/98    Duclaw Brewing Co.                       31.9%    Yes         No           Yes
  11      66.4%      97.0%      9/1/98                                                      Yes         No           Yes
  12      66.4%     100.0%      9/1/98    Bell Atlantic Mobile                    100.0%    Yes         No           Yes
  13      66.4%     100.0%      9/1/98    Key Point Health Service                 55.3%    Yes         No           Yes
  14      54.5%      94.7%     7/16/98                                                      Yes         No           No
  15      76.2%     100.0%     8/18/98                                                      Yes         No           No
  16      76.2%     100.0%     7/16/98                                                      Yes         No           No
  17      52.6%      99.0%     4/22/98                                                      Yes         No           No
  18      54.4%      94.9%     7/20/98                                                      No          No           No
  19      79.4%     100.0%     7/22/98    Farm Fresh                               58.9%    Yes         No           Yes
  20      64.7%      94.0%     7/17/98                                                      Yes         Yes          Yes
  21      42.3%     100.0%     7/15/98    SF Bay Club                              35.0%    Yes         Yes          No
  22      59.7%      83.3%    11/30/98                                                      Yes         No           No
  23      60.7%      92.0%     7/22/98                                                      No          No           No
  24      74.1%     100.0%     9/30/98    Federal Express                         100.0%    Yes         No           Yes
  25      74.7%      94.1%      5/1/98    Mar-Lin Outlets                          29.9%    Yes         Yes          Yes
  26      57.0%     100.0%      8/5/98    Home Base                                65.4%    No          No           No
  27      57.6%      87.9%      8/6/98                                                      No          No           No
  28      73.2%     100.0%      9/1/98    CGI Desserts, Inc.                      100.0%    No          No           No
  29      75.7%      94.8%     6/25/98                                                      Yes         No           Yes
  30      64.1%     100.0%     6/30/98    Office Depot                            100.0%    No          No           No
  31      65.5%     100.0%     7/23/98                                                      Yes         Yes          No
  32      69.8%      93.7%     6/30/98                                                      Yes         Yes          Yes
  33      50.2%      99.0%     7/22/98    Comm. Family Svcs.                       35.9%    Yes         No           No
  34      72.1%      99.0%      1/6/98                                                      Yes         No           No
  35      74.3%      96.2%     8/31/98    Safeway Supermarket                      35.5%    Yes         Yes          Yes
  36      69.1%     100.0%     6/30/98    Hurley Medical Center                    90.7%    Yes         Yes          No
  37      68.3%     100.0%      3/1/98    AT&T                                     99.8%    No          No           No
  38      75.4%      97.9%     6/30/98    Vons Grocery Co.                         49.4%    Yes         Yes          Yes
  39      79.1%      94.1%     6/20/98                                                      Yes         Yes          No
  40      70.3%      87.0%     1/25/99    Circuit City                             33.6%    Yes         No           No
  41      64.0%      79.4%     8/30/98                                                      Yes         No           Yes
  42      59.8%     100.0%     8/20/98                                                      Yes         No           Yes
  43      72.1%     100.0%     8/21/98    Fiesta                                   52.5%    Yes         No           No
  44      68.6%     100.0%    12/18/98    Von's(Safeway)                           38.9%    Yes         Yes          No
  45      71.7%      98.0%     6/30/98                                                      Yes         Yes          No
  46      35.3%     100.0%     8/17/98                                                      No          No           No
  47      65.5%     100.0%      9/1/98    The Economist Group                      28.7%    Yes         Yes          Yes
  48      74.5%      92.2%      6/1/98    West Marine Products, Inc.               20.3%    Yes         Yes          Yes
  49      54.7%     100.0%      6/9/98                                                      Yes         Yes          No
  50      71.4%     100.0%    12/11/98    Martin Woodworking                      100.0%     No          No          No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                        Underwritable    Monthly                 Appraised      Valuation
 No.    Property Name(2)                                      Cash Flow     Payment(8)     DSCR(4)     Value          Date
-----------------------------------------------------------------------------------------------------------------------------
  51    Park Bank Office Building                              $604,984       $36,866       1.37     $7,600,000      7/30/98
  52    Consolidated Technology Warehouse (II)                 $485,493       $28,691       1.44     $4,500,000      7/21/98
  53    Consolidated Technology Industrial Building (II)       $356,103       $20,087       1.44     $3,150,000      7/21/98
  54    1155 Jones Street                                      $677,855       $33,214       1.70     $8,525,000      7/20/98
  55    Kramer - 6 Arcata Apartments (III)                     $519,835       $28,347       1.50     $5,224,000      5/22/98
  56    Kramer - Eureka Apartments (III)                       $224,689       $12,345       1.50     $2,275,000      5/22/98
  57    Kramer - Fields Landing (III)                           $33,535        $2,605       1.50       $480,000      5/22/98
  58    Vista Oaks Apartment                                   $645,181       $35,957       1.50     $8,275,000       4/9/98
  59    Nash Finch Distribution Warehouse                      $684,647       $32,868       1.74     $8,500,000      6/17/98
  60    Syracuse Center - Phase I                              $720,643       $40,911       1.47     $7,200,000      6/30/98
  61    Amador II Building                                     $666,654       $35,140       1.58     $8,900,000       9/2/98
  62    Catalina Apartments                                    $646,623       $33,131       1.63     $7,300,000      2/23/98
  63    4670 Willow Road                                       $677,976       $34,451       1.64     $7,000,000      8/24/98
  64    Hamilton House Apartments                            $1,699,404       $38,107       3.72    $18,200,000       7/7/98
  65    Sacramento Place Apartments                            $585,671       $29,925       1.63     $7,570,000       7/3/98
  66    Zycon R&D Building                                     $591,668       $35,301       1.40     $6,500,000      3/10/97
  67    Rudolph-Hendrickson Senior Apartments                  $499,061       $30,741       1.35     $6,300,000       4/6/98
  68    Holborn Village Apartments                             $483,367       $30,749       1.31     $5,850,000      7/30/98
  69    100 E. Tujunga                                         $748,971       $35,361       1.77     $7,500,000      4/21/98
  70    Rancho Anita Industrial Park                           $551,638       $31,566       1.46     $7,300,000       7/6/98
  71    Beverly Hills Tower Apartments (C)                     $360,747       $20,398       1.41     $4,880,000     11/25/97
  72    Beverly Hills Regency Apartments (C)                   $142,497        $9,252       1.41     $2,190,000     11/25/97
  73    Chico Town & Country Shopping Ctr.                     $599,119       $32,773       1.52     $6,800,000      4/28/98
  74    Windsor Court Apartments                               $605,582       $28,948       1.74     $7,000,000      12/3/97
  75    Pathmark Super Center-Wilmington, DE                   $516,718       $30,548       1.41     $5,600,000      6/17/98
  76    New Villa Valencia Mobile Home Park                    $642,598       $27,689       1.93     $7,900,000       4/3/98
  77    Veterans Plaza Shopping Center                         $439,314       $27,937       1.31     $5,000,000       2/2/98
  78    150 Sylvan Avenue Shopping Center                      $511,844       $26,451       1.61     $5,750,000      7/24/98
  79    Reynolds Industries Bldg                               $477,773       $26,639       1.49     $5,700,000      4/22/98
  80    Strada Da Valle Office Building                        $403,609       $26,630       1.26     $5,600,000      3/16/98
  81    Conrad Villas Apts.                                    $492,784       $27,500       1.49     $5,500,000      3/26/98
  82    Ocean Business Park                                    $431,972       $26,310       1.37     $4,920,000      4/13/98
  83    Westwood Village Shopping Center                       $460,622       $26,175       1.47     $5,866,000      12/3/97
  84    Enclave Apartments                                     $524,234       $23,938       1.83     $6,040,000      5/26/98
  85    Westside Shopping Center                               $432,653       $24,558       1.47     $5,170,000       9/3/98
  86    Riverside Country Club Mobile Home Park                $474,122       $23,951       1.65     $5,350,000      4/17/98
  87    3030 Bridgeway Boulevard                               $527,566       $24,754       1.78     $5,000,000      3/18/98
  88    Food 4 Less                                            $469,547       $25,686       1.52     $5,025,000      5/21/98
  89    Suburban Lodge Hotel                                   $426,940       $26,150       1.36     $6,000,000       6/5/98
  90    Pathmark Super Center-Upper Darby, PA                  $450,438       $25,456       1.47     $4,700,000      6/17/98
  91    The Ladco Building                                     $435,234       $31,030       1.17     $4,600,000      6/26/98
  92    Hickory Plaza                                          $406,069       $23,185       1.46     $4,600,000       7/9/98
  93    College Way Marketplace                                $391,192       $22,879       1.42     $4,850,000       4/4/98
  94    Grove Business Joint Venture                           $518,317       $22,705       1.90     $6,220,000       6/4/98
  95    Edison Way Industrial Center                           $695,383       $30,281       1.91     $8,100,000      7/17/98
  96    Pacific Terrace Apartments                             $579,782       $24,011       2.01     $4,500,000      3/19/98
  97    4700-4800 SW 51 St Warehouse                           $349,581       $22,604       1.29     $4,200,000      6/12/98
  98    Brookside Villas Apartments                            $370,507       $21,691       1.42     $4,350,000      2/10/98
  99    Castaic Apartments                                     $458,849       $23,848       1.60     $4,400,000       5/3/98
 100    La Habra Hills                                         $593,105       $20,891       2.37     $5,300,000       3/4/98

-----------------------------------------------------------------------------------------------------------------------------
Loan                Percent Leased(9)                   Tenant Information(10)              Tax      Insurance   Replacement
 No.      LTV(4)    Leased      Date      Largest Tenant                           % NSF  Escrow       Escrow    Reserves(11)
-----------------------------------------------------------------------------------------------------------------------------
  51      73.2%      94.3%      9/9/98                                                       Yes         Yes         Yes
  52      70.4%     100.0%     9/29/98    Casey Tool & Machine                    100.0%     Yes         Yes         Yes
  53      70.4%     100.0%     9/29/98    Casey Tool & Machine                    100.0%     Yes         Yes         No
  54      63.1%     100.0%      7/1/98                                                       Yes         Yes         No
  55      66.2%     100.0%      7/1/98                                                       Yes         Yes         No
  56      66.2%      98.0%      7/1/98                                                       Yes         Yes         No
  57      66.2%     100.0%      7/1/98                                                       Yes         Yes         No
  58      63.1%      97.2%     6/30/98                                                       Yes         No          No
  59      60.9%     100.0%     6/25/98    Nash Finch                              100.0%     Yes         Yes         No
  60      71.6%      96.7%      8/1/98    Smith's Foods                            77.3%     Yes         No          No
  61      57.0%     100.0%     8/21/98    AT&T                                    100.0%     No          No          No
  62      68.2%      95.0%      6/9/98                                                       Yes         Yes         No
  63      71.1%     100.0%      8/1/98    Signature Properties, Inc                50.5%     No          No          No
  64      27.2%      98.0%     6/30/98                                                       Yes         No          No
  65      63.9%      99.0%    10/21/98                                                       Yes         Yes         No
  66      73.6%     100.0%     3/17/98    (Hadco) Zycon                           100.0%     No          No          No
  67      74.6%      99.3%      1/1/98                                                       Yes         Yes         Yes
  68      79.3%      96.6%      8/6/98                                                       Yes         Yes         No
  69      60.5%     100.0%      7/1/98    Care Home Health Serv. Inc               50.6%     Yes         No          No
  70      62.0%      96.0%     6/23/98    RTA International                        28.9%     Yes         No          No
  71      63.4%     100.0%      1/7/98                                                       Yes         Yes         No
  72      63.4%      93.8%      1/7/98                                                       Yes         Yes         No
  73      65.8%      97.0%     7/10/98    Rite Aid                                 22.6%     Yes         No          No
  74      63.8%     100.0%     9/14/98                                                       Yes         Yes         Yes
  75      74.8%     100.0%     9/21/98    Pathmark Super Center                   100.0%     No          No          No
  76      52.9%     100.0%      8/1/98                                                       Yes         Yes         Yes
  77      81.1%     100.0%     5/12/98    Big Y                                    61.3%     Yes         Yes         Yes
  78      69.4%     100.0%     6/25/98    Bally Total Fitness                      82.9%     Yes         Yes         No
  79      69.8%     100.0%     11/3/98    Reynolds Industries                     100.0%     Yes         Yes         No
  80      68.4%     100.0%     5/13/98    U.S. Bank of Washington                  35.0%     Yes         Yes         No
  81      69.5%      97.3%     6/30/98                                                       Yes         No          No
  82      76.9%      98.8%    12/18/98    Billy's International                    51.5%     Yes         Yes         Yes
  83      62.7%      94.8%     9/17/98    Reams Food Store                         51.6%     Yes         Yes         No
  84      60.6%      98.7%     6/25/98                                                       Yes         No          No
  85      69.5%      86.9%     7/30/98    Value Village                            25.4%     No          No          No
  86      67.0%     100.0%     4/14/98                                                       Yes         Yes         No
  87      71.7%     100.0%      6/1/98                                                       Yes         Yes         No
  88      71.1%     100.0%     4/21/98    Food 4 Less                             100.0%     Yes         Yes         Yes
  89      58.2%      86.4%     6/30/98                                                       No          No          Yes
  90      74.2%     100.0%     9/21/98    Pathmark Super Center                   100.0%     Yes         Yes         No
  91      75.1%     100.0%     9/15/98    Ladco, Inc.                             100.0%     Yes         No          Yes
  92      74.7%     100.0%      9/9/98    Long & Foster                            22.0%     Yes         Yes         No
  93      70.3%      92.9%     7/22/98    Office Depot                             60.5%     Yes         No          No
  94      54.8%     100.0%     6/11/98                                                       No          No          No
  95      42.1%     100.0%     8/14/98                                                       Yes         Yes         No
  96      74.3%     100.0%     8/31/98                                                       Yes         No          Yes
  97      79.5%     100.0%     8/24/98    Tri Star                                 21.7%     Yes         Yes         Yes
  98      76.4%      97.4%     4/30/98                                                       Yes         Yes         No
  99      75.4%      95.2%     8/19/98                                                       Yes         Yes         No
 100      62.0%      97.0%     7/15/98                                                       Yes         No          No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                        Underwritable    Monthly                 Appraised      Valuation
 No.    Property Name(2)                                      Cash Flow     Payment(8)     DSCR(4)     Value          Date
-----------------------------------------------------------------------------------------------------------------------------
 101    5251 - 5271 East 2nd St.                               $501,789       $24,172       1.73     $5,465,000      3/27/98
 102    Montgomery Business Park                               $378,538       $23,817       1.32     $4,320,000       7/7/98
 103    Atherton Park Apartments                               $422,332       $21,753       1.62     $6,190,000     10/24/97
 104    Let's Store It II - Brookhurst                         $478,072       $22,403       1.78     $4,975,000       5/4/98
 105    Torrance Western Self Storage                          $488,621       $22,403       1.82     $4,625,000       5/4/98
 106    Sierra Gardens                                         $471,096       $20,414       1.92     $4,240,000       3/4/98
 107    Shelter Creek Apartments                               $836,089       $23,924       2.91    $10,400,000      4/24/98
 108    Design Row Shopping Center                             $359,453       $21,297       1.41     $4,200,000      7/24/98
 109    Veteran Plaza                                          $373,587       $19,051       1.63     $4,865,000      6/27/98
 110    Rolling Hills Apartments                               $512,486       $19,358       2.21     $7,000,000       4/8/98
 111    Four Corners Shopping Center                           $480,056       $24,628       1.62     $4,700,000      3/17/98
 112    Rimrock Plaza Shopping Center                          $507,780       $26,511       1.60     $5,570,000      7/10/97
 113    Orchard View Apartments                                $345,890       $20,756       1.39     $4,350,000      7/16/98
 114    Secure Self Storage of Old Town                        $351,802       $20,166       1.45     $3,700,000      3/17/98
 115    Waterford Place Condominiums                           $330,359       $18,799       1.46     $3,700,000      2/26/98
 116    Nimitz Point Apartments                                $305,963       $19,520       1.31     $3,600,000      3/20/98
 117    Physician's Plaza                                      $338,496       $18,145       1.55     $3,600,000      5/20/98
 118    Artesia Mobile Home Estates                            $454,078       $17,665       2.14     $5,130,000      5/22/98
 119    Del Prado Apartments                                   $346,003       $18,903       1.53     $3,630,000      6/19/98
 120    Concord Villas                                         $331,246       $17,927       1.54     $3,670,000      4/16/98
 121    San Mateo Office Complex                               $381,738       $16,586       1.92     $5,350,000      6/29/98
 122    Colonial Arms Apartments                               $304,911       $19,159       1.33     $3,550,000      3/12/98
 123    Westport Apartments                                    $389,065       $24,359       1.33     $5,000,000      4/16/98
 124    Marina Self Storage                                    $352,350       $21,722       1.35     $3,700,000      4/28/98
 125    Americana Palos Verdes Apartments                      $325,122       $16,149       1.68     $3,600,000      6/10/98
 126    Grand York Shopping Center                             $482,999       $22,526       1.79     $6,200,000      6/25/98
 127    Brooktree Estates Apartments                           $341,290       $16,232       1.75     $4,150,000     12/10/97
 128    Daily California Building                              $394,050       $17,661       1.86     $4,025,000      1/30/98
 129    The Regent-Chicago                                     $271,832       $16,814       1.35     $3,215,000      1/16/98
 130    Lyons Shopping Center                                  $297,927       $17,596       1.41     $3,320,000      6/18/98
 131    Renaissance Tech                                       $410,058       $15,887       2.15     $4,600,000       6/9/98
 132    Columbian Steel Tank Co.                               $281,383       $18,471       1.27     $3,300,000       5/4/98
 133    Barbur Place Center                                    $243,992       $14,720       1.38     $3,100,000      7/24/98
 134    Samoan Sea Apartments                                  $339,166       $17,735       1.59     $3,200,000      4/29/98
 135    4759 51 Street Warehouse                               $240,701       $14,879       1.35     $3,000,000      6/12/98
 136    20650 Prairie                                          $559,252       $20,299       2.30     $6,160,000      4/30/98
 137    Sierra West Business Park                              $279,464       $16,725       1.39     $3,100,000       3/6/98
 138    PetsMart-Sand City                                     $335,216       $16,852       1.66     $4,000,000       5/7/98
 139    Mesa Breeze Apartments                                 $294,053       $13,816       1.77     $3,600,000      2/26/98
 140    Palm Garden Apartments                                 $302,947       $14,943       1.69     $3,950,000      5/30/98
 141    Harvard Apartments                                     $272,265       $14,153       1.60     $2,825,000      1/30/98
 142    Safeworks Warehouse                                    $216,964       $14,326       1.26     $2,800,000      8/12/98
 143    Garden Brook Apartments                                $327,273       $13,495       2.02     $4,525,000       6/4/98
 144    Lynmarie Apartments                                    $483,879       $13,495       2.99     $6,525,000       6/5/98
 145    Storey Plastics Building                               $335,730       $14,789       1.89     $3,700,000      5/15/98
 146    Casa de Jerado                                         $418,460       $16,199       2.15     $3,470,000      4/13/98
 147    Palm Central South                                     $393,458       $16,199       2.02     $3,580,000      4/13/98
 148    Barnes - 380 Tennant Ave (D)                           $117,611        $7,380       1.39     $1,600,000      6/10/98
 149    Barnes - 6550 Brem Lane (D)                             $82,446        $4,797       1.39       $920,000      6/12/98
 150    Barnes - Santa Cruz (D)                                 $54,711        $3,137       1.39       $700,000       6/8/98

-----------------------------------------------------------------------------------------------------------------------------
Loan                Percent Leased(9)                   Tenant Information(10)              Tax      Insurance   Replacement
 No.      LTV(4)    Leased      Date      Largest Tenant                           % NSF  Escrow       Escrow    Reserves(11)
-----------------------------------------------------------------------------------------------------------------------------
 101      59.8%     100.0%     8/21/98    Shorehouse Cafe                          22.8%    Yes         No           Yes
 102      74.5%      96.4%      7/8/98    Olivetti Training                        23.5%    Yes         Yes          No
 103      52.0%      79.9%     10/1/98                                                      Yes         Yes          Yes
 104      63.8%      89.0%     7/28/98                                                      Yes         Yes          Yes
 105      68.7%      93.0%     7/28/98                                                      Yes         Yes          No
 106      74.6%      93.0%      7/8/98                                                      Yes         Yes          No
 107      30.3%      97.6%     7/16/98                                                      Yes         No           No
 108      74.9%     100.0%     10/1/98    Beautiful Things, Inc.                   21.3%    Yes         Yes          Yes
 109      61.4%     100.0%      6/1/98                                                      Yes         No           No
 110      42.6%      99.0%      3/5/98                                                      Yes         No           No
 111      62.9%     100.0%      8/6/98                                                      Yes         No           No
 112      52.5%      87.9%     6/30/98    Safeway (Von's)                          49.1%    No          No           No
 113      66.3%      98.3%     6/30/98                                                      Yes         Yes          No
 114      75.2%      95.7%    11/30/98                                                      Yes         No           No
 115      74.6%     100.0%      7/1/98                                                      Yes         Yes          Yes
 116      75.3%      98.0%     1/28/98                                                      Yes         No           No
 117      74.7%     100.0%     6/30/98    Kaiser                                   61.7%    Yes         Yes          No
 118      52.4%      96.8%     7/16/98                                                      Yes         Yes          No
 119      74.0%     100.0%     6/30/98                                                      Yes         Yes          No
 120      73.1%      99.0%      8/2/98                                                      No          No           No
 121      49.6%     100.0%      8/3/98    Golden Gate Regional                     31.4%    Yes         Yes          No
 122      74.3%      95.0%     2/28/98                                                      Yes         Yes          Yes
 123      52.7%      89.5%     6/30/98                                                      Yes         Yes          No
 124      71.1%      96.0%     8/10/98                                                      Yes         No           No
 125      69.2%     100.0%     7/10/98                                                      No          No           No
 126      40.1%     100.0%     6/30/98    Mars Supermarkets                        57.0%    No          No           No
 127      59.8%      90.0%     3/23/98                                                      No          No           No
 128      60.2%      94.0%      8/4/98    Central Publishing                       35.5%    Yes         No           No
 129      74.2%     100.0%     6/30/98    Wally Findlay Gallery Int'l.             55.6%    Yes         Yes          Yes
 130      71.9%     100.0%      7/5/98    Smart & Final                            56.4%    Yes         Yes          No
 131      51.9%     100.0%     6/11/98    Lucent Technologies                      26.5%    No          No           No
 132      71.9%     100.0%     9/10/98    Columbian Steel                         100.0%    No          No           No
 133      74.0%      96.2%      9/1/98                                                      Yes         Yes          Yes
 134      70.9%      90.0%      8/5/98                                                      Yes         No           No
 135      74.7%     100.0%     7/28/98                                                      Yes         Yes          Yes
 136      35.8%     100.0%     7/27/98    General Ribbon Corp.                    100.0%    Yes         No           No
 137      71.0%     100.0%     7/29/98    Fares                                    25.5%    Yes         Yes          No
 138      54.2%     100.0%     6/15/98    PetsMart                                100.0%    No          No           No
 139      59.4%      96.8%     4/13/98                                                      Yes         Yes          No
 140      53.9%      98.1%     6/25/98                                                      Yes         No           No
 141      74.7%     100.0%      5/7/98                                                      Yes         Yes          No
 142      74.7%     100.0%     8/12/98    Safeworks                               100.0%    Yes         Yes          Yes
 143      46.2%      98.3%      7/6/98                                                      Yes         Yes          No
 144      32.0%      93.5%      7/6/98                                                      Yes         Yes          No
 145      56.3%     100.0%      8/1/98    Story Plastics                          100.0%    No          No           No
 146      59.7%     100.0%     6/30/98                                                      Yes         No           No
 147      57.9%      97.4%     6/30/98                                                      Yes         No           No
 148      64.0%     100.0%     6/19/98    Nova Microwave                           25.4%    Yes         Yes          No
 149      64.0%     100.0%     6/19/98    Products Plus                            39.2%    Yes         Yes          No
 150      64.0%     100.0%     6/19/98    North American Title                    100.0%    Yes         Yes          No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                        Underwritable    Monthly                 Appraised      Valuation
 No.    Property Name(2)                                      Cash Flow     Payment(8)     DSCR(4)     Value          Date
-----------------------------------------------------------------------------------------------------------------------------
 151    Arctic Business Park III                               $304,588       $16,228       1.56     $3,000,000      6/26/98
 152    Savannah Gardens Apartments                            $224,806       $13,902       1.35     $2,500,000      5/23/98
 153    Markison Vista                                         $295,478       $13,239       1.86     $3,430,000       6/9/98
 154    London Press Building                                  $404,416       $18,055       1.87     $5,300,000      4/14/98
 155    Canal Park Apartments                                  $224,349       $13,799       1.35     $2,640,000       5/4/98
 156    Hayvenhurst Airport Business Park                      $276,300       $14,164       1.63     $2,825,000       4/8/98
 157    Bashas' Shopping Center                                $213,992       $15,839       1.13     $2,750,000       3/4/98
 158    15th & 16th Street Warehouse                           $199,480       $12,948       1.28     $2,400,000       5/7/98
 159    Raintree Apartments                                    $268,641       $13,211       1.69     $2,885,000      4/14/98
 160    Lindys Town Lake Apartments                            $243,595       $12,333       1.65     $2,700,000      1/30/98
 161    Discount Mini Storage North                            $285,706       $13,179       1.81     $2,860,000     12/26/97
 162    1207-15 Pearl Street Mall                              $268,983       $12,672       1.77     $3,230,000       4/9/98
 163    Midway Park North                                      $296,339       $11,816       2.09     $3,530,000       6/9/98
 164    Winchester House Apartments                            $275,761       $14,488       1.59     $2,650,000      12/8/95
 165    740 W. Knox                                            $236,847       $16,270       1.21     $2,800,000      6/12/98
 166    Normandie Apartments                                   $266,618       $15,456       1.44     $2,950,000      2/10/94
 167    Oakmont Shopping Center                                $218,457       $12,779       1.42     $2,750,000       6/3/98
 168    Coral Place Pilgrim Building Shopping Center           $194,644       $11,662       1.39     $2,300,000      7/20/98
 169    1730 I Street                                          $215,927       $12,386       1.45     $2,280,000       6/5/98
 170    Western Digital Building                               $225,641       $12,222       1.54     $2,500,000      6/15/98
 171    Casa Alegre Apartments                                 $256,520       $13,017       1.64     $2,370,000      4/30/98
 172    Rodeo Plaza                                            $234,992       $12,674       1.55     $2,440,000      5/11/98
 173    Casa Del Sol North (E)                                 $128,638        $6,626       1.90     $1,270,000      4/30/98
 174    Casa Del Sol South (E)                                 $157,721        $5,902       1.90     $1,430,000      4/30/98
 175    Staples-Southington                                    $225,444       $11,771       1.60     $3,000,000      4/15/98
 176    55 th & Wadsworth Retail Center                        $207,736       $11,078       1.56     $2,330,000      5/11/98
 177    OMA Building                                           $205,287       $11,565       1.48     $2,200,000       6/3/98
 178    Cleator Corp Buildings                                 $204,818       $11,370       1.50     $2,400,000      6/12/98
 179    Hidden Village Apartments                              $388,552       $12,472       2.60     $4,000,000      2/17/98
 180    Arctic Business Park II                                $232,052       $12,428       1.56     $2,435,000      7/21/98
 181    Eckerd Drug Store No. 816R                             $221,886       $11,961       1.55     $2,620,000       6/3/98
 182    Willow Glen Mobile Home Park                           $183,392       $10,069       1.52     $2,200,000      4/29/98
 183    940 E. Diehl Road                                      $225,064        $9,575       1.96     $2,460,000      5/22/98
 184    Gateway Office Center                                  $179,824       $10,794       1.39     $1,970,000      7/31/98
 185    Laguna Hills Property                                  $200,604       $10,621       1.57     $2,400,000      7/31/98
 186    Rancho Dominguez                                       $224,258       $10,602       1.76     $2,265,000       5/1/98
 187    The Hampton Apartments                                 $184,129        $9,939       1.54     $2,200,000     11/25/97
 188    Redwood Self Storage                                   $344,899       $10,794       2.66     $3,300,000      3/10/98
 189    Hewlett Packard Bldg.                                  $244,306       $10,573       1.93     $2,740,000      4/10/98
 190    Spenwick Industrial Park                               $195,475       $11,139       1.46     $2,200,000      3/24/98
 191    Lancaster Medical Office Building                      $200,768       $14,145       1.18     $2,200,000      5/14/98
 192    Dorchester Gardens Apartments                          $202,324       $12,078       1.40     $2,200,000      12/9/97
 193    Safeway-Marlow Center                                  $496,910       $17,672       2.34     $5,000,000      4/13/98
 194    Keylock Mini Storage                                   $316,543       $13,228       1.99     $3,360,000     12/26/97
 195    53rd Court Warehouse                                   $156,264        $9,352       1.39     $2,000,000       5/7/98
 196    Stadium Court                                          $226,225       $10,151       1.86     $2,370,000      3/30/98
 197    Oakhurst Drive Apartments                              $137,874        $9,144       1.26     $1,950,000     12/29/97
 198    4602 North Avenue                                      $216,889        $9,708       1.86     $2,380,000       4/3/98
 199    Cal Plate, Inc. Buildings                              $157,269       $11,015       1.19     $1,850,000      5/28/98
 200    McKinley Business Center                               $171,424        $9,678       1.48     $2,170,000       6/7/98

-----------------------------------------------------------------------------------------------------------------------------
Loan                Percent Leased(9)                   Tenant Information(10)              Tax      Insurance   Replacement
 No.      LTV(4)    Leased      Date      Largest Tenant                           % NSF  Escrow       Escrow    Reserves(11)
-----------------------------------------------------------------------------------------------------------------------------
 151      67.7%      96.0%      8/1/98                                                       Yes         No          No
 152      79.7%      94.2%     5/15/98                                                       Yes         Yes         Yes
 153      58.0%     100.0%     6/11/98    Atrium-Web Technology                    32.2%     No          No          No
 154      37.0%     100.0%      7/1/98    London Press, Inc                       100.0%     Yes         Yes         No
 155      73.9%      97.2%      7/1/98                                                       No          No          No
 156      68.4%      90.2%     9/18/98                                                       Yes         Yes         No
 157      69.0%     100.0%      3/1/98    Bashas'                                  76.7%     Yes         Yes         No
 158      78.9%     100.0%     7/31/98                                                       Yes         Yes         Yes
 159      65.3%      95.8%     6/30/98                                                       Yes         Yes         No
 160      68.2%      91.2%     5/12/98                                                       Yes         Yes         Yes
 161      63.3%      89.1%     3/12/98                                                       Yes         Yes         No
 162      55.5%     100.0%      7/1/98    Alleycatz                                33.7%     Yes         Yes         No
 163      50.3%     100.0%     6/11/98                                                       No          No          No
 164      66.9%      96.1%     7/22/98                                                       Yes         Yes         Yes
 165      63.1%     100.0%      8/1/98    SW Mold                                 100.0%     No          No          No
 166      59.5%      94.6%      7/1/98                                                       Yes         Yes         Yes
 167      63.2%     100.0%      8/5/98                                                       Yes         Yes         No
 168      74.9%      93.6%     10/1/98    Senior Care                              25.6%     Yes         Yes         Yes
 169      74.2%     100.0%      8/3/98    State of CA-Dept of F & G                46.2%     No          No          No
 170      67.6%     100.0%      7/9/98    Western Digital Corp.                   100.0%     Yes         No          No
 171      70.7%      93.4%      8/5/98                                                       Yes         No          No
 172      68.2%      98.9%     5/12/98                                                       Yes         Yes         No
 173      60.2%      92.5%      7/7/98                                                       Yes         No          No
 174      60.2%      92.0%     3/13/98                                                       Yes         No          No
 175      53.9%     100.0%     9/17/98    Staples                                 100.0%     Yes         Yes         No
 176      68.4%     100.0%     4/17/98    Mattress Discounters                     29.6%     Yes         No          No
 177      72.3%     100.0%      7/1/98    OMA                                      43.6%     No          No          No
 178      66.2%     100.0%     6/30/98    Cleator Corporation                      71.6%     Yes         Yes         No
 179      39.4%      94.6%     8/26/98                                                       Yes         Yes         No
 180      63.9%      92.0%     7/16/98                                                       Yes         No          No
 181      58.6%     100.0%      5/1/98    Eckerd Drug Store                       100.0%     Yes         Yes         No
 182      69.0%      97.7%     6/30/98                                                       Yes         No          No
 183      60.7%     100.0%     8/20/98    Power 2000                               47.1%     Yes         Yes         No
 184      75.7%      93.5%     7/29/98    Rapistan Demag                           36.5%     Yes         Yes         No
 185      62.1%     100.0%      7/1/98    County of Orange                         32.3%     Yes         Yes         No
 186      65.9%     100.0%      4/7/98    Showpower, Inc.                         100.0%     No          No          No
 187      67.7%     100.0%     3/18/98                                                       No          No          No
 188      45.1%      98.0%      7/1/98                                                       Yes         Yes         No
 189      54.2%     100.0%     9/17/98    Hewlett Packard                         100.0%     Yes         Yes         No
 190      67.6%     100.0%     1/11/99    Pioneer Contract                        100.0%     Yes         Yes         No
 191      66.7%     100.0%     6/19/98    Lancaster Hospital                      100.0%     No          No          No
 192      65.0%      97.4%     7/17/98                                                       Yes         Yes         Yes
 193      28.4%      96.8%      8/1/98    Ben Franklin Crafts                      38.9%     Yes         No          Yes
 194      42.1%      92.4%      1/7/98                                                       Yes         Yes         No
 195      69.8%     100.0%     7/31/98    Quantum Fine Casework                   100.0%     Yes         Yes         Yes
 196      58.6%      89.0%     6/30/98                                                       Yes         Yes         No
 197      70.3%     100.0%      4/2/98                                                       Yes         Yes         Yes
 198      56.6%     100.0%     5/21/98    Federal Sign Company                    100.0%     No          No          No
 199      72.3%     100.0%      8/1/98    Cal Plate, Inc.                         100.0%     No          No          No
 200      61.5%      95.0%     7/28/98                                                       Yes         No          No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                        Underwritable    Monthly                 Appraised      Valuation
 No.    Property Name(2)                                      Cash Flow     Payment(8)     DSCR(4)     Value          Date
-----------------------------------------------------------------------------------------------------------------------------
 201    Rite Aid - Cleveland                                   $209,378        $8,748       1.99     $2,280,000      4/22/98
 202    77 Rumford Avenue Office Building                      $171,046        $9,081       1.57     $2,400,000      6/15/98
 203    Herndon/West Office II (F)                              $97,703        $4,623       1.81     $1,100,000      3/23/98
 204    Herndon/West Office I (F)                              $100,366        $4,520       1.81     $1,100,000      3/23/98
 205    Daisy I Apartments                                     $142,877        $8,844       1.35     $1,825,000      3/27/98
 206    Sunset East Apartments                                 $164,801        $9,085       1.51     $1,990,000      7/17/98
 207    Overlook Terrace Apts.                                 $159,043        $9,020       1.47     $1,720,000       6/9/98
 208    2275 East Bayshore Road                                $242,845        $9,975       2.03     $2,960,000      5/15/98
 209    Darant Industrial                                      $189,674       $10,930       1.45     $1,975,000       7/1/98
 210    354 S. La Fayette Park Place                           $149,981        $8,300       1.51     $1,600,000      6/10/98
 211    22322 Gilberto                                         $183,070       $11,257       1.36     $2,150,000      5/19/98
 212    Parkview                                               $278,973        $8,010       2.90     $2,900,000       6/9/98
 213    Las Olas Shopping Center                               $133,908        $8,113       1.38     $1,700,000       8/6/98
 214    1841 Fuller Apartments                                 $158,383        $8,032       1.64     $1,900,000      7/28/98
 215    Brighton Avenue Plaza Shopping Center                  $235,376        $8,985       2.18     $3,600,000      6/29/97
 216    Tiffany Building                                       $158,463        $8,458       1.56     $1,740,000      5/18/98
 217    Ballinger Trace Apts.                                  $156,938       $11,009       1.19     $2,270,000      3/23/98
 218    Freeway Industrial Center                              $146,252        $8,365       1.46     $1,600,000      4/20/98
 219    Villa Monaco                                           $159,409        $7,465       1.78     $1,650,000       3/6/98
 220    Cheyenne Mountain Blockbuster                          $148,382        $7,759       1.59     $1,650,000       6/5/98
 221    Sunset Hill Apartments                                 $144,917        $8,031       1.50     $1,550,000       6/8/98
 222    Le Med Apartments                                      $227,052        $7,366       2.57     $3,000,000      6/17/98
 223    Kerner Automotive Center                               $188,702        $7,838       2.01     $2,300,000      6/20/98
 224    Bachman Glen Apartments                                $207,107        $7,635       2.26     $1,500,000      6/17/98
 225    Westview Plaza                                         $205,316        $8,734       1.96     $2,000,000       6/1/98
 226    Fairmont Apartments                                    $163,902        $8,535       1.60     $1,680,000      4/27/98
 227    Commerce-Executive                                     $374,679        $7,182       4.35     $3,650,000       6/9/98
 228    St. Andrews Apartments                                 $143,757        $7,185       1.67     $1,350,000      5/18/98
 229    Dunbar Amored Building                                 $119,916        $7,087       1.41     $1,460,000     11/12/97
 230    631 Giguere Court                                      $142,954        $7,519       1.58     $1,750,000      7/14/98
 231    Woodfront Condominiums                                 $141,356        $7,014       1.68     $1,310,000      2/17/98
 232    Coral Shopping Center                                  $115,829        $6,587       1.47     $1,400,000      7/20/98
 233    Morally Wholesale                                      $154,130       $10,860       1.18     $1,600,000      4/20/98
 234    Emerald Court Apartments                               $140,555        $6,760       1.73     $1,700,000      4/10/98
 235    1500 International Parkway                             $219,448        $6,653       2.75     $2,700,000       6/9/98
 236    4801 W. 147th                                          $140,882        $6,727       1.75     $1,540,000      3/16/98
 237    7225 & 7235 Bermuda Road                               $136,717        $7,485       1.52     $1,525,000       8/4/98
 238    150 North Gibson Road                                  $169,036        $7,485       1.88     $2,100,000       8/3/98
 239    San Carlos Apartments                                  $162,660        $6,347       2.14     $1,800,000      5/15/98
 240    Daisy III Apartments                                   $111,829        $6,856       1.36     $1,525,000      3/27/98
 241    Evergreen Garden Apts.                                 $148,336        $6,871       1.80     $1,900,000       8/3/98
 242    Albermarle Center                                      $141,872        $7,357       1.61     $2,200,000       5/5/98
 243    The Village at Weber Ranch                             $142,322        $7,164       1.66     $1,755,000      4/23/98
 244    U-Stor George Washington                               $207,350        $7,849       2.20     $2,050,000       6/5/98
 245    1410 W. 10th Pl.                                       $121,103        $7,786       1.30     $1,350,000       5/6/98
 246    Memorial Hills Townhomes                               $156,546        $7,873       1.66     $1,400,000       4/2/98
 247    Espalier Square                                        $157,538        $9,129       1.44     $1,800,000       7/9/98
 248    Mission Plaza                                          $160,949        $6,454       2.08     $2,250,000       6/4/98
 249    Huebner Road Office Buildings                          $228,296       $11,642       1.63     $2,780,000      6/29/98
 250    Kickapoo Plaza Shopping Center                         $121,015        $7,058       1.43     $1,335,000      3/16/98

-----------------------------------------------------------------------------------------------------------------------------
Loan                Percent Leased(9)                   Tenant Information(10)              Tax      Insurance   Replacement
 No.      LTV(4)    Leased      Date      Largest Tenant                           % NSF  Escrow       Escrow    Reserves(11)
-----------------------------------------------------------------------------------------------------------------------------
 201      58.3%     100.0%      8/1/98    Rite Aid Drug Store                     100.0%     No          No          No
 202      54.0%     100.0%     11/1/98    Warren Business Forms                    20.3%     Yes         Yes         Yes
 203      58.6%     100.0%     7/14/98    Chambers-Lorenz                          40.2%     Yes         No          No
 204      58.6%     100.0%     7/14/98    Anethesia                                39.1%     Yes         No          No
 205      70.3%     100.0%     5/22/98                                                       Yes         Yes         No
 206      64.5%     100.0%     7/27/98                                                       Yes         Yes         No
 207      73.6%     100.0%     6/18/98                                                       Yes         Yes         No
 208      41.7%     100.0%     5/26/98    Asset Management                         36.6%     No          No          No
 209      62.5%     100.0%      6/1/98    Darant Distributing                     100.0%     Yes         Yes         No
 210      77.1%      92.7%      4/1/98                                                       Yes         Yes         No
 211      56.4%     100.0%      8/1/98    Forespar Products                       100.0%     No          No          No
 212      41.5%     100.0%     6/11/98    Flowdata, Inc.                           27.0%     No          No          No
 213      70.4%     100.0%      9/1/98    The Beauty Center                        53.3%     Yes         Yes         Yes
 214      62.9%      96.4%     5/18/98                                                       Yes         Yes         No
 215      33.1%     100.0%    12/11/98    Osco Drug (American Stores Prop.I)       54.1%     No          No          No
 216      68.4%     100.0%     7/30/98    Provenance                               52.2%     Yes         Yes         No
 217      51.4%     100.0%     7/13/98                                                       Yes         Yes         No
 218      72.8%     100.0%      2/1/98    American Intl.                           34.8%     Yes         No          No
 219      69.0%      97.5%      7/8/98                                                       Yes         Yes         No
 220      67.9%     100.0%     6/24/98    Blockbuster Videos                       71.2%     Yes         No          No
 221      71.4%      93.0%      7/1/98                                                       Yes         Yes         No
 222      36.5%      99.0%     5/31/98                                                       Yes         No          No
 223      47.6%     100.0%     7/30/98    Crebassa Auto Body                       29.9%     Yes         No          No
 224      72.9%     100.0%     6/27/98                                                       Yes         Yes         Yes
 225      54.4%      98.9%     7/22/98                                                       No          No          No
 226      64.5%      97.6%      8/5/98                                                       Yes         No          No
 227      29.6%     100.0%     6/11/98                                                       No          No          No
 228      79.6%     100.0%     5/31/98                                                       Yes         Yes         Yes
 229      72.5%     100.0%     6/24/98    Dunbar Armored Co.                      100.0%     No          No          No
 230      59.7%     100.0%     7/27/98    Environmental Filtration                 54.2%     Yes         Yes         No
 231      79.6%     100.0%     6/30/98                                                       Yes         Yes         No
 232      73.0%     100.0%     10/1/98                                                       Yes         Yes         Yes
 233      63.6%     100.0%      1/1/98    Morally Wholesale Inc.                  100.0%     Yes         No          No
 234      59.0%     100.0%     7/14/98                                                       Yes         Yes         No
 235      37.0%     100.0%     6/11/98    Paging Network Equipment                 38.7%     No          No          No
 236      64.6%     100.0%     6/30/98    Cedars-Sinai Medical Ctr.               100.0%     No          No          No
 237      65.0%     100.0%     8/14/98                                                       No          No          No
 238      47.2%     100.0%     8/14/98    Angler Tech                              25.0%     No          No          No
 239      55.3%      89.0%     8/10/98                                                       Yes         Yes         No
 240      65.2%     100.0%     5/18/98                                                       Yes         Yes         No
 241      52.3%      95.6%     6/30/98                                                       Yes         No          No
 242      45.2%      92.0%     7/27/98                                                       Yes         Yes         No
 243      56.5%     100.0%     8/20/98    Hollywood Video                          74.5%     Yes         No          No
 244      48.3%      99.1%     6/18/98                                                       Yes         No          Yes
 245      73.1%     100.0%      8/5/98    Al Collins Graphic Design               100.0%     Yes         No          No
 246      70.5%     100.0%     6/30/98                                                       Yes          Yes        No
 247      54.7%     100.0%      7/1/98    The Cambria Group                        21.9%     Yes          Yes        No
 248      43.1%      99.0%     6/11/98    Multitechnology S. Corp.                 43.1%     No           No         No
 249      34.7%     100.0%     6/24/98                                                       Yes          Yes        No
 250      71.4%      98.0%     7/14/98    W. R. Jones                              34.3%     Yes          No         No

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------
Loan                                                        Underwritable    Monthly                 Appraised      Valuation
 No.    Property Name(2)                                      Cash Flow     Payment(8)     DSCR(4)     Value          Date
-----------------------------------------------------------------------------------------------------------------------------
 251    Cascade Optical Buildings                              $102,698        $7,745       1.11     $1,255,000      4/20/98
 252    The 3700 Building                                      $120,745        $6,635       1.52     $1,400,000      7/11/98
 253    Daisy IV Apartments                                     $99,394        $6,170       1.34     $1,150,000      3/25/98
 254    2201 Sturgis                                           $153,305        $6,811       1.88     $1,950,000      7/29/98
 255    Petal Street                                           $260,868        $5,924       3.67     $2,600,000       6/9/98
 256    Thrifty Payless, Laguna Niguel (IV)                     $69,735        $3,285       1.77     $1,750,000      10/9/97
 257    Thrifty Payless, Bellflower (IV)                        $69,735        $3,285       1.77     $1,220,000      10/9/97
 258    Jam Pharmaceutical                                     $117,057        $7,148       1.36     $1,400,000      5/11/98
 259    Sonora Court                                           $307,152        $6,718       3.81     $3,200,000       6/4/98
 260    Parkway Square                                         $413,493        $5,362       6.43     $4,090,000       6/4/98
 261    Glenbrook Place Apartments                             $102,264        $7,045       1.21     $1,930,000      6/30/98
 262    4625 West Jennifer Avenue                               $91,633        $5,577       1.37     $1,000,000      4/20/98
 263    Commercial Building West Lake Village                  $147,747        $6,931       1.78     $1,615,000       7/6/98
 264    South Park Apartments                                   $95,197        $4,824       1.64     $1,065,000      4/10/98
 265    Reseda Mobile Homes                                    $350,222        $6,787       4.30     $3,840,000      6/16/98
 266    Murphy Avenue                                          $106,853        $5,281       1.69     $1,200,000      5/18/98
 267    10925 Kinross Avenue                                   $223,093        $5,066       3.67     $2,640,000      3/16/98
 268    4 Wrigley Street                                       $106,516        $4,666       1.90     $1,150,000      5/15/98
 269    9 Marconi Street                                       $105,211        $4,630       1.89     $1,120,000      5/18/98
 270    Westridge Commerce Center                              $155,361        $3,757       3.45     $1,800,000      6/19/98
 271    Centennial Green                                        $83,705        $3,177       2.20       $960,000       6/9/98
 272    Bowser Tech                                            $190,682        $3,111       5.11     $2,020,000       6/9/98
 273    1720 Greenville Avenue                                 $132,495        $3,012       3.67     $1,350,000       6/4/98
 274    Taco Bell/ Scottsdale                                   $62,554        $3,098       1.68       $860,000       4/2/98

        Total/Weighted Average                                                              1.63

-----------------------------------------------------------------------------------------------------------------------------
Loan                Percent Leased(9)                   Tenant Information(10)              Tax      Insurance   Replacement
 No.      LTV(4)    Leased      Date      Largest Tenant                           % NSF  Escrow       Escrow    Reserves(11)
-----------------------------------------------------------------------------------------------------------------------------
 251      74.1%     100.0%      6/2/98    Cascade Optical                         100.0%     No           No         No
 252      65.6%     100.0%      7/7/98                                                       Yes          No         No
 253      77.8%     100.0%     5/18/98                                                       Yes          Yes        No
 254      45.8%     100.0%     6/18/98    Airborne Freight Corp.                   52.4%     No           No         No
 255      34.2%      94.9%     6/11/98    Daystone Int'l Sports                    11.0%     No           No         No
 256      29.9%     100.0%     10/1/97    Thrifty Payless - Laguna Niguel         100.0%     No           No         No
 257      29.9%     100.0%     10/1/97    Thrifty Payless - Bellflower            100.0%     No           No         No
 258      62.7%     100.0%      8/1/98    Jam Pharmaceutical                      100.0%     Yes          Yes        No
 259      26.2%     100.0%      4/1/98    Silicon Storage Technolog              100.00%     Yes          Yes        No
 260      19.7%     100.0%     6/11/98    Harte-Hanks/Star Cou.                    25.1%     No           No         No
 261      38.9%      98.0%      6/1/98                                                       Yes          Yes        No
 262      74.5%     100.0%     7/31/98    Fresno CASC Cnty                         52.5%     Yes          No         No
 263      45.7%     100.0%      8/4/98    Accelerated Network                     33.69%     Yes          Yes        No
 264      69.1%     100.0%      7/8/98                                                       Yes          Yes        No
 265      19.2%      96.3%      7/1/98                                                       Yes          Yes        No
 266      60.3%     100.0%     4/17/98    Kusha, Inc.                             100.0%     Yes          No         No
 267      26.3%     100.0%      2/9/98    Bel Air Camera, Inc.                   100.00%     No           No         No
 268      55.7%     100.0%     4/17/98    Monarch Business Forms                  100.0%     Yes          No         No
 269      56.7%     100.0%     4/17/98    Kinetic Systems                        100.00%     Yes          No         No
 270      27.6%     100.0%     7/30/98    Cornerstone Propane                      45.4%     Yes          No         No
 271      49.7%     100.0%     6/11/98    Macro Gourmet, Inc.                     22.26%     No           No         No
 272      23.1%     100.0%     6/11/98    Accucom Telecomm.                        34.2%     No           No         No
 273      33.5%     100.0%     6/11/98    Dallas G.S., Inc.                       24.44%     No           No         No
 274      48.4%     100.0%      2/1/98    Nancor Corporation                      100.0%     No           No         No

          64.9%                                                                            80.5%        51.3%      38.0%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Prepayment Code(13)
 Loan                                             Interest Accrual                 Lockout
  No.               Property Name(2)                   Method       Seasoning(12)  Period     YM1    YM    DEF/YM1    DEF/YM    DEF
------------------------------------------------------------------------------------------------------------------------------------
   1    Golf Mill Shopping Center                    Actual/360           7          31                                          86
   2    Silvertree Hotel and Wildwood Lodge          Actual/360           8          44                                          73
   3    Mission Valley Hilton Hotel (A)              Actual/360          10          60       58
   4    Hanalei Hotel (A)                            Actual/360          10          60       58
   5    Galleria Palms Apartments                    Actual/360           6          30                                          87
   6    55 Hawthorne & 631 Howard                    Actual/360           6          24                                          30
   7    Dunwoody Club Apartments                     Actual/360           4          36       42
   8    Grapevine Town Shopping Center               Actual/360           9          60                                 57
   9    Ward - Bel Air Professional Ctr (I)            30/360             4          36                      198
  10    Ward - Bel Air Retail (I)                      30/360             4          36                      198
  11    Ward - Bright Oaks Office (I)                  30/360             4          36                      198
  12    Ward - Blue Spruce (I)                         30/360             4          36                      198
  13    Ward - Hayes/Thomas Office (I)                 30/360             4          36                      198
  14    Central Park Apartments                      Actual/360           8          36                                          78
  15    Boca Industrial (B)                          Actual/360           4          36                                          78
  16    South Congress Industrial (B)                Actual/360           6          36                                          78
  17    North Los Altos Shopping Center                30/360             6          36                                          78
  18    International Residence-Austin (IRA)         Actual/360           8          36       78
  19    Crossway Commons Shopping Center             Actual/360           8          60       57
  20    La Veta Grand Apartments                     Actual/360           7          31                                          86
  21    1 Lombard St. & 150 Greenwich St.            Actual/360           6          36                                          78
  22    Vintage Court Hotel                            30/360             8          36                                          17
  23    Wimberly Park                                Actual/360           8          36       78
  24    Federal Express Building                       30/360             9          36                       78
  25    Merrimac Plaza Shopping Center               Actual/360           5          29                                          88
  26    Stockton Center                              Actual/360           4          36                                          78
  27    International Residence San Antonio          Actual/360           8          36       78
  28    Corporate Drive, Sugarland, TX               Actual/360           1          36                      138
  29    Weatherly Walk                               Actual/360           5          36                                          78
  30    Office Depot - Long Beach, CA                Actual/360           4          36                                          78
  31    Hurst Harbor Marina                          Actual/360           4          36                       78
  32    Casady Square Shopping Center                Actual/360           6          30                                          87
  33    Commonwealth Building                        Actual/360           7          36                      138
  34    Coyote Creek Mobile Home Park                Actual/360           6          36                                          78
  35    Mountainview Marketplace Shopping Center     Actual/360          10          60       60
  36    Hurley's Children & Family Medical Ctr.        30/360             5          84                                         114
  37    Druid Pointe Office Building                   30/360             8          60       60
  38    Nohl Plaza Shopping Center                     30/360             7          36                                          78
  39    Monterey Park II Apts.                       Actual/360           5          36                       78
  40    Spring Hill Market Place                     Actual/360           5          36      138
  41    Hampton Inn Hotel                            Actual/360           8          60       57
  42    Crestview Apartments                         Actual/360           4          36                                          78
  43    Fiesta Shopping Center                         30/360             7          60      174
  44    Sierra Crest Shopping Center                 Actual/360           7          36       78
  45    Casa Del Rey Apartments                      Actual/360           5          36                                          78
  46    Alameda Business Centre                        30/360             6          36                       78
  47    58 Charles Street Office Building            Actual/360           4          28                                          89

------------------------------------------------------------------------------------------
                            Prepayment Code(13)
 Loan                                                                    Administrative
  No.   5.0%   4.5%   4.0%   3.5%   3.0%   2.5%    2.0%   1.0%   Open  Cost Rate (bps)(14)
------------------------------------------------------------------------------------------
   1                                                              3           0.95
   2                                                              3           0.95
   3                                                              2          10.65
   4                                                              2          10.65
   5                                                              5           0.95
   6                                                              6           5.85
   7                                                              6           5.85
   8                                                              3          10.65
   9                                                              6           5.85
  10                                                              6           5.85
  11                                                              6           5.85
  12                                                              6           5.85
  13                                                              6           5.85
  14                                                              6           5.85
  15                                                              6           5.85
  16                                                              6           5.85
  17                                                              6           5.85
  18                                                              6           5.85
  19                                                              3           0.95
  20                                                              3          11.65
  21                                                              6           5.85
  22                                                              6           5.85
  23                                                              6           5.85
  24                                                              6           5.85
  25                                                              3           0.95
  26                                                              6           5.85
  27                                                              6           5.85
  28                                                              6           5.85
  29                                                              6           5.85
  30                                                              6           5.85
  31                                                              6           5.85
  32                                                              3           0.95
  33                                                              6           5.85
  34                                                              6           5.85
  35                                                                         10.65
  36                                                              6           5.85
  37                                                                         10.65
  38                                                              6           5.85
  39                                                              6           5.85
  40                                                              6           5.85
  41                                                              3           0.95
  42                                                              6           5.85
  43                                                              6           5.85
  44                                                              6           5.85
  45                                                              6           5.85
  46                                                              6           5.85
  47                                                              3           0.95

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Prepayment Code(13)
 Loan                                             Interest Accrual                 Lockout
  No.               Property Name(2)                   Method       Seasoning(12)  Period     YM1    YM    DEF/YM1    DEF/YM    DEF
------------------------------------------------------------------------------------------------------------------------------------
  48    Syosset Plaza Shopping Center                Actual/360           6          30                                          87
  49    Silver Creek Shopping Center                 Actual/360           4          36                                         138
  50    Martin Woodworking                           Actual/360           6          36       78
  51    Park Bank Office Building                    Actual/360           4          28                                          89
  52    Consolidated Technology Warehouse (II)       Actual/360           4          28                                          89
  53    Consolidated Technology Industrial
        Building (II)                                Actual/360           4          28                                          89
  54    1155 Jones Street                            Actual/360           4          36                                          78
  55    Kramer - 6 Arcata Apartments (III)             30/360             7          84                                         150
  56    Kramer - Eureka Apartments (III)               30/360             7          84                                         150
  57    Kramer - Fields Landing (III)                  30/360             7          84                                         150
  58    Vista Oaks Apartment                         Actual/360           8          36                                         198
  59    Nash Finch Distribution Warehouse            Actual/360           5          29                                          88
  60    Syracuse Center - Phase I                    Actual/360           5          36                                          42
  61    Amador II Building                           Actual/360           4          36                                          78
  62    Catalina Apartments                          Actual/360           6          48       69
  63    4670 Willow Road                             Actual/360           4          36                                          78
  64    Hamilton House Apartments                      30/360             5          36                                         198
  65    Sacramento Place Apartments                  Actual/360           4          36                       78
  66    Zycon R&D Building                             30/360             9          60       57
  67    Rudolph-Hendrickson Senior Apartments        Actual/360           7          48       69
  68    Holborn Village Apartments                   Actual/360           4          28                                          89
  69    100 E. Tujunga                               Actual/360           7          36                       78
  70    Rancho Anita Industrial Park                 Actual/360           5          36                       78
  71    Beverly Hills Tower Apartments (C)           Actual/360          12          48       69
  72    Beverly Hills Regency Apartments (C)         Actual/360          12          48       69
  73    Chico Town & Country Shopping Ctr.           Actual/360           5          36                       78
  74    Windsor Court Apartments                     Actual/360          10          48       69
  75    Pathmark Super Center-Wilmington, DE         Actual/360           3          27                                          90
  76    New Villa Valencia Mobile Home Park          Actual/360           7          48       69
  77    Veterans Plaza Shopping Center               Actual/360           7          28                                         146
  78    150 Sylvan Avenue Shopping Center            Actual/360           4          28                                          86
  79    Reynolds Industries Bldg                     Actual/360           7          36                                          78
  80    Strada Da Valle Office Building              Actual/360           7          60       57
  81    Conrad Villas Apts.                          Actual/360           8          36                       78
  82    Ocean Business Park                          Actual/360           8          36                       78
  83    Westwood Village Shopping Center             Actual/360           5          29                                          88
  84    Enclave Apartments                             30/360             7          36                                          78
  85    Westside Shopping Center                     Actual/360           3          27                                          90
  86    Riverside Country Club Mobile Home Park      Actual/360           6          48       69
  87    3030 Bridgeway Boulevard                     Actual/360           7          36       78
  88    Food 4 Less                                  Actual/360           7          36                                          78
  89    Suburban Lodge Hotel                         Actual/360           3          60       60
  90    Pathmark Super Center-Upper Darby, PA        Actual/360           3          27                                          90
  91    The Ladco Building                             30/360             4          60                                         114
  92    Hickory Plaza                                Actual/360           5          60       57
  93    College Way Marketplace                      Actual/360           6          36       78
  94    Grove Business Joint Venture                   30/360             7          60                                          54
  95    Edison Way Industrial Center                 Actual/360           4          36                                         138

------------------------------------------------------------------------------------------
                            Prepayment Code(13)
 Loan                                                                    Administrative
  No.   5.0%   4.5%   4.0%   3.5%   3.0%   2.5%    2.0%   1.0%   Open  Cost Rate (bps)(14)
------------------------------------------------------------------------------------------
  48                                                              3           12.5
  49                                                              6           5.85
  50                                                              6           5.85
  51                                                              3          10.65
  52                                                              3           0.95
  53                                                              3           0.95
  54                                                              6           5.85
  55                                                              6           5.85
  56                                                              6           5.85
  57                                                              6           5.85
  58                                                              6           5.85
  59                                                              3          11.65
  60                                                              6           5.85
  61                                                              6           5.85
  62                                                              3           0.95
  63                                                              6           5.85
  64                                                              6           5.85
  65                                                              6           5.85
  66                                                              3          10.65
  67                                                              3           0.95
  68                                                              3          10.65
  69                                                              6           5.85
  70                                                              6           5.85
  71                                                              3           0.95
  72                                                              3           0.95
  73                                                              6           5.85
  74                                                              3           0.95
  75                                                              3           0.95
  76                                                              3           0.95
  77                                                              6           12.5
  78                                                              6           0.95
  79                                                              6           5.85
  80                                                              3           12.5
  81                                                              6           5.85
  82                                                              6           5.85
  83                                                              3           0.95
  84                                                              6           5.85
  85                                                              3          10.65
  86                                                              3           0.95
  87                                                              6           5.85
  88                                                              6           5.85
  89                                                                         10.65
  90                                                              3           0.95
  91                                                              6           5.85
  92                                                              3           12.5
  93                                                              6           5.85
  94                                                              6           5.85
  95                                                              6           5.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Prepayment Code(13)
 Loan                                             Interest Accrual                 Lockout
  No.               Property Name(2)                   Method       Seasoning(12)  Period     YM1    YM    DEF/YM1    DEF/YM    DEF
------------------------------------------------------------------------------------------------------------------------------------
  96    Pacific Terrace Apartments                   Actual/360           8          36                       78
  97    4700-4800 SW 51 St Warehouse                 Actual/360           5          29                                          88
  98    Brookside Villas Apartments                  Actual/360           6          30                                          87
  99    Castaic Apartments                             30/360             8          36                                          78
  100   La Habra Hills                               Actual/360           5          36                       78
  101   5251 - 5271 East 2nd St.                       30/360             8          36       78
  102   Montgomery Business Park                     Actual/360           6          36                                          78
  103   Atherton Park Apartments                     Actual/360          13          48       69
  104   Let's Store It II - Brookhurst                 30/360             6          36       78
  105   Torrance Western Self Storage                  30/360             6          36       78
  106   Sierra Gardens                               Actual/360           7          36                       78
  107   Shelter Creek Apartments                     Actual/360           8          36                                          78
  108   Design Row Shopping Center                   Actual/360           3          27                                          90
  109   Veteran Plaza                                  30/360             5          36                                          78
  110   Rolling Hills Apartments                     Actual/360           7          36                                          78
  111   Four Corners Shopping Center                   30/360             8          60      174
  112   Rimrock Plaza Shopping Center                  30/360            16
  113   Orchard View Apartments                        30/360             4          36                      138
  114   Secure Self Storage of Old Town              Actual/360           6          36                       78
  115   Waterford Place Condominiums                 Actual/360           8          32                                          85
  116   Nimitz Point Apartments                      Actual/360           8          36                                          78
  117   Physician's Plaza                            Actual/360           6          36                                          78
  118   Artesia Mobile Home Estates                  Actual/360           6          36                                          78
  119   Del Prado Apartments                         Actual/360           5          36                                          78
  120   Concord Villas                                 30/360             7          36                       78
  121   San Mateo Office Complex                     Actual/360           4          36                                          78
  122   Colonial Arms Apartments                     Actual/360           8          32                                          85
  123   Westport Apartments                          Actual/360           8          36                                          78
  124   Marina Self Storage                            30/360             8          36                                          78
  125   Americana Palos Verdes Apartments            Actual/360           5          29                                          88
  126   Grand York Shopping Center                   Actual/360           5          26                                         151
  127   Brooktree Estates Apartments                 Actual/360           9          60       72
  128   Daily California Building                    Actual/360          10          36       78
  129   The Regent-Chicago                           Actual/360           9          60       57
  130   Lyons Shopping Center                          30/360             5          36                       78
  131   Renaissance Tech                               30/360             7          60                                          54
  132   Columbian Steel Tank Co.                       30/360             6          36                                          78
  133   Barbur Place Center                          Actual/360           4          28                                          89
  134   Samoan Sea Apartments                          30/360             7          36                                          78
  135   4759 51 Street Warehouse                     Actual/360           5          29                                          88
  136   20650 Prairie                                  30/360             6          36                                         138
  137   Sierra West Business Park                    Actual/360           9          36       78
  138   PetsMart-Sand City                             30/360             7          36                                          78
  139   Mesa Breeze Apartments                       Actual/360           8          48       69
  140   Palm Garden Apartments                         30/360             7          36                                          78
  141   Harvard Apartments                           Actual/360           6          48       69
  142   Safeworks Warehouse                          Actual/360           5          29                                          88
  143   Garden Brook Apartments                      Actual/360           6          30                                          87

------------------------------------------------------------------------------------------
                            Prepayment Code(13)
 Loan                                                                    Administrative
  No.   5.0%   4.5%   4.0%   3.5%   3.0%   2.5%    2.0%   1.0%   Open  Cost Rate (bps)(14)
------------------------------------------------------------------------------------------
  96                                                              6           5.85
  97                                                              3           12.5
  98                                                              3          11.65
  99                                                              6           5.85
  100                                                             6           5.85
  101                                                             6           5.85
  102                                                             6           5.85
  103                                                             3           0.95
  104                                                             6           5.85
  105                                                             6           5.85
  106                                                             6           5.85
  107                                                             6           5.85
  108                                                             3           12.5
  109                                                             6           5.85
  110                                                             6           5.85
  111                                                             6           5.85
  112          120            60            54                    6          10.65
  113                                                             6           5.85
  114                                                             6           5.85
  115                                                             3          11.65
  116                                                             6           5.85
  117                                                             6           5.85
  118                                                             6           5.85
  119                                                             6           5.85
  120                                                             6           5.85
  121                                                             6           5.85
  122                                                             3           12.5
  123                                                             6           5.85
  124                                                             6           5.85
  125                                                             3          10.65
  126                                                             3          11.65
  127                                                                        10.65
  128                                                             6           5.85
  129                                                             3          10.65
  130                                                             6           5.85
  131                                                             6           5.85
  132                                                             6           5.85
  133                                                             3           12.5
  134                                                             6           5.85
  135                                                             3           12.5
  136                                                             6           5.85
  137                                                             6           5.85
  138                                                             6           5.85
  139                                                             3           0.95
  140                                                             6           5.85
  141                                                             3           0.95
  142                                                             3           12.5
  143                                                             3           0.95

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Prepayment Code(13)
 Loan                                             Interest Accrual                 Lockout
  No.               Property Name(2)                   Method       Seasoning(12)  Period     YM1    YM    DEF/YM1    DEF/YM    DEF
------------------------------------------------------------------------------------------------------------------------------------
  144   Lynmarie Apartments                          Actual/360           6          30                                          87
  145   Storey Plastics Building                     Actual/360           7          36                                          78
  146   Casa de Jerado                               Actual/360           7          36                                          78
  147   Palm Central South                           Actual/360           7          36                                          78
  148   Barnes - 380 Tennant Ave (D)                 Actual/360           6          36                       78
  149   Barnes - 6550 Brem Lane (D)                  Actual/360           6          36                       78
  150   Barnes - Santa Cruz (D)                      Actual/360           6          36                       78
  151   Arctic Business Park III                     Actual/360           5          48                      186
  152   Savannah Gardens Apartments                  Actual/360           6          30                                          87
  153   Markison Vista                                 30/360             7          60                                          54
  154   London Press Building                          30/360             6          36                                         138
  155   Canal Park Apartments                        Actual/360           7          84                                         150
  156   Hayvenhurst Airport Business Park            Actual/360           8          36                                          78
  157   Bashas' Shopping Center                      Actual/360           9          36      198
  158   15th & 16th Street Warehouse                 Actual/360           5          29                                          88
  159   Raintree Apartments                          Actual/360           7          36                                          78
  160   Lindys Town Lake Apartments                  Actual/360           7          31                                          86
  161   Discount Mini Storage North                  Actual/360           8          60                                          57
  162   1207-15 Pearl Street Mall                    Actual/360           8          36                                          78
  163   Midway Park North                              30/360             7          60                                          54
  164   Winchester House Apartments                    30/360            36                          60
  165   740 W. Knox                                  Actual/360           6          60                                         114
  166   Normandie Apartments                           30/360            58                          36
  167   Oakmont Shopping Center                      Actual/360           7          36                       78
  168   Coral Place Pilgrim Building Shopping Center Actual/360           3          27                                          90
  169   1730 I Street                                Actual/360           5          36                                          78
  170   Western Digital Building                     Actual/360           6          36                       78
  171   Casa Alegre Apartments                         30/360             7          36                       78
  172   Rodeo Plaza                                    30/360             6          36                                          78
  173   Casa Del Sol North (E)                         30/360             6          36                                          78
  174   Casa Del Sol South (E)                         30/360             6          36                                          78
  175   Staples-Southington                            30/360             7          48      102
  176   55 th & Wadsworth Retail Center              Actual/360           7          36                                          78
  177   OMA Building                                 Actual/360           6          36       78
  178   Cleator Corp Buildings                       Actual/360           7          36                       78
  179   Hidden Village Apartments                      30/360             8          36      198
  180   Arctic Business Park II                      Actual/360           5          48                                         186
  181   Eckerd Drug Store No. 816R                     30/360             5          60                      174
  182   Willow Glen Mobile Home Park                 Actual/360           7          36       78
  183   940 E. Diehl Road                              30/360             5          36                       78
  184   Gateway Office Center                        Actual/360           5          36                                          78
  185   Laguna Hills Property                        Actual/360           5          36                       78
  186   Rancho Dominguez                             Actual/360           5          36                                          78
  187   The Hampton Apartments                       Actual/360           9          60      120
  188   Redwood Self Storage                         Actual/360           8          36                                          78
  189   Hewlett Packard Bldg.                        Actual/360           8          48       66
  190   Spenwick Industrial Park                       30/360             8          36       78
  191   Lancaster Medical Office Building              30/360             7          36                                         138

------------------------------------------------------------------------------------------
                            Prepayment Code(13)
 Loan                                                                    Administrative
  No.   5.0%   4.5%   4.0%   3.5%   3.0%   2.5%    2.0%   1.0%   Open  Cost Rate (bps)(14)
------------------------------------------------------------------------------------------
  144                                                             3           0.95
  145                                                             6           5.85
  146                                                             6           5.85
  147                                                             6           5.85
  148                                                             6           5.85
  149                                                             6           5.85
  150                                                             6           5.85
  151                                                             6           5.85
  152                                                             3          11.65
  153                                                             6           5.85
  154                                                             6           5.85
  155                                                             6           5.85
  156                                                             6           5.85
  157                                                             6           5.85
  158                                                             3           12.5
  159                                                             6           5.85
  160                                                             3           12.5
  161                                                             3           0.95
  162                                                             6           5.85
  163                                                             6           5.85
  164                                               12     6      6           0.95
  165                                                             6           5.85
  166    12            12            12                    9      3           0.95
  167                                                             6           5.85
  168                                                             3           12.5
  169                                                             6           12.5
  170                                                             6           5.85
  171                                                             6           5.85
  172                                                             6           5.85
  173                                                             6           5.85
  174                                                             6           5.85
  175                                                             6           5.85
  176                                                             6           5.85
  177                                                             6           5.85
  178                                                             6           5.85
  179                                                             6           5.85
  180                                                             6           5.85
  181                                                             6           5.85
  182                                                             6           5.85
  183                                                             6           5.85
  184                                                             6           5.85
  185                                                             6           5.85
  186                                                             6           5.85
  187                                                                        10.65
  188                                                             6           9.45
  189                                                             6           5.85
  190                                                             6           5.85
  191                                                             6           5.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Prepayment Code(13)
 Loan                                             Interest Accrual                 Lockout
  No.               Property Name(2)                   Method       Seasoning(12)  Period     YM1    YM    DEF/YM1    DEF/YM    DEF
------------------------------------------------------------------------------------------------------------------------------------
  192   Dorchester Gardens Apartments                  30/360            42                          60
  193   Safeway-Marlow Center                          30/360             9          36       78
  194   Keylock Mini Storage                         Actual/360           8          60                                          57
  195   53rd Court Warehouse                         Actual/360           5          29                                          88
  196   Stadium Court                                Actual/360           8          36       78
  197   Oakhurst Drive Apartments                    Actual/360           9          48       69
  198   4602 North Avenue                            Actual/360           8          36                                          78
  199   Cal Plate, Inc. Buildings                      30/360             7          84                                         150
  200   McKinley Business Center                     Actual/360           7          36                       78
  201   Rite Aid - Cleveland                           30/360             7          36       78
  202   77 Rumford Avenue Office Building            Actual/360           5          29                                          88
  203   Herndon/West Office II (F)                   Actual/360           7          36       78
  204   Herndon/West Office I (F)                    Actual/360           7          36       78
  205   Daisy I Apartments                           Actual/360           8          36                                          78
  206   Sunset East Apartments                       Actual/360           5          36                                          78
  207   Overlook Terrace Apts.                       Actual/360           6          36                       78
  208   2275 East Bayshore Road                      Actual/360           7          36                                          78
  209   Darant Industrial                              30/360             4          36                                         138
  210   354 S. La Fayette Park Place                   30/360             7          36                                          42
  211   22322 Gilberto                                 30/360             7          36                       78
  212   Parkview                                       30/360             7          60                                          54
  213   Las Olas Shopping Center                     Actual/360           3          27                                          90
  214   1841 Fuller Apartments                         30/360             5          36                      138
  215   Brighton Avenue Plaza Shopping Center        Actual/360           7          60       57
  216   Tiffany Building                             Actual/360           7          36                                          79
  217   Ballinger Trace Apts.                          30/360             9          60                                         114
  218   Freeway Industrial Center                      30/360             7          36                                          78
  219   Villa Monaco                                 Actual/360           7          36                       78
  220   Cheyenne Mountain Blockbuster                Actual/360           6          36                                          78
  221   Sunset Hill Apartments                       Actual/360           6          36                                          78
  222   Le Med Apartments                              30/360             4          36                                          78
  223   Kerner Automotive Center                     Actual/360           5          36       78
  224   Bachman Glen Apartments                      Actual/360           5          36                                          78
  225   Westview Plaza                               Actual/360           6          36                      138
  226   Fairmont Apartments                            30/360             8          36                                          78
  227   Commerce-Executive                             30/360             7          60                                          54
  228   St. Andrews Apartments                       Actual/360           7          36                                          78
  229   Dunbar Amored Building                       Actual/360           5          36                       78
  230   631 Giguere Court                            Actual/360           5          36                       78
  231   Woodfront Condominiums                       Actual/360           9          36       78
  232   Coral Shopping Center                        Actual/360           3          27                                          90
  233   Morally Wholesale                              30/360             7          36                                         102
  234   Emerald Court Apartments                       30/360             9          36       78
  235   1500 International Parkway                     30/360             7          60                                          54
  236   4801 W. 147th                                Actual/360           7          36      102
  237   7225 & 7235 Bermuda Road                       30/360             4          36                                         198
  238   150 North Gibson Road                          30/360             4          36                                         198
  239   San Carlos Apartments                        Actual/360           5          36                       78

------------------------------------------------------------------------------------------
                            Prepayment Code(13)
 Loan                                                                    Administrative
  No.   5.0%   4.5%   4.0%   3.5%   3.0%   2.5%    2.0%   1.0%   Open  Cost Rate (bps)(14)
------------------------------------------------------------------------------------------
  192                                               12     6      6           0.95
  193                                                             6           5.85
  194                                                             3           0.95
  195                                                             3           12.5
  196                                                             6           12.5
  197                                                             3           0.95
  198                                                             6           1.45
  199                                                             6           5.85
  200                                                             6           5.85
  201                                                             6           5.85
  202                                                             3           12.5
  203                                                             6           5.85
  204                                                             6           5.85
  205                                                             6           5.85
  206                                                             6           12.5
  207                                                             6           5.85
  208                                                             6           5.85
  209                                                             6           5.85
  210                                                             6           5.85
  211                                                             6           5.85
  212                                                             6           5.85
  213                                                             3           12.5
  214                                                             6           12.5
  215                                                             3           12.5
  216                                                             6           12.5
  217                                                             6           5.85
  218                                                             6           5.85
  219                                                             6           5.85
  220                                                             6           5.85
  221                                                             6           5.85
  222                                                             6           5.85
  223                                                             6           5.85
  224                                                             6           5.85
  225                                                             6           5.85
  226                                                             6           5.85
  227                                                             6           5.85
  228                                                             6           5.85
  229                                                             6           5.85
  230                                                             6           5.85
  231                                                             6           5.85
  232                                                             3           12.5
  233                                                             6           5.85
  234                                                             6           5.85
  235                                                             6           5.85
  236                                                             6           5.85
  237                                                             6           5.85
  238                                                             6           5.85
  239                                                             6           5.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Prepayment Code(13)
 Loan                                             Interest Accrual                 Lockout
  No.               Property Name(2)                   Method       Seasoning(12)  Period     YM1    YM    DEF/YM1    DEF/YM    DEF
------------------------------------------------------------------------------------------------------------------------------------
  240   Daisy III Apartments                         Actual/360           8          36                                          78
  241   Evergreen Garden Apts.                       Actual/360           5          36                       78
  242   Albermarle Center                            Actual/360           6          36                                          78
  243   The Village at Weber Ranch                   Actual/360           8          36                                          78
  244   U-Stor George Washington                     Actual/360           5          29                                          88
  245   1410 W. 10th Pl.                             Actual/360           7          36                                          78
  246   Memorial Hills Townhomes                       30/360             7          60       174
  247   Espalier Square                                30/360             5          60                      114
  248   Mission Plaza                                  30/360             7          60                                          54
  249   Huebner Road Office Buildings                  30/360             6          36                                          78
  250   Kickapoo Plaza Shopping Center               Actual/360           8          36       78
  251   Cascade Optical Buildings                      30/360             7          84                                         150
  252   The 3700 Building                            Actual/360           6          36                       78
  253   Daisy IV Apartments                          Actual/360           8          36                                          78
  254   2201 Sturgis                                   30/360             4          36                                         198
  255   Petal Street                                   30/360             7          60                                          54
  256   Thrifty Payless, Laguna Niguel (IV)          Actual/360          12          36       78
  257   Thrifty Payless, Bellflower (IV)             Actual/360          12          36       78
  258   Jam Pharmaceutical                           Actual/360           8          36                       78
  259   Sonora Court                                 Actual/360           7          60                                         174
  260   Parkway Square                                 30/360             7          60                                          54
  261   Glenbrook Place Apartments                     30/360             4          36                                          18
  262   4625 West Jennifer Avenue                    Actual/360           7          36       78
  263   Commercial Building West Lake Village          30/360             5          60                                         114
  264   South Park Apartments                        Actual/360           7          36                                          78
  265   Reseda Mobile Homes                            30/360             6          60                      114
  266   Murphy Avenue                                  30/360             7          36                       78
  267   10925 Kinross Avenue                           30/360             8          36       78
  268   4 Wrigley Street                               30/360             6          36                                          78
  269   9 Marconi Street                               30/360             7          36                                          78
  270   Westridge Commerce Center                    Actual/360           5          36                       78
  271   Centennial Green                               30/360             7          60                                          54
  272   Bowser Tech                                    30/360             7          60                                          54
  273   1720 Greenville Avenue                         30/360             7          60                                          54
  274   Taco Bell/ Scottsdale                          30/360             7          36                       42

        Total/Weighted Average                                           6.6        39.3

------------------------------------------------------------------------------------------
                            Prepayment Code(13)
 Loan                                                                    Administrative
  No.   5.0%   4.5%   4.0%   3.5%   3.0%   2.5%    2.0%   1.0%   Open  Cost Rate (bps)(14)
------------------------------------------------------------------------------------------
  240                                                             6           5.85
  241                                                             6           5.85
  242                                                             6           5.85
  243                                                             6           5.85
  244                                                             3           0.95
  245                                                             6           5.85
  246                                                             6           5.85
  247                                                             6           5.85
  248                                                             6           5.85
  249                                                             6           5.85
  250                                                             6           5.85
  251                                                             6           5.85
  252                                                             6           5.85
  253                                                             6           5.85
  254                                                             6           5.85
  255                                                             6           5.85
  256                                                             6           5.85
  257                                                             6           5.85
  258                                                             6           5.85
  259                                                             6           5.85
  260                                                             6           5.85
  261                                                             6           5.85
  262                                                             6           5.85
  263                                                             6           5.85
  264                                                             6           5.85
  265                                                             6           5.85
  266                                                             6           5.85
  267                                                             6           5.85
  268                                                             6           5.85
  269                                                             6           5.85
  270                                                             6           5.85
  271                                                             6           5.85
  272                                                             6           5.85
  273                                                             6           5.85
  274                                                             6           5.85

        Total/Weighted Average                                   4.8          5.80

APPENDIX II
ADDITIONAL INFORMATION REGARDING THE MULTIFAMILY MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------

 Loan                                                                                       Utilities            Cut-Off
  No.          Property Name                 City             County        State          Tenant Pays         Date Balance
---------------------------------------------------------------------------------------------------------------------------
   5    Galleria Palms Apartments         Tempe            Maricopa          AZ    Electricity, Cable T.V.      $28,874,586
   7    Dunwoody Club Apartments          Atlanta          Fulton            GA    Gas, Electric                $24,935,425
  14    Central Park Apartments           San Jose         Santa Clara       CA    Gas, Electric                $10,890,971
  18    International
        Residence-Austin (IRA)            Austin           Williamson        TX    Gas, Electric                $10,534,893
  20    La Veta Grand Apartments          Orange           Orange            CA    Electricity, Gas             $10,023,895
  23    Wimberly Park                     Duncanville      Dallas            TX    Gas, Electric                 $8,745,949
  27    International Residence
        San Antonio                       San Antonio      Bexar             TX    Gas, Electric                 $8,348,406
  29    Weatherly Walk                    Fayetteville     Fayette           GA    Gas, Electric                 $7,868,658
  39    Monterey Park II Apts.            Las Vegas        Clark             NV    Gas, Electric                 $6,475,013
  42    Crestview Apartments              West Lafayette   Tippecanoe        IN    Gas, Electric                 $6,096,683
  45    Casa Del Rey Apartments           Fresno           Fresno            CA    Gas, Electric                 $5,915,181
  54    1155 Jones Street                 San Francisco    San Francisco     CA    Gas, Electric                 $5,382,128
  55    Kramer - 6 Arcata Apartments      Arcata           Humboldt          CA    Gas,Electric,Water, Trash     $3,457,952
  56    Kramer - Eureka Apartments        Eureka           Humboldt          CA    Electricity, Gas              $1,505,903
  57    Kramer - Fields Landing           Fields Landing   Humboldt          CA    Electricity, Gas                $317,728
  58    Vista Oaks Apartment              Martinez         Contra Costa      CA    Gas, Electric                 $5,222,195
  62    Catalina Apartments               Studio City      Los Angeles       CA    Electricity, Gas              $4,978,762
  64    Hamilton House Apartments         Mayfield Heights Cuyahoga          OH    Electric                      $4,950,153
  65    Sacramento Place Apartments       Sacramento       Sacramento        CA    Gas, Electric                 $4,834,067
  67    Rudolph-Hendrickson
        Senior Apartments                 Rancho Cucamonga San Bernardino    CA    Electricity, Cable T.V.       $4,700,721
  68    Holborn Village Apartments        Madison          Dane              WI    Electricity, Gas, Cable T.V.  $4,637,145
  71    Beverly Hills Tower Apartments    Los Angeles      Los Angeles       CA    None                          $3,083,429
  72    Beverly Hills Regency Apartments  Los Angeles      Los Angeles       CA    Gas, Electricity              $1,398,587
  74    Windsor Court Apartments          Turlock          Stanislaus        CA    Electricity                   $4,464,735
  81    Conrad Villas Apts.               Spring Valley    San Diego         CA    Gas, Electric                 $3,821,586
  84    Enclave Apartments                Los Angeles      Los Angeles       CA    Gas, Electric                 $3,662,478
  96    Pacific Terrace Apartments        Midway City      Orange            CA    Gas, Electric{HUD Reimbursed} $3,344,725
  98    Brookside Villas Apartments       Reno             Washoe            NV    Electricity                   $3,322,620
  99    Castaic Apartments                Castaic          Los Angeles       CA    Gas, Electric                 $3,316,651
  100   La Habra Hills                    La Habra         Orange            CA    Gas, Electric                 $3,286,765
  103   Atherton Park Apartments          Taylorsville     Salt Lake County  UT    Gas, Electricity              $3,218,428
  106   Sierra Gardens                    Bellflower       Los Angeles       CA    Gas, Electric                 $3,163,108
  107   Shelter Creek Apartments          San Jose         Santa Clara       CA    Gas, Electric                 $3,149,946
  109   Veteran Plaza                     Los Angeles      Los Angeles       CA    Gas, Electric                 $2,986,411
  110   Rolling Hills Apartments          Torrance         Los Angeles       CA    Gas, Electric                 $2,984,265
  113   Orchard View Apartments           Tacoma           Pierce            WA    Gas, Electric                 $2,885,869
  115   Waterford Place Condominiums      Athens           Clarke            GA    Electricity, Water            $2,759,877
  116   Nimitz Point Apartments           San Diego        San Diego         CA    Gas, Electric                 $2,712,573
  119   Del Prado Apartments              Downey           Los Angeles       CA    Gas, Electric                 $2,684,418
  120   Concord Villas                    Riverside        Riverside         CA    Gas, Electric                 $2,684,173
  122   Colonial Arms Apartments          Center Township  Beaver            PA    Electricity                   $2,639,185
  123   Westport Apartments               Corcoran         Kings             CA    Gas, Electric                 $2,633,457
  125   Americana Palos Verdes Apartments Las Vegas        Clark County      NV    Electricity                   $2,490,437
  127   Brooktree Estates Apartments      Los Angeles      Los Angeles       CA    Electricity                   $2,483,094
  134   Samoan Sea Apartments             San Pedro        Los Angeles       CA    Gas, Electric                 $2,268,285
  139   Mesa Breeze Apartments            Costa Mesa       Orange County     CA    Electricity                   $2,136,648
  140   Palm Garden Apartments            West Hollywood   Los Angeles       CA    Gas, Electric                 $2,130,542
  141   Harvard Apartments                Los Angeles      Los Angeles       CA    Electricity, Gas              $2,109,935
  143   Garden Brook Apartments           Beaverton        Washington        OR    Electricity, Cable T.V.       $2,090,375
  144   Lynmarie Apartments               Beaverton        Washington        OR    Electricity                   $2,090,375
  146   Casa de Jerado                    Riverside        Riverside         CA    Gas, Electric                 $2,073,107
  147   Palm Central South                Riverside        Riverside         CA    Gas, Electric                 $2,073,107

-----------------------------------------------------
                       Rem. Term to Maturity
 Loan   Maturity Date         or ARD
  No.     or ARD(5)            (mos)         Elevator
-----------------------------------------------------
   5      10/1/08               116             No
   7      10/1/05               80              No
  14       6/1/08               112             No
  18
           6/1/08               112             No
  20       7/1/08               113             No
  23       6/1/08               112             No
  27
           6/1/08               112             No
  29       9/1/08               115             No
  39       9/1/08               115             No
  42      10/1/08               116             No
  45       9/1/08               115             No
  54      10/1/08               116             Yes
  55       7/1/18               233             No
  56       7/1/18               233             No
  57       7/1/18               233             No
  58       6/1/18               232             No
  62       8/1/08               114             Yes
  64       9/1/18               235             Yes
  65      10/1/08               116             No
  67
           7/1/08               113             Yes
  68      10/1/08               116             No
  71       2/1/08               108             Yes
  72       2/1/08               108             Yes
  74       4/1/08               110             No
  81       6/1/08               112             No
  84       7/1/08               113             Yes
  96       6/1/08               112             Yes
  98       8/1/08               114             No
  99       6/1/08               112             No
  100      9/1/08               115             Yes
  103      1/1/08               107             No
  106      7/1/08               113             No
  107      6/1/08               112             No
  109      9/1/08               115             Yes
  110      7/1/08               113             Yes
  113     10/1/13               176             No
  115      6/1/08               112             N/A
  116      6/1/08               112             Yes
  119      9/1/08               115             Yes
  120      7/1/08               113             No
  122      6/1/08               112             N/A
  123      6/1/08               112             No
  125      9/1/08               115             No
  127      5/1/09               123             No
  134      7/1/08               113             No
  139      6/1/08               112             No
  140      7/1/08               113             No
  141      8/1/08               114             Yes
  143      8/1/08               114             No
  144      8/1/08               114             No
  146      7/1/08               113             No
  147      7/1/08               113             No

APPENDIX II
ADDITIONAL INFORMATION REGARDING THE MULTIFAMILY MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------

 Loan                                                                                       Utilities            Cut-Off
  No.          Property Name                 City             County         State         Tenant Pays         Date Balance
---------------------------------------------------------------------------------------------------------------------------
  152   Savannah Gardens Apartments       Cincinnati       Hamilton           OH  Electricity                   $1,992,520
  155   Canal Park Apartments             Boise            Ada                ID  Gas, Electric                 $1,951,864
  159   Raintree Apartments               Muskogee         Muskogee           OK  Electric                      $1,884,642
  160   Lindys Town Lake Apartments       Austin           Travis             TX  Electricity                   $1,841,071
  164   Winchester House Apartments       Virgnia Gardens  Dade County        FL  Electricity                   $1,773,104
  166   Normandie Apartments              San Antonio      Bexar              TX  None                          $1,754,370
  171   Casa Alegre Apartments            Hawthorne        Los Angeles        CA  Gas, Electric                 $1,676,307
  173   Casa Del Sol North                Hawthorne        Los Angleles       CA  None                            $859,550
  174   Casa Del Sol South                Hawthorne        Los Angleles       CA  None                            $765,691
  179   Hidden Village Apartments         Phoenix          Maricopa           AZ  Gas, Electric                 $1,575,128
  187   The Hampton Apartments            West Hollywood   Los Angeles County CA  Electricity                   $1,490,358
  193   Dorchester Gardens Apartments     North Charleston Charleston County  SC  Electricity                   $1,429,195
  197   Oakhurst Drive Apartments         Beverly Hills    Los Angeles        CA  Electricity, Gas              $1,371,130
  205   Daisy I Apartments                Costa Mesa       Orange             CA  Gas, Electric                 $1,283,186
  206   Sunset East Apartments            Renton           King               WA  Gas, Electric                 $1,282,645
  207   Overlook Terrace Apts.            Edgewood         Pierce             WA  Gas, Electric                 $1,266,436
  210   354 S. La Fayette Park Place      Los Angeles      Los Angeles        CA  Gas, Electric                 $1,232,844
  214   1841 Fuller Apartments            Hollywood        Los Angeles        CA  Gas, Electric                 $1,195,082
  217   Ballinger Trace Apts.             Edmonds          Snohomish          WA  Gas, Electric, Water          $1,166,073
  219   Villa Monaco                      La Habra         Orange             CA  Gas, Electric                 $1,139,147
  221   Sunset Hill Apartments            Spokane          Spokane            WA  Gas, Electric                 $1,106,814
  222   Le Med Apartments                 Austin           Travis             TX  Electric                      $1,093,993
  224   Bachman Glen Apartments           Dallas           Dallas             TX  Gas, Electric                 $1,093,539
  226   Fairmont Apartments               Glendale         Los Angeles        CA  Gas, Electric                 $1,082,779
  228   St. Andrews Apartments            Tampa            Hillsborough       FL  Gas, Electric, Water          $1,074,760
  231   Woodfront Condominiums            Dallas           Dallas             TX  Gas, Electric                 $1,043,388
  234   Emerald Court Apartments          Enumclaw         King               WA  Gas, Electric                 $1,002,461
  239   San Carlos Apartments             Portland         Multnomah          OR  Gas, Electric                   $996,014
  240   Daisy III Apartments              Costa Mesa       Orange             CA  Gas, Electric                   $994,718
  241   Evergreen Garden Apts.            El Cajon         San Diego          CA  Gas, Electric                   $994,006
  246   Memorial Hills Townhomes          Houston          Harris             TX  Gas, Electric, Water            $986,647
  253   Daisy IV Apartments               Anaheim          Orange             CA  Gas, Electric                   $895,246
  261   Glenbrook Place Apartments        Garland          Dallas             TX  Gas, Electric                   $750,732
  264   South Park Apartments             Anaheim          Orange             CA  Gas, Electric                   $736,217

-----------------------------------------------------
                       Rem. Term to Maturity
 Loan   Maturity Date         or ARD
  No.     or ARD(5)            (mos)         Elevator
-----------------------------------------------------
  152      8/1/08               114             No
  155      7/1/18               233             No
  159      7/1/08               113             No
  160      7/1/08               113             No
  164      2/1/03               48              Yes
  166      4/1/01               26              No
  171      7/1/08               113             No
  173      8/1/08               114             No
  174      8/1/08               114             No
  179      6/1/18               232             No
  187      5/1/13               171             Yes
  193      8/1/02               42              No
  197      5/1/08               111             Yes
  205      6/1/08               112             No
  206      9/1/08               115             No
  207      8/1/08               114             No
  210      7/1/05               77              Yes
  214      9/1/13               175             Yes
  217      5/1/13               171             No
  219      7/1/08               113             No
  221      8/1/08               114             No
  222     10/1/08               116             No
  224      9/1/08               115             No
  226      6/1/08               112             No
  228      7/1/08               113             No
  231      5/1/08               111             No
  234      5/1/08               111             No
  239      9/1/08               115             Yes
  240      6/1/08               112             No
  241      9/1/08               115             No
  246      7/1/18               233             No
  253      6/1/08               112             No
  261     10/1/03               56              No
  264      7/1/08               113             No

APPENDIX II
ADDITIONAL INFORMATION REGARDING THE MULTIFAMILY MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                           Studios                              1 Bedrooms
                                                           -------                              ----------
  Loan                                                    Wtd. Avg.                              Wtd. Avg.
  No.              Property Name             # Units    Rent/Month      Range      # Units    Rent/Month       Range       # Units
------------------------------------------------------------------------------------------------------------------------------------
    5    Galleria Palms Apartments             N/A         N/A           N/A         224         $651       $599 - $880      296
    7    Dunwoody Club Apartments              N/A         N/A           N/A         242         $714       $675 -$ 775      226
   14    Central Park Apartments               N/A         N/A           N/A         N/A         N/A            N/A          161
   18    International Residence-Austin (IRA)  132         $415      $370 - $540     66          $506       $465 - $720      112
   20    La Veta Grand Apartments              N/A         N/A           N/A         N/A         N/A            N/A          208
   23    Wimberly Park                         N/A         N/A           N/A         224         $482       $415 - $590      216
   27    International Residence San Antonio   70          $345      $300 - $456     50          $476       $385 - $630      36
   28    Weatherly Walk                        N/A         N/A           N/A         54          $635       $615 - $655      100
   39    Monterey Park II Apts.                N/A         N/A           N/A         N/A         N/A            N/A          136
   42    Crestview Apartments                  143         $406      $210 - $455      2          $455       $400 - $510      72
   46    Casa Del Rey Apartments               N/A         N/A           N/A         63          $477       $430 - $510      181
   54    1155 Jones Street                     18         $1,188     $428 - $1,400   42         $1,734     $488 - $2,700     N/A
   55    Kramer - 6 Arcata Apartments          159         $395      $395 - $395     N/A         N/A            N/A          N/A
   56    Kramer - Eureka Apartments            N/A         N/A           N/A         16          425        $425 - $425      33
   57    Kramer - Fields Landing               N/A         N/A           N/A          6          $367       $350 - $375       4
   58    Vista Oaks Apartment                  N/A         N/A           N/A         57          $767       $660 - $920      51
   63    Catalina Apartments                    6          $745      $610 - $910     72          $908      $730 - $1,130     21
   64    Hamilton House Apartments              1          $499          N/A         216         $597       $538 - $601      182
   65    Sacramento Place Apartments           N/A         N/A           N/A         107         $501       $475 - $525      88
   67    Rudolph-Hendrickson Senior Apartments N/A         N/A           N/A         104         $490       $445 - $560      64
   69    Holborn Village Apartments            N/A         N/A           N/A         N/A         N/A            N/A          87
   71    Beverly Hills Tower Apartments        N/A         N/A           N/A         N/A         N/A            N/A          35
   72    Beverly Hills Regency Apartments      N/A         N/A           N/A          6         $1,432     $1,400 - $1,495   10
   74    Windsor Court Apartments               1          $400          $400        N/A         N/A            N/A          151
   81    Conrad Villas Apts.                   N/A         N/A           N/A         32          $560       $545 - $575      80
   84    Enclave Apartments                    30          $870      $800 - $925     41         $1,001     $900 - $1,225      4
   96    Pacific Terrace Apartments            N/A         N/A           N/A         97          $765       $765 - $765       1
   99    Brookside Villas Apartments           N/A         N/A           N/A         16          $473       $445 - $480      73
   98    Castaic Apartments                    N/A         N/A           N/A         24          $604       $600 - $615      48
  100    La Habra Hills                        20          $483      $475 - $550     48          $589       $525 - $650      55
  103    Atherton Park Apartments              N/A         N/A           N/A          2          $475           $475         142
  106    Sierra Gardens                        N/A         N/A           N/A         N/A         N/A            N/A          78
  107    Shelter Creek Apartments              N/A         N/A           N/A         74          $864      $702 - $1,075     50
  109    Veteran Plaza                         N/A         N/A           N/A         N/A         N/A            N/A          26
  110    Rolling Hills Apartments              N/A         N/A           N/A         59          $749       $650 - $775      30
  113    Orchard View Apartments               N/A         N/A           N/A         24          $439       $425 - $455      90
  115    Waterford Place Condominiums          N/A         N/A           N/A         N/A         N/A            N/A          N/A
  116    Nimitz Point Apartments                4          $467      $450 - $500     51          $593       $550 - $605       9
  119    Del Prado Apartments                  N/A         N/A           N/A         10          $722       $650 - $730      35
  120    Concord Villas                        N/A         N/A           N/A         N/A         N/A            N/A          53
  123    Colonial Arms Apartments              N/A         N/A           N/A         95          $416       $399 - $515      25
  122    Westport Apartments                   N/A         N/A           N/A         110         $440       $375 - $475      44
  126    Americana Palos Verdes Apartments      1          $475          $475        101         $458       $245 - $525      N/A
  127    Brooktree Estates Apartments          28          $425      $410 - $460     56          $529       $510 - $570      36
  134    Samoan Sea Apartments                 143         $428      $300 - $475      1          $550           $550          7
  139    Mesa Breeze Apartments                N/A         N/A           N/A         42          $630       $595 - $670      20
  140    Palm Garden Apartments                 3          $546      $495 - $597     33          $805       $613 - $937      16
  141    Harvard Apartments                    N/A         N/A           N/A         N/A         N/A            N/A          43
  146    Garden Brook Apartments               48          $446      $435 - $460     48          $498       $495 - $505      24
  147    Lynmarie Apartments                   12          $415      $400 - $430     58          $502       $457 - $530      72
  144    Casa de Jerado                        N/A         N/A           N/A         22          $431       $415 - $433      98
  145    Palm Central South                     9          $393      $390 - $395     45          $465       $445 - $478      50

------------------------------------------------------------------------------------------------------------------------------------
             2 Bedrooms                             3 Bedrooms                             4 Bedrooms                     Range
             ----------                             ----------                             ----------
  Loan       Wtd. Avg.                              Wtd. Avg.                              Wtd. Avg.                       for
  No.     Rent/Month       Range       # Units    Rent/Month       Range      # Units    Rent/Month     Range        Entire Property
------------------------------------------------------------------------------------------------------------------------------------
   5         $783       $604 - $865      48         $1,002     $935 - $1,275    N/A         N/A          N/A          $599 - $1,275
   7         $897       $870 - $955      64         $1,032     $935 - $1,185    N/A         N/A          N/A          $675 - $1,185
   14       $1,150     $945 - $1,242     25         $1,502     $1,377 - $1,595  N/A         N/A          N/A          $945 - $1,595
   18        $679       $635 - $885      200         $775      $685 - $1,114    N/A         N/A          N/A          $370 - $1,114
   20        $813       $740 - $900      42         $1,061     $1,000 - $1,125  N/A         N/A          N/A          $745 - $1,125
   23        $626      $530 - $1,000     N/A         N/A            N/A         N/A         N/A          N/A          $415 - $1,000
   27        $671       $610 - $922      192         $751      $585 - $1,200    N/A         N/A          N/A          $300 - $1,200
   28        $720       $675 - $765      40          $834       $800 - $860     N/A         N/A          N/A           $615 - $860
   39        $708       $675 - $735      N/A         N/A            N/A         N/A         N/A          N/A           $675 - $735
   42        $605       $485 - $750      N/A         N/A            N/A         N/A         N/A          N/A           $210 - $750
   46        $542       $480 - $725      N/A         N/A            N/A         N/A         N/A          N/A           $430 - $725
   54         N/A           N/A          N/A         N/A            N/A         N/A         N/A          N/A          $428 - $2,700
   55         N/A           N/A          N/A         N/A            N/A         N/A         N/A          N/A              $395
   56        $564       $550 - $595      N/A         N/A            N/A         N/A         N/A          N/A           $425 - $595
   57        $474       $425 - $525       1          $575       $575 - $575     N/A         N/A          N/A           $350 - $575
   58        $892       $810 - $995      N/A         N/A            N/A         N/A         N/A          N/A           $660 - $995
   63       $1,126     $1,030 - $1,305   N/A         N/A            N/A         N/A         N/A          N/A          $610 - $1,305
   64        $701       $689 - $730      N/A         N/A            N/A         N/A         N/A          N/A           $499 - $730
   65        $605       $575 - $635      N/A         N/A            N/A         N/A         N/A          N/A           $475 - $635
   67        $590       $530 - $630      N/A         N/A            N/A         N/A         N/A          N/A           $445 - $630
   69        $831      $435 - $1,500     N/A         N/A            N/A         N/A         N/A          N/A          $435 - $1,500
   71       $1,247     $1,125 - $1,495   N/A         N/A            N/A         N/A         N/A          N/A         $1,125 - $1,495
   72       $1,166     $1,125 - $1,200   N/A         N/A            N/A         N/A         N/A          N/A         $1,125 - $1,495
   74        $470       $425 - $525      41          $535       $425 - $575     N/A         N/A          N/A           $400 - $575
   81        $665       $635 - $675      N/A         N/A            N/A         N/A         N/A          N/A           $545 - $675
   84       $1,351     $1,300 - $1,430   N/A         N/A            N/A         N/A         N/A          N/A          $800 - $1,430
   96        $765           $765         N/A         N/A            N/A         N/A         N/A          N/A              $765
   99        $563       $480 - $580      24          $678       $660 - $685     N/A         N/A          N/A           $445 - $685
   98        $700       $500 - $715      12          $804       $800 - $815     N/A         N/A          N/A           $600 - $815
  100        $692       $580 - $710      14          $885       $825 - $895     N/A         N/A          N/A           $475 - $895
  103        $558       $540 - $650      N/A         N/A            N/A         N/A         N/A          N/A           $475 - $650
  106        $697       $685 - $740      18          $895       $895 - $895     N/A         N/A          N/A           $685 - $895
  107       $1,036     $826 - $1,157     N/A         N/A            N/A         N/A         N/A          N/A          $702 - $1,157
  109       $1,663     $1,500 - $2,050    1         $3,575        $3,575        N/A         N/A          N/A         $1,500 - $3,575
  110        $866       $725 - $900      18          $965      $825 - $1,000    N/A         N/A          N/A          $650 - $1,000
  113        $539       $510 - $565       6          $742       $720 - $760     N/A         N/A          N/A           $425 - $760
  115         N/A           N/A          N/A         N/A            N/A         36         $1,100   $1,060 - $1,100  $1,060 - $1,100
  116        $749       $695 - $815      N/A         N/A            N/A         N/A         N/A          N/A           $450 - $815
  119        $833       $790 - $850      11          $969      $850 - $1,050    N/A         N/A          N/A          $650 - $1,050
  120        $648       $625 - $700      17          $764       $750 - $775     N/A         N/A          N/A           $625 - $775
  123        $514       $479 - $549      N/A         N/A            N/A         N/A         N/A          N/A           $399 - $549
  122        $506       $375 - $525      36          $592       $550 - $595     N/A         N/A          N/A           $375 - $595
  126         N/A           N/A          N/A         N/A            N/A         N/A         N/A          N/A           $245 - $525
  127        $664       $625 - $750      N/A         N/A            N/A         N/A         N/A          N/A           $410 - $750
  134        $738       $725 - $775      N/A         N/A            N/A         N/A         N/A          N/A           $300 - $775
  139        $832       $795 - $865      N/A         N/A            N/A         N/A         N/A          N/A           $595 - $865
  140       $1,079     $751 - $1,500     N/A         N/A            N/A         N/A         N/A          N/A          $494 - $1,500
  141        $953      $900 - $1,100     N/A         N/A            N/A         N/A         N/A          N/A          $900 - $1,100
  146        $603       $600 - $610      N/A         N/A            N/A         N/A         N/A          N/A           $435 - $610
  147        $583       $500 - $590      28          $636       $630 - $800     N/A         N/A          N/A           $400 - $800
  144        $486       $475 - $503      N/A         N/A            N/A         N/A         N/A          N/A           $415 - $503
  145        $536       $478 - $545      10          $627       $598 - $645     N/A         N/A          N/A           $390 - $645

APPENDIX II
ADDITIONAL INFORMATION REGARDING THE MULTIFAMILY MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------------
                                                           Studios                              1 Bedrooms
                                                           -------                              ----------
  Loan                                                    Wtd. Avg.                              Wtd. Avg.
  No.              Property Name             # Units    Rent/Month      Range      # Units    Rent/Month       Range       # Units
-----------------------------------------------------------------------------------------------------------------------------------
  155    Savannah Gardens Apartments           N/A         N/A           N/A         48          $360       $345 - $375      72
  154    Canal Park Apartments                 24          $388      $385 - $435     44          $449       $435 - $475       4
  159    Raintree Apartments                   N/A         N/A           N/A         80          $297       $275 - $300      64
  160    Lindys Town Lake Apartments           29          $406      $385 - $435     17          $470       $450 - $495      48
  164    Winchester House Apartments           N/A         N/A           N/A         24          $495       $490 - $495      52
  166    Normandie Apartments                  N/A         N/A           N/A         21          $467       $470 - $490      72
  171    Casa Alegre Apartments                14          $447      $380 - $485     58          $555       $540 - $595       4
  173    Casa Del Sol North                     4          405       $400 - $410     34          558        $495 - $600       4
  174    Casa Del Sol South                     1          360       $360 - $360     42          525        $500 - $550       6
  179    Hidden Village Apartments             N/A         N/A           N/A         32          $417       $360 - $425      97
  187    The Hampton Apartments                 3          $433      $399 - $450     27          $560        $320- $678      12
  193    Dorchester Gardens Apartments         N/A         N/A           N/A         48          $358       $340 - $375      54
  197    Oakhurst Drive Apartments             N/A         N/A           N/A          4         $1,306     $1,275 - $1,350    8
  206    Daisy I Apartments                    N/A         N/A           N/A          3          $638       $608 - $675      22
  205    Sunset East Apartments                N/A         N/A           N/A         N/A         N/A            N/A          40
  207    Overlook Terrace Apts.                N/A         N/A           N/A         24          $439       $400 - $475      24
  210    354 S. La Fayette Park Place          N/A         N/A           N/A         35          $536       $500 - $600       6
  214    1841 Fuller Apartments                N/A         N/A           N/A         12          $783       $475 - $875      15
  217    Ballinger Trace Apts.                 N/A         N/A           N/A         N/A         N/A            N/A          26
  219    Villa Monaco                          N/A         N/A           N/A         15          $569       $550 - $580      25
  221    Sunset Hill Apartments                N/A         N/A           N/A         22          $348       $300 - $360      35
  222    Le Med Apartments                     N/A         N/A           N/A         68          $475       $475 - $475      20
  224    Bachman Glen Apartments               N/A         N/A           N/A         28          $419       $375 - $470      48
  226    Fairmont Apartments                   N/A         N/A           N/A         39          $541       $515 - $600       3
  228    St. Andrews Apartments                N/A         N/A           N/A         N/A         N/A            N/A          36
  231    Woodfront Condominiums                 2          $355      $355 - $355     37          $461       $455 - $475      10
  234    Emerald Court Apartments              N/A         N/A           N/A          4          $595       $590 - $600      24
  239    San Carlos Apartments                 21          $476      $445 - $525     13          $628       $595 - $685       4
  242    Daisy III Apartments                  N/A         N/A           N/A          1          $665           $665         20
  240    Evergreen Garden Apts.                N/A         N/A           N/A         52          $445           $445         16
  247    Memorial Hills Townhomes              N/A         N/A           N/A         N/A         N/A            N/A          40
  256    Daisy IV Apartments                   N/A         N/A           N/A          1          $650           $650         18
  261    Glenbrook Place Apartments            N/A         N/A           N/A         17          $418       $410 - $430      67
  265    South Park Apartments                 N/A         N/A           N/A          6          $563       $550 - $575      15

-----------------------------------------------------------------------------------------------------------------------------------
            2 Bedrooms                             3 Bedrooms                             4 Bedrooms                     Range
            ----------                             ----------                             ----------
  Loan      Wtd. Avg.                              Wtd. Avg.                              Wtd. Avg.                       for
  No.    Rent/Month       Range       # Units    Rent/Month       Range      # Units    Rent/Month       Range      Entire Property
-----------------------------------------------------------------------------------------------------------------------------------
  155       $447       $430 - $460      N/A         N/A            N/A         N/A         N/A            N/A         $345 - $460
  154       $505       $495 - $535      N/A         N/A            N/A         N/A         N/A            N/A         $385 - $535
  159       $357       $300 - $365      N/A         N/A            N/A         N/A         N/A            N/A         $275 - $365
  160       $571       $475 - $625       8          $758       $695 - $795     N/A         N/A            N/A         $385 - $795
  164       $585       $500 - $635      N/A         N/A            N/A         N/A         N/A            N/A         $490 - $635
  166       $613       $610 - $650      16          $753       $675 - $790     N/A         N/A            N/A         $470 - $790
  171       $758       $750 - $765      N/A         N/A            N/A         N/A         N/A            N/A         $380 - $765
  173        750       $750 - $750      N/A         N/A            N/A         N/A         N/A            N/A         $400 - $750
  174        675       $625 - $725      N/A         N/A            N/A         N/A         N/A            N/A         $360 - $725
  179       $520       $486 - $527       1          $709          $709         N/A         N/A            N/A         $360 - $709
  187       $780       $633 - $887      N/A         N/A            N/A         N/A         N/A            N/A         $399 - $887
  193       $415       $400 - $435      12          $508       $495 - $525     N/A         N/A            N/A         $340 - $525
  197      $1,634     $1,500 - $1,750   N/A         N/A            N/A         N/A         N/A            N/A       $1,275 - $1,750
  206       $794       $740 - $855       1          $935          $935         N/A         N/A            N/A         $608 - $935
  205       $658       $500 - $675      N/A         N/A            N/A         N/A         N/A            N/A         $500 - $675
  207       $550       $525 - $575      N/A         N/A            N/A         N/A         N/A            N/A         $400 - $575
  210       $655       $400 - $750      N/A         N/A            N/A         N/A         N/A            N/A         $500 - $750
  214      $1,153     $970 - $1,400     N/A         N/A            N/A         N/A         N/A            N/A        $475 - $1,400
  217       $873      $795 - $1,010      1         $1,060        $1,060        N/A         N/A            N/A        $795 - $1,060
  219       $666       $655 - $675      N/A         N/A            N/A         N/A         N/A            N/A         $550 - $675
  221       $413       $390 - $420      N/A         N/A            N/A         N/A         N/A            N/A         $300 - $420
  222       $660       $660 - $660      N/A         N/A            N/A         N/A         N/A            N/A         $475 - $660
  224       $531       $440 - $676      N/A         N/A            N/A         N/A         N/A            N/A         $375 - $676
  226       $838       $690 - $985      N/A         N/A            N/A         N/A         N/A            N/A         $515 - $985
  228       $620       $504 - $640      N/A         N/A            N/A         N/A         N/A            N/A         $504 - $640
  231       $575       $575 - $575      N/A         N/A            N/A         N/A         N/A            N/A         $355 - $575
  234       $650       $650 - $650      N/A         N/A            N/A         N/A         N/A            N/A         $590 - $650
  239       $858       $830 - $895      N/A         N/A            N/A         N/A         N/A            N/A         $445 - $895
  242       $786       $730 - $840       1          $875          $875         N/A         N/A            N/A         $665 - $875
  240       $550           $550         N/A         N/A            N/A         N/A         N/A            N/A         $445 - $550
  247       $581       $525 - $615      N/A         N/A            N/A         N/A         N/A            N/A         $525 - $615
  256       $744       $725 - $780       1          $870          $870         N/A         N/A            N/A         $650 - $870
  261       $527       $500 - $550       4          $665       $655 - $675     N/A         N/A            N/A         $410 - $675
  265       $689       $675 - $695      N/A         N/A            N/A         N/A         N/A            N/A         $550 - $695

      Footnotes to Appendix II

(1) "WF" and "MS" denote Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Inc., respectively, as Sellers.

(2) Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. For the purposes of the Prospectus Supplement, the latter are treated as if they were multiple loans that are cross-collateralized and cross-defaulted.

      Loan No. 3, The Mission Valley Hilton, serves as additional collateral for Loan No. 4, the Hanalei Hotel. The Hanalei Hotel does not serve as additional collateral for the Mission Valley Hilton. This additional collateral feature of the Hanalei Hotel Loan may be released when the Hanalei Hotel Property achieves a certain minimum DSCR on a stand-alone basis. The Mission Valley Hilton borrower has requested release of the additional collateral provision based on the recent financial performance of the Hanalei Hotel Property.

      Loan Nos. 10-14, the "Ward Portfolio", contain provisions that permit the borrower to obtain release of portfolio properties from the mortgage lien after the applicable Lock-out period, provided 125% of the property allocated balance is defeased or prepaid (with any applicable yield maintenance premium), and the underwritten NOI of the remaining properties subject to the mortgage lien at the time of the release is greater than or equal to the underwritten 1997 NOI.

(3) The Cut-Off Date Balance reported for Loan No. 17, North Los Altos Shopping Center, represents the total balance of two promissory notes secured by mortgages on a shopping center and a related "pad" building.

      Loan No. 21, 1 Lombard Street & 150 Greenwich St., permits the borrower to incur additional, subordinate property-secured financing from a third-party lender, provided a combined maximum 65% LTV ratio and a minimum combined 1.55x DSCR, are maintained.

      Loan Nos. 125, 127, and 187, Americana Palos Verdes Apartments, Brooktree Estates Apartments, and The Hampton Apartments, permit the related borrowers to incure additional, subordinate property-secured financing from a third-party lender, provided combined maximum 70% LTV ratios and minimum combined 1.30x DSCRs are maintained.

(4) Certain ratios including Cut-Off Date Balance / Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted. For the purposes of the statistical information set forth in this Prospectus Supplement, as to such multiple property loans, a portion of the aggregate Cut-Off Date Balance has been allocated to each property, generally based on relative appraised value or Underwritable Cash Flow. For purposes of information contained within the Prospectus Supplement, Balloon Loans are defined as having a balance at maturity totaling 10% or more of the related Mortgage Loans's original principal balance.

(5) "ARD" indicates the Anticipated Repayment Date for hyper-amortizing Mortgage Loans. Loan No. 1, Golf Mill Shopping Center, and Loan No. 5, Galleria Palms Apartments, are the only hyper-amortizing Mortgage Loans in the Mortgage Pool.

(6) The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance will be longer.

      Footnotes to Appendix II

(7) The year indicated is the later of the property's construction date or date of renovation.

(8) Loan No. 6, 55 Hawthorne & 631 Howard, requires monthly payments of interest only until its maturity on August 1,2003. In addition, the lender maintains a $2,500,000 holdback, a portion of which may be applied to the outstanding principal balance on June 1, 1999, should the borrower fail to meet certain leasing thresholds. Any related principal reduction is subject to a yield maintenance premium charge, and will trigger re-amortization for the remaining loan term. Please see Appendix III, the "Significant Loan Summaries" for further information.

(9) In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the immediately preceding twelve month period.

(10) "Largest Tenant" refers to the tenant that represents the greatest percentage, equal to, or in excess of 20%, of the total square footage at the subject

(11) The replacement reserves indicated by a "yes" may be one-time collections, or on-going. In certain instances, the replacement reserves may be capped at certain amounts, collected only for certain periods of the Mortgage Loan terms, or may not be replenished after a release of funds.

(12) "Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment or due date to the Cut-Off Date.

(13) Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance and ("YM1")represents the greater of yield maintenance or one percent of the outstanding principal balance at such time, respectively. "DEF/YM1" is an option for the borrower to choose defeasance or the greater of yield maintenance or one percent of the outstanding principal balance. DEF/YM is an option for the borrower to choose defeasance or yield maintenance. The stated percentages represent Percentage Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the number set forth under a category of prepayment provision represents the number of months in the original term to maturity for which such provision applies. Loan No. 112, Rimrock Plaza Shopping Center, permits prepayment of up to 10% of the original loan balance in any loan year without a Prepayment Premium.

(14) The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest calculation methodology (i.e., actual/360) applicable to each Mortgage Loan.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

Loan No. 1 - Golf Mill Shopping Center Loan and Property

---------------------------------------------------------------------------------------
Cut-Off Date Balance:     $41,232,654          Balance at ARD:              $34,588,117
Loan Type:                Principal and        Property Type:               Retail
                          Interest;
                          Hyper-amortizing     Location:                    Niles, IL
                          Balloon              Year Built/Renovated:        1958/1998
Origination Date:         6/23/1998            Square Feet:                 750,682
Anticipated Repayment                          Cut-Off Date Balance/SF:     $55
Date ("ARD"):             7/1/2008
Maturity Date:            7/1/2025             Appraised Value:             $56,000,000
Mortgage Rate:            7.010%               Cut-Off Date LTV:            73.6%
Annual Debt Service:      $3,428,565           Balloon LTV:                 61.8%
DSCR:                     1.43x                Percent Leased:              86.9%
Underwritten Cash Flow:   $4,886,425           Percent Leased as of
                                               Date:                        2/1/1999
---------------------------------------------------------------------------------------

The Loan

      The Golf Mill Shopping Center Loan (the "Golf Mill Loan") is secured by a first mortgage on 750,682 square feet (including Target and Kohl's, whose improvements are owned by their respective tenants, but are constructed on land owned by the borrower) of a 963,724 square foot enclosed regional mall located in Niles, Illinois (the "Golf Mill Property"). The Golf Mill Loan was originated by MSMC on June 23, 1998.

      The Borrower. The borrower is Milwaukee Golf Development Company, LLC, an Illinois limited liability company (the "Golf Mill Borrower"). The Golf Mill Borrower is a special purpose entity.

      Security. The Golf Mill Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Golf Mill Financing Documents"). The mortgage is a first lien on the Golf Mill Borrower's fee interest in the Golf Mill Property. In the event that underwritable cash flow (as defined in the Golf Mill Financing Documents) at the Golf Mill Property equals or exceeds $5,200,000 for any six-month period, the Golf Mill Borrower is entitled to require the lender to release the lien of the mortgage on the Circuit City store (approximately 32,279 square feet). The Golf Mill Loan is non-recourse to the Golf Mill Borrower, subject to certain limited exceptions.

      Anchors. The anchor stores at the Golf Mill Property are JCPenney, Target and Kohl's. Certain easement agreements established the rights and obligations of the anchor stores and the Golf Mill Borrower. A 213,042 square foot Sears store also anchors the shopping mall, but is not part of the collateral for the loan.

      Payment Terms. The Mortgage Rate is fixed at 7.010% per annum until the anticipated repayment date of July 1, 2008 (the "Anticipated Repayment Date"). The Golf Mill Loan requires monthly payments of principal and interest of $285,713.79 until the Anticipated Repayment Date, following which, unless the Golf Mill Loan is paid off in full, the Mortgage Rate will increase to the greater of (i) the initial interest rate plus five percentage points (5.00%), or
(ii) the applicable Treasury Rate plus five percentage points (5.00%). Upon the Anticipated Repayment Date, Excess Cash Flow (as defined in the Golf Mill Financing Documents and which is generally cash flow from the operations of the Golf Mill Property in excess of principal, interest, operating expenses, escrows and reserves) will be applied to the outstanding principal balance. There is a lockbox in place. The Golf Mill Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.


                                     III-1

      Prepayment/Defeasance. Voluntary prepayment is prohibited until ninety
(90) days prior to the Anticipated Repayment Date. However, the Golf Mill Borrower may defease the Golf Mill Loan with United States Treasury securities, in whole, but not in part, at any time after two (2) years following issuance of the Certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Golf Mill Financing Documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.

      Late Fees and Default Interest. There is a 5% late fee on overdue installments, and the Golf Mill Loan accrues interest at the mortgage rate plus 5% per annum while the Golf Mill Loan is in default.

      Transfer of Property or Interest in Borrower. The Golf Mill Loan provides that it will become immediately due and payable upon the transfer of the Golf Mill Property or any ownership interest in the Golf Mill Borrower, except in connection with any of the following permitted transfers.

      Upon the payment of an assumption fee in an amount equal to 0.15% of the original principal amount of the Golf Mill Loan, the Golf Mill Financing Documents permit the Golf Mill Borrower to transfer the Golf Mill Property, subject to the Golf Mill Financing Documents (with a full release of the obligations of the transferor under the Golf Mill Loan). Such transfers are permitted only upon the satisfaction of certain conditions specified in the Golf Mill Financing Documents, including confirmation from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. In addition, the proposed transferee must reasonably satisfy the lender's underwriting standards with respect to organization structure, and the lender may require a non-consolidation opinion with respect to the proposed transferee.

      The Golf Mill Financing Documents permit transfer of ownership interests in the Golf Mill Borrower with the consent of the lender, provided certain conditions specified in the Golf Mill Financing Documents are satisfied, including confirmation from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. In addition, the lender may require the proposed transferee to provide a non-consolidation opinion, and all such transfers must not result in a transfer of 49% or more of the ownership interests in the Golf Mill Borrower.

      Escrow/Reserves. The Golf Mill Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due. The Golf Mill Financing Documents also require the Golf Mill Borrower to fund an escrow for capital expenditures monthly in the amount of $16,771. In addition, there is a $5,000,000 letter of credit in favor of the lender and a cash interest reserve account, with an initial balance of $1,000,000, that may be applied to payment of monthly debt service as provided in the Golf Mill Financing Documents. If underwritable cash flow (as defined in the Golf Mill Financing Documents) exceeds $4,990,375 for any six consecutive months prior to May 31, 2001, then the letter of credit and any balance in the interest reserve account must be released to the Golf Mill Borrower. If underwritable cash flow does not exceed $4,990,375 for six consecutive months by May 31, 2001, then the Golf Mill Borrower must deposit the amount calculated according to the Golf Mill Financing Documents into a rollover expenditure reserve account that may be used for capital expenditures or leasing costs. Upon funding of this account, the letter of credit and any balance in the interest reserve account must be released to the Golf Mill Borrower.

      Subordinate/Other Debt. Subordinate indebtedness and encumbrances are prohibited by the Golf Mill Financing Documents.

The Property

      The Golf Mill Property consists of 750,682 square feet of a 963,724 square foot enclosed regional mall located in Niles, Illinois. As of February 1, 1999, the Golf Mill Property was 86.9% leased to 100 tenants. The Golf Mill Property is situated along a commercial section of Niles, approximately 15 miles northwest of the Chicago central business district.


                                     III-2

      As of February 1, 1999, approximately 57% of the space was rented by the following national or regional tenants: JCPenney (24.6%), Target (13.7%), Kohl's (10.1%), Butera's (4.6%) and Circuit City (4.3%). Contractual lease expirations during the loan term for all tenants are as follows: 17,468 square feet (2.3%) in 1999 or earlier, 67,356 square feet (9%) in 2000, 189,040 square feet (27%) in 2001, 13,957 square feet (2%) in 2002, 15,886 square feet (2%) in 2003, 6,081 square feet (1%) in 2004, 44,006 square feet (6%) in 2005, 24,974 square feet (4%) in 2006, 22,031 square feet (3%) in 2007, and 234,823 square feet (33%) in or after 2008. As of August 12, 1998, the average in-line base rental for the Golf Mill Property was $21.86 per square foot.

Management

      General Growth Management, Inc., a subsidiary of General Growth Properties ("GGP"), is the manager of the Golf Mill Property. As of December 31, 1997, GGP, whose shares are traded on the New York Stock Exchange, reportedly had ownership interests in, or management responsibility for, 119 regional shopping centers totaling more than 93,000,000 square feet of retail space in 38 states.


                                     III-3

Loan No. 2 - Silvertree Hotel and Wildwood Lodge Loan and Property

---------------------------------------------------------------------------------------
Cut-Off Date Balance:     $34,704,501          Property Type:               Hospitality
Loan Type:                Principal and        Location:                    Snowmass
                          Interest;                                         Village, CO
                          Balloon
Origination Date:         5/12/1998            Year Built/Renovated:        1968/1992
                                               Rooms:                       410
                                               Cut-Off Date
Maturity Date:            6/1/2008             Balance/Rm.:                 $84,645
Mortgage Rate:            7.390%               Appraised Value:             $54,200,000
Annual Debt Service:      $3,073,774           Cut-Off Date LTV:            64.0%
DSCR:                     1.59x                Balloon LTV:                 52.3%
Underwritten Cash Flow:   $4,886,890           Average Occupancy:           57.8%
                                               Occupancy  for 12 months
Balance at Maturity:      $28,340,948          ending:                      3/31/1998
---------------------------------------------------------------------------------------

The Loan

      The Silvertree Hotel and Wildwood Lodge Loan (the "Silvertree and Wildwood Loan") is secured by a first mortgage on two resort hotels in Snowmass, Colorado that are jointly operated and managed as a single entity (the "Silvertree and Wildwood Property"). The Silvertree and Wildwood Loan was originated by MSMC on May 12, 1998.

      The Borrower. The borrower is Silvertree Hotel of Snowmass L.P., a Minnesota limited partnership (the "Silvertree and Wildwood Borrower"). The general partner of the Silvertree and Wildwood Borrower is Silvertree Hotel, Inc., a Minnesota corporation. Rodney P. Burwell is Chairman and Chief Executive Officer of Silvertree Hotel, Inc. The Silvertree and Wildwood Borrower is a special purpose entity.

      Security. The Silvertree and Wildwood Loan is secured by a Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Silvertree and Wildwood Financing Documents"). The mortgage is a first lien on the Silvertree and Wildwood Borrower's fee interest in the Silvertree and Wildwood Property. The Silvertree and Wildwood Loan is non-recourse to the Silvertree and Wildwood Borrower, subject to certain limited exceptions.

      Payment Terms. The Mortgage Rate is fixed at 7.390% per annum. The Silvertree and Wildwood Loan requires monthly payments of principal and interest of $256,147.85 until its maturity on June 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due, except that each payment that is due in February of each Loan Year (as defined in the Silvertree and Wildwood Financing Documents) must be accompanied by an early payment of the required principal and interest payments for the immediately following March and April. The loan servicer will retain such prepaid monthly payments until the appropriate month for their distribution. The Silvertree and Wildwood Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment/Defeasance. Voluntary prepayment is prohibited until ninety
(90) days prior to the Maturity Date. However, the Silvertree and Wildwood Borrower may defease the Silvertree and Wildwood Loan with United States Treasury securities, in whole, but not in part, at any time after three (3) years following the issuance of the Certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Silvertree and Wildwood Financing Documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.

      Late Fees and Default Interest. There is a 5% late fee on overdue installments, and the Silvertree and Wildwood Loan accrues interest at the mortgage rate plus 5% per annum while the Silvertree and Wildwood Loan is in default.


                                     III-4

      Transfer of Property or Interest in Borrower. The Silvertree and Wildwood Loan provides that it will become immediately due and payable upon the transfer of the Silvertree and Wildwood Property or any ownership interest in the Silvertree and Wildwood Borrower, except in connection with any of the following permitted transfers.

      Upon the payment of an assumption fee in an amount equal to 0.5% of the then current principal balance of the Silvertree and Wildwood Loan, the Silvertree and Wildwood Financing Documents permit a one-time transfer of the Silvertree and Wildwood Property, subject to the Silvertree and Wildwood Financing Documents with such modifications as the lender may require (with a full release of the obligations of the transferor under the Silvertree and Wildwood Loan). Such transfers are permitted only upon the satisfaction of certain conditions specified in the Silvertree and Wildwood Financing Documents, including confirmation from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. In addition, the proposed transferee must reasonably satisfy the lender's underwriting standards with respect to organization structure, and the lender may require a non-consolidation opinion with respect to the proposed transferee.

      The Silvertree and Wildwood Financing Documents permit Rodney P. Burwell to transfer ownership interests in the Silvertree and Wildwood Borrower to members of his family or to trusts primarily for their benefit, provided that he retains at least a fifty-one percent (51%) ownership interest in the Silvertree and Wildwood Borrower during his lifetime.

      Escrow/Reserves. The Silvertree and Wildwood Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due. The Silvertree and Wildwood Financing Documents also require the Silvertree and Wildwood Borrower to fund an escrow for capital expenditures monthly in the amount of $53,846. Such monthly contribution to the capital expenditure reserve account may be adjusted at the lender's discretion to address the capital needs of the Silvertree and Wildwood Property. In addition, there is a $750,000 irrevocable letter of credit in favor of the lender that may be applied to the payment of monthly debt service as provided in the Silvertree and Wildwood Financing Documents.

      Subordinate/Other Debt. Subordinate indebtedness and encumbrances are prohibited by the Silvertree and Wildwood Financing Documents.

The Property

      The Silvertree and Wildwood Property consists primarily of two resort hotels, the Silvertree Hotel and the Wildwood Lodge, which are adjacent to the Snowmass Conference Center, in Snowmass Village, Colorado, approximately ten miles from Aspen.


                                     III-5

      The two hotels have a combined total of 410 rooms, and are jointly operated and managed as a single property. The hotels are not affiliated with any national hotel or lodging chain. The Silvertree and Wildwood Property also includes 17,484 square feet of retail space and a 4,200 square foot residential unit located on the top floor of the Silvertree Hotel that is separately valued at $2,350,000, including furnishings, but not included in Appraised Value, Cut-Off Date LTV or Balloon LTV. The Silvertree and Wildwood Property does not include any guest parking, though parking permits from the town of Snowmass Village for nearby spaces are available for sale to guests. As of March 31, 1998, the Silvertree and Wildwood Property achieved an estimated occupancy rate of approximately 57.8% and had an estimated average daily room rate of $142.91.

      The 260-room Silvertree Hotel was built in the late 1960's and underwent extensive renovations from 1985 to 1989. The hotel provides ski-in/ski-out accessibility, and includes two slope-side restaurants, 9,554 square feet of meeting and banquet space, two outdoor heated swimming pools and whirlpools, a health and fitness center and a business center.

      The 150-room Wildwood Lodge was built from 1967 to 1969, and underwent extensive renovations in 1992. The hotel includes a restaurant, 3,218 square feet of meeting and banquet space and an outdoor heated swimming pool and whirlpool.

Management

      The Silvertree and Wildwood Borrower is the property manager. An affiliate of the Silvertree and Wildwood Borrower owns and manages the Concourse Hotel in Madison, Wisconsin.


                                     III-6

Loan No. 3 -Mission Valley Hilton Hotel Loan and Property(1)

-------------------------------------------------------------------------------------------
Cut-Off Date Balance:       $19,531,446          Property Type:               Hospitality
Loan Type:                  Principal and        Location:                    San Diego, CA
                            Interest;
                            Balloon              Year Built:                  1988
Origination Date:           3/20/1998            Rooms:                       350
Maturity Date:              4/1/2008             Cut-Off Date
                                                 Balance/Rm.:                 $43,576
Mortgage Rate:              7.200%               Appraised Value:             $28,500,000
Annual Debt Service:        $1,705,425           Cut-Off Date LTV:            65.4%
DSCR:                       1.75x                Balloon LTV:                 53.3%
Underwritten Cash Flow:     $3,149,408           Average Occupancy:           79.0%
Balance at Maturity:        $15,900,544          Occupancy for 12 months
                                                 ending:                      12/31/1998
-------------------------------------------------------------------------------------------

The Loan

      The Mission Valley Hilton Hotel Loan (the "Mission Valley Loan") is secured by a first mortgage on a 350-room, 13-story, full-service hotel situated on 4.1 acres of land located in the Mission Valley section of San Diego, California (the "Mission Valley Property"). The Mission Valley Loan was originated by MSMC on March 20, 1998. As further described below under "Security," the Mission Valley Property is additional collateral for the Hanalei Loan until the Hanalei Property (see Loan No. 4 below) achieves a certain minimum debt service coverage ratio.

      The Borrower. The borrower is M.V. Partners, a California limited partnership (the "Mission Valley Borrower"). The Mission Valley Borrower partners are Daniel S. Weber, the general partner, L. Robert Payne and Mission Valley Associates, LLC. Ownership interests are divided equally among the three partners.

      Security. The Mission Valley Loan is secured by a Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Mission Valley Financing Documents"). The mortgage is a first lien on the Mission Valley Borrower's fee interest in the Mission Valley Property. The Mission Valley Loan is non-recourse to the Mission Valley Borrower, subject to certain limited exceptions.

      The Mission Valley Property is additional collateral for the Hanalei Loan until the Hanalei Property performs at a stand alone debt service coverage ratio of 1.50x, based on underwritable cash flow (as defined in the Hanalei Financing Documents), for any twelve month period. The Mission Valley Borrower has requested release of the additional collateral provision based on the Hanalei Property's recently reported financial performance.

      Payment Terms. The Mortgage Rate is fixed at 7.200% per annum. The Mission Valley Loan requires monthly payments of principal and interest of $142,118.77 until its maturity on April 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Mission Valley Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment/Defeasance. The Mission Valley Loan may be prepaid in whole, but not in part, at any time on or after March 1, 2003 upon payment of the greater of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations and 1% of the amount prepaid. No prepayment premium is due if the Mission Valley Loan is prepaid within sixty (60) days prior to maturity.

      Late Fees and Default Interest. There is a 3% late fee on overdue installments, and the Mission Valley Loan accrues interest at the mortgage rate plus 3% per annum while the Mission Valley Loan is in default.

--------
(1) DSCR, Cut-Off Date Balance/Rm, Cut-Off Date LTV and Balance at Maturity LTV were calculated on a combined basis with the Hanalei Loan (See Loan No. 4 below).


                                     III-7

      Transfer of Property or Interest in Borrower. The Mission Valley Loan provides that it will become immediately due and payable upon the transfer of the Mission Valley Property or any ownership interest in the Mission Valley Borrower, except in connection with any of the following permitted transfers.

      Upon the payment of a transfer fee in an amount not to exceed 1.0% of the then current principal balance of the Mission Valley Loan, the Mission Valley Financing Documents permit a single transfer of the Mission Valley Property (with a full release of the obligations of the transferor under the Mission Valley Loan). Such transfers are permitted only upon the satisfaction of certain conditions specified in the Mission Valley Financing Documents, including the requirement that the proposed transferee reasonably satisfy the lender's underwriting standards with respect to organization structure and creditworthiness.

      Escrow/Reserves. The Mission Valley Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due. The Mission Valley Financing Documents also require the Mission Valley Borrower to fund an escrow for capital expenditures monthly in the amount of $19,462.

      Subordinate/Other Debt. Subordinate indebtedness and encumbrances are prohibited by the Mission Valley Financing Documents.

The Property

      The Mission Valley Property is a 13-story, 350-room, full-service hotel located in the Mission Valley section of San Diego, California, approximately three miles northeast of San Diego International Airport. The Mission Valley Property was built in 1988, and includes two levels of subterranean parking with space for 248 cars plus an additional 195 surface parking spaces.

      Amenities include a concierge level, restaurant and lounge, meeting rooms, ballroom, outdoor swimming pool and fitness room with sauna. The Mission Valley Property also includes a three-story building in the rear portion of the property that provides additional conference room space. As of December 31, 1998, the Mission Valley Property achieved an estimated average occupancy rate for the prior twelve months of approximately 79.0% and had an estimated average daily room rate of approximately $91.38.

Management

      The Mission Valley Borrower is the property manager.


                                     III-8

Loan No. 4 -Hanalei Hotel Loan and Property(2)

-------------------------------------------------------------------------------------
Cut-Off Date Balance:     $13,847,977        Property Type:             Hospitality
Loan Type:                Principal and      Location:                  San Diego, CA
                          Interest;
                          Balloon            Year Built/Renovated:      1956/1997
Origination Date:         3/20/1998          Rooms:                     416
Maturity Date:            4/1/2008           Cut-Off Date
                                             Balance/Rm.:               $43,576
Mortgage Rate:            7.300%             Appraised Value:           $22,500,000
Annual Debt Service:      $1,219,733         Cut-Off Date LTV:          65.4%
DSCR:                     1.75x              Balloon LTV:               53.3%
Underwritten Cash Flow:   $1,961,436         Average Occupancy:         71.8%
                                             Occupancy for 12 months
Balance at Maturity:      $11,305,833        ending:                    12/31/1998
-------------------------------------------------------------------------------------

The Loan

      The Hanalei Hotel Loan (the "Hanalei Loan") is secured by a first mortgage on a 416-room, eight-story, full-service hotel situated on 9.9 acres of land located in the Mission Valley section of San Diego, California (the "Hanalei Property"). The Hanalei Loan was originated by MSMC on March 20, 1998. As further described below under "Security," the Hanalei Loan is also collateralized by the Mission Valley Property (see Loan No. 3 above) until the Hanalei Property achieves a certain minimum debt service coverage ratio.

      The Borrower. The borrower is Hanalei Associates, LLC, a California limited liability corporation (the "Hanalei Borrower"). The Hanalei Borrower is 90% owned by the Payne Family Trust and MAJR L.P., with each party owning 45%.

      Security. The Hanalei Loan is secured by a Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Hanalei Financing Documents"). The mortgage is a first lien on the Hanalei Borrower's fee interest in the Hanalei Property. The Hanalei Loan is non-recourse to the Hanalei Borrower, subject to certain limited exceptions.

      The Hanalei Loan is also collateralized by the Mission Valley Property until the Hanalei Property performs at a stand alone debt service coverage ratio of 1.50x, based on underwritable cash flow (as defined in the Hanalei Financing Documents), for any twelve month period. The Mission Valley Borrower has requested release of the additional collateral provision based on the Hanalei Property's recently reported financial performance.

      Payment Terms. The Mortgage Rate is fixed at 7.300% per annum. The Hanalei Loan requires monthly payments of principal and interest of $101,644.38 until its maturity on April 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Hanalei Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment/Defeasance. The Hanalei Loan may be prepaid in whole, but not in part, at any time on or after March 1, 2003 upon payment of the greater of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations and 1% of the amount prepaid. No prepayment premium is due if the Hanalei Loan is prepaid within sixty (60) days prior to maturity.

      Late Fees and Default Interest. There is a 3% late fee on overdue installments, and the Hanalei Loan accrues interest at the mortgage rate plus 3% per annum while the Hanalei is in default.

------------------------
(2) DSCR, Cut-Off Date Balance/Rm, Cut-Off Date LTV and Balance at Maturity LTV were calculated on a combined basis with the Mission Valley Loan (See Loan No. 3 above).


                                     III-9

      Transfer of Property or Interest in Borrower. The Hanalei Loan provides that it will become immediately due and payable upon the transfer of the Hanalei Property or any ownership interest in the Hanalei Borrower, except in connection with any of the following permitted transfers.

      Upon the payment of a transfer fee in an amount equal to 1.0% of the then current principal balance of the Hanalei Loan, the Hanalei Financing Documents permit a single transfer of the Hanalei Property (with a full release of the obligations of the transferor under the Hanalei Loan). Such transfers are permitted only upon the satisfaction of certain conditions specified in the Hanalei Financing Documents, including the requirement that the proposed transferee reasonably satisfy the lender's underwriting standards with respect to organization structure and creditworthiness.

      Escrow/Reserves. The Hanalei Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due. The Hanalei Financing Documents also require the Hanalei Borrower to fund an escrow for capital expenditures monthly in the amount of $13,042.

      Subordinate/Other Debt. Subordinate indebtedness and encumbrances are prohibited by the Hanalei Financing Documents.

The Property

      The Hanalei Property is an eight-story, 416-room, full-service hotel with 538 parking spaces situated on 9.9 acres of land located in the Mission Valley section of San Diego, California. The Hanalei Property is a member of the Lexington Services reservation system. The Hanalei Property consists of two eight-story towers and six one- to three-story buildings that are connected by covered and open corridors decorated with a variety of waterscapes. Buildings are of wood construction with stucco finish. Amenities include three conference suites, an outdoor swimming pool, tennis courts, and a restaurant and cocktail lounge.

      The Hanalei Property was originally built in 1956, was expanded to add additional capacity from 1956 to 1981, and underwent an approximately $6,000,000 renovation in 1997. As of December 31, 1998, the Hanalei Property achieved an estimated average occupancy rate for the prior twelve months of approximately 71.8% and had an estimated average daily room rate of approximately $73.93.

Management

      Multi-Ventures, Inc. is the property manager. L. Robert Payne, the Chief Executive Officer of Multi-Ventures, controls the Hanalei Borrower by virtue of his control of the Payne Family Trust and of MAJR L.P. Mr. Payne also has a one-third ownership interest in the Mission Valley Borrower (see Loan No. 3 above).


                                     III-10

Loan No. 5 - Galleria Palms Apartments Loan and Property

------------------------------------------------------------------------------------
Cut-Off Date Balance:   $28,874,586           Balance at ARD:            $25,134,074
Loan Type:              Principal and         Property Type:             Multifamily
                        Interest;
                        Hyper-amortizing      Location:                  Tempe, AZ
                        Balloon               Year Built:                1997
Origination Date:       7/30/1998             No. of Units:              568
Anticipated                                   Cut-Off Date
Repayment Date                                Balance/Unit:              $50,836
("ARD"):                10/1/2008
Maturity Date:          8/1/2028              Appraised Value:           $38,800,000
Mortgage Rate:          6.890%                Cut-Off Date LTV:          74.4%
Annual Debt Service:    $2,289,601            Balloon LTV:               64.8%
DSCR:                   1.39x                 Percent Leased:            98.4%
Underwritten Cash                             Percent Leased as of
Flow:                   $3,180,389            Date:                      9/25/1998
------------------------------------------------------------------------------------

The Loan

      The Galleria Palms Apartments Loan (the "Galleria Palms Loan") is secured by a first mortgage on a 568-unit multifamily housing facility located in Tempe, Arizona (the "Galleria Palms Property"). The Galleria Palms Loan was originated by MSMC on July 30, 1998.

      The Borrower. The borrower is Magellan Galleria Palms Property, L.P., an Arizona limited partnership (the "Galleria Palms Borrower"). The general partner of the Galleria Palms Borrower is Magellan Galleria Palms Property I, LLC, and the limited partner is Magellan Galleria Palms Apartments Limited Partnership. The Galleria Palms Borrower is a special purpose entity.

      Security. The Galleria Palms Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Galleria Palms Financing Documents"). The mortgage is a first lien on the Galleria Palms Borrower's fee interest in the Galleria Palms Property. The Galleria Palms Loan is non-recourse to the Galleria Palms Borrower, subject to certain limited exceptions.

      Payment Terms. The Mortgage Rate is fixed at 6.890% per annum until the anticipated repayment date of October 1, 2008 (the "Anticipated Repayment Date"). The Galleria Palms Loan requires monthly payments of principal and interest of $190,800.11 until the Anticipated Repayment Date, following which, unless the Galleria Palms Loan is paid off in full, the Mortgage Rate will increase to the greater of (i) the initial interest rate plus two percentage points (2.00%), or (ii) the applicable Treasury Rate plus two percentage points (2.00%). The Galleria Palms Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment/Defeasance. Voluntary prepayment is prohibited until one hundred-fifty (150) days prior to the Anticipated Repayment Date. However, the Galleria Palms Borrower may defease the Galleria Palms Loan with United States Treasury securities, in whole, but not in part, at any time after two (2) years following the issuance of the Certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Galleria Palms Financing Documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.

      Late Fees and Default Interest. There is a 5% late fee on overdue installments, and the Galleria Palms Loan accrues interest at the mortgage rate plus 5% per annum while the Galleria Palms Loan is in default.


                                     III-11

      Transfer of Property or Interest in Borrower. The Galleria Palms Loan provides that it will become immediately due and payable upon the transfer of the Galleria Palms Property or any ownership interest in the Galleria Palms Borrower, except in connection with any of the following permitted transfers.

      Upon the payment of an assumption fee in an amount equal to 1.0% of the then current principal balance of the Galleria Palms Loan, the Galleria Palms Financing Documents permit up to two transfers of the Galleria Palms Property, subject to the Galleria Palms Financing Documents (with a full release of the obligations of the transferor under the Galleria Palms Loan). Such transfers are permitted only upon the satisfaction of certain conditions specified in the Galleria Palms Financing Documents, including confirmation from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. In addition, the proposed transferee must reasonably satisfy the lender's underwriting standards with respect to organization structure, and the lender may require a non-consolidation opinion with respect to the proposed transferee.

      The Galleria Palms Financing Documents permit transfers of ownership interests in the Galleria Palms Borrower, provided that, in certain cases specified in the Galleria Palms Financing Documents, the lender may require a non-consolidation opinion with respect to the proposed transferee.

      Escrow/Reserves. The Galleria Palms Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due. The Galleria Palms Financing Documents also require the Galleria Palms Borrower to fund an escrow for capital expenditures monthly in the amount of $10,650.

      Subordinate/Other Debt. Subordinate indebtedness and encumbrances are prohibited by the Galleria Palms Financing Documents.

The Property

      The Galleria Palms Property is a 568-unit garden apartment complex that consists of 41 detached, two-story buildings with wood frame construction and a stucco exterior located on a 33 acre site in Tempe, Arizona. As of September 25, 1998, the Galleria Palms Property was 98.4% leased.

      The Galleria Palms Property was built from 1996 to 1998, with the first units being occupied in 1997. The 568 units that constitute the Galleria Palms Property average 857 square feet, and consist of the following unit mix: 224 one-bedroom units, 296 two-bedroom units and 48 three-bedroom units. All apartments have a refrigerator, electric range, dishwasher, washer and dryer, microwave, disposal, air conditioning, ceiling fans, carpets and window blinds. Some apartments also have balconies, patios and storage areas. Parking is provided for 1,226 cars. Facilities include a clubhouse building with a mini-theater, gymnasium (including a basketball half-court), computer room, fitness center, party room, on-site management office, three outdoor swimming pools, two spas, tennis court, sand volleyball court, playground, storage areas, and a jogging/walking trail.

Management

      Magellan Corporation is the manager of the Galleria Palms Property. Magellan Corporation reportedly owns and manages 6,045 multifamily units in 30 complexes and 181,324 square feet of commercial space in two buildings.


                                     III-12

Loan No. 6 - 55 Hawthorne & 631 Howard Loan and Property

--------------------------------------------------------------------------------------
Cut-Off Date Balance:     $28,000,000        Property Type:             Office
Loan Type:                Interest only;     Location:                  San Francisco,
                                                                        CA
                          Balloon            Year Built/Renovated:      1929/1988
Origination Date:         7/8/98             Square Feet:               235,912
Maturity Date:            8/1/2003           Cut-Off Date Balance/SF:   $119
Mortgage Rate:            6.525%             Appraised Value:           $48,000,000
Annual Debt Service:      $1,852,375         Cut-Off Date LTV:          58.3%
DSCR:                     1.67x              Balloon LTV:               58.3%
Underwritten Cash Flow:   $3,088,108         Percent Leased:            91.0%
Balance at Maturity:      $28,000,000        Percent Leased as of
                                             Date:                      6/10/1998
--------------------------------------------------------------------------------------

The Loan

      The 55 Hawthorne & 631 Howard Loan (the "Hawthorne & Howard Loan") is secured by a first mortgage on two office buildings located in the South of Market area of the greater Financial District in San Francisco, California (the "Hawthorne & Howard Property"). The Hawthorne & Howard Loan was originated by Wells Fargo on July 8, 1998.

      The Borrower. The borrower is G&I Howard, LLC, a Delaware limited liability company (the "Hawthorne & Howard Borrower"). G&I Investment Howard LLC ("G&I Investment") is the managing member of the Hawthorne & Howard Borrower. DRA Growth and Income Fund, LLC is the majority member of the Hawthorne & Howard Borrower, and also is the sole shareholder of G&I Investment Howard Corp, the managing member of G&I Investment. The Hawthorne & Howard Borrower is a special purpose entity.

      Security. The Hawthorne & Howard Loan is secured by a Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Hawthorne & Howard Financing Documents"). The mortgage is a first lien on the Hawthorne & Howard Borrower's fee interest in the Hawthorne & Howard Property. The Hawthorne & Howard Loan is non-recourse to the Hawthorne & Howard Borrower, subject to certain limited exceptions.

      Major Tenants. The major tenants at the Hawthorne & Howard Property are KFOG Radio, KNBR Radio and Miller Freeman, Inc. Certain easement agreements established the rights and obligations of the tenants and the Hawthorne & Howard Borrower.

      Payment Terms. The Mortgage Rate is fixed at 6.525%. The Hawthorne & Howard Loan requires monthly payments of interest only until its maturity on August 1, 2003, at which time all unpaid principal and accrued but unpaid interest is due. The Hawthorne & Howard Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment/Defeasance. Voluntary prepayment is prohibited until one-hundred eighty (180) days prior to the Maturity Date. However, the Hawthorne & Howard Borrower may defease the Hawthorne & Howard Loan with United States Treasury securities, in whole, but not in part, at any time after two (2) years following issuance of the Certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Hawthorne & Howard Financing Documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.

      Late Fees and Default Interest. There is a 4% late fee on overdue installments, and the Hawthorne & Howard Loan accrues interest at the mortgage rate plus 5% per annum while the Hawthorne & Howard Loan is in default.


                                     III-13

      Transfer of Property or Interest in Borrower. The Hawthorne & Howard Loan provides that it will become immediately due and payable upon the transfer of the Hawthorne & Howard Property or any ownership interest in the Hawthorne & Howard Borrower, except in connection with any of the permitted transfers described below.

      Upon the payment of an assumption fee in an amount equal to 0.5% of the then current principal balance of the Hawthorne & Howard Loan, the Hawthorne & Howard Financing Documents permit up to two transfers of the Hawthorne & Howard Property, subject to the Hawthorne & Howard Financing Documents (with a full release of the obligations of the transferor under the Hawthorne & Howard Loan). Such transfers are permitted only upon the satisfaction of certain conditions specified in the Hawthorne & Howard Financing Documents, including confirmation from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. In addition, the proposed transferee must reasonably satisfy the lender's underwriting standards with respect to organization structure, and the lender may require a non-consolidation opinion as to the proposed transferee.

      The Hawthorne & Howard Financing Documents permit transfer of ownership interests in the Hawthorne & Howard Borrower, provided that certain principals of the Hawthorne & Howard Borrower maintain at least fifty percent (50%) of their ownership interest in the Hawthorne & Howard Borrower. The Hawthorne & Howard Financing Documents also permit the Hawthorne & Howard Borrower's principals to transfer their ownership interests in the Hawthorne & Howard Borrower to a revocable inter vivos trust, provided a principal of the Hawthorne & Howard Borrower is the trustee of such trust.

      Escrow/Reserves. The Hawthorne & Howard Financing Documents do not require monthly escrow deposits to pay for taxes, insurance premiums or capital expenditures. Because the Hawthorne & Howard Property was only 91% occupied on the date the Hawthorne & Howard Loan was originated, the Hawthorne & Howard Borrower was required to establish a $2,500,000 reserve to help mitigate the risks associated with the vacancy of one full floor consisting of 16,631 square feet of office space. The Hawthorne & Howard Financing Documents require the reserve to be released to the Hawthorne & Howard Borrower if the vacancy rate is reduced to 5.0% or less by March 1, 1999. However, if the rental rate of the new leases is less than $38 per square foot per year, the Hawthorne & Howard Borrower is required to prepay the Hawthorne & Howard Loan so that the debt service coverage ratio will remain at the same level as originally underwritten. If the Hawthorne & Howard Borrower is unable to execute leases for the vacant space that maintain the original debt service coverage ratio of 1.67x by March 31, 1999, the lender may apply up to the full amount of the $2,500,000 reserve on June 1, 1999 to reduce the principal balance of the Hawthorne & Howard Loan to achieve a 1.67x debt service coverage ratio. In the event of such prepayment, the Hawthorne & Howard Borrower is required to pay a prepayment penalty based on the lender's standard yield maintenance formula.

      Subordinate/Other Debt. Subordinate indebtedness and encumbrances are prohibited by the Hawthorne & Howard Financing Documents.

The Property

      The Hawthorne & Howard Property consists of two office buildings located in the South of Market area of the greater Financial District in San Francisco, California. The two office buildings are connected at the first floor by a common corridor and contain an aggregate of 235,912 square feet of net rentable space. The Hawthorne & Howard Property was 91% leased to 33 tenants as of June 10, 1998. The buildings are of reinforced concrete construction with brick exterior.

      631 Howard was built in 1929 and underwent significant renovations in 1938 and 1949 and seismic upgrades in 1988 and 1989. The building is classified as a Category II "Significant" building by the San Francisco Landmarks Board, which allows for substantial renovation of the building as long as the facade is maintained. The building is five stories, with tenant storage space in the basement, retail stores and a cafe on the first floor and office space on the upper floors. The building contains 103,173 square feet of net rentable space. Parking is provided in the 55 Hawthorne parking garage.


                                     III-14

      55 Hawthorne was built in 1970 and serves as the primary entrance for both buildings. The 11-story building contains eight floors of office space, three floors of above-grade parking and two additional floors of subterranean parking. The parking garage is 94,000 square feet and provides parking capacity for 272 cars, which can be expanded to provide parking capacity for 475 cars with valet parking. The building includes 132,739 square feet of net rentable area and three elevators. Several floors have sprinkler systems, and the remaining floors are required by city and county ordinance to be retrofitted with automatic sprinklers by 2006.

      As of June 10, 1998, approximately 21% of the space was rented by major tenants, including KFOG Radio (7.0%), KNBR Radio (7.0%), and Miller Freeman, Inc (7.0%). Contractual lease expirations during the loan term for all tenants are as follows: 9,114 square feet (4%) in 1998, 24,816 square feet (11%) in 1999, 36,778 square feet (16%) in 2000, 15,800 square feet (7%) in 2001, 29,674 square feet (13%) in 2002, 23,011 square feet (10%) in 2003, 11,302 square feet (5%) in
2004, and 59,431 square feet (25%) in 2007 or later. As of June 10, 1998, average base rental was $17.12 per square foot.

Management

      The Hawthorne & Howard Property is managed by Landmark Development, an affiliate of the Hawthorne & Howard Borrower.


                                     III-15

Loan No. 7 - Dunwoody Club Apartments Loan and Property

------------------------------------------------------------------------------------
Cut-Off Date Balance:   $24,935,425           Property Type:             Multifamily
Loan Type:              Principal and         Location:                  Atlanta, GA
                        Interest;
                        Balloon               Year Built/Renovated:      1979/1998
Origination Date:       9/1/1998              No. of Units:              532
Maturity Date:          10/1/2005             Cut-Off Date
                                              Balance/Unit:              $46,871
Mortgage Rate:          7.190%                Appraised Value:           $35,000,000
Annual Debt Service:    $2,034,334            Cut-Off Date LTV:          71.2%
DSCR:                   1.43x                 Balloon LTV:               66.0%
Underwritten Cash                             Percent Leased:            93.8%
Flow:                   $2,908,214
Balance at Maturity:    $23,085,024           Percent Leased as of
                                              Date:                      6/30/1998
------------------------------------------------------------------------------------

The Loan

      The Dunwoody Club Apartments Loan (the "Dunwoody Club Loan") is secured by a first mortgage on a 532-unit multifamily housing facility located in Atlanta, Georgia (the "Dunwoody Club Property"). The Dunwoody Club Loan was originated by Wells Fargo on September 1, 1998.

      The Borrower. The borrower is comprised of Dermot Dunwoody, LLC, a Georgia limited liability company ("Dermot"), and Landsum, LLC, a Delaware limited liability company ("Landsum"), which hold the property as tenants in common (together, the "Dunwoody Club Borrower"). Dermot Dunwoody, Inc., a California corporation, is the managing member of Dermot. Landsum, a passive investor in the Dunwoody Club Property, is controlled by the Summers Family Trust (the "Family Trust").

      Security. The Dunwoody Club Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (The "Dunwoody Club Financing Documents"). The mortgage is a first lien on the Dunwoody Club Borrower's fee interest in the Dunwoody Club Property. The Dunwoody Club Loan is non-recourse to the Dunwoody Club Borrower, subject to certain limited exceptions.

      Payment Terms. The Mortgage Rate is fixed at 7.190% per annum. The Dunwoody Club Loan requires monthly payments of principal and interest of $169,527.85 until its maturity on October 1, 2005, at which time all unpaid principal and accrued but unpaid interest is due. The Dunwoody Club Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment/Defeasance. The Dunwoody Club Loan may be prepaid in whole, but not in part, at any time after three (3) years following origination upon payment of the greater of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations and 1% of the amount prepaid. No prepayment premium is due if the Dunwoody Club Loan is prepaid within one-hundred eighty (180) days prior to maturity.

      Late Fees and Default Interest. There is a 4% late fee on overdue installments, and the Dunwoody Club Loan accrues interest at the mortgage rate plus 5% per annum while the Dunwoody Club Loan is in default.

      Transfer of Property or Interest in Borrower. The Dunwoody Club Loan provides that it will become immediately due and payable upon the transfer of the Dunwoody Club Property or any ownership interest in the Dunwoody Club Borrower, except in connection with any of the permitted transfers described below.


                                     III-16

      Upon the payment of an assumption fee in an amount equal to 1.0% of the then current principal balance of the Dunwoody Club Loan, the Dunwoody Club Financing Documents permit up to two transfers of the Dunwoody Club Property, subject to the Dunwoody Club Financing Documents (with a full release of the obligations of the transferor under the Dunwoody Club Loan). Such transfers are permitted only upon the satisfaction of certain conditions specified in the Dunwoody Club Financing Documents, including confirmation from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. In addition, the proposed transferee must reasonably satisfy the lender's underwriting standards with respect to organization structure, and the lender may require a non-consolidation opinion with respect to the proposed transferee.

      The Dunwoody Club Financing Documents permit transfer of ownership interests in the entities that make up the Dunwoody Club Borrower, provided that a certain principal of the Dunwoody Club Borrower maintains the same percentage of ownership in and management of Dermot and the Dunwoody Club Property. The Dunwoody Club Financing Documents also permit Landsum to transfer its ownership interest in the Dunwoody Club Property to Dermot. In addition, the Dunwoody Club Financing Documents permit transfers of beneficial interests in the Family Trust, provided there is no change in the trustees of the Family Trust and the Family Trust continues to control the management of Landsum.

      Escrow/Reserves. The Dunwoody Club Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes when due. There is also a replacement reserve for capital expenditures that the Dunwoody Club Borrower must fund through monthly collections from tenants at the rate of $250 per unit per year and a deferred maintenance reserve account that the Dunwoody Club Borrower funded at closing in the amount of $103,525.

      Subordinate/Other Debt. Subordinate indebtedness and encumbrances are prohibited by the Dunwoody Club Financing Documents.

The Property

      The Dunwoody Club Property consists of a 532-unit apartment complex located on approximately 53 acres in the Dunwoody area of suburban Atlanta, Georgia, approximately 15 miles north of the central Atlanta business district. As of June 30, 1998, the Dunwoody Club Property was 93.8% leased.

      The Dunwoody Club Property was built in two phases, with the first 332 units completed in 1979 to 1980 and an additional 200 units completed in 1984, and underwent a $2,200,000 renovation program in 1998. The 532 units, situated in 59 two- and three-story, wood frame buildings, are of an average size of 1,230 square feet and consist of the following unit mix: 242 one-bedroom/one-bath units, 226 two-bedroom/two-bath units and 64 three-bedroom/two-bath units. All units have washer/dryer connections, while selected units include stone fireplaces, screened in porches, sunrooms/skylights and two car garages. Complex facilities include a clubhouse, outdoor pool, five lighted tennis courts, gas grills, picnic area, indoor lap pool, and a fitness facility with three racquetball courts. The complex has a density of ten units per acre, and includes 1,100 parking spaces, resulting in a ratio of 2.1 parking spaces per unit.

Management

      The Dunwoody Club Borrower is the property manager. Dermot and its managing member, Dermot Dunwoody, Inc., are the active property managers, and reportedly hold investments in multi-family, retail and office properties throughout the United States.


                                     III-17

Loan No. 8 - Grapevine Town Shopping Center Loan and Property

-------------------------------------------------------------------------------------
Cut-Off Date Balance:     $16,682,121        Property Type:             Retail
Loan Type:                Principal and      Location:                  Grapevine, TX
                          Interest;
                          Balloon            Year Built:                1995
Origination Date:         5/1/1998           Square Feet:               186,984
Maturity Date:            5/1/2008           Cut-Off Date Balance/SF:   $89
Mortgage Rate:            8.000%             Appraised Value:           $24,000,000
Annual Debt Service:      $1,476,030         Cut-Off Date LTV:          69.5%
DSCR:                     1.41x              Balloon LTV:               62.5%
Underwritten Cash Flow:   $2,088,083         Percent Leased:            100.0%
Balance at Maturity:      $14,998,197        Percent Leased as of
                                             Date:                      7/1/1998
-------------------------------------------------------------------------------------

The Loan

      The Grapevine Town Shopping Center Loan (the "Grapevine Loan") is secured by a first mortgage on a 186,984 square foot anchored retail shopping center located in Grapevine, Texas, approximately 25 miles northwest of the Dallas central business district (the "Grapevine Property"). The Loan was originated by MSMC on May 1, 1998.

      The Borrower. The borrower is the Grapevine/Tate Joint Venture (the "Grapevine Borrower"), which was formed in 1992 for the purpose of acquiring and developing the Grapevine Property and other adjacent property. The Grapevine Borrower has eleven partners. The Grapevine Borrower is not a special purpose entity.

      Security. The Grapevine Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Grapevine Financing Documents"). The mortgage is a first lien on the Grapevine Borrower's fee interest in the Grapevine Property. The Grapevine Loan is non-recourse to the Grapevine Borrower, subject to certain limited exceptions.

      Anchors. The anchor stores at the Grapevine Property are Linens & Things, Office Depot, Ross Stores and Barnes & Noble. Certain easement agreements establish the rights and obligations of the anchor stores and the Grapevine Borrower.

      Payment Terms. The Mortgage Rate is fixed at 8.000% per annum. The Grapevine Loan requires monthly payments of principal and interest of $123,002.52 until its maturity on May 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Grapevine Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment/Defeasance. The Grapevine Loan may be prepaid in whole, but not in part, at any time on or after May 1, 2003 upon payment of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations. No prepayment premium is due if the Grapevine Loan is prepaid within ninety (90) days prior to maturity. The Grapevine Borrower may also defease the Grapevine Loan with United States Treasury securities, in whole, but not in part, at any time on or after May 1, 2003. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Grapevine Financing Documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.

      Late Fees and Default Interest. The Grapevine Loan accrues interest at 11% per annum while the Grapevine Loan is in default.

      Transfer of Property or Interest in Borrower. The Grapevine Loan provides that it will become immediately due and payable upon the transfer of the Grapevine Property or any ownership interest in the Grapevine Property, except in connection with any of the following permitted transfers.


                                     III-18

      Upon the payment of an assumption fee in an amount equal to 1.0% of the then current principal balance of the Grapevine Loan, the Grapevine Financing Documents permit a one-time transfer of the Grapevine Property, subject to the Grapevine Financing Documents (with a full release of the obligations of the transferor under the Grapevine Loan). Such transfers are permitted only upon the satisfaction of certain conditions specified in the Grapevine Financing Documents, including the requirement that the proposed transferee satisfy the lender's underwriting standards with respect to organization structure, creditworthiness and management ability.

      The Grapevine Financing Documents permit the Grapevine Borrower to transfer the property in a transaction involving substantially all of the shopping center properties owned and controlled by Herbert D. Weitzman.

      Escrow/Reserves. The Grapevine Financing Documents require monthly escrow deposits in an amount sufficient to pay taxes when due. The Grapevine Financing Documents do not require monthly escrow deposits to pay for insurance or capital expenditures.

      Subordinate/Other Debt. Subordinate indebtedness and encumbrances are prohibited by the Grapevine Financing Documents.

The Property

      The Grapevine Property is a 186,984 square foot anchored retail shopping center with 959 parking spaces located in Grapevine, Texas, approximately 25 miles northwest of the Dallas central business district. The Grapevine Property was developed in three stages from 1995 to 1997, and was 100% leased to 14 tenants as of July 1, 1998. Buildings are of concrete construction with brick exterior.

      As of July 1, 1998, approximately 67.8% of the space was rented by the following national or regional tenants: Linens & Things (18.7%), Office Depot (16.5%), Ross Stores (15.2%) and Barnes & Noble (13.4%). Contractual lease expirations during the loan term for all tenants are as follows: 10,300 square feet (6%) in 2001, 6,200 square feet (3%) in 2005, 60,550 square feet (32%) in
2006 and 109,934 square feet (59%) in 2008 or later. As of July 1, 1998, average base rental was $13.02 per square foot.

Management

      The Grapevine Property is managed by Cencor Realty Services, an affiliate of the Grapevine Borrower.


                                     III-19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
MORGAN STANLEY                        [GRAPHIC OMITTED]        February 10, 1999
Real Estate Debt Capital Markets
Mortgage Capital Markets          MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                 CMBS New Issue
                                   Term Sheet

                              --------------------

                         Pricing Date: February 10, 1999

                              --------------------

                                  $893,452,000
                                  (Approximate)

                          Morgan Stanley Capital I Inc.
                                  as Depositor

                     Wells Fargo Bank, National Association
                          as Master Servicer and Seller

                      Morgan Stanley Mortgage Capital Inc.
                                    as Seller

                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                              --------------------

MORGAN STANLEY DEAN WITTER
                              GOLDMAN, SACHS & CO.
                                               NORWEST INVESTMENT SERVICES, INC.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $893,452,000 (Approximate)
                        Morgan Stanley Capital I Inc.
                Commercial Mortgage Pass-Through Certificates
                               Series 1999-WF1

Transaction Highlights

o This transaction is the fifth joint securitization by Wells Fargo Bank, NA ("Wells Fargo") and Morgan Stanley Mortgage Capital ("MSMC"). Transactions have ranged in size from $600MM to $1.3Bn.
o The collateral for this transaction consists of 274 Mortgage Loans with a Cut-Off Date Balance of $968,511,922.
o Property Type Diversification: Multifamily (30.7%), Retail (24.3%), Industrial (16.9%), Office (13.0%), Hospitality (9.0%), Other (2.2%), Mobile Home Park (2.1%) and Self Storage (1.8%).
o Loan Diversification: The largest loan equals 4.3% of the initial pool balance and the average loan balance is $3.5MM.
o Call Protection: 100% of the loans are call protected; 99.2% of the Mortgage loans provide for an initial lockout period followed by either defeasance (57.7%), yield maintenance (25.6%) or an option allowing the borrower to choose either defeasance or yield maintenance (15.9%).
o Updated loan information will be part of the monthly remittance report in addition to detailed payment and delinquency information. Updated property operating and occupancy information, to the extent delivered by borrowers, will be available to Certificateholders.
o     Cash flows will be modeled by TREPP and will be available on BLOOMBERG.

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

Offered Certificates

------------------------------------------------------------------------------------------------------------------------------------
                                                    Rating                                     Expected Final         Initial
                Amount(1)       Subordination       (DCR/          Average       Principal      Distribution       Pass-Through
  Class           ($MM)             Levels         Moody's)        Life(2)     Window(2)(3)       Date(3)             Rate(4)
------------------------------------------------------------------------------------------------------------------------------------
   A-1        269,000,000           23.00%         AAA/Aaa           5.50          1-110          4/15/08            5.91%
------------------------------------------------------------------------------------------------------------------------------------
   A-2        476,754,000           23.00          AAA/Aaa           9.38         110-115         9/15/08            6.21
------------------------------------------------------------------------------------------------------------------------------------
   B           48,425,000           18.00           AA/Aa2           9.61         115-116         10/15/08           6.32
------------------------------------------------------------------------------------------------------------------------------------
   C           43,583,000           13.50            A/A2            9.64         116-116         10/15/08           6.54
------------------------------------------------------------------------------------------------------------------------------------
   D            9,685,000           12.50           A-/A3            9.64         116-116         10/15/08      NWAC - 0.30
------------------------------------------------------------------------------------------------------------------------------------
   E           29,056,000            9.50          BBB/Baa2          9.69         116-117         11/15/08      NWAC - 0.03
------------------------------------------------------------------------------------------------------------------------------------
   F           16,949,000            7.75          BBB-/NR          10.48         117-138         8/15/10       NWAC - 0.03
------------------------------------------------------------------------------------------------------------------------------------

Private Certificates

------------------------------------------------------------------------------------------------------------------------------------
                                                    Rating                                     Expected Final         Initial
                Amount(1)       Subordination       (DCR/          Average       Principal      Distribution       Pass-Through
  Class           ($MM)             Levels         Moody's)        Life(2)     Window(2)(3)       Date(3)            Rate(4)(5)
------------------------------------------------------------------------------------------------------------------------------------
   G-O         75,059,922             --              --             --             --               --              5.91%
------------------------------------------------------------------------------------------------------------------------------------
    X            Notional             --           AAA/Aaa           8.80           --            10/15/18         Variable Rate
------------------------------------------------------------------------------------------------------------------------------------

Notes:      (1):  In the case of each such Class, subject to a permitted variance of plus or minus 5%. The Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.
            (2)   In years, based on Maturity Assumptions and a 0% CPR as
                  described in the Prospectus Supplement.
            (3)   Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.
            (4)   Other than the Class D, Class E and Class F Certificates, each
                  Class of Certificates will accrue interest generally at a fixed rate of interest except in limited circumstances as described in the Prospectus Supplement.


                                      T-1

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

I. Issue Characteristics

Issue Type:                 Public: Class A-1, A-2, B, C, D, E and F (the
                            "Offered Certificates")

                             Private (Rule 144A): Class X, G, H, J, K, L, M, N and O

Securities Offered          $893,452,000 monthly pay, multi-class
                            sequential pay commercial mortgage REMIC
                            Pass-Through Certificates, including four fixed-rate principal and interest classes (A-1, A-2, B and C) and three weighted average coupon principal and interest classes (D, E and F).

Collateral:                 The collateral consists of a $968,511,922 pool of
                            fixed-rate commercial and multifamily Mortgage Loans

Sellers: Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Inc.

Lead Manager:               Morgan Stanley & Co. Incorporated

Co-Managers:                Goldman, Sachs & Co.
                            Norwest Investment Services, Inc.

Master Servicer:            Wells Fargo Bank, National Association

Special Servicer:           GMAC Commercial Mortgage Corporation

Trustee/Fiscal Agent:       LaSalle National Bank/ABN AMRO Bank N.V.

Pricing Date:               February 10, 1999

Closing Date:               February 25, 1999

Distribution Dates:         The 15th of each month, commencing March 15, 1999

Cut-Off Date:               February 1, 1999

Minimum Denominations:      $25,000 for Class A Certificates; $100,000 for all
                            other Certificates (other than the Class R
                            Certificates)

Settlement Terms:           DTC, Euroclear and Cedel, same day funds, with
                            accrued interest

Legal/Regulatory Status:    Class A-1 and A-2 Certificates are expected to be
                            eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

Risk Factors:               THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY
                            NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                            FACTORS AND OTHER SPECIAL CONSIDERATIONS" SECTION OF
                            THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS"
                            SECTION OF THE PROSPECTUS.


                                      T-2

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

II. Structure Characteristics

The Offered Certificates (other than the Class D, E and F Certificates) are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class D, E and F Certificates are weighted average coupon REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                               [BAR GRAPH OMITTED]

Note: (1) Class X is entitled to interest (on a notional amount equal to the aggregate pool balance) at the weighted average Class X Strip Rates for the respective classes of Principal Balance Certificates. The Class X Strip Rate for each such class for any Distribution Date is equal to the NWAC minus the Pass-Through Rate for such class and such Distribution Date.


                                       T-3

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                               [BAR GRAPH OMITTED]

Notes: (1) The class A-1, A-2 and X certificates will be paid interest on a pro rata basis.
       (2) The above analysis is based on the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.


                                       T-4

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

Interest Distributions:         Each Class of Certificates (other than the Class
                                R Certificates) will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate
                                Balance or Notional Amount of such Class, as applicable.

Pass-Through Rates:             Class A-1:         5.91%
                                Class A-2:         6.21%
                                Class B:           6.32%
                                Class C:           6.54%
                                Class D:           NWAC - 0.30%
                                Class E:           NWAC - 0.03%
                                Class F:           NWAC - 0.03%
                                Classes G-O:       5.91%
                                Class X:           See Note on page T-3

                                The Pass-Through Rate for each class of
                                Principal Balance Certificates for any
                                Distribution Date will not exceed the Weighted Average Net Mortgage Rate ("NWAC") for such Distribution Date.

Principal Distributions:        Principal will be distributed on each
                                Distribution Date to the most senior Class
                                (i.e., the Class with the earliest
                                alphabetical/numerical Class designation) of the
                                Principal Balance Certificates outstanding, until its Certificate Balance is reduced to zero
                                (sequential order). If, due to losses, the Certificate Balances of the Class B through
                                Class O Certificates are reduced to zero or Appraisal Reductions exceed the aggregate
                                Certificate Balance of the Subordinate
                                Certificates, payments of principal to the Class
                                A-1 and A-2 Certificates will be made on a pro rata basis.

Prepayment Premium Allocation:  The holders of each Class of Principal
                                Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such distribution date will be entitled to an aggregate amount (allocable on a pro-rata basis if there is more than one Class of Principal Balance Certificates entitled to a distribution of principal) equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. The portion, if any, of the Prepayment Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X Certificates. For the purposes of the foregoing, the classes G, H, J, K, L, M, N and O are the excluded classes.


                                      T-5

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

Credit Enhancement:             Each Class of Certificates (other than Classes
                                A-1, A-2 and X) will be subordinate to all other
                                Classes with an earlier alphabetical Class designation.

Advancing:                      The Master Servicer and the Trustee (in that
                                order) will each be obligated to make P&I
                                Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

Realized Losses and Expense     Realized Losses and Expense Losses, if any, will
Losses:                         be allocated to the Class O, Class N, Class M,
                                Class L, Class K, Class J, Class H, Class G,
                                Class F, Class E, Class D, Class C and Class B
                                Certificates, in that order, and then to Classes
                                A-1 and A-2 and, with respect to losses
                                allocated to interest, Class X Certificates, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable
                                Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

Prepayment Interest Shortfalls: For any Distribution Date, any Net Aggregate
                                Prepayment Interest Shortfall not offset by the Servicing Fee (less the amount payable to Sub-Servicers for such Distribution Date), will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

Appraisal Reductions:           An appraisal reduction generally will be created
                                in the amount, if any, by which the Principal
                                Balance of a Specially Serviced Mortgage Loan
                                (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property. The Appraisal
                                Reduction Amount will reduce proportionately the amount of P&I Advances for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance
                                Certificate outstanding.

                                An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

Operating Adviser:              The Operating Adviser, which may be appointed by
                                the Controlling Class, will have the right to advise the Special Servicer with respect to certain actions regarding Specially Serviced
                                Mortgage Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO Property into environmental compliance or accept substitute or additional collateral.

Controlling Class:              The Controlling Class will generally be the most
                                subordinate Class of Certificates outstanding at any time or, if the Certificate Balance of such Class is less than 25% of the initial
                                Certificate Balance of such Class, the next most subordinate Class of Principal Balance
                                Certificates.


                                      T-6

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

Special Servicer:               In general, the Special Servicer has the right
                                to modify the terms of a Specially Serviced
                                Mortgage Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Final Rated
                                Distribution Date, grant more than three one-year extensions of the maturity date of a Mortgage Loan which has a below market rate, reduce the Mortgage Rate to a rate below the market rate or defer interest due in excess of 10% of the Scheduled Principal Balance of such Mortgage Loan.

Optional Termination:           The Depositor, then the Master Servicer, then
                                the Special Servicer and then the holder of a majority of the R-I Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution Date on which the aggregate
                                Certificate Balance of all Classes of
                                Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase price will generally be at a price equal to the unpaid aggregate Scheduled
                                Principal Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed
                                Advances.

Reports to Certificateholders:  The Trustee will prepare and deliver monthly
                                Certificateholder Reports. The Special Servicer will prepare and deliver to the Trustee a monthly Special Servicer Report summarizing the status of each Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the Mortgage Loans will be available electronically.


                                      T-7

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

III. Originators        Wells Fargo Bank, N.A.

                        The Mortgage Pool includes 202 Mortgage Loans, representing approximately 60.7% of the Initial Pool Balance, originated by Wells Fargo Bank, National Association ("Wells Fargo").

                        Founded in 1852, Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo provides a full range of banking services to individual, agri-business, real estate, commercial and small business customers.

                        For the year ended December 31, 1998 and for the year ended December 31, 1997, Wells Fargo & Company reported, on a consolidated basis, net income of $1,950MM and $2,499MM, respectively.

                        As of December 31, 1998 and as of December 31, 1997 Wells Fargo & Company reported, on a consolidated basis, total assets of $202.5Bn and $185.7Bn, respectively and total capital (Tier 1 & 2) of $10.9Bn and $11.2Bn, respectively.

                        As of December 31, 1998 Wells Fargo and its subsidiaries serviced a portfolio of multifamily and commercial mortgage loans totaling approximately $25.9Bn, of which $5.4Bn was for third parties.

                        On November 2, 1998, the former Wells Fargo Company merged with WFC Holding Corporation, a wholly owned subsidiary of Norwest Corporation. In connection with such merger, Norwest Corporation changed its name to Wells Fargo & Company. Such merger was accounted for as a pooling of interests. The total assets, total capital and net income indicated above for Well Fargo & Company reflect the consolidated assets, capital and income of such merged companies for the periods set forth above.

                        The Loans originated by Wells Fargo were originated through Wells Fargo's Capital Markets Group ("Capital Markets Group"). The Capital Markets Group maintains loan production offices in six metropolitan areas in California and nine other cities nationwide. The group is staffed with approximately 20 originators and approximately 20 underwriters and is supported by Wells Fargo's Appraisal and Real Estate Technical Services (RETECHS) personnel.

                        Commercial and multifamily mortgage loans originated for securitization by Wells Fargo and its subsidiaries are generally serviced by Wells Fargo. Wells Fargo has been approved as a master and special servicer by all four rating agencies. Wells Fargo has completed five previous conduit securitizations.

                        Morgan Stanley Mortgage Capital Inc.

                        The Mortgage Pool includes 72 Mortgage Loans, representing approximately 39.3% of the Initial Pool Balance, which were either acquired or originated by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC"). MSMC is a subsidiary of Morgan Stanley & Co. Incorporated that was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.


                                      T-8

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

IV.  Collateral Description

Summary: The Mortgage Pool consists of a $968,511,922 pool of 274 fixed-rate, first lien, mortgage loans secured by first liens on commercial and multifamily properties located throughout 29 states. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 7.067% and a weighted average remaining term to maturity of 122 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

Seismic Review Process: For loans originated by Wells Fargo, loan requests secured by properties located in California are screened using a seismic software system to perform a preliminary probable maximum loss ("PML") analysis. Properties with any one of the following characteristics are subject to a third party seismic survey performed by an approved seismic engineering firm: a property with a preliminary PML over 20%, a loan of more than $10,000,000, a property located in an Alquist Priolo Zone, a property of three or more stories, a property constructed of non-reinforced masonry, a property found to exhibit indications of significant seismic stress during the completion of the property condition assessment or a property located in a county having special inspection or retrofit requirements.

                        For loans originated by MSMC, all loan requests secured by properties in California are subject to a third party seismic report.

                        Generally, any proposed loan originated by Wells Fargo or MSMC as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading, be conditioned on satisfactory earthquake insurance or be declined.

                        This portfolio contains 12 Mortgage Loans, representing 4.7% of the pool, that have PMLs in excess of 20% and are subject to the above stated mitigants.

                                [GRAPHIC OMITTED]

            [The following table was depicted as a graphic map of the
                          U.S in the printed material]

                            GEOGRAPHIC DISTRIBUTION

                                   AK    0.37%
                                   WA    2.57%
                                   OR    1.77%
                                   CA    45.59
                                   ID    0.20%
                                   NV    1.58%
                                   UT    1.40%
                                   AZ    4.41%
                                   CO    4.18%
                                   KS    0.35%
                                   OK    1.06%
                                   TX   10.86%
                                   WI    1.05%
                                   IL    5.88%
                                   MI    0.72%
                                   IN    0.63%
                                   OH    0.86%
                                   MA    1.74%
                                   NY    0.59%
                                   CT    0.59%
                                   NJ    0.41%
                                   PA    0.63%
                                   DE    0.43%
                                   MD    2.70%
                                   VA    1.07%
                                   NC    0.10%
                                   SC    0.15%
                                   GA    4.74%
                                   FL    3.38%


                                       T-9

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

Sellers
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
Wells Fargo                                   202       587,870,511        60.70
Morgan Stanley                                 72       380,641,411        39.30
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------

Cut-Off Date Balances ($)
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
<= 1MM                                         50        39,411,512         4.07
1MM - 2MM                                      81       116,334,697        12.01
2MM - 3MM                                      42       103,017,431        10.64
3MM - 4MM                                      34       117,016,226        12.08
4MM - 5MM                                      16        73,743,162         7.61
5MM - 6MM                                      14        77,972,519         8.05
6MM - 7MM                                       9        57,526,269         5.94
7MM - 8MM                                       7        52,498,548         5.42
8MM - 9MM                                       6        50,860,263         5.25
9MM - 10MM                                      2        19,832,806         2.05
10MM - >=                                      13       260,298,489        26.87
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------
Min: 317,728                        Max: 41,232,654       Average: 3,534,715
--------------------------------------------------------------------------------

States
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
California                                    140       441,499,972        45.59
Texas                                          32       105,159,866        10.86
Illinois                                        6        56,964,719         5.88
Georgia                                         5        45,888,047         4.74
Arizona                                         7        42,762,844         4.42
Other                                          84       276,236,474        28.51
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------

Property Type
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
Multifamily                                    86       297,627,262        30.73
Retail                                         52       235,072,705        24.27
Industrial                                     74       163,796,815        16.91
Office                                         36       125,831,434        12.99
Hospitality                                     6        87,639,765         9.05
Other                                           6        21,021,513         2.17
Mobile Home Park                                6        20,056,298         2.07
Self Storage                                    8        17,466,131         1.80
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------

Mortgage Rates (%)
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
6.001 - 7.000                                 114       433,730,598        44.79
7.001 - 8.000                                 155       521,043,835        53.80
8.001 - 9.000                                   5        13,737,489         1.42
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------
Min: 6.240                               Max: 8.750         WAC: 7.067
--------------------------------------------------------------------------------

Original Terms to Stated Maturity (mos)
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
<= 60                                           3        38,652,722         3.99
61 - 120                                      217       766,805,970        79.17
121 - 180                                      27        96,295,297         9.94
181 - 240                                      27        66,757,933         6.89
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------
Min: 59                                  Max: 240           Wtd Avg: 128
--------------------------------------------------------------------------------

Remaining Terms to Stated Maturity (mos)
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
<= 60                                           6        43,609,391         4.50
61 - 120                                      216       791,914,463        81.77
121 - 180                                      25        66,230,135         6.84
181 - 240                                      27        66,757,933         6.89
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------
Min: 26                                  Max: 236           Wtd Avg: 122
--------------------------------------------------------------------------------

Balloon Loans
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
Yes                                           234       883,915,263        91.27
No                                             40        84,596,660         8.73
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------

Debt Service Coverage Ratios (x)
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
1.01 - 1.15                                     2         2,826,048         0.29
1.16 - 1.25                                     9        26,106,459         2.70
1.26 - 1.35                                    26        88,263,191         9.11
1.36 - 1.50                                    76       323,070,799        33.36
1.51 - 1.75                                    76       311,629,987        32.18
1.76 - 2.00                                    45       122,266,678        12.62
2.00 >=                                        40        94,348,760         9.74
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------
Min: 1.11                                Max: 6.43          Wtd Avg: 1.63
--------------------------------------------------------------------------------

Cut-Off Date Loan-to-Value Ratios (%)
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
10.1 - 20.0                                     2         1,540,952         0.16
20.1 - 30.0                                     9        10,835,732         1.12
30.1 - 40.0                                    13        23,209,493         2.40
40.1 - 50.0                                    19        36,453,606         3.76
50.1 - 60.0                                    51       183,697,024        18.97
60.1 - 70.0                                    93       338,319,182        34.93
70.1 - 80.0                                    86       370,399,172        38.24
80.1 - 90.0                                     1         4,056,762         0.42
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------
Min: 19.2                                Max: 81.1          Wtd Avg: 64.9
--------------------------------------------------------------------------------

Balloon Loan-to-Value Ratios (%)
--------------------------------------------------------------------------------
                                              No.      Cut-Off Date            %
                                               of         Principal           of
                                            Loans           Balance         Pool
--------------------------------------------------------------------------------
0.0                                            34        73,098,734         7.55
0.1 - 10.0                                      6        11,497,926         1.19
10.1 - 20.0                                     3         7,155,138         0.74
20.1 - 30.0                                    18        35,254,177         3.64
30.1 - 40.0                                    16        37,872,384         3.91
40.1 - 50.0                                    55       155,797,315        16.09
50.1 - 60.0                                    72       319,383,234        32.98
60.1 - 70.0                                    67       314,832,276        32.51
70.1 - 80.0                                     3        13,620,738         1.41
--------------------------------------------------------------------------------
Total:                                        274       968,511,922       100.00
--------------------------------------------------------------------------------
Min: 0.0                                 Max: 70.7          Wtd Avg: 49.7
--------------------------------------------------------------------------------


                                      T-10

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $893,452,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

Percentage of Mortgage Pool Balance by Prepayment Restriction(%)(1)(2)

------------------------------------------------------------------------------------------------------------------------------------

   Prepayment Restrictions        February 1999        February 2000       February 2001       February 2002        February 2003
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                                99.19%             99.19%                99.10%             73.33%               66.04%
Yield Maintenance Total                    0.33%              0.33%                 0.09%             26.05%               29.54%
Penalty Points:
    5.00% and greater                      0.00               0.00                  0.00               0.00                 0.00
    4.00%  to 4.99%                        0.48               0.30                  0.30               0.29                 0.29
    3.00% to 3.99%                         0.00               0.18                  0.00               0.00                 0.00
    2.00% to 2.99%                         0.00               0.00                  0.33               0.00                 0.00
    1.00% to 1.99%                         0.00               0.00                  0.00               0.18                 0.00
Open                                       0.00               0.00                  0.18               0.15                 4.13
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                    100.00%            100.00%               100.00%            100.00%              100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $ 968,511,922      $ 954,499,547         $ 939,602,735      $ 921,807,451        $ 901,551,545
% of initial Pool Balance                100.00%             98.55%                97.02%             95.18%               93.09%
------------------------------------------------------------------------------------------------------------------------------------

Percentage of Mortgage Pool Balance by Prepayment Restriction (%) - continued
(1) (2)

------------------------------------------------------------------------------------------------------------------------------------

   Prepayment Restrictions       February 2004     February 2005    February 2006     February 2007    February 2008   February 2009
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                               56.13%           55.98%           57.49%            57.49%           41.22%          44.33%
Yield Maintenance Total                  43.57%           43.55%           42.21%            42.22%           19.42%          53.47%
Penalty Points:
    5.00% and greater                     0.00             0.00             0.00              0.00             0.00            0.00
    4.00%  to 4.99%                       0.30             0.29             0.30              0.29             0.00            0.00
    3.00% to 3.99%                        0.00             0.00             0.00              0.00             0.29            2.20
    2.00% to 2.99%                        0.00             0.00             0.00              0.00             0.00            0.00
    1.00% to 1.99%                        0.00             0.00             0.00              0.00             0.00            0.00
Open                                      0.00             0.18             0.00              0.00            39.07            0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                   100.00%          100.00%          100.00%           100.00%          100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $ 845,469,734    $ 826,005,075    $ 776,399,187     $ 754,400,945    $ 723,287,400    $ 87,807,148
% of Initial Pool Balance               87.30%            85.29%           80.16%            77.89%           74.68%           9.07%
------------------------------------------------------------------------------------------------------------------------------------

Notes: (1) For 53 of the Mortgage Loans (15.9% of the Cut-Off Date Balance)
           which allow borrowers to choose between Defeasance and Yield Maintenance, Yield Maintenance is assumed.
       (2) The above analysis is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.


                                      T-11

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                          DISTRIBUTION DATE STATEMENT

                               Table of Contents

================================================================================

STATEMENT SECTIONS                                                       PAGE(s)
------------------                                                       -------

Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Ratings Detail                                                               6
Current Mortgage Loan and Property Stratification Tables                   7-9
Mortgage Loan Detail                                                        10
Principal Prepayment Detail                                                 11
Historical Detail                                                           12
Delinquency Loan Detail                                                     13
Specially Serviced Loan Detail                                           14-15
Modified Loan Detail                                                        16
Liquidated Loan Detail                                                      17
================================================================================

                                  Underwriter
================================================================================
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Contact:      General Information Number
Phone Number: (212) 761-4700
================================================================================

                                 Master Servicer
================================================================================
Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, CA 94111

Contact:      Matilde Sanchez
Phone Number: (510) 677-5225
================================================================================

                                Special Servicer
================================================================================
GMAC Commercial Mortgage Corporation
650 Dresher Road
Horsham, PA 10944-8015

Contact:      Coral I. Horstmeyer
Phone Number: (215) 328-1790
================================================================================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                        Certificate Distribution Detail

===================================================================================================================================
                                                                                            Realized Loss /
              Pass-Through   Original  Beginning    Principal      Interest   Prepayment   Additional Trust     Total       Ending
Class   CUSIP    Rate         Balance   Balance    Distribution  Distribution  Penalties     Fund Expenses   Distribution   Balance
===================================================================================================================================
 A-1             0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
 A-2             0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  B              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  C              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  D              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  E              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  F              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  G              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  H              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  J              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  K              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  L              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  M              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  N              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
R-I              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
R-II             0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
R-III            0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
===================================================================================================================================
Totals                           0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
===================================================================================================================================

======================
            Current
        Subordination
Class       Level(1)
======================
 A-1             0.00%
 A-2             0.00%
  B              0.00%
  C              0.00%
  D              0.00%
  E              0.00%
  F              0.00%
  G              0.00%
  H              0.00%
  J              0.00%
  K              0.00%
  L              0.00%
  M              0.00%
  N              0.00%
R-I              0.00%
R-II             0.00%
R-III            0.00%
======================
Totals
======================

====================================================================================================
                             Original   Beginning                                            Ending
              Pass-Through   Notional   Notional    Interest     Prepayment      Total      Notional
Class   CUSIP    Rate         Amount     Amount    Distribution   Penalties   Distribution   Amount
====================================================================================================
 X               0.000000%       0.00        0.00          0.00        0.00           0.00      0.00
====================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                           Certificate Factor Detail

====================================================================================================
                                                                         Realized Loss /
                 Beginning     Principal      Interest      Prepayment  Additional Trust    Ending
Class   CUSIP     Balance     Distribution  Distribution     Penalties    Fund Expenses     Balance
====================================================================================================
 A-1            0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 A-2            0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  B             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  C             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  D             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  E             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  F             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  G             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  H             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  J             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  K             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  L             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  M             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  N             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 R-I            0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 R-II           0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 R-III          0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
====================================================================================================

=================================================================
                Beginning                                Ending
                Notional     Interest     Prepayment     Notional
Class   CUSIP    Amount    Distribution    Premium       Amount
=================================================================
 X             0.00000000    0.00000000   0.00000000   0.00000000
=================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                             Reconciliation Detail


Advance Summary

P & I Advances Outstanding                             0.00
Servicing Advances Outstanding                         0.00

Reimbursement for Interest on                          0.00
Advances paid from general collections


Servicing Fee Breakdowns

Current Period Accrued Servicing Fees                  0.00
Less Delinquent Servicing Fees                         0.00
Less Reductions to Servicing Fees                      0.00
Plus Servicing Fees for Delinquent Payments Received   0.00
Plus Adjustments for Prior Servicing Calculation       0.00
Total Servicing Fees Collected                         0.00


                      Certificate Interest Reconciliation

============================================================================================================
        Accrued        Net Aggregate       Realized      Previously Unpaid   Distributable   Distributable
       Certificate      Prepayment          Losses/     Interest (including   Certificate   Certif. Interest
Class   Interest    Interest Shortfall  Expense Losses   interest thereon)      Interest       Adjustment
============================================================================================================
A-1           0.00               0.00             0.00                 0.00           0.00              0.00
A-2           0.00               0.00             0.00                 0.00           0.00              0.00
X             0.00               0.00             0.00                 0.00           0.00              0.00
B             0.00               0.00             0.00                 0.00           0.00              0.00
C             0.00               0.00             0.00                 0.00           0.00              0.00
D             0.00               0.00             0.00                 0.00           0.00              0.00
E             0.00               0.00             0.00                 0.00           0.00              0.00
F             0.00               0.00             0.00                 0.00           0.00              0.00
G             0.00               0.00             0.00                 0.00           0.00              0.00
H             0.00               0.00             0.00                 0.00           0.00              0.00
J             0.00               0.00             0.00                 0.00           0.00              0.00
K             0.00               0.00             0.00                 0.00           0.00              0.00
L             0.00               0.00             0.00                 0.00           0.00              0.00
M             0.00               0.00             0.00                 0.00           0.00              0.00
N             0.00               0.00             0.00                 0.00           0.00              0.00
============================================================================================================
Totals        0.00               0.00             0.00                 0.00           0.00              0.00
============================================================================================================











==============================
                     Remaining
         Interest      Unpaid
Class  Distribution   Interest
==============================
A-1            0.00       0.00
A-2            0.00       0.00
X              0.00       0.00
B              0.00       0.00
C              0.00       0.00
D              0.00       0.00
E              0.00       0.00
F              0.00       0.00
G              0.00       0.00
H              0.00       0.00
J              0.00       0.00
K              0.00       0.00
L              0.00       0.00
M              0.00       0.00
N              0.00       0.00
==============================
Totals         0.00       0.00
==============================


================================================================================
 Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 4 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount                                               0.00

Principal Distribution Amount                                               0.00

      (a) Principal portion of Scheduled Payments                0.00
          and any Assumed Scheduled Payments

      (b) Principal Prepayments                                  0.00

      (c) Principal Portion of Balloon Payments                  0.00

      (d) Liquidation, Condemnation, Purchase,                   0.00
          and Insurance Proceeds and REO Income
          Received on a Mortgage Loan

Aggregate Number of Outstanding Mortgatge Loans                                0

Aggregate Principal Balance of the Mortgage Loans                           0.00

Aggregate Scheduled Principal Balance of the Mortgage Loans                 0.00

Total Servicing and Special Servicing Fee paid                              0.00
      Servicing Fee paid                                         0.00
      Special Servicing Fee paid                                 0.00
      Special Servicing Standby Fee paid                         0.00

Trustee Fee paid                                                            0.00

Expense Losses (Additional Trust Fund Expenses)                             0.00

      (i) Special Servicing and Liquidation Fees                 0.00
      (ii) Advance Interest                                      0.00
      (iii) Indemnification Expenses                             0.00
      (iv) Taxes Imposed on the Trust                            0.00
      (v) Amount of any Advance not Recovered                    0.00
          upon a Final Recovery Determination

           Appraisal Reduction Amount

=================================================
                 Appraisal         Date Appraisal
Loan             Reduction         Reduction
Number           Amount            Effected
=================================================
                  None



=================================================
Total
=================================================


================================================================================
 Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 5 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                                 Ratings Detail

================================================================================
                         Original Ratings             Current Ratings (1)
                    ------------------------------------------------------------
Class   CUSIP       DCR  Fitch  Moody's  S & P    DCR  Fitch  Moody's  S & P
================================================================================















================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000


================================================================================
 Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 6 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

            Current Mortgage Loan and Property Stratification Tables

                               Scheduled Balance
================================================================================
                                        % of
Scheduled      # of      Scheduled      Agg.      WAM                Weighted
Balance        Loans     Balance        Bal.      (2)       WAC    Avg DSCR (1)
================================================================================





















================================================================================
Totals
================================================================================


                                     State (3)
================================================================================
                                        % of
               # of      Scheduled      Agg.      WAM                Weighted
State          Props.    Balance        Bal.      (2)       WAC    Avg DSCR (1)
================================================================================














================================================================================
Totals
================================================================================

See footnotes on last page of this section.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

            Current Mortgage Loan and Property Stratification Tables

                          Debt Service Coverage Ratio
================================================================================
  Debt Service     # of     Scheduled    % of       WAM             Weighted
 Coverage Ratio    Loans     Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================








================================================================================
Totals
================================================================================


                                    Note Rate
================================================================================
       Note        # of     Scheduled    % of       WAM             Weighted
       Rate        Loans     Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================








================================================================================
Totals
================================================================================


                               Property Type (3)
================================================================================
      Property     # of     Scheduled    % of       WAM             Weighted
        Type       Props.    Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================








================================================================================
Totals
================================================================================

                                    Seasoning
================================================================================
                   # of     Scheduled    % of       WAM             Weighted
  Seasoning        Loans     Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================








================================================================================
Totals
================================================================================

See footnotes on last page of this section.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

            Current Mortgage Loan and Property Stratification Tables

               Anticipated Remaining Term (ARD and Balloon Loans)
================================================================================
   Anticipated     # of     Scheduled    % of       WAM             Weighted
    Remaining      Loans     Balance     Agg.       (2)     WAC    Avg DSCR (1)
     Term(2)                             Bal.
================================================================================








================================================================================
Totals
================================================================================


               Remaining Amortization Term (ARD and Balloon Loans)
================================================================================
    Remaining      # of     Scheduled    % of       WAM             Weighted
   Amortization    Loans     Balance      Agg.      (2)     WAC    Avg DSCR (1)
      Term                                Bal.
================================================================================








================================================================================
Totals
================================================================================


                 Remaining Stated Term (Fully Amortizing Loans)
================================================================================
    Remaining      # of     Scheduled    % of       WAM             Weighted
     Stated        Loans     Balance      Agg.      (2)     WAC    Avg DSCR (1)
      Term                                Bal.
================================================================================








================================================================================
Totals
================================================================================


                             Age of Most Recent NOI
================================================================================
  Age of Most      # of     Scheduled    % of       WAM             Weighted
  Recent NOI       Loans     Balance      Agg.      (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================








================================================================================
Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA
      Standard Information Package.

      (ii) An ARD Loan constitutes a "Hyper-Amortization Loan" as defined in the offering document.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                              Mortgage Loan Detail

====================================================================================================================================
                                                               Anticipated             Neg.   Beginning    Ending    Paid  Appraisal
 Loan  ODCR Property  City  State  Interest  Principal  Gross    Repayment   Maturity  Amort  Scheduled   Scheduled  Thru  Reduction
Number      Type (1)               Payment    Payment   Coupon     Date        Date    (Y/N)   Balance     Balance   Date    Date
====================================================================================================================================




====================================================================================================================================
Totals
====================================================================================================================================

===============================
         Appraisal  Res.   Mod.
 Loan    Reduction Strat.  Code
Number    Amount    (2)    (3)
===============================




===============================
Totals
===============================

(1) Property Type Code  (2) Resolution Strategy Code  (3) Modification Code
----------------------  ----------------------------  ---------------------

  MF - Multi- Family       1  - Modification         1 - Maturity Date Extension
  RT - Retail              2  - Foreclosure          2 - Amortization Change
  HC - Health Care         3  - Bankruptcy           3 - Principal Write-Off
  IN - Industrial          4  - Extension            4 - Combination
  WH - Warehouse           5  - Note Sale
  MH - Mobile Home Park    6  - DPO
  OF - Office              7  - REO
  MU - Mixed Use           8  - Resolved
  LO - Lodging             9  - Pending Return
  SS - Self Storage              to Master Servicer
  OT - Other               10 - Deed In Lieu Of
                                 Foreclosure


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                           Principal Prepayment Detail

================================================================================================================
                                   Principal Prepayment Amount                   Prepayment Penalties
             Offering Document  ---------------------------------  ---------------------------------------------
Loan Number  Cross-Reference    Payoff Amount  Curtailment Amount  Prepayment Premium  Yield Maintenance Premium
================================================================================================================










================================================================================================================
Totals
================================================================================================================

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                               Historical Detail

====================================================================================================================================
                                    Delinquencies                                           Prepayments        Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments  Payoff  Next Weighted Avg.
    Date      # Balance  # Balance    # Balance      # Balance  # Balance   # Balance    #  Amount   # Amount Coupon      Remit  WAM
------------------------------------------------------------------------------------------------------------------------------------









====================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                             Delinquency Loan Detail

=============================================================================================================================
                 Offering      # of                  Current   Outstanding  Status of  Resolution
                 Document     Months   Paid Through   P & I       P & I     Mortgage    Strategy     Servicing    Foreclosure
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **   Loan (1)   Code (2)   Transfer Date      Date
=============================================================================================================================









=============================================================================================================================
Totals
=============================================================================================================================

                  Delinquency Loan Detail

==========================================================
              Current   Outstanding
             Servicing   Servicing                    REO
Loan Number  Advances     Advances   Bankruptcy Date  Date
==========================================================










==========================================================
Totals
==========================================================

      (1) Status of Mortgage Loan              (2) Resolution Strategy Code
      ---------------------------              ----------------------------

   A - Payment Not Received                           1 - Modification
       But Still in Grace Period                      2 - Foreclosure
   B - Late Payment But Less                          3 - Bankruptcy
       Than 1 Month Delinquent                        4 - Extension
   0 - Current                                        5 - Note Sale
   1 - One Month Delinquent                           6 - DPO
   2 - Two Months Delinquent                          7 - REO
   3 - Three Or More Months Delinquent                8 - Resolved
   4 - Assumed Scheduled Payment                      9 - Pending Return
        (Performing Matured Balloon)                       to Master Servicer
   7 - Foreclosure                                    10- Deed In Lieu Of
   9 - REO                                                 Foreclosure

** Outstanding P & I Advances include the current period advance

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                    Specially Serviced Loan Detail - Part 1

====================================================================================================================================
                         Offering       Servicing  Resolution                                                      Net
Distribution   Loan      Document       Transfer    Strategy     Scheduled  Property         Interest   Actual   Operating   NOI
   Date       Number  Cross-Reference    Date       Code (1)      Balance   Type (2)  State    Rate    Balance    Income    Date
====================================================================================================================================




====================================================================================================================================

=========================================
              Note  Maturity  Remaining
 Loan   DSCR  Date    Date   Amortization
Number                          Term
=========================================




=========================================

  (1) Resolution Strategy Code            (2) Property Type Code
  ----------------------------            ----------------------

   1  - Modification                      MF - Multi-Family
   2  - Foreclosure                       RT - Retail
   3  - Bankruptcy                        HC - Health Care
   4  - Extension                         IN - Industrial
   5  - Note Sale                         WH - Warehouse
   6  - DPO                               MH - Mobile Home Park
   7  - REO                               OF - Office
   8  - Resolved                          MU - Mixed Use
   9  - Pending Return                    LO - Lodging
         to Master Servicer               SS - Self Storage
   10 - Deed In Lieu Of                   OT - Other
         Foreclosure


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                     Specially Serviced Loan Detail - Part 2

===================================================================================================================================
                          Offering      Resolution     Site
Distribution   Loan       Document       Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number   Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
===================================================================================================================================






===================================================================================================================================

                      (1) Resolution Strategy Code
                      ----------------------------

                         1  - Modification
                         2  - Foreclosure
                         3  - Bankruptcy
                         4  - Extension
                         5  - Note Sale
                         6  - DPO
                         7  - REO
                         8  - Resolved
                         9  - Pending Return
                               to Master Servicer
                         10 - Deed In Lieu Of
                               Foreclosure

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                              Modified Loan Detail

================================================================================
            Offering
 Loan       Document       Pre-Modification                        Modification
Number   Cross-Reference        Balance        Modification Date   Description
================================================================================





================================================================================
Total
================================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-WF1

                                      ------------------------------------------
[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                               @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 03/15/1999
                                                        Record Date:  02/26/1999
================================================================================

                             Liquidated Loan Detail

===========================================================================================================
           Final Recovery      Offering                                                      Gross Proceeds
 Loan      Determination       Document       Appraisal   Appraisal    Actual     Gross        as a % of
Number         Date         Cross-Reference     Date        Value      Balance   Proceeds    Actual Balance
===========================================================================================================



===========================================================================================================
Current Total
===========================================================================================================
Cumulative Total
===========================================================================================================

=============================================================================
           Aggregate       Net        Net Proceeds                Repurchased
 Loan      Liquidation  Liquidation    as a % of       Realized    by Seller
Number     Expenses*     Proceeds    Actual Balance    Loss          (Y/N)
=============================================================================



=============================================================================
Current Total
=============================================================================
Cumulative Total
=============================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)
                          Morgan Stanley Capital I Inc.
                                    Depositor

      The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

      Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

      Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                         ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

      Investors should consider, among other things, certain risks set forth under the caption "Risk Factors" herein and in the related Prospectus Supplement.

      Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                        ---------------------------------

                              MORGAN STANLEY & CO.
                                  INCORPORATED

October 9, 1998

      Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

      The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

      The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

      As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

      To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

      A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

PROSPECTUS SUPPLEMENT........................................................2

AVAILABLE INFORMATION........................................................3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................3

SUMMARY OF PROSPECTUS........................................................6

RISK FACTORS................................................................15

DESCRIPTION OF THE TRUST FUNDS..............................................22

USE OF PROCEEDS.............................................................28

YIELD CONSIDERATIONS........................................................29

THE DEPOSITOR...............................................................32

DESCRIPTION OF THE CERTIFICATES.............................................32

DESCRIPTION OF THE AGREEMENTS...............................................40

DESCRIPTION OF CREDIT SUPPORT...............................................58

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES..................60

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................76

STATE TAX CONSIDERATIONS...................................................103

CERTAIN ERISA CONSIDERATIONS...............................................103

LEGAL INVESTMENT...........................................................105

PLAN OF DISTRIBUTION.......................................................107

LEGAL MATTERS..............................................................108

FINANCIAL INFORMATION......................................................108

RATING.....................................................................108

INDEX OF PRINCIPAL DEFINITIONS.............................................110

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates...............Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor ..........................Morgan Stanley Capital I Inc., a
                                    wholly-owned subsidiary of Morgan Stanley
                                    Group Inc. See "The Depositor."

Master Servicer ....................The master servicer (the "Master Servicer"), if any, for each series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Special Servicer ...................The special servicer (the "Special
                                    Servicer"), if any, for each series of
                                    Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

Trustee ............................The trustee (the "Trustee") for each series of Certificates will be named in the related
                                    Prospectus Supplement. See "Description of the Agreements--The Trustee."

The Trust Assets ...................Each series of Certificates will represent in the aggregate the entire beneficial
                                    ownership interest in a Trust Fund
                                    consisting primarily of:

(a) Mortgage Assets ................The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail


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                                    stores, hotels or motels, nursing homes,
                                    hospitals or other health-care related
                                    facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                                    To the extent described in the related
                                    Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust
                                    Funds--Mortgage Loans--Leases" and "Risk
                                    Factors--Limited Assets" herein.

                                    The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                    Each Mortgage Loan may provide for no
                                    accrual of interest or for accrual of
                                    interest thereon at an interest rate (a
                                    "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the


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                                    related Prospectus Supplement. The Mortgage
                                    Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

(b) Government Securities...........If so provided in the related Prospectus
                                    Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government
                                    Securities").

(c) Collection Accounts ............Each Trust Fund will include one or more accounts established and maintained on
                                    behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

(d) Credit Support .................If so provided in the related Prospectus
                                    Supplement, partial or full protection
                                    against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any


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                                    similar forms of credit support that are
                                    provided by or with respect to, or are
                                    included as part of the trust fund evidenced by or providing security for, such MBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

(e) Cash Flow Agreements ...........If so provided in the related Prospectus
                                    Supplement, the Trust Fund may include
                                    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements." Description of Certificates.

Distributions on Certificates ......Each series of Certificates evidencing an interest in a Trust Fund that includes
                                    Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements." Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate").


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                                    The related Prospectus Supplement will
                                    specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                    Each series of Certificates will consist of one or more classes of Certificates that may
                                    (i) provide for the accrual of interest
                                    thereon based on fixed, variable or
                                    adjustable rates; (ii) be senior
                                    (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                    Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
                                    "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
                                    "Stripped Interest Certificates"); (v)
                                    provide for distributions of accrued
                                    interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or
                                    (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                    The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

(a) Interest........................Interest on each class of Offered
                                    Certificates (other than Stripped Principal
                                    Certificates and certain classes of Stripped
                                    Interest Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each


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                                    Distribution Date on the basis of a notional
                                    amount as described in the related
                                    Prospectus Supplement. Distributions of
                                    interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields," "Yield Considerations" and "Description of the
                                    Certificates--Distributions of Interest on the Certificates."

(b) Principal ......................The Certificates of each series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."

Advances ...........................Unless otherwise provided in the related
                                    Prospectus Supplement, the Master Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any


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                                    person in connection with such MBS. See
                                    "Description of the Certificates--Advances in Respect of Delinquencies."

Termination ........................If so specified in the related Prospectus
                                    Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of Certificates .......If so provided in the related Prospectus
                                    Supplement, one or more classes of the
                                    Offered Certificates will initially be
                                    represented by one or more Certificates
                                    registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Tax Status of the Certificates .....The Certificates of each series will constitute either (i) "regular interests"
                                    ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or
                                    (ii) interests ("Grantor Trust
                                    Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

(a) REMIC ..........................REMIC Regular Certificates generally will be treated as debt obligations of the
                                    applicable REMIC for federal income tax
                                    purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                                    A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are


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                                    subject to tax on unrelated business taxable
                                    income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

                                    The Offered Certificates will be treated as
                                    (i) assets described in section
                                    7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

(b) Grantor Trust...................If no election is made to treat the Trust
                                    Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                    Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations................A fiduciary of an employee benefit plan or other retirement plan or arrangement,
                                    including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement.


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Legal Investment ...................The related Prospectus Supplement will specify whether any class or classes of the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating .............................At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.


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                                  RISK FACTORS

      Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

Limited Liquidity

      There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

Limited Assets

      The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

      Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of


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or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Average Life of Certificates; Prepayments; Yields

      Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

Limited Nature of Ratings

      Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

      The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No


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assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

Risks Associated with Mortgage Loans and Mortgaged Properties

      Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

      The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

      It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

      Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

      If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

Risks Associated with Commercial Loans and Leases

      If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

Balloon Payments

      Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

Junior Mortgage Loans

      To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."


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

Obligor Default

      If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

Mortgagor Type

      Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Credit Support Limitations

      The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

      The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

      Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for


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

any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

Subordination of the Subordinate Certificates; Effect of Losses on the Assets

      The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

      The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

Enforceability

      Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

      If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

Environmental Risks

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. Moreoever, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner or operator's ability to borrow using such property as collateral. In addition, under the laws of some


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states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and other federal law, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA Considerations

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

Certain Federal Income Tax Considerations Regarding REMIC Residual
Certificates

      Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

Control

      Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and


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

amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

Book-Entry Registration

      If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

Assets

      The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

Mortgage Loans

   General

      The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise,


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mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives").
The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

   Leases

      To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

      To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor,


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as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

   Default and Loss Considerations with Respect to the Mortgage Loans

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

      As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

      While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations,


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

such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

      The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

      Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

      While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

   Loan-to-Value Ratio

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   Mortgage Loan Information in Prospectus Supplements

      Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of


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

the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

   Payment Provisions of the Mortgage Loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.


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

MBS

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Government Securities

      The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Accounts

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

Credit Support

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

Cash Flow Agreements

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

      The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

Pass-Through Rate

      Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

Payments of Principal; Prepayments

      The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

      If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments--Maturity and Weighted Average Life

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

      If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a


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

class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

      The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

   Type of Mortgage Asset

      A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted


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

average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

   Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

   Due-on-Sale and Due-on-Encumbrance Clauses

      Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

      The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual


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

Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

      Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

Distributions

      Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

Available Distribution Amount

      All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

            (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

                  (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution

Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
Date),

                  (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

                  (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

            (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

            (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

            (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

            (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

Distributions of Interest on the Certificates

      Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof


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

immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

Distributions of Principal of the Certificates

      The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

      To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

      If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each


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

Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

Allocation of Losses and Shortfalls

      If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

      With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

Reports to Certificateholders

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

(i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

(ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

(iii)   the amount of such distribution allocable to (a) Prepayment Premiums and
        (b) payments on account of Equity Participations;

(iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

(vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

(vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

(viii)  with respect to each Whole Loan that is delinquent two or more months,
        (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and
        (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

(ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

(x)     with respect to any Whole Loan liquidated during the related Due Period,
        (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;


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

(xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

(xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(xiii)  with respect to any such REO Property sold during the related Due Period
        (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

(xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

(xv) the aggregate amount of principal prepayments made during the related Due Period;

(xvi)   the amount deposited in the reserve fund, if any, on such Distribution
        Date;

(xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

(xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

(xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

(xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

(xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

(xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to


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

the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

      The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

Book-Entry Registration and Definitive Certificates

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership


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of, or other interests in, Book-Entry Certificates may do so only through
Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise


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

specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

Assignment of Assets; Repurchases

      At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to


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

promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

Representations and Warranties; Repurchases

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the


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

Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

      Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues


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unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

Certificate Account and Other Collection Accounts

   General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

   Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

            (i) all payments on account of principal, including principal prepayments, on the Assets;

            (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

            (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

            (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

            (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

            (vi) any amounts representing Prepayment Premiums;

            (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

            (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

            (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

            (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

            (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

            (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

            (xiii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

            (i) to make distributions to the Certificateholders on each Distribution Date;

            (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which


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

the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

            (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

            (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

            (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

            (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

            (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

            (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

            (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

            (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

            (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

            (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

            (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

            (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

            (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

            (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

            (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

            (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

            (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.


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

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

Sub-Servicers

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

Special Servicers

      To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

Realization Upon Defaulted Whole Loans

      A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any


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

Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

      (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or


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

      (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such


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

reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


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

      Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

Rental Interruption Insurance Policy

      If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.


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Due-on-Sale and Due-on-Encumbrance Provisions

      Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

Retained Interest; Servicing Compensation and Payment of Expenses

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

Evidence as to Compliance

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the


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

opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding a Master Servicer and the Depositor

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such


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

loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

Events of Default

      Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Event of Default

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the


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

Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

The Trustee

      The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.


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

Duties of the Trustee

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

Certain Matters Regarding the Trustee

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

Resignation and Removal of the Trustee

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


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                          DESCRIPTION OF CREDIT SUPPORT

General

      For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

Subordinate Certificates

      If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


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Insurance or Guarantees with Respect to the Whole Loans

      If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Letter of Credit

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Insurance Policies and Surety Bonds

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

Reserve Funds

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.


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      Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support with respect to MBS

      If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

General

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property,


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

irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

Leases and Rents

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.


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      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

Personalty

      Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

Foreclosure

   General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers


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will depend on the individual circumstances of each case presented to it.
Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

   Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged


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properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   REO Properties

      If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

      In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with


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respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

   Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

   Anti-Deficiency Legislation

      Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency


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judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

   Leasehold Risks

      Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

      In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also,


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under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.


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      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a


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creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

      To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests,


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in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage. Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

      Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under other federal law and the law of certain states, a secured party which takes a


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deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

      This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.


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      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

      Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

      Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the


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Certificates of the related Series, whether due to actions of the Mortgagor, the
Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

      A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

      "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

Due-on-Sale and Due-on-Encumbrance

      Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

      In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Subordinate Financing

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


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Default Interest, Prepayment Charges and Prepayments

      Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Acceleration on Default

      Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.


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      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations; Types of Mortgaged Properties

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections


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resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

General

      The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

Grantor Trust Funds

      If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.


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a. Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code
Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real


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property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate owned by a financial asset securitization investment trust will represent "permitted assets" with the meaning of Code
Section 860L(c).

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for


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the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to
Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment


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assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

      Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).


b. Multiple Classes of Grantor Trust Certificates

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.


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      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).


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      2. Grantor Trust Certificates Representing Interests in Loans Other Than
ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity


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specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

c. Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an


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owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will generally be long-term capital gain if the Grantor Trust Certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.


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      As used herein, a "U.S. Person" means a citizen or resident of the United
States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

e. Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICs

      The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham &


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Watkins or such other counsel as may be specified in the related Prospectus
Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

a. Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of


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the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated


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redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the


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day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules


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relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular


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Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange,


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redemption, or retirement and the seller's adjusted basis in the REMIC Regular
Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code
Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.


      It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield


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method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

      Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding


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reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

      For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the


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broker determines that the seller is a corporation or other exempt recipient, or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

b. Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is


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not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC


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Residual Certificateholder, see "--Allocation of the Income of the REMIC to the
REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss


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carryovers of a REMIC Residual Certificateholder; (ii) will be treated as
"unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or


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exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be


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borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


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Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of REMIC Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the


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tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate


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may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

General

      Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

   General

      Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, subject thereto including individual retirement accounts or annuities and Keogh plans, subject thereto and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

      The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in


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which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

      Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   Availability of Underwriter's Exemption for Certificates

      Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

      General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

      (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;


                                      104
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      (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the
Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

      (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

      Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

      The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.


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Pursuant to Section 347 of the Riegle Community Development and Regulatory
Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Section 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

      All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

      Except as to the status of certain classes of Offered Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

      The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

      The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

      Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft or Latham & Watkins, New York, New York or Brown & Wood llp, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

      It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                               Page(s) on which
                                                               term is defined
Term                                                           in the Prospectus
----                                                           -----------------

Accrual Certificates........................................................10
ADA.........................................................................75
Applicable Amount...........................................................97
ARM Loans...............................................................26, 82
Asset Conservation Act......................................................71
Asset Seller................................................................22
Assets.......................................................................1
Balloon Mortgage Loans......................................................18
Bankruptcy Code.............................................................66
Book-Entry Certificates.....................................................33
Cash Flow Agreement..........................................................9
Cash Flow Agreements.........................................................1
Cede.....................................................................3, 40
CERCLA..................................................................21, 70
Certificate Account.........................................................44
Certificate Balance..........................................................9
Certificate Owners..........................................................40
Certificateholders...........................................................3
Closing Date................................................................87
Commercial Loans............................................................23
Commercial Properties........................................................7
Commission...................................................................3
Contributions Tax...........................................................99
Cooperatives................................................................23
Covered Trust...............................................................58
CPR.........................................................................31
Credit Support........................................................1, 8, 28
Crime Control Act...........................................................76
Deferred Interest...........................................................83
Definitive Certificates.................................................33, 40
Depositor...................................................................22
Determination Date..........................................................33
DTC......................................................................3, 39
Due Period..................................................................33
Environmental Hazard Condition..............................................72
Equity Participations.......................................................26
ERISA......................................................................103
Exchange Act.................................................................3
Exemption..................................................................104
FDIC........................................................................44
FHLMC.......................................................................53
FNMA........................................................................72
Government Securities.................................................1, 8, 22
Indirect Participants.......................................................39
Insurance Proceeds..........................................................45
IRS.........................................................................78
L/C Bank....................................................................59


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

                                                               Page(s) on which
                                                               term is defined
Term                                                           in the Prospectus
----                                                           -----------------

Labor......................................................................103
Lease........................................................................3
Lease Assignment.............................................................1
Legislative History.........................................................87
Lessee.......................................................................3
Liquidation Proceeds........................................................45
Lock-out Date...............................................................26
Lock-out Period.............................................................26
Mark-to-Market Regulations..................................................97
Master REMIC................................................................86
MBS...................................................................1, 6, 22
MBS Agreement...............................................................27
MBS Issuer..................................................................27
MBS Servicer................................................................27
MBS Trustee.................................................................27
Morgan Stanley.............................................................107
Mortgage Loans........................................................1, 6, 22
Mortgage Notes..............................................................23
Mortgage Rate............................................................7, 26
Mortgages...................................................................23
Multifamily Loans...........................................................23
Multifamily Properties...................................................6, 23
NCUA.......................................................................106
Nonrecoverable Advance......................................................36
OID.....................................................................77, 79
OID Regulations.............................................................79
Originator..................................................................23
Participants................................................................39
Pass-Through Rate........................................................9, 34
Payment Lag Certificates....................................................93
Permitted Investments.......................................................44
Plans......................................................................103
Prepayment Assumption.......................................................82
Prepayment Premium..........................................................26
Prohibited Transactions Tax.................................................99
RCRA........................................................................71
Record Date.................................................................33
Related Proceeds............................................................36
Relief Act..................................................................75
REMIC Certificates..........................................................85
REMIC Regular Certificateholders............................................87
REMIC Regular Certificates..............................................12, 86
REMIC Regulations...........................................................76
REMIC Residual Certificateholder............................................94
REMIC Residual Certificates.............................................86, 95
REO Extension...............................................................64
REO Tax.....................................................................65
Restricted Group...........................................................105
RICO........................................................................76
Senior Certificates.....................................................10, 32
Servicing Standard..........................................................47
SMMEA......................................................................105


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

                                                               Page(s) on which
                                                               term is defined
Term                                                           in the Prospectus
----                                                           -----------------

SMMEA Certificates.........................................................105
Special Servicer.........................................................6, 48
Stripped ARM Obligations....................................................83
Stripped Bond Certificates..................................................80
Stripped Coupon Certificates................................................80
Stripped Interest Certificates..........................................10, 32
Stripped Principal Certificates.........................................10, 32
Subordinate Certificates................................................10, 32
Sub-Servicer................................................................48
Sub-Servicing Agreement.....................................................48
Subsidiary REMIC............................................................86
Super-Premium Certificates..................................................88
Title V.....................................................................74
Trust Assets.................................................................2
Trust Fund...................................................................1
UCC.........................................................................39
Voting Rights...............................................................21
Warrantying Party...........................................................42



                                      112